UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(C) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

INFORMATICA INC.

(Name of registrant as specified in its charter)

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Informatica Inc.

2100 Seaport Boulevard

Redwood City, California 94063

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders,

This notice of stockholder action by written consent and appraisal rights and information statement is being furnished to the holders of Class A common stock, $0.01 par value per share (“Class A Common Stock”) and holders of Class B-1 common stock, $0.01 par value per share (“Class B-1 Common Stock”), of Informatica Inc., a Delaware corporation (“Informatica,” “we,” “our,” or “us”), in connection with the Agreement and Plan of Merger, dated as of May 26, 2025 (the “Merger Agreement”), by and among Informatica, Salesforce, Inc. (“Salesforce”), and Phoenix I Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Salesforce (“Merger Sub”), a copy of which is attached as Annex A to this information statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into Informatica (the “Merger”) with Informatica surviving the Merger as a wholly owned subsidiary of Salesforce.

Pursuant to the Merger Agreement and upon the terms and subject to the conditions therein, upon consummation of the Merger, (a) each share of our Class A Common Stock and Class B-1 Common Stock (other than any of the shares described in the next sentence) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be converted into the right to receive $25.00 in cash, without interest (the “Class A and Class B-1 Merger Consideration”), and (b) each share of our Class B-2 Common Stock, $0.00001 par value per share (“Class B-2 Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $0.0000100115 in cash, without interest (the “Class B-2 Merger Consideration” and, together with the Class A and Class B-1 Merger Consideration, the “Merger Consideration”). However, the Merger Consideration will not be paid, nor will any distribution be made, in respect of any shares of our Class A Common Stock or Class B-1 Common Stock owned immediately prior to the Effective Time by (1) us (including our treasury shares), Merger Sub, Salesforce or any direct or indirect wholly owned subsidiary of Salesforce, which at the Effective Time will automatically be cancelled without any conversion thereof, and (2) stockholders or beneficial owners of shares of our common stock who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and timely demanded appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which at the Effective Time holders thereof will be entitled only to such rights as are granted by the DGCL.

Our board of directors (the “Informatica Board”) unanimously: (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, us and our stockholders, and determined it is in the best interests of us and our stockholders to enter into the Merger Agreement, (2) approved the execution and delivery by us of the Merger Agreement, the performance by us of our covenants and agreements contained therein and the consummation of the transactions contemplated thereby and (3) resolved to recommend that our stockholders adopt the Merger Agreement and approve the Merger.

The adoption of the Merger Agreement and approval of the Merger by our stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock voting together as a single class (the “Informatica Stockholder Approval”). The Informatica Stockholder Approval was the only vote of the holders of any class or series of our capital stock necessary to approve and adopt the Merger Agreement and to consummate the Merger. On May 26, 2025, following the execution and delivery of the Merger Agreement, EvomLux S.à r.l., Ithaca L.P. and Canada Pension Plan Investment Board (collectively, the “Lead Investors”), representing approximately 63% of the aggregate voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock as of May 26, 2025 (which was the record date for determining stockholders entitled to consent to the adoption of the Merger Agreement), each delivered a written consent constituting the Informatica Stockholder Approval, adopting the Merger Agreement in all respects and approving the transactions contemplated thereby, including the Merger, in accordance with the DGCL and our amended and restated certificate of incorporation (the “Charter”). As a result, no further action by any stockholder of Informatica is required under applicable law, the Charter or the Merger Agreement to adopt the Merger Agreement or approve the Merger, and we will not be (1) soliciting your vote for the adoption of the Merger Agreement or the approval of the Merger, or (2) calling a special meeting of our stockholders for purposes of voting on the adoption of the Merger Agreement. This notice and the accompanying information statement shall constitute notice to you from us of the action taken pursuant to the written consent contemplated by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of record and certain beneficial owners of shares of our common stock, other than the Lead Investors, will have the right to seek appraisal of their shares of common stock, and be paid the “fair value” in cash of their shares of common stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be the “fair value,” instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this notice and the accompanying information statement, which mailing date is July 14, 2025, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. This notice and the accompanying information statement shall constitute notice to you from us of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

The accompanying information statement is for informational purposes only. The above summary is not complete and is qualified in its entirety by reference to the complete text of the information statement. We urge you to read the information statement in its entirety for a more complete description of the transactions referenced above and the actions taken by the Informatica Board and the Lead Investors.

We thank you for your continued support and interest in Informatica.

Sincerely,

Amit Walia
Chief Executive Officer and Director
July 14, 2025

The accompanying information statement is dated July 14, 2025 and is first being mailed to stockholders on or about July 14, 2025.

i

SUMMARY

This summary highlights selected information included in this information statement and does not contain all of the information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the complete text of this information statement. You should read this information statement, its annexes and the other documents referred to in this information statement carefully and in their entirety. In addition, we incorporate by reference important business and financial information about Informatica into this information statement, as further described in the section entitled “Where You Can Find More Information.” You may obtain the information incorporated by reference into this information statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement.

Except as otherwise specifically noted in this information statement, “Informatica,” “the Company,” “we,” “our,” “us” and similar words refer to Informatica Inc., including, in certain cases, Informatica’s subsidiaries. Throughout this information statement, the “Informatica Board” refers to the Informatica Board of Directors. Throughout this information statement, we refer to Salesforce, Inc. as “Salesforce” and Phoenix I Merger Sub, Inc. as “Merger Sub.” In addition, throughout this information statement we refer to the Agreement and Plan of Merger, dated May 26, 2025, between Informatica, Salesforce and Merger Sub (as it may be amended from time to time) as the “Merger Agreement.”

Information About the Companies (page 21)

Informatica Inc.

Informatica, a leader in artificial intelligence (“AI”)-powered enterprise cloud data management, helps businesses unlock the full value of their data and AI. As data grows in complexity and volume, Informatica’s Intelligent Data Management Cloud™ (“IDMC”) delivers a complete, end-to-end platform with a suite of industry-leading, integrated solutions to connect, manage and unify data across any cloud, hybrid or multi-cloud environment. Powered by CLAIRE® AI, Informatica’s platform integrates natively with all major cloud providers, data warehouses and analytics tools — giving organizations the freedom of choice, avoiding vendor lock-in and delivering better ROI by enabling them to access governed data, simplify operations and scale with confidence. Trusted by 5,000+ customers in nearly 100 countries — including over 80 of the Fortune 100 — Informatica is the backbone of platform-agnostic, cloud data-driven transformation.

Informatica’s Class A common stock, $0.01 par value per share (“Class A Common Stock”) is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “INFA.”

Informatica’s address is 2100 Seaport Boulevard, Redwood City, California 94063.

Salesforce, Inc.

Salesforce is a global leader in customer relationship management, or CRM, technology that brings companies and customers together. Founded in 1999, Salesforce enables companies of every size and industry to connect with their customers in new ways through existing and emerging technologies, including cloud, mobile, social, blockchain, voice and artificial intelligence, to transform their businesses. Salesforce’s Customer 360 is an integrated platform that unites sales, service, marketing, commerce, integration, analytics and more to give companies a single source of truth about their customers. Salesforce’s service offerings are designed to be intuitive and easy to use. They can generally be deployed quickly, configured easily and integrated with other platforms and enterprise applications. Salesforce sells to businesses worldwide primarily on a subscription basis, through direct sales efforts and also indirectly through partners. Through Salesforce’s platform and other developer tools, Salesforce also enables third parties to develop additional functionality and new applications, or apps that run on Salesforce’s platform, which are sold separately from—or in conjunction with—Salesforce’s service offerings.

Salesforce common stock is traded on the NYSE under the ticker symbol “CRM.”

Salesforce’s address is Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105.

Phoenix I Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Salesforce and was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. Upon the consummation of the Merger, Merger Sub will be merged with and into Informatica, with Informatica surviving the merger as a wholly owned subsidiary of Salesforce, and Merger Sub will cease to exist.

Merger Sub’s address is c/o Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105.

The Merger and the Merger Agreement (pages 22 and 59)

The terms and conditions of the Merger of Merger Sub with and into Informatica, with Informatica continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Salesforce, are contained in the Merger Agreement. The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this information statement as Annex A and is incorporated by reference herein in its entirety. Informatica and Salesforce urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Merger and because this summary may not contain all the information about the Merger Agreement that may be important to you.

Pursuant to the terms and subject to the conditions included in the Merger Agreement, Salesforce has agreed to acquire Informatica. The Informatica Board has approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

Merger Consideration (page 60)

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, at the effective time of the Merger (the “Effective Time”), (a) each issued and outstanding share of Class A Common Stock and Class B-1 Common Stock, $0.01 par value per share (“Class B-1 Common Stock”), of Informatica (other than any Dissenting Shares, Cancelled Shares or Converted Shares, each as defined below) will be converted into the right to receive $25.00 per share in cash, without interest (the “Class A and Class B-1 Merger Consideration”), and (b) each issued and outstanding share of Class B-2 common stock, $0.00001 par value per share (“Class B-2 Common Stock” and together with the Class A Common Stock and Class B-1 Common Stock, “Informatica Common Stock”), of Informatica will be converted into the right to receive $0.0000100115 per share in cash, without interest (the “Class B-2 Merger Consideration” and together with the Class A and Class B-1 Merger Consideration, the “Merger Consideration”). From and after the Effective Time, all shares of Informatica Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares, each as defined below) shall cease to be issued and outstanding and shall automatically be cancelled and retired and shall cease to exist. The Merger Consideration will not be paid, nor will any distribution be made, in respect of any Cancelled Shares, Converted Shares, or Dissenting Shares. For additional information, see the section entitled “The Merger—Merger Consideration.”

Treatment of Informatica Equity Awards (pages 55 and 62)

At the Effective Time:

•

(1) each option to purchase Class A Common Stock (each, an “Informatica In-the-Money Option” and together, “Informatica In-the-Money Options”) that has a per share exercise price that is less than the Class A and Class B-1 Merger Consideration that is held by any individual who is not an employee of Informatica and that is outstanding and unexercised immediately before the Effective Time, whether or not vested, and (2) each Informatica In-the-Money Option that is held by any individual who is an employee of Informatica and that is outstanding, vested and unexercised immediately before the Effective Time will, in each case, be cancelled and converted into the right to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock covered by such Informatica In-the-Money Options, less a number of shares having a value equal to the total exercise price applicable to such option, without interest and less applicable tax withholdings;

•

each Informatica In-the-Money Option that is held by an Informatica employee and that is outstanding, unvested and unexercised immediately before the Effective Time will be assumed and automatically converted into an “adjusted option” (as defined below);

•

each Informatica option that is not an Informatica In-the-Money Option (i.e., that has a per share exercise price that is equal to or greater than the Class A and Class B-1 Merger Consideration) or that contains solely a $37.50 per share stock price performance vesting condition and is then outstanding and unexercised, whether or not vested, will be cancelled without payment;

•

each outstanding Informatica restricted stock unit that is subject solely to a service-based vesting requirement (each, an “Informatica RSU award”) and held by a non-employee director of Informatica will be cancelled and converted into the right to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock subject to such Informatica RSU award;

•	each outstanding Informatica RSU award (other than any such award held by a non-employee director as described above) will be assumed and converted into an “adjusted RSU award” (as defined below); and

•

each outstanding award of Informatica restricted stock units that is subject to performance-based and service-based vesting requirements (each, an “Informatica PSU award”) will be assumed and converted into an adjusted RSU award; provided, however, that each Informatica PSU award that contains a $35.00 per share stock price performance vesting condition will be forfeited and cancelled without payment.

Required Stockholder Approval; Stockholder Action by Written Consent (Annex B)

Under the DGCL and the applicable provisions of Informatica’s Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), Informatica’s stockholders may adopt the Merger Agreement and approve the Merger without a meeting by written consent of the stockholders holding a majority of the voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock. The adoption of the Merger Agreement and approval of the Merger by Informatica’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock voting together as a single class (the “Informatica Stockholder Approval”). The Informatica Stockholder Approval was the only vote of the holders of any class or series of Informatica’s capital stock necessary to approve and adopt the Merger Agreement and to consummate the Merger.

On May 26, 2025, following execution of the Merger Agreement, EvomLux S.à r.l., Ithaca L.P. and Canada Pension Plan Investment Board (collectively, the “Lead Investors”) and 13381986 Canada Inc. each caused to be delivered to Informatica and Salesforce an irrevocable written consent (each a “Written Consent” and together, the “Written Consents”) adopting the Merger Agreement and approving the Merger. A copy of the Written Consents are attached as Annex B to this information statement. There were 303,446,273 shares of Class A Common Stock and Class B-1 Common Stock outstanding and entitled to vote on May 26, 2025, the record date for determining stockholders of the Company entitled to act by written consent with respect to the adoption of the Merger Agreement and the approval of the Merger. As of May 26, 2025, the Lead Investors held 190,668,172 shares of Class A Common Stock and Class B-1 Common Stock, representing approximately 63% of the voting power of the shares of Informatica Common Stock entitled to vote on the adoption of the Merger Agreement. Accordingly, the adoption of the Merger Agreement and the approval of the Merger by the Company’s stockholders was effected in accordance with the DGCL, the Charter and the Bylaws.

No further approval of the stockholders of the Company is required or will be sought to adopt the Merger Agreement or approve the Merger. As a result, Informatica has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement or the approval of the Merger, and does not intend to call a meeting of its stockholders for purposes of voting on the adoption of the Merger Agreement or the approval of the Merger.

Recommendation of the Informatica Board and Reasons for the Merger (page 36)

In a special meeting held on May 25, 2025, the Informatica Board, after careful consideration of the factors set forth in the section entitled “The Merger—Recommendation of the Informatica Board and Reasons for the Merger,” unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Informatica and its stockholders, and determined it is in the best interests of Informatica and its stockholders to enter into the Merger Agreement, (2) approved the execution and delivery by Informatica of the Merger Agreement, the performance by Informatica of its covenants and agreements contained herein and the consummation of the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that Informatica stockholders adopt the Merger Agreement and approve the Merger (which approval and adoption by Informatica stockholders occurred without a stockholder meeting upon delivery of the Written Consents by the Lead Investors in accordance with Informatica’s Charter and Section 228 of the DGCL).

We Are Not Asking You For a Proxy and You Are Not Requested to Send Us a Proxy

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consents (which were obtained promptly after the execution of the Merger Agreement), the Merger will not occur until that time has elapsed. We currently expect the Merger to be completed early in Salesforce’s fiscal year 2027, subject to receipt of certain government regulatory approvals and the satisfaction of other conditions to closing set forth in the Merger Agreement. However, there can be no assurance that the Merger will be completed at that time, or at all.

When stockholder action is taken without a meeting by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires that notice of the action be provided to those stockholders who did not consent and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting were the record date for the action by consent.

This information statement and the notice attached hereto constitute notice to you from the Company that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement have been adopted and approved by the holders of a majority of the voting power of Informatica Common Stock entitled to vote thereon by written consent in lieu of a meeting as required by Section 228(e) of the DGCL.

Opinion of Goldman Sachs & Co. LLC, Informatica’s Financial Advisor (page 43 and Annex D)

At a meeting of the Informatica Board held on May 25, 2025, Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered to the Informatica Board its oral opinion (subsequently confirmed in its written opinion dated May 26, 2025) that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in the written opinion, the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares, taken in the aggregate.

The full text of the written opinion of Goldman Sachs, dated May 26, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Informatica Board in connection with its consideration of the Merger and the other transactions contemplated by the Merger Agreement. Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of shares of Informatica Common Stock should vote or provide its consent with respect to the Merger or any other matter.

Interests of Informatica Directors and Executive Officers in the Merger (page 52)

Informatica stockholders should be aware that the directors and executive officers of Informatica have interests in the Merger that may be different from, or in addition to, the interests of Informatica stockholders generally (as discussed in the section titled “The Merger—Interests of Informatica Directors and Executive Officers in the Merger”). The members of the Informatica Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and in determining to recommend that Informatica stockholders approve the Merger Agreement and the Merger.

Conditions to the Merger (page 79)

The obligations of Salesforce and Informatica to consummate the Merger will be subject to the satisfaction of, on or prior to the date on which Closing (as defined below) takes place (the “Closing Date”), the following conditions (any and all of which may be waived in whole or in part by Salesforce, Merger Sub and Informatica, as the case may be, to the extent permitted by applicable law):

•

Informatica Stockholder Approval: The adoption of the Merger Agreement and the approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock entitled to vote thereon voting together as a single class. This condition was satisfied by the delivery of the Written Consents by the Lead Investors;

•

Information Statement: The passing of at least 20 calendar days since Informatica mailed to the Informatica stockholders the information statement as contemplated by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including Rule 14c-2 promulgated under the Exchange Act);

•

Government Consents: (i) The expiration, termination or waiver of any waiting period (or extensions thereof), and any commitments not to close before a certain date under a timing agreement entered into with governmental entities, applicable to the consummation of the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (ii) the approval, expiration, termination or receipt of, as applicable, all applicable filings, registrations, waiting periods (or extensions thereof), approvals and clearances under certain specified antitrust and foreign investment laws without the imposition, individually or in the aggregate, of a Burdensome Condition (as defined in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals”); and

•	No Legal Prohibition: No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law, order or other pronouncement that is in effect as of immediately prior to the

Effective Time or (ii) issued or granted any order, injunction, decree or ruling (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time which, in each case, has the effect of (x) restraining, enjoining, making illegal, otherwise prohibiting the consummation of the Merger or (y) imposing a Burdensome Condition (as defined in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals”), unless agreed to in writing by Salesforce.

The obligations of Salesforce and Merger Sub to consummate the Merger will be further subject to the satisfaction of, on or prior to the Closing Date, the following conditions (any and all of which may be waived in whole or in part by Salesforce and Merger Sub to the extent permitted by applicable law):

•

Accuracy of Representations and Warranties: The accuracy of representations and warranties of Informatica in the Merger Agreement, subject to specified materiality standards discussed in the section entitled “The Merger Agreement—Conditions to the Merger”;

•

Compliance with Covenants: Performance or compliance in all material respects by Informatica of the obligations, covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing of the Merger (the “Closing”);

•

No Material Adverse Effect: There not having occurred, individually or in the aggregate, any material adverse effect (as described in the section entitled “The Merger Agreement—Material Adverse Effect”) with respect to Informatica since May 26, 2025 (the date of the Merger Agreement), and that is continuing as of immediately prior to the Closing; and

•

Officer Certificate: The receipt by Salesforce of a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of Informatica, certifying that the conditions summarized in the three bullet points immediately above have been satisfied.

The obligations of Informatica to consummate the Merger will be further subject to the satisfaction of, on or prior to the Closing Date, the following conditions (any and all of which may be waived in whole or in part by Informatica to the extent permitted by applicable law):

•

Accuracy of Representations and Warranties: The accuracy of representations and warranties of Salesforce and Merger Sub in the Merger Agreement, subject to specified materiality standards discussed in the section entitled “The Merger Agreement—Conditions to the Merger”;

•

Compliance with Covenants: Performance or compliance in all material respects by each of Salesforce and Merger Sub of the obligations, covenants and agreements required to be performed or complied with by each of Salesforce and Merger Sub under the Merger Agreement at or prior to the Closing; and

•

Officer Certificate: The receipt by Informatica of a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of Salesforce certifying that the conditions summarized in the two bullet points immediately above have been satisfied.

No Solicitation of Other Offers by Informatica (page 71)

Under the terms of the Merger Agreement, subject to certain exceptions described below, Informatica has agreed that, from May 26, 2025 (the date of the Merger Agreement) until the earlier of the Effective Time or the date (if any) on which the Merger Agreement is validly terminated, Informatica will not and will cause its subsidiaries, and its and their respective officers, directors and employees not to, and Informatica will use reasonable best efforts to cause its subsidiaries’ other representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to an acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica”);

•	participate in any negotiations regarding, or furnish to any person any information relating to Informatica or any of its subsidiaries in connection with, an actual or potential acquisition proposal;

•	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any acquisition proposal;

•

withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Salesforce, the Informatica Board’s recommendation that Informatica stockholders adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger (the “Informatica Board Recommendation”), or resolve or agree to take any such action;

•

if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal and reaffirm the Informatica Board Recommendation (but Informatica is not required to reaffirm more than once per acquisition proposal unless the terms of such acquisition proposal change in any material respects and such change is publicly announced or disclosed) within 10 business days after the public disclosure of such acquisition proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Salesforce, such rejection of such acquisition proposal);

•

include any adverse amendment, withdrawal, alteration, modification or qualification of the Informatica Board’s recommendation in any legally required disclosure to the Informatica stockholders with regard to an acquisition proposal;

•

approve, or authorize, or cause or permit Informatica or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements, as described further in the section entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica”);

•

call or convene a meeting of Informatica stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or

•	resolve or agree to do any of the foregoing.

In addition, under the Merger Agreement, Informatica has agreed that it will and will cause its subsidiaries, and its and their respective officers and directors to, and Informatica will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal.

Notwithstanding the prohibitions described above, if Informatica had received, prior to 4:00 p.m., Pacific Time, on the calendar day after May 26, 2025 (the date of the Merger Agreement), a bona fide written acquisition proposal that did not result from a breach of Informatica’s non-solicitation obligations under the Merger Agreement, Informatica, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal to clarify (and not to negotiate) the material terms and conditions of such acquisition proposal so that Informatica may inform itself about such acquisition proposal. Subject to the conditions discussed in the section entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica,” Informatica, its subsidiaries and its representatives are permitted to furnish non-public information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal. Informatica did not receive any such proposal by such time.

Change of Recommendation; Match Rights (page 74)

Informatica Restrictions on Changes of Recommendation

Subject to certain exceptions described below, the Informatica Board may not effect a change of recommendation (as defined in the section entitled “The Merger Agreement—Change of Recommendation; Match Rights”).

Permitted Changes of Recommendation in Connection with a Superior Proposal

Prior to 4:00 p.m., Pacific Time, on the calendar day after May 26, 2025 (the date of the Merger Agreement), the Informatica Board may make a change of recommendation and cause Informatica to terminate the Merger Agreement in order to enter into a definitive agreement providing for an acquisition proposal received after May 26, 2025, provided such acquisition proposal did not result from a breach of Informatica’s non-solicitation obligations and such acquisition proposal is not withdrawn (subject to payment by Informatica to Salesforce of the Termination Fee described under the sections entitled “The Merger Agreement—Termination Fee” and “The Merger Agreement—Expenses”), which the Informatica Board has determined in good faith after consultation with Informatica’s outside legal counsel and financial advisor that such acquisition proposal constitutes a superior proposal, but only if the Informatica Board has determined in good faith, after consultation with Informatica’s outside legal counsel and financial advisor, that the failure to take such action would violate the directors’ fiduciary duties under applicable law.

Prior to making a change of recommendation, Informatica must provide Salesforce with four business days’ prior written notice advising Salesforce that the Informatica Board intends to make a change of recommendation and specifying the material terms and conditions of the acquisition proposal received after May 26, 2025, including a copy of the documentation underlying the acquisition proposal. Informatica must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Salesforce desires to negotiate) any proposal by Salesforce to amend the terms and conditions of the Merger Agreement in a manner that would eliminate the need for the Informatica Board to make such change of recommendation, and the Informatica Board must make the required determination regarding its fiduciary duties again at the end of such four business day negotiation period (after taking into account in good faith the amendments to the Merger Agreement proposed by Salesforce, if any).

No change of recommendation was made by the Informatica Board during the period of time where such a change of recommendation could be made in accordance with the Merger Agreement.

Termination of the Merger Agreement (page 81)

Termination by Salesforce or Informatica

The Merger Agreement may be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, at any time before the Closing by mutual written consent of Salesforce and Informatica. The Merger Agreement may also be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, at any time before the Closing by either Salesforce or Informatica, if:

•

any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement, or any law that permanently makes consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited is in effect; or

•

the Closing has not occurred on or before May 26, 2026, subject to (a) an automatic extension to August 26, 2026, if all of the conditions to closing have been satisfied or waived, other than those conditions pertaining to (i) the expiration of the waiting period under the HSR Act and certain other specified antitrust or foreign direct investment laws or (ii) any order or injunction prohibiting the transaction under regulatory laws (together, the “Regulatory Conditions”) and other than those conditions that by their nature are to be satisfied at the Closing provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date, and (b) another automatic extension to November 26, 2026 if on August 26, 2026, one or more of the Regulatory Conditions have not been fulfilled but all other conditions to closing have been satisfied or waived other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date (we refer to May 26, 2026, as so extended, as the “Outside Date”), and further subject to the exceptions discussed in the section entitled “The Merger Agreement—Termination of the Merger Agreement”; provided, further, that neither party can terminate in this way if the actions or inactions of such party have been a proximate cause of the failure of the Merger to close by the Outside Date. Additionally, Salesforce and Informatica may mutually agree in writing to amend the Outside Date to any other date agreed.

Termination by Informatica

The Merger Agreement may be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, at any time before the Closing by Informatica if:

•

prior to 4:00 p.m., Pacific Time, on May 27, 2025, the Informatica Board effects a change of recommendation and Informatica substantially concurrently enters into a definitive agreement providing for a superior proposal, as long as (1) Informatica has complied in all material respects with its obligations to provide notice and negotiate with Salesforce regarding amendments to the Merger Agreement, as described under the sections entitled “The Merger Agreement—No Solicitation of Other Officers by Informatica” and “The Merger Agreement—Changes of Recommendation; Match Rights” and (2) substantially concurrently with or prior to (and as a condition to) such termination, Informatica pays to Salesforce the $253 million Termination Fee described below. No change of recommendation was made by the Informatica Board during the period of time where such a change of recommendation could be made in accordance with the Merger Agreement; or

•	a Salesforce breach termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Informatica”).

Termination by Salesforce

The Merger Agreement may be terminated by Salesforce if:

•

prior to 4:00 p.m., Pacific Time, on May 27, 2025, the Informatica Board has effected a change of recommendation or Informatica has willfully and materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica” or “The Merger Agreement—Change of Recommendation; Match Rights”;

•	an Informatica breach termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination by Salesforce”); or

•

the Written Consents, executed by the Lead Investors and 13381986 Canada Inc., have not been delivered to Salesforce and Informatica by 4:00 p.m., Pacific Time, on May 27, 2025. The Written Consents were delivered to Salesforce and Informatica on May 26, 2025.

Termination Fee (page 83)

The Merger Agreement provides that Salesforce will pay Informatica a regulatory termination fee of $363 million in cash (the “Regulatory Termination Fee”) if:

(1)	(a) Salesforce or Informatica terminates the Merger Agreement as a result of the Closing having not occurred on or before the Outside Date or (b) Salesforce terminates the Merger Agreement if any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement or if any law that permanently makes consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited is in effect, in each case solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such law relates to, the HSR Act or any applicable regulatory law; and

(2)

on the date of the termination of the Merger Agreement as described in clause (1), all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are capable of being satisfied if the Closing were to take place on such date), other than (a) the condition related to the expiration, termination or waiver of the waiting period applicable to the Merger under the HSR Act and receipt of all other approvals and clearances under specified antitrust and foreign investment laws, or (b) (x) the condition relating to the absence of any governmental entity of competent jurisdiction having issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting, or enacting, issuing or promulgating any law that is in effect as of immediately prior to the Effective Time, in each case which prohibits the consummation of the transactions contemplated by the Merger Agreement, solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such law relates to the HSR Act or any applicable regulatory law, (y) Informatica has irrevocably waived such condition and irrevocably confirmed in writing to Salesforce that it is ready, willing and able to consummate the Closing and (z) Salesforce fails to effect the Closing within five business days following delivery of such confirmation.

In no event will Salesforce be obligated to pay the Regulatory Termination Fee on more than one occasion.

The Merger Agreement provides that Informatica will pay Salesforce a termination fee of $253 million in cash (the “Termination Fee”) if all of the following occurs:

(1)

Salesforce terminates the Merger Agreement as a result of the (a) Informatica Stockholder Approval having not been obtained, or (b) breach, failure to perform or violation of the Merger Agreement by Informatica that (except for a breach of Informatica’s non-solicitation obligations) first occurred following the making of an acquisition proposal of the type described in clause (2) immediately below;

(2)

after the date of the Merger Agreement and prior to the date of the termination as described in clause (1) above (or prior to 4:00 p.m., Pacific Time, on May 27, 2025 in the case of a termination as a result of the Written Consents having not been delivered), a bona fide acquisition proposal has been publicly disclosed or otherwise made known to the Informatica Board or management and, in each case, is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the date of such termination; and

(3)	within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into.

In addition, the Merger Agreement requires Informatica to pay Salesforce the Termination Fee if any of the following occurs:

(1)

Prior to 4:00 p.m., Pacific Time, on May 27, 2025, Salesforce terminates the Merger Agreement because the Informatica Board has effected a change of recommendation or Informatica has materially breached its obligations described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica” or “The Merger Agreement—Change of Recommendation; Match Rights”;

(2)

Salesforce terminates the Merger Agreement because the Written Consents, executed by the Lead Investors and 13381986 Canada Inc., have not been delivered to Salesforce and Informatica by 4:00 p.m., Pacific Time, on May 27, 2025; as described under the sections entitled “The Merger Agreement—No Solicitation of Other Offers by Informatica” or “The Merger Agreement—Change of Recommendation; Match Rights”; or

(3)	Prior to 4:00 p.m., Pacific Time, on May 27, 2025, Informatica terminates the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal.

In no event will Informatica be required to pay the Termination Fee on more than one occasion.

HSR and Other Regulatory Approvals (page 76)

The completion of the Merger is subject to the expiration or termination of the applicable waiting periods under the HSR Act and the obtaining of any required pre-closing approvals, consents, waivers or clearances under certain specified antitrust and foreign investment laws. This requirement is discussed under “The Merger—Regulatory Approvals.”

For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

Financing of the Merger (page 58)

Salesforce anticipates that the funds needed to complete the transactions contemplated by the Merger Agreement will be derived from a combination of available cash on hand and third party debt financing. See “The Merger—Financing of the Merger” for additional information regarding the anticipated financing of the Merger.

Salesforce’s obligation to complete the Merger is not conditioned upon the receipt of any financing.

Appraisal Rights (page 89 and Annex C)

Informatica stockholders of record and certain beneficial owners (other than the Lead Investors) will have the right under the DGCL to seek appraisal of their shares of Class A Common Stock and be paid the “fair value” of such shares in cash as determined by the Court of Chancery of the State of Delaware (the “Court”), together with interest, if any, on the amount determined to be the “fair value,” instead of receiving the Merger Consideration if the Merger is completed, but only if such stockholders comply with the procedures and requirements set forth in Section 262. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this information statement and the accompanying notice, which 20th day is August 3, 2025, and comply precisely with other procedures and requirements set forth in Section 262. This information statement and the accompanying notice shall constitute notice to you from us of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger. In addition, even if you comply with such procedures when seeking to exercise your appraisal rights in connection with the Merger, if the Class A Common Stock is listed on a national securities exchange immediately prior to the Merger (as it is currently expected to be), the Court will dismiss any such appraisal proceedings as to all holders of shares of Class A Common Stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Class A Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Class A Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Class A Common Stock exceeds $1 million.

A copy of Section 262 is included as Annex C to this information statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply with all of the requirements of Section 262 may result in loss of the right of appraisal. You should be aware that the “fair value” of your shares of Class A Common Stock as determined by the Court could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

For additional information, see the section entitled “The Merger—Appraisal Rights.”

Certain Material U.S. Federal Income Tax Consequences of the Merger (page 86)

The exchange of Class A Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the U.S. Holder received and (y) the U.S. Holder’s adjusted tax basis in the surrendered shares of Class A Common Stock.

A Non-U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Class A Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Common Stock should read the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders of Class A Common Stock are urged to consult their tax advisors about the United States federal, state, local and non-United States tax consequences of the Merger.

Delisting and Deregistration of Informatica Common Stock (page 57)

If the Merger is completed, shares of the Company will no longer be traded on the NYSE and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the U.S. Securities and Exchange Commission (the “SEC”) with respect to our stock.

Effect on Informatica if the Merger is Not Completed

If the Merger is not completed for any reason, our stockholders will not receive any payment for their shares of our Common Stock in connection with the Merger. Instead: (1) we will remain an independent public company, (2) our Class A Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are answers to certain questions that you may have regarding the Merger and the Merger Agreement. You are urged to read carefully the remainder of this information statement because the information in this section may not provide all the information that might be important to you. Please refer to the section entitled “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this information statement.

Q:	Why am I receiving these materials?

A:

Applicable requirements of Delaware law and federal securities laws require us to provide you with notice of action taken by the Written Consents that were delivered by the Lead Investors and 13381986 Canada Inc., as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, as further described in the section of this information statement captioned “The Merger—Appraisal Rights.”

Q:	What is the proposed merger and what effect will it have on Informatica?

A:

The proposed merger is the acquisition of Informatica by Salesforce pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived, and subject to the other terms and conditions of the Merger Agreement, Merger Sub will merge with and into Informatica, with Informatica continuing as the Surviving Corporation and a wholly owned subsidiary of Salesforce. As a result, Informatica’s stockholders will no longer own shares of Informatica Common Stock and instead will have the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement. The Company’s stock will no longer be publicly traded and will be delisted from the NYSE. In addition, the Company’s stock will be deregistered under the Exchange Act and Informatica will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, at the Effective Time, (a) each issued and outstanding share of Class A Common Stock and Class B-1 Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive $25.00 per share in cash, without interest, and (b) each issued and outstanding share of Class B-2 Common Stock will be converted into the right to receive $0.0000100115 per share in cash. From and after the Effective Time, all shares of Informatica Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares) shall cease to be issued and outstanding and shall automatically be cancelled and retired and shall cease to exist.

Q:	Why am I not being asked to vote on the Merger?

A:

Under the Merger Agreement and applicable Delaware law, the Lead Investors entered into that certain Letter Agreement, referencing the Amended and Restated Stockholders Agreement, dated October 26, 2021 (the “Stockholders Agreement”), by and among Informatica and the Lead Investors, pursuant to which the Lead Investors consented to and approved the Merger Agreement as a “Change of Control,” for all purposes, under the Stockholders Agreement. Following the execution of the Merger Agreement, the Lead Investors and 13381986 Canada Inc. executed and delivered to the Company the Written Consents approving the Merger Agreement, Informatica’s adoption thereof and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions therein. The Lead Investors collectively own approximately 56.5% of the issued and outstanding shares of Class A Common Stock, and 100% of the issued and outstanding shares of Class B-1 Common Stock, which constitutes approximately 63% of the aggregate voting power of the outstanding shares of the Class A Common Stock and Class B-1 Common Stock. As a result of the execution and delivery of the Written Consents, the holders of at least a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock have approved the Merger Agreement and the adoption thereof. No further approval of the stockholders of the Company is required to adopt the Merger Agreement or approve the Merger. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Did the Informatica Board approve and recommend the Merger Agreement?

A:

Yes. The Informatica Board unanimously: (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Informatica and its stockholders, and determined it is in the best interests of Informatica and its stockholders to enter into the Merger Agreement, (2) approved the execution and delivery by Informatica of the Merger Agreement, the performance by Informatica of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that our stockholders adopt the Merger Agreement and approve the Merger (which adoption and approval by our stockholders occurred without a stockholder meeting upon delivery of the Written Consents by the Lead Investors).

Q:	What is the difference between Informatica Class A Common Stock, Informatica Class B-1 Common Stock and Informatica Class B-2 Common Stock? Will they receive the same Merger Consideration?

A:

Only the Class A Common Stock is publicly traded. Both Class B-1 Common Stock and Class B-2 Common Stock are held by entities affiliated with the Canada Pension Plan Investment Board. Each issued and outstanding share of Class A Common Stock and Class B-1 Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive the Class A and Class B-1 Merger Consideration of $25.00 per share in cash, without interest. Each issued and outstanding share of Class B-2 Common Stock will be converted into the right to receive the Class B-2 Merger Consideration of $0.0000100115 per share in cash, without interest.

Q:	What will happen to my Informatica options?

A:

At the Effective Time, (1) each Informatica In-the-Money Option that is held by an individual who is not an employee of Informatica and that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, and (2) each Informatica In-the-Money Option that is held by any individual who is an employee of Informatica and that is outstanding, vested and unexercised immediately prior to the Effective Time will, in each case, be cancelled and such holders will be entitled to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock covered by such Informatica In-the-Money Option, less a number of shares having a value equal to the total exercise price applicable to such option, without interest and less applicable tax withholdings.

At the Effective Time, each Informatica In-the-Money Option that is outstanding, unvested and unexercised immediately prior to the Effective Time and held by an Informatica employee will be assumed and automatically converted into an option (each, an “adjusted option”) to purchase a number of shares of Salesforce common stock determined by multiplying the number of shares of Class A Common Stock covered by the Informatica In-the-Money Option by the conversion ratio (as defined below), with a per share exercise price equal to the per share exercise price of the Informatica In-the-Money Option divided by the conversion ratio. The adjusted option will otherwise be subject to the same terms and conditions as were applicable to the corresponding Informatica In-the-Money Option prior to the Effective Time, including vesting terms.

At the Effective Time, each Informatica option that is not an In-the-Money Option (i.e., that has a per share exercise price that is equal to or greater than the Class A and Class B-1 Merger Consideration) or that contains solely a $37.50 per share stock price performance vesting condition and is then outstanding and unexercised, whether or not vested, will be cancelled without payment.

As used in this information statement, (1) the “Salesforce trading price” means the volume weighted average closing price of Salesforce common stock as reported on the NYSE for the 20 consecutive trading day period ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events), and (2) the “conversion ratio” means the quotient of (a) the Class A and Class B-1 Merger Consideration divided by (b) the Salesforce trading price. See the section entitled “The Merger Agreement—Treatment of Informatica Equity Awards” for more information.

Q:	What will happen to my Informatica restricted stock units?

A:

At the Effective Time, each Informatica RSU award that is outstanding immediately prior to the Effective Time and held by a non-employee director of Informatica will be cancelled and converted into the right to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock subject to such Informatica RSU award.

At the Effective Time, each Informatica RSU award (other than any such award held by a non-employee director as described above) will be assumed and converted into a restricted stock unit award with respect to a number of shares of Salesforce common stock (“adjusted RSU award”) (rounded down to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica RSU award by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica RSU award prior to the Effective Time, including vesting terms.

At the Effective Time, each Informatica PSU award that is outstanding immediately prior to the Effective Time will be assumed and converted into an adjusted RSU award with respect to a number of shares of Salesforce common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica PSU award (with such number of shares determined based on (x) the actual level of performance if the Effective Time occurs after the end of the applicable performance period and the determination of actual performance in the ordinary course and (y) the target level of performance if the Effective Time occurs prior to the end of the applicable performance period and the determination of actual performance in the ordinary course) by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica PSU award prior to the Effective Time, including vesting terms (but excluding any performance-based vesting conditions). Notwithstanding the foregoing, at the Effective Time, each Informatica PSU award that contains a $35.00 per share stock price performance vesting condition will be forfeited in accordance with its existing terms.

See the section entitled “The Merger Agreement—Treatment of Informatica Equity Awards” for more information.

Q:	What will happen to the Informatica Employee Stock Purchase Plan?

A:

With respect to the Informatica employee stock purchase plan (“ESPP”), any Informatica employee who is not a participant in any offering period in effect as of the date of the Merger Agreement (the “current ESPP offering periods”) may not become a participant in the current ESPP offering period and no participant may increase the percentage of his or her payroll deduction election from that in effect on the date of the Merger Agreement for such current ESPP offering period. If any current ESPP offering period is still in effect at the Effective Time, then the last day of such current ESPP offering period will be accelerated to a date that is no later than three business days prior to the Closing Date. If any future offering period under the ESPP (other than the current ESPP offering periods) is still in effect at the Effective Time, then such future offering period will be terminated prior to the Effective Time and any contributions made by participants to such future offering period will be returned to the participants without the payment of any interest. Subject to the consummation of the Merger, the ESPP will terminate effective immediately prior to the Effective Time.

See the section entitled “The Merger Agreement—Treatment of Informatica Equity Awards” for more information.

Q:	I own shares of Informatica Common Stock. What will happen to those shares as a result of the Merger?

A:

If the Merger is completed, your shares of Informatica Common Stock will be converted into the right to receive the Merger Consideration. All such shares of Informatica Common Stock, when so converted, will cease to be outstanding and will automatically be cancelled. For additional information, see the sections entitled “The Merger—Consideration to Informatica Stockholders” and “The Merger Agreement—Merger Consideration.”

Q:	What happens if I sell my shares before the completion of the Merger?

A:

If you transfer your shares of Informatica Common Stock before the Effective Time, you will have transferred the right to receive the Merger Consideration and will lose your appraisal rights for those shares. For more information, see the section of this information statement captioned “The Merger—Appraisal Rights.” In order to receive the Merger Consideration or exercise appraisal rights for those shares, you must hold those shares through the completion of the Merger. In the event of a transfer of ownership of any shares of Informatica Common Stock that has not been registered in the records of our transfer agent prior to the Effective Time, the Merger Consideration may be paid to a person other than the registered owner, provided specified requirements are satisfied. Please refer to the section of this information statement captioned “The Merger Agreement—Treatment of Informatica Equity Awards.”

Q:	Are there conditions to the completion of the Merger?

A:

Under the terms of the Merger Agreement, the completion of the Merger is subject to certain customary closing conditions, including, among others, (a) the adoption of the Merger Agreement and the approval of the Merger by the affirmative vote of the holders of at least a majority of the outstanding Class A Common Stock and Class B-1 Common Stock voting together as a single class (which has been received through the Written Consents as disclosed above), (b) the mailing of an information statement, as contemplated by Regulation 14C of the Exchange Act, to Informatica stockholders at least 20 calendar days prior to the Closing, (c) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications, (d) compliance by the parties with their respective covenants in the Merger Agreement to be performed prior to consummation of the Merger in all material respects, (e) the absence of any law or order, injunction, decree or ruling restraining, enjoining, or otherwise prohibiting the consummation of the Merger or imposing a Burdensome Condition (as defined in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals”), (f) the expiration, termination or waiver of the waiting period applicable to the Merger under the HSR Act and receipt of all other approvals and clearances under specified antitrust and foreign investment laws and (g) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on or after the date of the Merger Agreement that is continuing as of immediately prior to the completion of the Merger.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, Informatica stockholders will not receive any Merger Consideration in connection with the Merger, their shares of Informatica Common Stock will remain outstanding, and Informatica will remain an independent public company and Informatica Common Stock will continue to be listed and traded on the NYSE. If the Merger Agreement is terminated under specified circumstances, Salesforce or Informatica may be required to pay the other party a termination fee. For a more detailed discussion of the termination-related fee, see “The Merger Agreement—Termination of the Merger Agreement.”

Q:	What is the difference between holding shares as a stockholder of record (a registered stockholder) and as a beneficial owner (a street name stockholder)?

A:

Registered Stockholders. If shares of Informatica Common Stock were registered directly in your name with our transfer agent, Computershare, as of May 26, 2025 (which was the record date for determining stockholders entitled to consent to the adoption of the Merger Agreement), then you are considered the stockholder of record with respect to those shares. If you are a stockholder of record as of June 4, 2025, this information statement has been sent directly to you by or on behalf of us. You will automatically receive the Merger Consideration as promptly as reasonably practicable after the Effective Time without any further action required on your part. Please refer to the section of this information statement titled “The Merger Agreement—Treatment of Informatica Equity Awards.”

Street Name Stockholders. If shares of Informatica Common Stock were held on your behalf in a brokerage account or by a bank or other nominee as of May 26, 2025 (which was the record date for determining stockholders entitled to consent to the adoption of the Merger Agreement), then you are considered to be the beneficial owner of shares that are held in “street name.” If you held your shares in “street name” as of June 4, 2025, the notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. If you are a beneficial owner, then payment for your shares will be made through your bank, broker or other nominee.

Q:	What are the material U.S. federal income tax consequences of the Merger to holders of Informatica Class A Common Stock?

A:

The exchange of Class A Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the U.S. Holder received and (y) the U.S. Holder’s adjusted tax basis in the surrendered shares of Class A Common Stock.

A Non-U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Class A Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Common Stock should read the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 86 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders of Class A Common Stock are urged to consult their tax advisors about the United States federal, state, local and non-United States tax consequences of the Merger.

Q:	When is the Merger expected to be completed?

A:

Salesforce and Informatica are working to complete the Merger as quickly as possible. Subject to the satisfaction or waiver of the conditions described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger,” the transaction is expected to close early in Salesforce’s fiscal year 2027. However, neither Salesforce nor Informatica can predict the actual date on which the Merger will be completed, nor can the parties assure you that the Merger will be completed at all, because completion is subject to conditions beyond either company’s control, including receipt of required regulatory clearances. In addition, if the Merger is not completed by May 26, 2026, subject to two three-month extensions if required in order to obtain required regulatory approvals, either Salesforce or Informatica may choose not to proceed with the Merger by terminating the Merger Agreement.

Q:	What is “householding”?

A:

Informatica has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we may deliver a single copy of this information statement and any other applicable disclosure documents to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees.

If you received a household mailing and you would like to have additional copies of this information statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Informatica by mail at 2100 Seaport Boulevard, Redwood City, California 94063, Attention: Corporate Secretary or by telephone at (650) 385-5000. We will promptly send additional copies of this information statement upon receipt of such request.

If you received multiple copies of this information statement and would like to receive a single copy of materials in the future, please submit your request to Informatica by mail at 2100 Seaport Boulevard, Redwood City, California 94063, Attention: Corporate Secretary or by telephone at (650) 385-5000.

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Informatica Inc.

Attention: Corporate Secretary

2100 Seaport Boulevard

Redwood City, California 94063

(650) 385-5000

Q:	Where can I find more information about Salesforce, Informatica and the Merger?

A:

You can find out more information about Salesforce, Informatica and the Merger by reading this information statement and, with respect to Salesforce and Informatica, from various sources described in the section entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, as well as oral statements made or to be made by us or on our behalf, may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events and anticipated results of operations and business strategies, statements regarding the Merger, including the anticipated benefits of the Merger, the anticipated impact of the Merger on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the Merger, and the anticipated closing date for the proposed transaction and other aspects of operations or operating results. In some cases, these forward-looking statements can be identified by phrases such as “may,” “will,” “could,” “expects,” “anticipates,” “foresees,” “projects,” “continue,” “forecasts,” “estimates” and other words or phrases of similar import, or the negative versions of such words. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Informatica’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation:

•

the inability to consummate the Merger and the other transactions contemplated by the Merger Agreement within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals for the Merger or the failure to satisfy the other conditions to the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	the risk that the Merger Agreement may be terminated in circumstances requiring Informatica to pay a termination fee;

•	the satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner;

•

the effect of the announcement of the Merger on the ability of Informatica to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom it does business, or on Informatica’s operating results and business generally;

•	the risk that the Merger disrupts Informatica’s current plans and operations or diverts management’s attention from its ongoing business;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the risk that Informatica’s stock price may decline significantly if the Merger is not consummated;

•	the nature, cost and outcome of any litigation and other legal proceedings, and instituted against Informatica and/or its directors, executive officers or other related persons;

•

if the Merger and the other transactions contemplated by the Merger Agreement are consummated, Informatica’s stockholders will cease to have any equity interest in Informatica and will have no right to participate in its earnings and future growth;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger and the other transactions contemplated by the Merger Agreement;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory, and tax regimes under which Informatica operates;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Informatica’s financial performance;

•

restrictions during the pendency of the Merger and the other transactions contemplated by the Merger Agreement that may impact Informatica’s ability to pursue certain business opportunities or strategic transactions; and

•

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Informatica’s response to any of the aforementioned factors.

All of the forward-looking statements we make in this information statement are qualified by the information contained or incorporated by reference herein, including the information contained in this section and the information detailed in Informatica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Informatica’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, Current Reports on Form 8-K and other filings Informatica makes with the SEC, which are incorporated herein by reference. For additional information, see the section entitled “Where You Can Find More Information.”

Except as required by law, Informatica undertakes or assumes no obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

INFORMATION ABOUT THE COMPANIES

Informatica Inc.

Informatica, a leader in AI-powered enterprise cloud data management, helps businesses unlock the full value of their data and AI. As data grows in complexity and volume, Informatica’s IDMC delivers a complete, end-to-end platform with a suite of industry-leading, integrated solutions to connect, manage and unify data across any cloud, hybrid or multi-cloud environment. Powered by CLAIRE® AI, Informatica’s platform integrates natively with all major cloud providers, data warehouses and analytics tools—giving organizations the freedom of choice, avoiding vendor lock-in and delivering better ROI by enabling them to access governed data, simplify operations and scale with confidence. Trusted by 5,000+ customers in nearly 100 countries—including over 80 of the Fortune 100—Informatica is the backbone of platform-agnostic, cloud data-driven transformation.

Informatica’s Class A Common Stock is traded on the NYSE under the ticker symbol “INFA.”

Informatica’s address is 2100 Seaport Boulevard, Redwood City, California 94063.

Salesforce, Inc.

Salesforce is a global leader in customer relationship management, or CRM, technology that brings companies and customers together. Founded in 1999, Salesforce enables companies of every size and industry to connect with their customers in new ways through existing and emerging technologies, including cloud, mobile, social, blockchain, voice and artificial intelligence, to transform their businesses. Salesforce’s Customer 360 is an integrated platform that unites sales, service, marketing, commerce, integration, analytics and more to give companies a single source of truth about their customers. Salesforce’s service offerings are designed to be intuitive and easy to use. They can generally be deployed quickly, configured easily and integrated with other platforms and enterprise applications. Salesforce sells to businesses worldwide primarily on a subscription basis, through direct sales efforts and also indirectly through partners. Through Salesforce’s platform and other developer tools, Salesforce also enables third parties to develop additional functionality and new applications, or apps that run on Salesforce’s platform, which are sold separately from—or in conjunction with—Salesforce’s service offerings.

Salesforce common stock is traded on the NYSE under the ticker symbol “CRM.”

Salesforce’s address is Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105.

Phoenix I Merger Sub, Inc.

Merger Sub is a wholly owned subsidiary of Salesforce and was formed solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Merger. Upon the consummation of the Merger, Merger Sub will be merged with and into Informatica, with Informatica surviving the Merger as a wholly owned subsidiary of Salesforce, and Merger Sub will cease to exist.

Merger Sub’s address is c/o Salesforce, Inc., Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Annex A and incorporated by reference herein in its entirety. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Transaction Structure

Subject to the terms and conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Salesforce, will merge with and into Informatica. Following the Merger, the separate existence of Merger Sub will cease and Informatica will continue as the surviving corporation as a wholly owned subsidiary of Salesforce.

Consideration to Informatica Stockholders

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, (a) each issued and outstanding share of Class A Common Stock and Class B-1 Common Stock of Informatica (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive $25.00 per share in cash, without interest, and (b) each issued and outstanding share of Class B-2 Common Stock of Informatica will be converted into the right to receive $0.0000100115 per share in cash, without interest. From and after the Effective Time, all shares of Informatica Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will cease to be issued and outstanding and will automatically be cancelled and retired and will cease to exist.

The Merger Consideration will not be paid, nor will any distribution be made, in respect of any shares of our Class A Common Stock or Class B-1 Common Stock owned immediately prior to the Effective Time by (1) holders of the Cancelled Shares, which at the Effective Time will automatically be cancelled without any conversion thereof, (2) holders of any Converted Shares, which at the Effective Time will be converted into a number of shares of the corporation surviving the Merger on a pro rata basis, and (3) holders of any Dissenting Shares, which at the Effective Time holders thereof will be entitled only to such rights as are granted by the DGCL.

Background of the Merger

In the ordinary course, both the Informatica Board, acting independently, and Informatica’s senior management regularly review and assess Informatica’s operations, financial performance and industry conditions in light of the current business and economic environment and in furtherance of Informatica’s long-term business strategy to enhance value for its stockholders. As a matter of practice, this review at times includes, among other things, the consideration of potential opportunities for business combinations, acquisitions and other financial and strategic alternatives for Informatica, including continuing as a standalone company. The Informatica Board has also regularly engaged with Informatica stockholders to discuss and solicit their perspectives on Informatica’s strategic direction.

Over the past several years, as part of Informatica’s and Salesforce’s existing commercial relationships, Mr. Amit Walia, Informatica’s Chief Executive Officer, and other representatives of Informatica, on the one hand, and Mr. Marc Benioff, Salesforce’s Chief Executive Officer, and other representatives of Salesforce, on the other hand, have had discussions from time to time to better understand each other’s respective businesses, platforms and products, and to explore various ways in which they could collaborate through commercial relationships in order to advance their shared business objectives.

On October 2, 2023, Informatica’s Class A Common Stock closed at $20.88 per share on the NYSE. From October to December 2023, after the execution of a confidentiality agreement (which did not include a standstill provision), Informatica and Salesforce held various meetings and exchanged information as part of an effort to expand their commercial relationships. In December 2023, discussions evolved from solely a consideration of expanding commercial relationships to the possibility of a potential acquisition of Informatica by Salesforce, which Salesforce suggested on an unsolicited basis.

On December 18, 2023, the Informatica Board held a meeting with representatives of senior management, Latham & Watkins LLP (“Latham”) and Fenwick & West LLP (“Fenwick” and together with Latham, legal counsel to Informatica), as well as certain investment professionals from Canada Pension Plan Investment Board, operating as CPP Investments (“CPP Investments”) and Permira Advisers LLC (“Permira”) who are not members of the Informatica Board, each present at the invitation of the Informatica Board. At the meeting, the Informatica Board authorized the engagement of Goldman Sachs, among others, to advise the Company and the Informatica Board on a potential strategic transaction, and also instructed Goldman Sachs to undertake a targeted outreach to determine whether there were other parties potentially interested in considering a strategic transaction with Informatica. The Informatica Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in strategic transactions such as that under consideration.

From December 2023 to January 2024, the Company or its advisors reached out to nine potential acquirors (in addition to Salesforce) to determine whether they would be interested in a strategic transaction with Informatica. On January 4, 2024, Informatica and Salesforce entered into an amendment to their existing confidentiality agreement. The confidentiality agreement, as amended, did not contain a standstill provision. Four parties (in addition to Salesforce) entered into confidentiality agreements with Informatica in order to explore a potential business opportunity. Party A entered into a confidentiality agreement with Informatica on January 9, 2024, which included a standstill period of 12 months, which would expire upon the entry by Informatica into an acquisition agreement and similar customary events. Party B entered into a confidentiality agreement with Informatica on January 18, 2024, which included standstill periods of (i) one year for Party B, its subsidiaries and their representatives, and (ii) approximately 10 months for certain affiliates of Party B, both of which would expire upon the entry by Informatica into an acquisition agreement and similar customary events. Party C entered into a confidentiality agreement with Informatica on January 23, 2024, which did not include a standstill provision. Party D entered into a confidentiality agreement with Informatica on January 29, 2024, which included a standstill period of 12 months, which would expire upon the entry by Informatica into an acquisition agreement and similar customary events. Other than Salesforce, none of the parties who had executed confidentiality agreements made a formal offer or indication of interest to Informatica during the 2024 strategic process.

Following additional meetings between representatives of Informatica and Salesforce, during the first quarter of 2024, Salesforce submitted three separate non-binding written offers to Informatica to acquire all outstanding shares of Class A Common Stock and Class B-1 Common Stock at acquisition prices of $33.00, $35.00 and $36.00 per share, successively. Throughout this period, the Informatica Board held five meetings regarding the potential acquisition and directed Informatica management and representatives of Latham, Fenwick and Goldman Sachs to engage with Salesforce with respect to such offers and to seek higher per-share offers from Salesforce.

On March 6, 2024, although the Informatica Board was still continuing to seek higher value from Salesforce, in order to continue to keep Salesforce engaged in the transaction process, the Informatica Board authorized the Company to enter into an exclusivity period with Salesforce premised on an acquisition price of at least $35.75 per share of Class A Common Stock and Class B-1 Common Stock.

On March 10, 2024, Informatica and Salesforce entered into an exclusivity agreement for purposes of negotiating definitive agreements for the acquisition of Informatica with such exclusivity period initially expiring on April 15, 2024. In light of the continuing negotiations between the parties, the exclusivity period was extended on April 12, 2024 by mutual agreement to expire on April 22, 2024.

Throughout the remainder of March and in April 2024, representatives of Salesforce held multiple diligence and business meetings with members of Informatica management, some of which were held in-person and others of which were held virtually. Salesforce was also provided access to a virtual data room. During this period, representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell”), legal counsel to Salesforce, and representatives of Latham negotiated definitive documentation for the potential acquisition, while representatives of Salesforce and Informatica continued to negotiate regarding price and other material terms of the potential transaction.

On April 7, 2024, representatives of Goldman Sachs reported to the Informatica Board that, based on the recent months’ substantial increase in the Company stock price, there were concerns that the potential transaction may have been known to third parties who were trading on the information. During the period from October 2, 2023 to April 5, 2024, the price of Informatica’s Class A Common Stock rose approximately 75.57%, while the S&P 500 Information Technology Sector Index rose approximately 28.49% and the Dow Jones U.S. Technology Index rose approximately 29.34%. On April 12, 2024, after the close of trading that day, The Wall Street Journal reported that Salesforce was in advanced talks to acquire Informatica.

On April 19, 2024, Salesforce notified Informatica that it was terminating discussions regarding the potential acquisition.

On April 22, 2024, Informatica issued a press release stating that it was not currently engaged in any discussions to be acquired and announced that its first quarter financial results, which were released in full on May 1, 2024, were above the midpoints of the guidance ranges previously provided by Informatica in its February 14, 2024 earnings press release, and reaffirmed its full-year 2024 financial outlook.

On November 8, 2024, Informatica announced the pricing of its underwritten registered secondary offering of 16 million shares of Class A Common Stock by certain funds associated with Permira and CPP Investments at a price to the public of $25.50 per share (which we refer to as the “2024 Secondary Offering”).

Later in 2024 through early 2025, as part of Informatica’s and Salesforce’s ongoing commercial relationships, members of Informatica and Salesforce management continued to engage in discussions from time to time to explore ways in which they could collaborate through commercial relationships in order to advance their business objectives.

On February 13, 2025, after the close of trading that day, Informatica announced its financial results for the fourth quarter and full-year 2024, ended December 31, 2024, in which its fourth quarter results were on the low-end of ARR guidance and non-GAAP operating income guidance and missed revenue guidance, while its full-year results were on the low-end of ARR guidance and missed revenue and non-GAAP operating income guidance. As of the close of trading on February 14, 2025, the price per share of Informatica’s Class A Common Stock on the NYSE fell 22% to $19.75 per share from the close of trading on the prior day of $25.17 per share.

From March 17 to March 18, 2025, Mr. Austin Locke, a member of the Informatica Board, attended an event hosted by Party A, in the course of which representatives of Party A initiated discussions with Mr. Locke and indicated they thought “something interesting” could be explored between Informatica and Party A. Mr. Locke informed Mr. Ryan Lanpher, another member of the Informatica Board, of these discussions so that Mr. Lanpher would not be surprised if representatives of Party A also contacted Permira regarding such informal interest.

On several occasions between March 21 and April 7, 2025, representatives of Party A exchanged emails and held phone calls with Messrs. Locke and Lanpher, indicating Party A’s interest in a potential strategic transaction. Messrs. Locke and Lanpher reported this interest to Mr. Walia and Mr. Bruce Chizen, the Chairman of the Informatica Board, who determined to inform the Informatica Board of this interest at its next meeting.

On April 9, 2025, Mr. John Somorjai, Salesforce’s Chief Corporate Development and Investments Officer, contacted Mr. Lanpher by phone and expressed Salesforce’s renewed interest in a potential acquisition of Informatica. Mr. Somorjai indicated that if discussions progressed to an agreed transaction, Salesforce would like to be in a position to announce the transaction concurrently with its quarterly earnings call that was scheduled for May 28, 2025. Mr. Lanpher informed Mr. Somorjai that he would report such interest to the Informatica Board. In addition, on April 9, 2025, a representative of J.P. Morgan Securities LLC (“JPMorgan”), Salesforce’s financial advisor, contacted a representative of Goldman Sachs to also express Salesforce’s renewed interest in a potential acquisition of Informatica.

On April 10, 2025, Mr. Somorjai contacted Messrs. Lanpher and Brian Ruder, a former member of the Informatica Board, by email and shared a list of diligence items that Salesforce would need to move forward with the potential transaction. Mr. Lanpher shared this list with Messrs. Walia, Locke, Chizen and Alex Vander Linde, a member of the Informatica Board, and representatives of Goldman Sachs. Separately, the Informatica Board was informed of Salesforce’s interest in acquiring Informatica. It was noted that the existing confidentiality agreement between Informatica and Salesforce remained effective.

On April 11, 2025, Mr. Somorjai contacted Mr. Walia by phone and reiterated Salesforce’s renewed interest in acquiring Informatica.

On April 11, 2025, Messrs. Chizen, Locke and Lanpher, together with Messrs. Walia and Michael McLaughlin, Informatica’s Chief Financial Officer, discussed the interest of Salesforce and Party A. At their direction, representatives of Goldman Sachs contacted an executive of Party E, indicating that Informatica had received acquisition interest and inquired whether Party E would be interested in exploring a potential transaction, and shared with Party E a draft confidentiality agreement that contained, among other terms, a standstill provision that would expire upon the entry by Informatica into an acquisition agreement and similar customary events.

On April 11, 2025, Informatica and Party A entered into an amendment to their existing confidentiality agreement which, among other things, extended the terms of the agreement and extended the standstill period to one year following the signing of the amendment, which would expire upon the entry by Informatica into an acquisition agreement and similar customary events.

On April 15, 2025, Messrs. Lanpher and Locke had a discussion with representatives of Party A regarding a potential strategic transaction. During the conversation, Messrs. Lanpher and Locke indicated that Informatica was expecting that any transaction would provide that all Informatica stockholders would receive the same consideration per share and otherwise be treated equally and directed Party A to schedule any desired meetings with Informatica management through Goldman Sachs.

On April 16, 2025, Informatica and Party E entered into a confidentiality agreement that contained, among other terms, a standstill period of one year, which would expire upon the entry by Informatica into an acquisition agreement and similar customary events.

On April 17, 2025, Informatica granted Salesforce access to due diligence information provided in a virtual data room, pursuant to its confidentiality agreement with Salesforce.

On April 17, 2025, Mr. Walia had an introductory meeting with a senior executive of Party F. During the meeting, the senior executive of Party F asked about Informatica’s business and indicated that Party F was interested in a strategic transaction with Informatica. Mr. Walia directed the senior executive of Party F to contact Goldman Sachs regarding the Company’s strategic process and the execution of a confidentiality agreement with Informatica, given Party F’s desire to engage quickly.

Also on April 17, 2025, Mr. Somorjai contacted representatives of Goldman Sachs to indicate that Salesforce expected to deliver an acquisition proposal around April 28, 2025. Mr. Somorjai also expressed Salesforce’s preference to enter into and announce a potential transaction with Salesforce’s earnings on May 28, 2025.

On April 18, 2025, Messrs. Walia and McLaughlin, as well as Informatica’s Chief Business Officer and representatives of Goldman Sachs, met with representatives of Salesforce to provide a presentation regarding Informatica’s business.

On April 18, 2025, Mr. Walia had a call with representatives of Party E to discuss the topics to be covered in a management presentation on Informatica’s business that had been scheduled for April 21, 2025.

On April 21, 2025, Messrs. Walia and McLaughlin, together with representatives of Goldman Sachs, met with executives of Party E to provide presentations regarding Informatica’s business. During the course of this meeting, the executives of Party E expressed interest in a potential acquisition of Informatica.

Later on April 21, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals from CPP Investments and Permira who are not members of the Informatica Board, and, for a portion of the meeting, representatives of Goldman Sachs, present. During the meeting, among other things, the Informatica Board reviewed an updated medium-term financial model for the Company, covering fiscal years 2025 through 2027 (the “Medium-Term Model”), and discussed changes in this model from the prior model that had been reviewed by the Informatica Board in 2024.

Following this discussion, the Informatica Board approved the Medium-Term Model, including for purposes of providing the Medium-Term Model to potential acquirors, including Salesforce. The representatives of Goldman Sachs then joined the meeting, and the Informatica Board reviewed the recent discussions with Salesforce and with Party A, Party E and Party F, as well as the potential design of the strategic process and tactics to be utilized to maximize value in any potential transaction.

Also, later on April 21, 2025, Messrs. Walia and McLaughlin and representatives of Goldman Sachs met with representatives of Party A to provide a presentation regarding Informatica’s business. During the meeting, Party A reaffirmed its interest in a potential acquisition of Informatica.

On April 22, 2025, a representative of Goldman Sachs informed Party E that Informatica had received interest regarding an acquisition from another party and requested that Party E work to be in a position to make an acquisition proposal in the next few weeks.

On April 22, 2025, Informatica granted each of Party A and Party E access to due diligence information provided in a virtual data room and provided the Medium-Term Model, pursuant to their respective confidentiality agreements with Informatica.

Also on April 22, 2025, the Medium-Term Model was shared with Salesforce.

From April 22, 2025 until May 22, 2025, the potential counterparties, including Salesforce, continued to submit due diligence requests and Informatica management continued to provide written responses and responsive due diligence material via the virtual data room.

On April 23, 2025, Informatica entered into a confidentiality agreement with Party F that contained, among other terms, a standstill period of one year, which would expire upon the entry by Informatica into an acquisition agreement and similar customary events. On April 24, 2025, Party F was subsequently granted access to the virtual data room and provided with the Medium-Term Model.

On April 23, 2025, Messrs. Walia and McLaughlin, as well as Informatica’s Global Head of Engineering and representatives of Goldman Sachs, met with representatives of Salesforce to respond to due diligence questions regarding technology and product matters. Later on the same day, Mr. McLaughlin and representatives of Goldman Sachs met with representatives of Salesforce to further discuss Informatica’s business.

On April 24, 2025, representatives of JPMorgan contacted representatives of Goldman Sachs to discuss timing of the potential transaction.

On April 25, 2025, at the request of Party A, Messrs. McLaughlin, Lanpher, Locke, Vander Linde, and representatives of Goldman Sachs met with representatives of Party A to discuss Party A’s resources and business, to better understand the financial ability of Party A to execute a transaction, and the potential value of a strategic combination with Informatica.

Also on April 25, 2025, Messrs. Walia, McLaughlin and representatives of Goldman Sachs met with representatives of Party F to provide presentations regarding Informatica’s business.

Also on April 25, 2025, Informatica’s management identified and corrected a misallocation of revenue in the Medium-Term Model (as corrected, the “Corrected Medium-Term Model”). The Corrected Medium-Term Model was subsequently provided to representatives of Salesforce, Party A, Party E and Party F.

On April 28, 2025, Salesforce delivered to Informatica a non-binding written proposal to acquire all of the outstanding Class A Common Stock and Class B-1 Common Stock of Informatica for $21.00 per share in cash, which proposed transaction would not be subject to any financing condition. Salesforce’s letter stated that it would expect the parties to enter into a “sufficient” period of exclusivity for Salesforce to conduct its remaining due diligence and negotiate definitive agreements, which would include Written Consents approving the transaction from “key Informatica stockholders.” On April 28, 2025, the closing sale price of one share of Informatica Class A Common Stock on the NYSE was $18.92.

On April 29, 2025, Messrs. Walia and McLaughlin, as well as Informatica’s Chief Business Officer and representatives of Goldman Sachs, attended an in-person meeting with representatives of Party A to further discuss Informatica’s business.

Also on April 29, 2025, Messrs. Walia, Chizen, Locke and Lanpher and representatives of Goldman Sachs discussed that, while the Informatica Board would formally review Salesforce’s April 28, 2025 proposal, the Informatica Board would likely determine it did not represent sufficient value to consummate a sale.

On April 30, 2025, at the direction of Informatica management, a representative of Goldman Sachs subsequently communicated this preliminary feedback to representatives of JPMorgan. Representatives of JPMorgan responded that Salesforce was interested in an acquisition and also requested additional diligence information and a meeting between Mr. Walia and senior technology and sales executives at Salesforce.

On April 30, 2025, Mr. Locke had a discussion with a representative of Party F by phone, during which the representative expressed their view about the potential strategic transaction. The representative of Party F expressed some skepticism about whether a transaction would be a suitable decision for Party F at such time and also highlighted some concerns with Informatica’s business performance.

On May 1, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals of CPP Investments and Permira who are not members of the Informatica Board, and, for a portion of the meeting, representatives of Goldman Sachs, present. During the meeting, among other things, the Informatica Board reviewed and approved a version of the Corrected Medium-Term Model that included the corrected misallocation of revenue and that had been updated to take account of Informatica’s performance in the first quarter of 2025 and its impact on the remainder of the forecast period (such approved model, the “Final Medium-Term Model”). The Informatica Board also approved providing the Final Medium-Term Model to potential acquirors. The Informatica Board then discussed Salesforce’s April 28, 2025 offer, and the subsequent discussion between representatives of Goldman Sachs and JPMorgan. The Informatica Board then discussed the status of discussions and diligence activities with each of Party A, Party E and Party F. The Informatica Board then discussed with representatives of Goldman

Sachs whether any additional parties would likely have the strategic interest and financial ability to make an acquisition proposal near-term, as well as the potential benefits and risks of reaching out to parties beyond those contacted to date in the process. After such discussion, the Informatica Board determined not to reach out to additional parties at such time. The representatives of Goldman Sachs informed the Informatica Board that it would be prepared to present a preliminary financial analysis of Informatica and the Salesforce proposal at the Informatica Board’s next meeting.

Also on May 1, 2025, representatives of Goldman Sachs spoke with representatives of Party F, who indicated it could potentially provide a preliminary view on value as early as the following week, but more likely during the week of May 12, 2025.

Also on May 1, 2025, Mr. Walia met with a senior executive of Party E during which the senior executive of Party E asked further questions about Informatica’s product portfolio and its cloud business.

On May 2, 2025, the Final Medium-Term Model was provided to representatives of Salesforce, Party A, Party E and Party F.

Also on May 2, 2025, representatives of Goldman Sachs met with representatives of Party E to discuss Party E’s interest in the Company and the potential timing of an acquisition proposal. The representatives of Goldman Sachs suggested that Party E should work to make their acquisition proposal quickly following the Company’s upcoming Q1 2025 earnings announcement. Representatives of Party E subsequently informed representatives of Goldman Sachs that they would be meeting within the next week to reassess their level of interest in making an acquisition proposal.

Also on May 2, 2025, Mr. Lanpher spoke with a representative of Party A and encouraged Party A to deliver an acquisition proposal quickly, if possible.

From May 2, 2025 through May 12, 2025, representatives of Party E attended multiple meetings with members of Informatica senior management, representatives of KPMG, Informatica’s customer analytics advisor, and representatives of Goldman Sachs to receive presentations and ask questions with respect to technology and product, go-to-market, finance and customer matters.

From May 3, 2025 through May 7, 2025, representatives of Salesforce attended multiple meetings with members of Informatica senior management, as well as with representatives of KPMG and Goldman Sachs, to discuss Informatica’s business, growth projections, operating plans, finances and customer matters.

On May 6, 2025, representatives of Party A attended meetings with members of Informatica senior management, as well as with representatives of KPMG and Goldman Sachs, to receive presentations and ask questions with respect to technology, product and customer matters.

On May 7, 2025, representatives of Goldman Sachs held a call with representatives of Party A, who indicated they expected to deliver an acquisition proposal on May 12, 2025.

On May 9, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals of CPP Investments and Permira who are not members of the Informatica Board, and, for a portion of the meeting, representatives of Goldman Sachs, present. During the meeting, among other things, the Informatica Board reviewed management’s proposed 10-year financial forecast through 2035 (the “Long-Term Model”), which incorporated the Final Medium-Term Model and made certain assumptions after the three-year period covered by the Final Medium-Term Model based on management’s judgment. Following this review, the Informatica Board approved the use of this Long-Term Model by Goldman Sachs in its financial analysis of any proposed transaction. The Long-Term Model was not provided to representatives of Salesforce or other interested parties in connection with the transaction.

The representatives of Goldman Sachs then joined the meeting, and the Informatica Board and representatives of Goldman Sachs reviewed the recent discussions and due diligence activities with each of Salesforce, Party A, Party E and Party F. Regarding Salesforce, the representatives of Goldman Sachs noted that Salesforce was continuing its diligence work, that Salesforce had stated that it was unwilling to increase its proposal without Informatica making a counter-proposal on price by no later than May 12, 2025, and that Salesforce reiterated it was only willing to pursue an acquisition of Informatica if such transaction could be announced on its quarterly earnings call scheduled for May 28, 2025. The Informatica Board discussed whether to make a counter-proposal to Salesforce and the appropriate amount of such counter-proposal to Salesforce, noting that any counter-proposal made could be revisited if one of the other potential bidders were to make a competitive proposal. The representatives of Goldman Sachs reported on the diligence efforts of each of Party A, Party E and Party F, and that Party A was expected to make an acquisition proposal on May 12, 2025, that Party E was expected to provide guidance imminently as to whether and when it intended to make an acquisition proposal, and that the level of interest of Party F in making an acquisition proposal was unclear. The Informatica Board then discussed the process for further discussions with these parties, and the relative degree of regulatory risk associated with a transaction with each of them. The representatives of Goldman Sachs then reviewed and discussed with the Informatica Board a preliminary financial analysis of Informatica based on the Long-Term Model. Following discussion, the Informatica Board then authorized a counter-proposal to Salesforce of $27.00 per share (or higher if circumstances presented an opportunity to seek a higher value). The Informatica Board also formed a transaction committee (the “Transaction Committee”) comprised of Messrs. Chizen, Locke and Lanpher and delegated to the Transaction Committee authority to determine and present such counter-proposal within such parameters.

Later on May 9, 2025, at the direction of the Transaction Committee, representatives of Goldman Sachs verbally communicated to representatives of JPMorgan a counter-proposal of $27.00 per share. On May 9, 2025, the closing sale price of a share of Informatica Class A Common Stock on the NYSE was $19.01.

Later on May 9, 2025, Mr. Locke attended an in-person meeting with representatives of Party B, which had been scheduled many weeks prior to and independent of Informatica’s strategic process. During the meeting, the representatives of Party B expressed a renewed interest in a potential acquisition of Informatica. Mr. Locke responded that he would discuss such inbound interest with the Informatica Board and Informatica’s management and circle back with next steps. Mr. Locke informed Messrs. Walia, Chizen and Lanpher, as well as representatives of Goldman Sachs, of this discussion.

Also on May 9, 2025, Messrs. Walia and McLaughlin, as well as Informatica’s Global Head of Engineering and representatives of Goldman Sachs met with representatives of Party F to give a presentation on Informatica’s business, technology and product matters.

Also on May 9, 2025, Mr. Ruder contacted representatives of Party G to gauge their interest in a potential acquisition of Informatica. The representatives of Party G indicated that Party G was not interested in an acquisition of Informatica. Messrs. Ruder and Lanpher subsequently informed representatives of Goldman Sachs of this discussion.

On May 12, 2025, representatives of Latham received a phone call from representatives of Wachtell to discuss the process to advance a potential transaction with Salesforce, assuming agreement on price could be reached, including the extent to which the parties could utilize the substantially-negotiated Merger Agreement from the 2024 negotiations, and the timing for legal and other confirmatory due diligence.

Later on May 12, 2025, Party A delivered a non-binding written proposal for an acquisition of all outstanding capital stock of Informatica for a price per share of Class A Common Stock and Class B-1 Common Stock in a range of $23.00 to $24.00, in cash. Party A’s letter stated that its proposed transaction would not be subject to any financing contingencies, and did not request exclusivity. On May 12, 2025, the closing sale price of a share of Informatica Class A Common Stock on the NYSE was $19.37.

On May 13, 2025, Mr. Chizen provided an email update to the Informatica Board on the most recent developments in the strategic process, including that Informatica had made the $27.00 per share counter-proposal to Salesforce and that Party A had made an acquisition proposal of $23.00 to $24.00 per share in cash.

Also on May 13, 2025, Mr. Locke contacted a representative of Party B to discuss their contemplated diligence timeline, whether Party B would require any incremental third-party financing to consummate a potential transaction, and what Party B was contemplating in terms of value. The representative of Party B responded that they would need a couple of weeks to complete their due diligence, that they would not need any incremental third-party financing, and the potential value was to be determined. Following the conversation, Mr. Locke informed Messrs. Chizen and Lanpher of this discussion, following which they instructed Goldman Sachs to conduct an outreach to Party B.

Later on May 13, 2025, representatives of Goldman Sachs contacted representatives of Party B to gauge their interest in a potential acquisition of Informatica.

On May 14, 2025, Party B delivered to Informatica a non-binding written proposal to acquire all of the issued and outstanding shares of Class A Common Stock and Class B-1 Common Stock for $23.50 per share in cash. Party B’s letter stated that its proposed transaction would not be subject to any financing contingency, that it would require voting agreements and written consents from each of Permira and CPP Investments, and that the parties would be expected to enter into a period of exclusivity in which to negotiate definitive agreements and for Party B to conduct its due diligence. Subsequently, on May 14, 2025, representatives of Party B indicated to representatives of Goldman Sachs that they would not likely be able to reach a price near the $25.50 per share price of the 2024 Secondary Offering. On May 14, 2025, the closing sale price of a share of Informatica common stock on the NYSE was $19.39.

Also on May 14, 2025, representatives of Latham had a phone call with representatives of Kirkland & Ellis LLP (“Kirkland”), legal counsel to Party A, in which the representatives of Kirkland and Latham discussed the due diligence process and the representatives of Latham informed the representatives of Kirkland that Latham would deliver to them a draft merger agreement.

From May 14 through May 21, 2025, representatives of Salesforce held multiple additional diligence meetings with members of Informatica management and representatives of Goldman Sachs covering a variety of topics, including go-to-market strategy, finance, tax, security, marketing, technology, real estate, legal, employee, and product matters.

On May 15, 2025, representatives of Goldman Sachs discussed with representatives of Party B its May 14, 2025 proposal. During the conversation, representatives of Party B inquired about the existence and status of other interested parties. In response, representatives of Goldman Sachs indicated that Informatica had received inbound interest from other parties, but that discussions had not progressed far enough to preclude Party B from being able to be successful in the process if it moved forward quickly, particularly given that Party B’s offer was competitive in terms of value. The representatives of Party B responded that Party B would need more time to discuss next steps internally. Following the meeting, representatives of Goldman Sachs sent to Party B a proposed amendment to Party B’s previously executed confidentiality agreement that contained, among other terms, an extension of a standstill provision that would expire upon the entry by Informatica into an acquisition agreement and similar customary events.

Also on May 15, 2025, a representative of Party A contacted Mr. Locke by phone to discuss Party A’s current perspectives on Informatica, and expressed concerns around certain aspects of Informatica’s business.

Also on May 15, 2025, representatives of Party F met with representatives of KPMG and Goldman Sachs to discuss customer matters related to Informatica.

On May 16, 2025, representatives of Latham furnished an initial draft merger agreement to representatives of Kirkland, in order to advance discussions with Party A regarding a potential transaction. Neither Party A nor Kirkland on its behalf ever provided comments or thoughts regarding this draft.

Also on May 16, 2025, representatives of Goldman Sachs spoke with representatives of JPMorgan. At the direction of Informatica management, Goldman Sachs communicated that Informatica had received multiple written proposals from other potential counterparties and that Salesforce’s bid of $21.00 per share was the lowest offer received by a significant margin.

On May 17, 2025, representatives of Goldman Sachs spoke with representatives of Party E and encouraged them to deliver an acquisition proposal quickly given the possibility that other parties could accelerate timing. Representatives of Party E stated that any definitive merger agreement would likely need to contain antitrust covenants consistent with a recent prior transaction by Party E, which terms, among other things, did not provide for any regulatory termination fee payable to the target company if the transaction failed to close due to the failure to receive required regulatory approvals. Representatives of Goldman Sachs expressed that stronger protections for Informatica may be necessary. Following this discussion, representatives of Informatica, Fenwick, Latham and Goldman Sachs discussed potential regulatory risks of a transaction with Party E.

On May 19, 2025, Informatica and Party B entered into an amendment to their existing confidentiality agreement, which, among other things, extended the terms of the agreement and the standstill periods to (i) one year from the execution date of the amendment for Party B, its subsidiaries and their representatives, and (ii) approximately 10 months from the execution date of the amendment for certain affiliates of Party B. On May 20, 2025, Party B was granted access to the virtual data room and provided with the Final Medium-Term Model. Party B did not request any additional due diligence information or meetings with Informatica management, or otherwise engage further in the strategic process after receiving access to the virtual data room.

From May 19 through May 22, 2025, representatives of Party A held multiple meetings with members of Informatica management and representatives of Goldman Sachs to discuss Informatica’s business, including finance, product, security, go-to-market strategy, legal, information technology, accounting and tax.

On May 20, 2025, members of Informatica senior management and representatives of Goldman Sachs met with representatives of Party E and provided them with product demonstrations.

On May 20, 2025, Salesforce delivered to Informatica a non-binding written proposal to acquire all of the outstanding Class A Common Stock and Class B-1 Common Stock of Informatica for $23.50 per share in cash. Salesforce’s letter stated that the proposed transaction would not be subject to any financing condition, that for Salesforce to proceed it required that Informatica enter into exclusivity with Salesforce by May 22, 2025 and that if the parties were unable to sign and announce a transaction on May 28, 2025, Salesforce would formally withdraw its offer and end discussions. On May 20, 2025, the closing sale price of a share of Informatica Class A Common Stock on the NYSE was $19.24.

Together with its increased proposal, representatives of Salesforce furnished a draft Merger Agreement based largely on the agreement that had been substantially negotiated between the parties in 2024. Among other terms, the draft agreement provided for (i) a regulatory termination fee equal to 4.45% of the fully diluted equity value of Informatica, (ii) a termination fee equal to 3.1% of the fully diluted equity value of Informatica upon Informatica terminating the Merger Agreement to accept a superior proposal and similar events, (iii) a “window shop” period during which Informatica could negotiate and accept unsolicited superior acquisition proposals, which would remain open until 4:00 p.m., Pacific Time, on the calendar day after execution of the Merger Agreement, and (iv) delivery of Written Consents from Permira and CPP Investments within 24 hours following execution of the Merger Agreement.

Also on May 20, 2025, representatives of Goldman Sachs told representatives of Party E that the Company had received various acquisition proposals, the process was accelerating and Party E would need to make an acquisition proposal as soon as possible. On May 21, 2025, at the direction of Informatica management, representatives of Goldman Sachs informed representatives of Party E that the Informatica Board had authorized a counter-proposal to other parties to sell the Company for $27.00 per share. Representatives of Party E communicated that they would not likely be able to propose $27.00 per share, in response to which representatives of Goldman Sachs advised them to submit the most attractive proposal possible.

On May 21, 2025, representatives of Party F informed representatives of Informatica that they were ceasing their participation in Informatica’s strategic process. On the same day, representatives of Party A informed representatives of Goldman Sachs that, due to concerns regarding Informatica’s near-term business performance, Party A would need to review the results of Informatica’s then-current fiscal quarter ending June 30, 2025 before deciding whether to move forward with pursuing a potential transaction.

Also on May 21, 2025, Mr. Chizen spoke with the Chief Executive Officer of Party E regarding its interest in Informatica, and encouraged him to authorize submission of an acquisition proposal. Also on that day, representatives of Goldman Sachs spoke with business development executives of Party E who conveyed that they anticipated Party E would provide an indication of interest on May 22, 2025.

Later on May 21, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals of CPP Investments and Permira who are not members of the Informatica Board, and representatives of Goldman Sachs, present. The representatives of Goldman Sachs reviewed, and the Informatica Board discussed, (i) the messaging from Party A regarding Informatica’s business performance and indication it would wait until reviewing the results of Informatica’s fiscal quarter before deciding whether to move forward with a potential transaction, if at all, (ii) that Party F and Party G had withdrawn from the strategic process, (iii) the lack of engagement from Party B and (iv) the status of recent discussions and diligence activities with each of Salesforce and Party E.

The Informatica Board then reviewed with Informatica management and its advisors Salesforce’s May 20, 2025 proposal, and the representatives of Goldman Sachs noted that Salesforce was continuing its extensive diligence work, and was conditioning its proposal on an announcement of the acquisition of Informatica in conjunction with its quarterly earnings call scheduled for May 28, 2025. Representatives of Latham reviewed with the Informatica Board the open issues in the draft Merger Agreement with Salesforce, which consisted primarily of the size of the regulatory termination fee, the duration of the “window shop” period and the timing for delivery of Written Consents from Permira and CPP Investments. Mr. Chizen reported on the discussion between himself and the Chief Executive Officer of Party E earlier that day, and the representatives of Goldman Sachs reported on their discussion with business development executives of Party E regarding their expectation of providing an indication of interest on May 22, 2025. On May 21, 2025, the closing sale price of a share of Informatica Class A Common Stock on the NYSE was $19.01.

Representatives of Latham and Fenwick then reviewed with the Informatica Board their fiduciary duties under Delaware law, including in the context of the discussions and potential responses to the interested parties remaining active in the strategic process. The Informatica Board then discussed with representatives of Latham and Fenwick the heightened regulatory risks presented by a potential transaction with Party E as compared to a potential transaction with Salesforce, the respective timing and uncertainty of the regulatory review processes with each such party and the statement by Party E that it would only accept regulatory provisions in a definitive agreement that were consistent with those that it had accepted in a recent prior transaction, which terms, among other things, did not provide for any regulatory termination fee payable to the target company if the transaction failed to close due to the failure to receive required regulatory approvals. Mr. Locke then described to the Informatica Board in detail the investments held by CPP Investments in each of the interested parties, indicating that none of such investments were individually material relative to CPP Investment’s total investment portfolio or to CPP Investment’s investment in Informatica, and that all such investments were made in the ordinary course of CPP Investments’ investment activities. Following these updates and further discussion regarding how best to optimize transaction value and certainty with each of Salesforce and Party E, the Informatica Board determined to wait to see if other interested parties would submit an acquisition proposal before making a counter-proposal to Salesforce, and delegated to the Transaction Committee the authority to make a counter-proposal to Salesforce as high as $26.00 per share and as low as $24.50 per share to be determined in light of any other proposals received and the Transaction Committee’s assessment of the highest price that could be counter-proposed without resulting in discontinued negotiations.

On May 22, 2025, representatives of Party E delivered to Informatica a non-binding written proposal to acquire all outstanding Class A Common Stock and Class B-1 Common Stock of Informatica for $25.00 per share in cash. Party E’s letter stated that the proposed transaction would not be subject to any financing condition.

Following receipt of Party E’s proposal, representatives of Latham and Fenwick held a call with representatives of counsel to Party E to discuss the regulatory process and potential timing and risks presented by Party E’s potential acquisition of Informatica.

Later on the morning of May 22, 2025, Salesforce delivered to Informatica a non-binding written proposal to acquire all of the outstanding Class A Common Stock and Class B-1 Common Stock of Informatica for $25.00 per share in cash. Salesforce’s letter stated the offer was Salesforce’s “best and final offer.” The letter also stated that the proposed transaction would not be subject to any financing condition, that Salesforce was prepared to sign a definitive agreement and announce a transaction on May 28, 2025, and that Salesforce required that the parties enter into exclusivity through May 28, 2025 by no later than May 22, 2025 or Salesforce would formally withdraw its offer and end discussions.

Later on the morning of May 22, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals of CPP Investments and Permira who are not members of the Informatica Board, and, for a portion of the meeting, representatives of Goldman Sachs, present. At the meeting, the representatives of Goldman Sachs reviewed with the Informatica Board the relationships of Goldman Sachs with each of the parties that were actively participating in the strategic process, as set forth in a disclosure letter that had previously been distributed to the Informatica Board. The representatives of Goldman Sachs reviewed with the Informatica Board the proposals that had been received from each of Party E and Salesforce earlier that day, and reminded them of the status of the other potential counterparties which had not changed from the prior Informatica Board meeting. The representatives of Latham and Fenwick then reviewed the regulatory considerations related to a transaction with each of Party E and Salesforce, the substantially greater risk of a protracted regulatory process and uncertain outcome with Party E, and the uncertainty as to whether Party E would be willing to accept regulatory provisions in a definitive agreement that were more favorable than those that it had accepted in a recent prior transaction, such as a regulatory termination fee payable to the target company if the transaction failed to close due to the failure to receive required regulatory approvals.

The Informatica Board, with the assistance of Informatica management and its advisors, then reviewed and weighed the relative actionability and risks associated with proceeding with each of Salesforce and Party E, noting that (i) the Merger Agreement with Salesforce was substantially negotiated, whereas there had been no engagement thus far with Party E on a definitive agreement, (ii) Salesforce had nearly completed its diligence work, whereas Party E had indicated that it expected to conduct significant diligence efforts before it would be in a position to sign a definitive agreement, (iii) Salesforce had stated that it was committed to executing and announcing a transaction in less than a week while Party E had stated its process would take approximately two weeks on an exclusive basis, which would potentially put the timing for signing of a transaction closer to Informatica’s quarter-end, with the attendant risks to achieving projected financial results that accompany any fiscal quarter-end as well as the inherent risks of delay, and (iv) a transaction with Salesforce likely involved significantly less regulatory risk and a likely faster timeline to closing than a transaction with Party E. The Informatica Board then discussed the credibility of Salesforce’s stated position that it would abandon pursuing an acquisition of Informatica if Informatica did not accept its “best and final offer” of $25.00 per share. The Informatica Board then discussed their assessment of the likelihood that Party E would materially increase its proposed price per share in light of the fact that Goldman Sachs had earlier communicated to Party E to submit its most attractive proposal possible. The Informatica Board concluded that such an increase would not be likely. The Informatica Board then engaged in further discussions with its advisors regarding the relative risk and time value impacts on the Salesforce and Party E proposals, as well as the likely lengthier and less certain regulatory approval process for a potential transaction with Party E. Following this discussion, the Informatica Board authorized and directed the representatives of Goldman Sachs to inform Salesforce that Informatica was willing to proceed on the basis of Salesforce’s $25.00 per share offer and to enter into an exclusivity agreement with Salesforce providing that Informatica would negotiate on an exclusive basis with Salesforce through May 28, 2025. The Informatica Board then discussed the regulatory termination fee proposed by Salesforce, and determined to accept Salesforce’s proposed amount, equal to 4.45% of the fully diluted equity value of the transaction, which was consistent with the percentage negotiated in the 2024 process. The Informatica Board also discussed whether to accept delivery of Written Consents by each of Permira and CPP Investments as well as the related “window shop” period and 3.1% termination fee, which was consistent with the percentage negotiated in the 2024 process. Given the number of parties that had engaged in the strategic process during 2025 and the low likelihood that another party would propose a higher price or better terms, the Informatica Board determined that it could accept such provisions.

Following such decisions by the Informatica Board, Mr. Walia informed the Informatica Board that Salesforce had requested to negotiate post-closing employment arrangements with Informatica’s Global Head of Engineering, Chief Customer Officer and Chief Product Officer, and the Informatica Board then approved of such executives discussing post-closing employment arrangements with Salesforce and authorized Informatica to pay for employment counsel fees for such executives up to an aggregate limit. The Informatica Board then discussed the terms of reengagement of Goldman Sachs as the Company’s financial advisor and authorized the reinstatement of the engagement letter that had previously been executed with Goldman Sachs in connection with the 2024 strategic process, with fees to be payable thereunder.

Later on May 22, 2025, Informatica and Salesforce executed an exclusivity agreement, which provided that exclusivity would expire on May 28, 2025. After execution of the exclusivity agreement, members of Informatica and Salesforce management continued to discuss various items regarding the transaction process, including with respect to closing out any open diligence requests, finalizing Informatica’s disclosure letter, and preparing communications and the target timeline for the potential transaction. Pursuant to its obligations under the exclusivity agreement with Salesforce, the Company ceased further engagement with, and terminated virtual data room access for, other potential acquirors.

Also on May 22, 2025, Informatica and Goldman Sachs entered into a letter agreement reinstating and amending their previous engagement letter.

On May 23, 2025, Bloomberg reported that Salesforce was in renewed talks to acquire Informatica. The price per share of Informatica Class A Common Stock on the NYSE as of the close of trading that day, the last trading day before the Merger Agreement was signed, was $22.55 per share, as compared to $19.20 per share at the close of trading on May 22, 2025, the trading day prior to when the Bloomberg news article was published. After the Bloomberg news article was published, later on the same day, Mr. Somorjai called Mr. Walia and discussed that the parties should seek to execute the Merger Agreement on an accelerated timeline, preferably by May 26, 2025.

Later on May 23, 2025, representatives of Latham furnished a revised draft of the Merger Agreement and the principal stockholders’ support agreement to representatives of Wachtell, which accepted Salesforce’s prior proposals with respect to the amounts of the regulatory termination fee, termination fee, and the length of the “window shop” period, but adjusted the timing of the delivery of the Written Consents of stockholders to adopt the Merger Agreement to 11:59 p.m., Pacific Time, one day after execution of the Merger Agreement.

On May 24, 2025, representatives of Wachtell furnished a revised draft of the Merger Agreement to representatives of Latham, which changed the delivery deadline of the Written Consents back to 4:00 p.m., Pacific Time, one day after execution of the Merger Agreement.

On May 25, 2025, representatives of Latham and Wachtell finalized drafts of the Merger Agreement and the principal stockholders’ support agreement, as well as the stockholders’ Written Consents, and the parties’ respective disclosure letters.

On May 25, 2025, the Informatica Board held a meeting, with members of Informatica’s senior management, representatives of Latham and Fenwick, as well as certain investment professionals of CPP Investments and Permira who are not members of the Informatica Board, and, for a portion of the meeting, representatives of Goldman Sachs, present. Representatives of Fenwick and Latham reviewed, and the Informatica Board discussed, the fiduciary duties of the Informatica Board under Delaware law, including in the context of considering the potential transaction. The Informatica Board discussed the fact that the proposed transaction provided for the same per share cash consideration payable to Permira and CPP Investments as would be payable to Informatica stockholders generally, that the transaction provided no additional or special material benefits for Permira or CPP Investments relative to Informatica stockholders generally, and that the members of Informatica’s management entering into employment arrangements with Salesforce negotiated the terms of their post-closing compensation arrangements only after the Informatica Board determined on May 22, 2025 to proceed with the transaction with Salesforce at $25.00 per share.

The Informatica Board also noted disclosures previously made by CPP Investments during the May 21, 2025 meeting regarding CPP Investments’ ownership stake in Salesforce, particularly the size of such investment relative to each of CPP Investments’ investment in Informatica, CPP Investments’ total assets under management, and Salesforce’s market capitalization, noting that none of such investments were individually material relative to CPP Investments’ total investment portfolio or to CPP Investments’ investment in Informatica, and that all such investments were made in the ordinary course of CPP Investments’ investment activities.

Representatives of Fenwick and Latham then reviewed with the Informatica Board the terms of the Merger Agreement, the regulatory clearances that would be required to consummate the transaction and the expected timeframes to obtain such regulatory clearances in such jurisdictions. Representatives of Fenwick and Latham also reviewed with the Informatica Board the provisions of the Merger Agreement concerning the “window shop” period as well as the requirement that Written Consents sufficient to adopt the Merger Agreement be delivered by Permira and CPP Investments shortly following the execution of the Merger Agreement, effectively limiting the ability of a party to make an unsolicited superior proposal to Informatica, and the Informatica Board considered these terms in the context of the extensive strategic process that had been conducted with the assistance of representatives of Goldman Sachs. Representatives of Goldman Sachs then reviewed with the Informatica Board a summary of the financial terms of the proposed transaction, the course of the strategic process, including the parties contacted and proposals received, Informatica’s stock price performance and valuation since its public offering and the re-commencement of engagement with Salesforce in April 2025, and a summary of Wall Street financial analyst perspectives on Informatica, including price targets. Representatives of Goldman Sachs then reviewed the Long-Term Model and Goldman Sachs’ financial analysis of the consideration to be paid to Informatica stockholders pursuant to the Merger Agreement.

Representatives of Goldman Sachs then rendered to the Informatica Board its oral opinion on May 25, 2025 (which was subsequently confirmed by delivery of a written opinion, dated May 26, 2025, and that is attached to this information statement as Annex D) that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares, taken in the aggregate (see the section entitled “—Opinion of Goldman Sachs & Co. LLC, Informatica’s Financial Advisor”). Representatives of Fenwick then reviewed with the Informatica Board the resolutions proposed for approval by the Informatica Board to authorize the Merger Agreement and any agreement or other documentation contemplated thereby, and effect the transactions contemplated thereby, including the Merger. The Informatica Board then determined that the proposed transactions were advisable, fair to, and in the best interests of Informatica and its stockholders and unanimously approved the Merger Agreement and the documents contemplated thereby, as well as the transactions contemplated thereby, including the Merger.

On May 26, 2025, the parties executed and delivered the Merger Agreement and the principal stockholders’ support agreement. Simultaneously with the execution of the Merger Agreement, Salesforce, Informatica and the relevant executives of Informatica entered into their respective employment arrangements.

Later on May 26, 2025, following the execution and delivery of the Merger Agreement, Permira and CPP Investments executed and delivered their respective Written Consents to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

On May 27, 2025, prior to the opening of trading on the NYSE, Informatica and Salesforce issued a joint press release announcing the transaction.

At 4:00 p.m., Pacific Time, on May 27, 2025, the “window shop” period ended with Informatica and its representatives not having received any alternative acquisition proposals.

Required Stockholder Approval; Stockholder Action by Written Consent

Under the DGCL and the applicable provisions of the Charter and the Bylaws, Informatica’s stockholders may adopt the Merger Agreement and approve the Merger without a meeting by written consent of the stockholders holding a majority of the voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock. The adoption of the Merger Agreement and approval of the Merger by Informatica’s stockholders required the affirmative vote or written consent of the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B-1 Common Stock voting together as a single class. The Informatica Stockholder Approval was the only vote of the holders of any class or series of Informatica’s capital stock necessary to approve and adopt the Merger Agreement and to consummate the Merger.

On May 26, 2025, following execution of the Merger Agreement, the Lead Investors and 13381986 Canada Inc. each caused to be delivered to Informatica and Salesforce an irrevocable written consent adopting the Merger Agreement and approving the Merger. Copies of the Written Consents are attached as Annex B to this information statement. There were 303,446,273 shares of Class A Common Stock and Class B-1 Common Stock outstanding and entitled to vote on May 26, 2025, the record date for determining stockholders of the Company entitled to act by written consent with respect to the adoption of the Merger Agreement and the approval of the Merger. As of May 26, 2025, the Lead Investors held an aggregate of 190,668,172 shares of Class A Common Stock and Class B-1 Common Stock, representing approximately 63% of the aggregate voting power of the shares of Informatica Common Stock entitled to vote on the adoption of the Merger Agreement. Accordingly, the adoption of the Merger Agreement and the approval of the Merger by the Company’s stockholders was effected in accordance with the DGCL, the Charter and the Bylaws.

No further approval of the stockholders of the Company is required or will be sought to adopt the Merger Agreement or approve the Merger. As a result, Informatica has not solicited and will not be soliciting your vote for the adoption of the Merger Agreement or the approval of the Merger, and does not intend to call a meeting of its stockholders for purposes of voting on the adoption of the Merger Agreement or the approval of the Merger.

Recommendation of the Informatica Board and Reasons for the Merger

By unanimous vote, the Informatica Board, at a special meeting held on May 25, 2025 and after careful consideration of the factors set forth in this section, (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Informatica and its stockholders, and determined it is in the best interests of Informatica and its stockholders to enter into the Merger Agreement; (2) approved the execution and delivery by Informatica of the Merger Agreement, the performance by Informatica of its covenants and agreements contained therein and the consummation of the transactions contemplated thereby, including the Merger; and (3) resolved to recommend that Informatica stockholders adopt the Merger Agreement and approve the Merger (which approval and adoption by Informatica stockholders occurred without a stockholder meeting upon delivery of the Written Consents by the Lead Investors in accordance with the Charter and Section 228 of the DGCL).

In evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Informatica Board consulted with Informatica’s senior management team, as well as Informatica’s outside legal and financial advisors, and, in reaching its decision to approve the Merger Agreement and declare its advisability and to recommend that Informatica’s stockholders adopt the Merger Agreement and approve the Merger, the Informatica Board considered a number of material factors, including, but not limited to, the following:

•

Premium to Current Equity Price. The Informatica Board considered the current and historical market prices of Informatica Common Stock, including the market performance of Informatica Common Stock relative to those of other participants in Informatica’s industry and general market indices, and the fact that the Class A and Class B-1 Merger Consideration to be paid by Salesforce of $25.00 per share in cash represents a premium of approximately 31% to Informatica’s 30 calendar-day volume-weighted average closing price and approximately 38% to the 90 calendar-day volume-weighted average closing price, each calculated as of May 22, 2025, the last trading day prior to media reports regarding a potential sale of Informatica, as further discussed in the section entitled “The Merger—Background of the Merger.”

•

Liquidity and Certainty of Value. The Merger Consideration to be paid to Informatica’s stockholders will consist solely of cash, which provides immediate liquidity and certainty of value to Informatica’s stockholders.

•

Informatica’s Business Condition and Prospects. The Informatica Board considered information with respect to Informatica’s current and historical business, financial condition, results of operations, competitive position and business prospects and risks, both on a historical and prospective basis, as well as current industry, economic and market conditions and trends, as well as Informatica’s standalone plan in the event Informatica were to remain an independent public company, the risks and challenges associated with remaining an independent public company and the risks and uncertainties associated with the execution of the standalone plan, and the potential impact of those factors on the future trading price of Informatica Common Stock.

•	Terms of the Merger Agreement. The Informatica Board, with the assistance of its legal and financial advisors, reviewed the terms of the Merger Agreement, including:

•	the limited number and nature of the conditions to Salesforce’s obligation to consummate the Merger;

•	the likelihood that, subject to certain customary limitations, Informatica will have sufficient operating flexibility to conduct its business in the ordinary course during the pendency of the Merger;

•

the likelihood that the Outside Date under the Merger Agreement will allow for sufficient time to receive required regulatory approvals and complete the transactions contemplated by the Merger Agreement, including the Merger;

•

the efforts standard agreed to by Salesforce in connection with seeking antitrust and foreign direct investment approvals, including (i) certain behavioral remedies, (ii) obligations to litigate against governmental authorities challenging the Merger and (iii) limitations on interim acquisitions that would prevent or materially increase the risk of preventing regulatory approval, but excluding any divestiture obligations or remedies on the part of Salesforce; and

•	the Termination Fee of $363 million payable by Salesforce in connection with certain failures to obtain regulatory approval.

•

Extensive Process. Informatica or its advisors reached out to, or received inbound indications of interest from, six prospective acquirers, signed confidentiality agreements with five of such potential acquirers, and engaged in extensive due diligence facilitation with four of such potential acquirers. At the time of Salesforce’s final bid, (i) two potential counterparties had passed on the opportunity, (ii) one counterparty, that bid a lower price per share compared to Salesforce, had not engaged in further diligence or negotiation activities after receiving access to a data room, (iii) one counterparty, that bid a lower price per share compared to Salesforce, was unwilling to transact at such time due to concerns regarding Informatica’s business performance, and stated it planned to wait to receive results from the current fiscal quarter before deciding whether to move forward with a potential transaction and (iv) one counterparty had provided an indication of interest in line with Salesforce’s proposed price per share but presented greater regulatory uncertainty, had indicated an unwillingness to provide comparable regulatory protections to Informatica in definitive transaction documentation, required a longer timeline to signing a definitive agreement and had not yet otherwise engaged on transactional documentation or completed its due diligence investigation.

•

Extensive Negotiations. The Informatica Board believed that the Merger Consideration to be paid by Salesforce was the highest price per share of Informatica Common Stock that Salesforce was willing to pay, that the terms and conditions of the Merger Agreement were the most favorable to Informatica and its stockholders to which Salesforce was willing to agree, and that the Merger Consideration was more favorable to Informatica stockholders on a risk-adjusted and time value-adjusted basis than the potential value that might result from other alternatives reasonably available to Informatica. The Informatica Board further believed that continued engagement with alternative counterparties would be unlikely to lead to a higher price or a more favorable transaction, and would likely lead to the loss of the proposed transaction with Salesforce.

•

Appraisal Rights. The Informatica Board considered the fact that appraisal rights will be available to the holders of Informatica Common Stock who properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares of Informatica Common Stock if they do not wish to accept the Merger Consideration.

•

Likelihood of Completion. The Informatica Board considered the likelihood that the Merger will be consummated, based on, among other things, the support of the Lead Investors who each agreed to deliver a Written Consent adopting the Merger Agreement and approving the Merger, the limited number of conditions to the Merger, the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, the absence of any financing condition or similar contingency that is based on Salesforce’s ability to obtain financing, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to Informatica in the event of various breaches by Salesforce, and Salesforce’s reputation in the business technology industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions, which the Informatica Board believed supported the conclusion that a transaction with Salesforce could be completed relatively quickly and in an orderly manner.

•

Regulatory Matters. The Informatica Board considered the regulatory clearances that would be required as a condition to the Merger, and the prospects and anticipated timing of obtaining those clearances, and the fact that Salesforce will pay Informatica the Regulatory Termination Fee of $363 million in the event that the Merger Agreement is terminated due to the failure to obtain certain required regulatory approvals in certain circumstances.

•

Opinion of Financial Advisor. The Informatica Board also considered the oral opinion of Goldman Sachs rendered to the Informatica Board on May 25, 2025 (subsequently confirmed in writing as of May 26, 2025) that as of the date of such opinion and subject to the factors and assumptions set forth in the written opinion, the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares, taken in the aggregate, as more fully described below in the section entitled “—Opinion of Goldman Sachs & Co. LLC, Informatica’s Financial Advisor.” The full text of the written opinion is attached as Annex D to this information statement.

The Informatica Board also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement and the Merger, including:

•

Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be completed on a timely basis or at all as a result of the failure to receive the required regulatory clearances or satisfy other closing conditions, which could divert Informatica management’s attention and resources from the operation of Informatica’s business and increase expenses from an unsuccessful attempt to complete the Merger.

•

Impact of Announcement. The risks and contingencies relating to the announcement and pendency of the Merger, including the uncertainty about the effect of the proposed Merger, regardless of whether the Merger is completed, on Informatica’s employees, customers and other parties, and that it could impair Informatica’s ability to attract, retain and motivate key personnel, and cause customers, suppliers and others to seek to change existing business relationships with Informatica.

•

Restrictions on Conducting Business. The fact that, under the terms of the Merger Agreement, prior to the completion of the Merger or termination of the Merger Agreement, Informatica is required to conduct its business only in the ordinary course, except as specified under the Merger Agreement, and is subject to specified restrictions on its ability to conduct its business, including in respect of entering into or terminating material contracts, commencing or settling litigation or increasing the compensation of its employees (as further described below in the section entitled “The Merger Agreement—Conduct of Business Before Completion of the Merger”).

•

Inability to Solicit Other Takeover Proposals; Time to Consider Other Takeover Proposals and Termination Fee. Informatica’s inability to solicit competing acquisition proposals and the fact that Informatica’s ability to consider an unsolicited competing acquisition proposal was limited in time to the period before 4:00 p.m., Pacific Time on the calendar day after the date of the Merger Agreement.

•

Potential Lawsuits. Informatica’s risks related to potential lawsuits that may be filed in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger.

In the judgment of the Informatica Board, however, these potential risks were more than offset by the potential benefits of the Merger discussed above.

The foregoing discussion of the information and factors considered by the Informatica Board is not intended to be exhaustive, but includes the material factors that the Informatica Board considered. In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Informatica Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Informatica Board considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination. The Informatica Board conducted an overall review of the material factors described above, and reached the consensus that the Merger is fair to, advisable to, and in the best interests of, Informatica and Informatica’s stockholders.

Informatica’s stockholders should be aware that the executive officers and directors of Informatica have certain interests in the Merger that may be different from, or in addition to, the interests of Informatica stockholders generally, as more fully described below under the section captioned “—Interests of Informatica Directors and Executive Officers in the Merger.” The Informatica Board was aware of these interests and considered them when adopting the Merger Agreement and recommending that Informatica stockholders adopt the Merger Agreement.

Projected Financial Information

Other than in connection with regular earnings press releases and related investor materials, Informatica does not routinely make public disclosure of detailed forecasts or projections of its expected financial performance due to, among other reasons, the inherent difficulty of accurately predicting future periods and the likelihood that the underlying assumptions and estimates may prove incorrect. However, Informatica management regularly prepares, and the Informatica Board regularly evaluates, prospective financial information concerning its future performance as part of Informatica management’s long-term business and strategic planning processes.

In connection with the strategic transaction process, Informatica’s senior management prepared and approved certain non-public, unaudited prospective financial information that was provided to and considered by the Informatica Board, Salesforce and other interested parties, and which was provided to Goldman Sachs for its use in its financial analysis, in each case as set forth herein.

In April 2025, Informatica’s management prepared certain nonpublic, unaudited prospective financial information for fiscal years 2025 through 2027, and such non-public, unaudited prospective financial information was discussed with, and approved for use by, the Informatica Board on April 21, 2025 and, at the direction of the Informatica Board, was shared with representatives of Salesforce on April 22, 2025 and with other interested parties as part of the strategic transaction process in connection with their due diligence review.

Medium-Term Model (April 21, 2025)

($ in millions, unless otherwise stated)	2025E	2026E	2027E
Total Revenue	$1,724	$1,854	$2,069
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$583	$642	$738
Non-GAAP Operating Income (1)	$569	$629	$726

(1)

Non-GAAP Operating Income represents operating income but excludes the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions starting Q2 2024, amortization of acquired intangibles, expenses associated with acquisitions, sponsor-related costs, expenses associated with restructuring efforts, and facility impairment, and are adjusted for income tax effects.

On April 25, 2025, Informatica’s management identified and then corrected a misallocation of revenue in the Informatica Board-approved prospective financial information for fiscal years 2025 through 2027. The Corrected Medium-Term Model was shared with representatives of Salesforce on April 25, 2025 and with other parties participating in the strategic transaction process in connection with their due diligence review. The Informatica Board ratified the corrections in the Corrected Medium-Term Model on May 1, 2025.

Corrected Medium-Term Model (April 25, 2025)

($ in millions, unless otherwise stated)	2025E	2026E	2027E
Total Revenue	$1,724	$1,854	$2,069
EBITDA	$583	$642	$738
Non-GAAP Operating Income (1)	$569	$629	$726

(1)

Non-GAAP Operating Income represents operating income but excludes the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions starting Q2

2024, amortization of acquired intangibles, expenses associated with acquisitions, sponsor-related costs, expenses associated with restructuring efforts, and facility impairment, and are adjusted for income tax effects.

At the end of April and beginning of May 2025, Informatica’s management updated the Corrected Medium-Term Model to take into account Informatica’s performance in the first quarter of 2025 and its impact on the remainder of the forecast period. The Informatica Board approved the Final Medium-Term Model on May 1, 2025. On May 2, 2025, the Final Medium-Term Model was shared with representatives of Salesforce and with other parties participating in the strategic transaction process in connection with their due diligence review.

Final Medium-Term Model (May 1, 2025)

($ in millions, unless otherwise stated)	2025E	2026E	2027E
Total Revenue	$1,725	$1,848	$2,058
EBITDA	$578	$636	$728
Non-GAAP Operating Income (1)	$565	$623	$715
Unlevered Free Cash Flow (2)	$578	$614	$705

(1)

“Non-GAAP Operating Income” represents operating income but excludes the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions starting Q2 2024, amortization of acquired intangibles, expenses associated with acquisitions, sponsor-related costs, expenses associated with restructuring efforts, and facility impairment, and are adjusted for income tax effects.

(2)

“Unlevered Free Cash Flow,” a non-GAAP (as defined below) financial measure, represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, sponsor-related costs, expenses associated with acquisitions and restructuring costs (including payments for impaired leases).

Also in May 2025, Informatica’s senior management prepared certain nonpublic, unaudited prospective financial information for fiscal years 2025 through 2035 (which we refer to as the “Long-Term Model”), which incorporated the Final Medium-Term Model for fiscal years 2025 through 2027. The Informatica Board approved the Long-Term Model on May 9, 2025. The Long-Term Model was not provided to representatives of Salesforce or to other parties participating in the strategic transaction process. The Informatica Board directed Goldman Sachs to use the Long-Term Model in performing its financial analyses in connection with its opinion, as described in more detail in the section “—Opinion of Goldman Sachs & Co. LLC, Informatica’s Financial Advisor” below.

Long-Term Model (May 9, 2025)

($ in millions, unless otherwise stated)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Total Revenue	$1,725	$1,848	$2,058	$2,306	$2,560	$2,812	$3,083	$3,362	$3,637	$3,888	$4,114
Non-GAAP Operating Income (1)	$565	$623	$715	$816	$923	$1,033	$1,152	$1,279	$1,407	$1,530	$1,646
Unlevered Free Cash Flow (2)	$578	$614	$705	$745	$814	$898	$984	$1,099	$1,219	$1,342	$1,462
Unlevered Free Cash Flow (Without the Benefit of Interest Income)	$531	$579	$659	$693	$754	$829	$902	$1,001	$1,103	$1,203	$1,296
Unlevered Free Cash Flow (Without the Benefit of Interest Income and Less Stock-Based Compensation Expenses)	$265	$344	$378	$401	$450	$513	$573	$659	$747	$833	$912
Adjusted EBITDA (3)	$578	$636	$728	$830	$939	$1,050	$1,171	$1,299	$1,429	$1,553	$1,670

(1)

“Non-GAAP Operating Income” represents operating income but excludes the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions starting Q2 2024, amortization of acquired intangibles, expenses associated with acquisitions, sponsor-related costs, expenses associated with restructuring efforts, and facility impairment, and are adjusted for income tax effects.

(2)

“Unlevered Free Cash Flow,” a non-GAAP (as defined below) financial measure, represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, sponsor-related costs, expenses associated with acquisitions and restructuring costs (including payments for impaired leases).

(3)	“Adjusted EBITDA” is defined as Non-GAAP Operating Income plus depreciation.

We refer to the Final Medium-Term Model and the Long-Term Model, collectively, as the “Management Projections.” The Management Projections were prepared by Informatica on a stand-alone basis and do not take into account the transactions, including any costs incurred in connection with the Merger Agreement or the other transactions contemplated thereby, including the Merger, or any changes to Informatica’s operations or strategy that may be implemented after the completion of the Merger. Actual results likely will differ, and may differ materially, from those contained in the Management Projections. The information and tables set forth above are included solely to give Informatica stockholders access to relevant portions of the Management Projections and are not included in this information statement to influence any Informatica stockholder or for any other purpose.

Important Information About the Management Projections

The Management Projections were not prepared with a view toward public disclosure or toward complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”), nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Informatica may not be comparable to similarly titled measures used by other companies. The non-GAAP financial measures used in the Management Projections were approved by Informatica for the use by its financial advisor, Goldman Sachs, in connection with its opinion and were relied upon by the Informatica Board in connection with its consideration of the Merger and the transaction consideration. The SEC rules, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to Goldman Sachs or to the Informatica Board in connection with a proposed business combination like the Merger if the disclosure is included in a document like this information statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not relied upon by Goldman Sachs for purposes of its opinion or by the Informatica Board in connection with its consideration of the Merger Agreement, the Merger and the transaction consideration. Accordingly, Informatica has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. The Management Projections may differ from published analyst estimates and forecasts and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Merger.

Although the Management Projections are presented with numerical specificity, the Management Projections were based on several variables and assumptions that are inherently uncertain and may be beyond Informatica management’s control. Further, since the Management Projections cover multiple fiscal years, the Management Projections become subject to greater uncertainty with each successive fiscal year beyond their preparation. Therefore, the Management Projections are not facts and should not be relied upon as being necessarily predictive of actual future results. Important factors that may affect actual results and may result in such projections not being achieved include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger, or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the completion of the Merger, and risks and uncertainties pertaining to our business, including the risks and uncertainties detailed in our public periodic filings with the SEC. In addition, the ability to achieve the Management Projections may depend, in part, on whether or not the strategic goals, objectives and targets are reached over the applicable period. The assumptions upon which the Management Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which Informatica operates, and the risks and uncertainties described in the section “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Management Projections also reflect assumptions by Informatica management that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Informatica business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when such projections were prepared.

Accordingly, there can be no assurance that the Management Projections will be realized, and actual results may differ, and may differ materially, from those shown. The inclusion of the Management Projections in this information statement should not be regarded as an indication that any of Informatica, Goldman Sachs, Salesforce or any of their respective affiliates, officers, directors, advisors or other representatives considered or consider the Management Projections necessarily predictive of actual future events, and the Management Projections should not be relied upon as such. None of Informatica, Goldman Sachs, Salesforce or any of their respective affiliates, officers, directors, advisors or other representatives can give any assurance that actual results will not differ from the Management Projections. None of Informatica, Goldman Sachs, Salesforce or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of Informatica compared to the information contained in the Management Projections or that forecasted results will be achieved.

In addition, the Management Projections have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this information statement, and except as required by applicable securities laws, Informatica does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

The Management Projections were prepared by, and are the responsibility of, Informatica’s management. The Management Projections have not been audited. Neither the independent registered public accounting firm of Informatica nor the independent registered public accounting firm of Salesforce or any other independent accountants have compiled, examined or performed any procedures with respect to the Management Projections contained herein, nor have they expressed any opinion on or any other form of assurance with respect to such information or their achievability, and the independent accounting firms of Informatica and Salesforce assume no responsibility for, and disclaim any association with, the Management Projections.

Opinion of Goldman Sachs & Co. LLC, Informatica’s Financial Advisor

At a meeting of the Informatica Board held on May 25, 2025, Goldman Sachs rendered to the Informatica Board its oral opinion (subsequently confirmed in its written opinion dated May 26, 2025) that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in the written opinion, the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares, taken in the aggregate.

The full text of the written opinion of Goldman Sachs, dated May 26, 2025, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Informatica Board in connection with its consideration of the Merger and other transactions contemplated by the Merger Agreement. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of shares of Informatica Common Stock should vote or provide its consent with respect to the Merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Informatica for the three fiscal years ended December 31, 2024;

•	Informatica’s Registration Statement on Form S-1, including the prospectus contained therein dated October 1, 2021 related to an initial public offering of the Class A Common Stock;

•	certain interim reports to stockholders;

•	certain other communications from Informatica to its stockholders;

•	certain publicly available research analyst reports for Informatica; and

•

certain internal financial analyses and forecasts for Informatica prepared by its management, as approved for Goldman Sachs’ use by Informatica, which are referred to as the Long-Term Model (as defined and more fully described above in the section entitled “—Projected Financial Information”).

Goldman Sachs also held discussions with members of the senior management of Informatica regarding their assessment of the past and current business operations, financial condition, and future prospects of Informatica; reviewed the reported price and trading activity for the shares of Class A Common Stock; compared certain financial and stock market information for Informatica with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of the Informatica Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Informatica Board that the Long-Term Model was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Informatica. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Informatica or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Informatica to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to Informatica; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock, as of the date of its opinion, of the $25.00 in cash per share to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of Class B-2 Common Stock or any other class of securities, creditors, or other constituencies of Informatica; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Informatica, or class of such persons, in connection with the Merger, whether relative to the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the Class A Common Stock and Class B-1 Common Stock, taken in the aggregate, pursuant to the Merger Agreement or otherwise. Goldman Sachs did not express any opinion as to the prices at which shares of the Class A Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Informatica, Salesforce or the Merger, or as to the impact of the Merger on the solvency or viability of Informatica or Salesforce or the ability of Informatica or Salesforce to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of its written opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Informatica Board in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of Informatica Common Stock should vote or provide its consent with respect to such transaction or any other matter. Goldman Sachs expressed no opinion with respect to the allocation of the aggregate consideration payable pursuant to the Merger Agreement, including among the holders of the various classes of shares of Informatica Common Stock pursuant to the Merger Agreement. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Informatica Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 23, 2025, and is not necessarily indicative of current market conditions.

Implied Premium Analysis

Goldman Sachs calculated and compared certain implied premia described below based on the $25.00 in cash per share to be paid to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock pursuant to the Merger Agreement.

Goldman Sachs calculated the implied premia represented by the $25.00 in cash per share of Class A Common Stock and Class B-1 Common Stock pursuant to the Merger Agreement relative to:

•

$19.20, the closing price of Informatica Class A Common Stock on May 22, 2025, the last trading day prior to media reports regarding a potential sale of Informatica (which is referred to in this section of the information statement as the “Undisturbed Share Price”);

•

$22.55, the closing price of Informatica Class A Common Stock on May 23, 2025, the last trading day prior to the signing of the Merger Agreement (which is referred to in this section of the information statement as the “Current Share Price”);

•

$19.53, the volume weighted average price (the “VWAP”) of Informatica Class A Common Stock over the 5 trading-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “5 Trading-Day VWAP”);

•	$19.46, the VWAP of Informatica Class A Common Stock over the 10 trading-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “10 Trading-Day VWAP”);

•	$19.18, the VWAP of Informatica Class A Common Stock over the 20 trading-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “20 Trading-Day VWAP”);

•

$19.07, the VWAP of Informatica Class A Common Stock over the 30 calendar-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “30 Calendar-Day VWAP”);

•

$17.95, the VWAP of Informatica Class A Common Stock over the 60 calendar-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “60 Calendar-Day VWAP”); and

•

$18.11, the VWAP of Informatica Class A Common Stock over the 90 calendar-day period ended May 22, 2025 (which is referred to in this section of the information statement as the “90 Calendar-Day VWAP”).

The results of these calculations and comparisons were as follows:

Reference Price Per Share	Implied Premium Represented by $25.00 in Cash Per Share Merger Consideration
Undisturbed Share Price of $19.20	30%
Current Share Price of $22.55	11%
5 Trading-Day VWAP of $19.53	28%
10 Trading-Day VWAP of $19.46	28%
20 Trading-Day VWAP of $19.18	30%
30 Calendar-Day VWAP of $19.07	31%
60 Calendar-Day VWAP of $17.95	39%
90 Calendar-Day VWAP of $18.11	38%

Illustrative Discounted Cash Flow Analysis

Using the Long-Term Model, Goldman Sachs performed an illustrative discounted cash flow analysis on Informatica to derive a range of illustrative present values per share of Class A Common Stock and Class B-1 Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 10.25% to 12.25%, reflecting estimates of Informatica’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2025 (i) estimates of unlevered free cash flow (without the benefit of interest income and less stock-based compensation expenses) for Informatica for the last three quarters of fiscal year 2025 and for fiscal years 2026 through 2035 as reflected in the Long-Term Model and (ii) a range of illustrative terminal values for Informatica, which were calculated by applying illustrative exit enterprise value / unlevered free cash flow multiples ranging from 9.0x to 15.0x to the fiscal year 2035 estimate of unlevered free cash flow (without the benefit of interest income) for Informatica, as reflected in the Long-Term Model (which analysis implied perpetuity growth rates ranging from 2.0% to 7.0% based on a terminal year estimate of the unlevered free cash flow (without the benefit of interest income) to be generated by Informatica). Goldman Sachs derived such discount rates by application of the capital asset pricing model, which requires certain company-specific inputs, including Informatica’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Informatica, as well as certain financial metrics for the United States financial markets generally. The range of illustrative exit EV / unlevered free cash flow multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account, among other things, current and historical average enterprise value / unlevered free cash flow multiples for Informatica and for certain selected software companies.

Goldman Sachs derived a range of illustrative enterprise values for Informatica by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Informatica the amount of Informatica’s total debt and added the amount of Informatica’s cash and cash equivalents and short-term investments as of March 31, 2025, each as provided by and approved for Goldman Sachs’ use by the management of Informatica, to derive a range of illustrative equity values for Informatica. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Class A Common Stock and Class B-1 Common Stock, as provided by and approved for Goldman Sachs’ use by the management of Informatica, using the treasury stock method, to derive a range of illustrative present values per share, rounded to the nearest $1.00, ranging from $18 to $29.

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Class A Common Stock and Class B-1 Common Stock, which is designed to provide an indication of the present value of a hypothetical future value of Informatica’s equity as a function of Informatica’s financial multiples. For this analysis, Goldman Sachs used the Long-Term Model for each of the fiscal years 2025 to 2028. Goldman Sachs first calculated the implied enterprise values of Informatica as of December 31 for each of the fiscal years 2025 to 2027, by applying a range of multiples of enterprise value to next twelve month (“NTM”) unlevered free cash flow estimates (“EV/NTM uFCF”) of 12.0x to 16.0x to estimates of Informatica’s unlevered free cash flow (without the benefit of interest income) for each of the fiscal years 2026 through 2028 as reflected in the Long-Term Model. This range of illustrative EV/NTM uFCF multiples was derived by Goldman Sachs using its professional judgment and experience, taking into account, among other things, current and historical EV/NTM uFCF multiples for Informatica and for certain selected software companies.

Goldman Sachs then subtracted the amount of Informatica’s total debt and added the amount of Informatica’s cash and cash equivalents and short-term investments as of December 31 for each of the fiscal years 2025 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Informatica, from the respective implied enterprise values, in order to derive a range of illustrative equity values for Informatica as of December 31 for each of the fiscal years 2025 to 2027. Goldman Sachs then divided these implied equity values by the number of fully diluted outstanding shares of Class A Common Stock and Class B-1 Common Stock as of December 31 for each of the fiscal years 2025 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Informatica, using the treasury stock method, to derive a range of implied future equity values per share of Class A Common Stock and Class B-1 Common Stock. Goldman Sachs then discounted these implied future equity values per share to March 31, 2025 using an illustrative discount rate of 12.0%, reflecting an estimate of Informatica’s cost of equity. Goldman Sachs derived such discount rate by application of the capital asset pricing model, which requires certain company-specific inputs, including a beta for Informatica, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values per share of Class A Common Stock and Class B-1 Common Stock, rounded to the nearest $1.00, of $19 to $26.

Selected Precedent Transactions Analysis

Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the software industry since 2010. For each of the selected transactions, Goldman Sachs calculated and compared the implied enterprise value of the applicable target company based on the total consideration paid in the Merger as a multiple of the target company’s revenue over the next twelve-month period starting prior to the announcement of the applicable transaction based on information obtained in public filings and FactSet consensus estimates (which is referred to in this section of the information statement as “EV/NTM Revenue”). While none of the target companies in the selected transactions is directly comparable to Informatica, the target companies in the selected transactions are companies with operations, results, market sizes and product profiles that, for the purposes of analysis, may be considered similar to certain of Informatica’s operations, results, market size and product profile.

The following table identifies the transactions reviewed by Goldman Sachs as part of this analysis:

Announcement Date	Acquiror	Target	EV/NTM Revenue
Feb-2025	Turn/River Capital	SolarWinds	5.4x
Oct-2024	Silver Lake & GIC	Zuora	3.2x
Apr-2024	IBM	HashiCorp	9.9x
Apr-2024	Vista	Model N	4.8x
Feb-2024	Thoma Bravo	Everbridge	3.9x
Dec-2023	Clearlake	Alteryx	4.3x
Sep-2023	Cisco	Splunk	7.1x
Aug-2023	EQT	SUSE	4.9x
Jul-2023	Francisco Partners & TPG	New Relic	5.8x
Apr-2023	Silver Lake	Software AG	2.5x
May-2022	Broadcom	VMware	5.0x
Jan-2022	Vista & Elliott	Citrix	5.0x
Dec-2021	Oracle	Cerner	4.9x
Nov-2021	Investor Group	McAfee	7.0x
Jun-2021	CD&R & KKR	Cloudera	5.2x
Apr-2021	Microsoft	Nuance	13.9x
Mar-2021	Thoma Bravo	Talend	7.4x
Oct-2018	IBM	Red Hat	9.4x
Jul-2018	Broadcom	CA Technologies	4.3x
Jun-2016	Thoma Bravo	Qlik	3.6x
Apr-2015	Permira & CPPIB	Informatica	4.4x
Dec-2014	Thoma Bravo	Riverbed	3.2x
Sep-2014	Vista	TIBCO	3.9x
Sep-2014	Thoma Bravo	Compuware	3.1x
Jun-2014	Oracle	MICROS	3.2x
May-2013	Investor Group	BMC Software	3.0x
Nov-2010	Attachmate (Francisco Partners, Golden Gate, Thoma Bravo)	Novell	1.4x
May-2010	SAP	Sybase	4.6x
25th Percentile			3.5x
Median			4.7x
75th Percentile			5.5x

The foregoing analysis indicated a 25th percentile EV/NTM Revenue multiple of 3.5x and a 75th percentile EV/NTM Revenue multiple of 5.5x. Using this analysis and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a range of EV/NTM Revenue multiples of 3.5x to 5.5x to an estimate of Informatica’s NTM revenue as of May 22, 2025, which was calculated by Goldman Sachs using a time-weighting of revenue for fiscal years 2025 and 2026 as reflected in the Long-Term Model, to derive a range of implied enterprise values for Informatica. Goldman Sachs then subtracted the amount of Informatica’s total debt and added the amount of Informatica’s cash and cash equivalents and short-term investments as of March 31, 2025, each as provided by and approved for Goldman Sachs’ use by the management of Informatica, to derive a range of illustrative equity values for Informatica. Goldman Sachs then divided the range of illustrative equity values by the number of fully diluted outstanding shares of Class A Common Stock and Class B-1 Common Stock, as provided by and approved for Goldman Sachs’ use by the management of Informatica, using the treasury stock method, to derive a range of implied equity values per share of Class A Common Stock and Class B-1 Common Stock, rounded to the nearest $1.00, of $17 to $28.

Premia Paid Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash transactions announced during the time period from January 1, 2015 through May 23, 2025 involving a public technology, media, or telecommunications company based in the United States as the target company where the disclosed enterprise value for the transaction was greater than $1 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in each of the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 30%, a 25th percentile premium of 19% and a 75th percentile premium of 50% across the period. Using this analysis and Goldman Sachs’ professional judgement and experience, Goldman Sachs applied a range of illustrative premia of 19% to 50% to the undisturbed closing price per share of Class A Common Stock of $19.20 as of May 22, 2025 and calculated a range of implied equity values per share of Class A Common Stock and Class B-1 Common Stock, rounded to the nearest $1.00, of $23 to $29.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Informatica or Salesforce or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Informatica Board as to the fairness from a financial point of view to the holders (other than Salesforce and its affiliates) of the outstanding shares of Class A Common Stock and the outstanding shares of Class B-1 Common Stock, as of the date of such opinion, of the $25.00 in cash per share to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Informatica, Salesforce, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between Informatica and Salesforce and was approved by the Informatica Board. Goldman Sachs provided advice to Informatica during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Informatica or the Informatica Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Informatica Board was one of many factors taken into consideration by the Informatica Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex D.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Informatica, Salesforce, any of their respective affiliates and third parties, including Permira, Canada Pension Plan Investment Board (“CPPIB”) and investment funds or other entities affiliated with Permira and CPPIB, each, a significant shareholder of Informatica, and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the Merger. Goldman Sachs acted as financial advisor to Informatica in connection with, and participated in certain of the negotiations leading to, the Merger. Goldman Sachs provided certain financial advisory and/or underwriting services to Informatica and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as a participant in Informatica’s revolving credit facility. During the two-year period ended May 26, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Informatica and/or its affiliates of approximately $5 million, as determined by Goldman Sachs based on its books and records. Goldman Sachs also provided certain financial advisory and/or underwriting services to Permira and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Alter Domus S.a` r.l., a portfolio company of Permira, with respect to its sale in October 2024; as financial advisor to Permira with respect to the acquisition of Squarespace in October 2024; as financial advisor to Flix SE, an affiliate of Permira, with respect to the sale of a minority stake in October 2024; as financial advisor to Permira Advisers LLP, an affiliate of Permira, with respect to the acquisition of Adevinta in May 2024; as bookrunner with respect to the follow-on offering of Permira Advisers LLP, an affiliate of Permira, in April 2025; as bookrunner with respect to the follow-on offering of Permira Advisers (Spain), an affiliate of Permira, in March 2025; and as bookrunner with respect to the high yield offering of Golden Goose SpA, a portfolio company of Permira, in May 2025. During the two-year period ended May 26, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Permira and/or its affiliates and portfolio companies of approximately $94 million, as determined by Goldman Sachs based on its books and records. Goldman Sachs provided certain financial advisory and/or underwriting services to CPPIB and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Nord Anglia Education, a portfolio company of CPPIB, with respect to its sale in March 2025; as financial advisor to Ziply Fiber, a portfolio company of CPPIB, with respect to the acquisition of Consolidated Communications in December 2024; as financial advisor to Aareal Bank AG, a portfolio company of CPPIB, with respect to the sale of its stake in Aareon AG in October 2024; as financial advisor to Wilton Re Holdings Limited, a portfolio company of CPPIB, with respect to its sale in October 2023; as bookrunner with respect to the follow-on offering of Sportradar AG, a portfolio company of CPPIB, in April 2025; as bookrunner with respect to the follow-on offering of Waystar, Inc., a portfolio company of CPPIB, in February 2025; and as bookrunner with respect to a bank loan for Ascend Learning, a portfolio company of CPPIB, in January 2025. During the two-year period ended May 26, 2025, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to CPPIB and/or its affiliates and portfolio companies of approximately $86 million, as determined by Goldman Sachs based on its books and records. Goldman Sachs may have also provided certain financial advisory and/or underwriting services to the Government of Canada, and/or its agencies and instrumentalities, and their respective affiliates from time to time for which Goldman Sachs Investment Banking may receive compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Informatica, Salesforce, Permira, CPPIB, the Government of Canada, and/or its agencies and instrumentalities, and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also are currently co-invested with Permira and CPPIB and their respective affiliates and invested in equity interests of affiliates of Permira and may in the future co-invest with, and invest in equity interests of, Permira and CPPIB.

The Informatica Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to the letter agreement dated February 7, 2024, as reinstated and amended by that certain letter agreement dated May 22, 2025 (collectively, the “Engagement Letter”), Informatica engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The Engagement Letter between Informatica and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $65 million, $4.5 million of which became payable at announcement of the Merger, and the remainder of which is contingent upon the consummation of the Merger. In addition, Informatica has agreed to reimburse Goldman Sachs for certain of its expenses, including attorney’s fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Regulatory Approvals

U.S. Antitrust

Under the HSR Act and the rules and regulations promulgated thereunder, the Merger may not be completed until Salesforce and Informatica each file a Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) with respect to the transactions contemplated by the Merger Agreement, and the applicable waiting period (including any extensions thereof) has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or DOJ issues a request for additional information and documents (the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties commit not to close before a certain date.

Salesforce and Informatica each filed a Notification and Report Form with respect to the Merger with the FTC and DOJ on June 24, 2025. The waiting period with respect to the notification and report forms filed under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on July 24, 2025, unless extended or earlier terminated.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. At any time before or after the completion of the transaction, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, what the result will be. The parties’ obligation to consummate the Merger is subject to certain conditions. See the section entitled “The Merger Agreement— Conditions to the Merger.”

Foreign Regulatory Approvals

The Merger is also subject to clearance or approval by regulatory authorities in certain other jurisdictions. The Merger cannot be completed until Salesforce and Informatica obtain clearance to consummate the Merger or applicable waiting periods (or extensions thereof) have expired or been terminated in respect of certain agreed upon jurisdictions. Salesforce and Informatica, in consultation and cooperation with each other, will file notifications, as required with regulatory authorities in certain other jurisdictions, as promptly as practicable after the date of the Merger Agreement. The relevant regulatory authorities could take such actions under the applicable regulatory laws as they deem necessary or desirable, including seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights.

Although Salesforce and Informatica currently believe they should be able to obtain the required regulatory approvals described above in a timely manner, they cannot be certain when or if they will be obtained or, if obtained, whether such expiration, termination or receipt of such required regulatory approvals will require terms, conditions or restrictions not currently contemplated that will be detrimental to Salesforce or its subsidiaries, or the Surviving Corporation after the completion of the Merger. Salesforce and Informatica have agreed to take certain actions to obtain the required regulatory approvals. For additional information, see the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals.”

Neither Salesforce nor Informatica is aware of any material governmental approvals or actions that are required for completion of the Merger other than as described above. It is presently contemplated that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

Interests of Informatica Directors and Executive Officers in the Merger

Informatica stockholders should be aware that the directors and executive officers of Informatica have interests in the Merger that may be different from, or in addition to, the interests of Informatica stockholders generally. The members of the Informatica Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and in determining to recommend that Informatica stockholders adopt the Merger Agreement.

Treatment of Executive Officer and Director Equity Awards in the Merger

At the Effective Time, each outstanding Informatica equity award held by a non-employee director or executive officer of Informatica will be treated as described below in the section entitled “The Merger—Treatment of Informatica Equity Awards.”

Under individual CIC and Severance Agreements (as defined below), each outstanding Informatica equity award held by an Informatica executive officer will be subject to full vesting acceleration upon a termination of the executive officer’s employment by Salesforce without cause or by the executive for good reason within a period of time prior to or following the Merger as further described below under the sections entitled “—Change in Control and Severance Agreements” and “—Waiver Letter with Salesforce.”

Quantification of Payments

For an estimate of the amounts that would be payable to each of Informatica’s named executive officers (which includes all of Informatica’s executive officers) on settlement of their Informatica equity awards, see the section entitled “ —Merger-Related Compensation—Golden Parachute Compensation” below. As of June 30, 2025, the estimated aggregate amount that would be payable to Informatica’s five non-employee directors who hold Informatica RSU awards in settlement of their 71,199 Informatica RSU awards is $1,779,975, and the estimated amount that would be payable to four of Informatica’s non-employee directors who hold Informatica In-the-Money Options in settlement of their 966,370 Informatica In-the-Money Options is $14,374,222. The amounts in this paragraph are determined using a per share value of Informatica Class A Common Stock of $25.00 (i.e., Class A and Class B-1 Merger Consideration), using the number of outstanding Informatica equity awards as of June 30, 2025, and assuming the Effective Time occurs on June 30, 2025.

Change in Control and Severance Agreements

Each of Informatica’s executive officers has entered into an individual change in control and severance agreement with Informatica (each, a “CIC and Severance Agreement”) that provides for severance and accelerated vesting benefits in connection with certain terminations of employment. Each CIC and Severance Agreement provides that if we terminate the applicable executive officer’s employment with us for a reason other than “cause” and not due to death or disability, or the executive officer resigns for “good reason” (each as defined in the CIC and Severance Agreements) during the period beginning on the date that is three months before and ending on the first anniversary of a “change in control” (which would include the Merger), then the executive officer would receive:

•	a lump sum cash payment equal to (i) 100% of the executive officer’s base salary (or 150% in the case of Mr. Walia) and (ii) 100% of his target annual bonus (or 150% in the case of Mr. Walia),

•

subject to the executive officer’s timely election of COBRA continuation coverage, reimbursement for COBRA premiums for group health, dental and vision care plans for the executive (and, if applicable, his dependents) until the earliest of (x) 12 months (or 18 months in the case of Mr. Walia) after such termination, (y) the date on which the executive officer becomes covered under similar plans of a subsequent employer or (z) the expiration of the executive’s eligibility for COBRA,

•	accelerated vesting of all outstanding and unvested equity awards (with any performance-based criteria deemed achieved at 100% of target levels), and

•	an extension of the post-termination exercise period of the options held by such executive officer such that the options would remain exercisable for one year following the date of termination.

Any severance payable under the CIC and Severance Agreements is subject to the executive officer executing a separation agreement and general release of claims in our favor as well as a 12-month non-solicitation obligation and a non-disparagement obligation. Each CIC and Severance Agreement also provides that, if any payment or benefits to the applicable executive officer would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and therefore would be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or (2) not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes and the excise tax, results in his or her receipt, on an after-tax basis, of the greater payments and benefits.

Waiver Letter with Salesforce

On May 26, 2025, in connection with the execution of the Merger Agreement, Ansa Sekharan, Informatica and Salesforce entered into a Waiver and Acknowledgment (the “Waiver Agreement”) which, subject to the Closing of the Merger, amends terms of the CIC and Severance Agreement between Mr. Sekharan and Informatica. The Waiver Agreement provides that in connection with the Closing, for purposes of Mr. Sekharan’s rights and benefits under his CIC and Severance Agreement: (i) Section 3 of the CIC and Severance Agreement shall not apply to the treatment of Mr. Sekharan’s Informatica equity awards, and that the treatment of Mr. Sekharan’s Informatica equity awards, excluding any adjusted RSU awards granted in 2026 (“Adjusted 2026 RSUs”), upon completion of the Merger shall be as set forth in the Merger Agreement; (ii) effective as of immediately prior to the Closing, the definition of “good reason” in the CIC and Severance Agreement shall be amended to eliminate a material reduction in Mr. Sekharan’s position or duties and to add a material breach by Informatica of any agreement between Informatica and Mr. Sekharan; and (iii) effective as of immediately prior to the Closing, the definition of “change in control period” as defined in the CIC and Severance Agreement shall be amended to extend such period from the date that is the one year anniversary of a change in control to the date that is the two year anniversary of a change in control. The Waiver Agreement also provides that, as of the Closing, each of Mr. Sekharan’s Informatica equity awards that are outstanding as of immediately prior to the

Closing, other than any Informatica options covered by Section 2.3(a) of the Merger Agreement, will be assumed and converted into a Salesforce equity award of the same type in accordance with the terms of the Merger Agreement, except that for each of Mr. Sekharan’s unvested adjusted options and adjusted RSU awards (excluding Adjusted 2026 RSUs) held immediately prior to the Closing, the applicable vesting schedules shall be revised such that, as of the first anniversary of the Closing, 100% of such awards that remain unvested shall vest as of that date, subject to Mr. Sekharan’s continued employment through the first anniversary of the Closing.

No Section 280G Golden Parachute Excise Tax Gross-Ups

Neither the CIC and Severance Agreements, nor any other Informatica plan, policy, agreement or arrangement provides any employee, officer or director with the right to a tax “gross-up” payment in connection with any “golden parachute” or other tax liability triggered in connection with the Merger.

Merger-Related Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the Merger and that will or may become payable to the named executive officers at the completion of the Merger or on a qualifying termination of employment upon or following the consummation of the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The “named executive officers” are the individuals listed as such in Informatica’s most recent annual proxy statement.

The table below assumes that (i) the Effective Time occurs on June 30, 2025; (ii) the employment of each named executive officer will be terminated immediately following the Effective Time without cause and other than due to death or disability or due to resignation for good reason entitling the named executive officer to receive severance payments and benefits under the executive’s CIC and Severance Agreement; (iii) the named executive officer’s base salary rate and annual target bonus remain unchanged from that in effect as of the date of this filing; (iv) the value of a share of Informatica Class A Common Stock is equal to $25.00 (i.e., the Class A and Class B-1 Merger Consideration); (v) the number of unvested Informatica equity awards held by the named executive officers is as of June 30, 2025; and (vi) no named executive officer enters into a new agreement or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. All of the payments and benefits in the table below are “double trigger,” meaning they require a qualifying termination of employment in connection with a change in control of Informatica.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Amit Walia	3,450,000	43,196,127	41,144	46,687,270
Michael McLaughlin	1,100,000	18,464,850	27,429	19,592,279
John Schweitzer	1,100,000	13,393,400	27,429	14,520,829
Ansa Sekharan	1,100,000	14,394,049	27,429	15,521,478
Jitesh Ghai (1)	—	—	—	—

(1)	Mr. Ghai’s employment with Informatica terminated in May 2024. He will not be entitled to any compensatory payments in connection with the Merger.
(2)

Cash. The amounts for each named executive officer represent the aggregate dollar value of severance payments that the named executive officer would be entitled to receive upon a termination of employment by Informatica without cause and not due to death or disability or due to resignation for good reason under their CIC and Severance Agreement within the change in control period as described in the subsection entitled “—Interests of Informatica Directors and Executive Officers in the Merger—Change in Control and Severance Agreements” above.

(3)

Equity. Amounts represent the value of unvested equity awards held by each named executive officer that would be accelerated upon a termination of employment by Informatica without cause and not due to death or disability or due to resignation for good reason under their CIC and Severance Agreement within the change in control period.

The following table shows the number and estimated value of the unvested Informatica In-the-Money Options, Informatica RSU awards and Informatica PSU awards held by the named executive officers, assuming the value of each underlying share of Class A Common Stock is $25.00:

Named Executive Officer	Number of Shares of Informatica Class A Common Stock underlying Unvested Informatica In-the-Money Options (#)	Value of Unvested Informatica In-the-Money Options ($)(A)	Number of Unvested Informatica RSUs (#)	Value of the Unvested Informatica RSUs ($)(B)	Number of Unvested Informatica PSUs (#)	Value of Unvested Informatica PSUs ($)(C)	Total Value of Unvested Informatica In-the-Money Options, RSUs and PSUs ($)
Amit Walia	88,132	1,436,552	1,413,853	35,346,325	256,530	6,413,250	43,196,127
Michael McLaughlin	—	—	475,288	11,882,200	263,306	6,582,650	18,464,850
John Schweitzer	—	—	307,774	7,694,350	227,962	5,699,050	13,393,400
Ansa Sekharan	51,572	840,624	314,175	7,854,375	227,962	5,699,050	14,394,049

(A)

The estimated value of the Informatica In-the-Money Options equals the number of shares covered by each Informatica In-the-Money Option multiplied by the excess of $25.00 over the exercise price of such option.

(B)	The estimated value of Informatica RSUs equals the aggregate number of shares underlying the Informatica RSUs multiplied by $25.00.
(C)

The estimated value of Informatica PSUs equals the aggregate number of shares underlying the Informatica PSUs (for purposes of this disclosure, as determined assuming target performance) multiplied by $25.00.

(4)

Perquisites / Benefits. Amounts represent the COBRA premium reimbursements that the named executive officer would be entitled to receive upon a termination of employment by Informatica without cause and not due to death or disability or due to resignation for good reason under their CIC and Severance Agreements as described in the subsection entitled “—Interests of Informatica Directors and Executive Officers in the Merger—Change in Control and Severance Agreements” above. Amounts are based on applicable COBRA rates currently in effect under the Informatica plans.

Treatment of Informatica Equity Awards

Consideration for Informatica Options in the Merger—Generally

At the Effective Time, (1) each Informatica In-the-Money Option that is held by an individual who is not an employee of Informatica and that is outstanding, and unexercised immediately prior to the Effective Time, whether or not vested, and (2) each Informatica In-the-Money Option that is held by any individual who is an employee of Informatica that is outstanding, vested and unexercised immediately prior to the Effective Time will, in each case, be cancelled and such holders will be entitled to receive the Class A and Class B-1 Merger Consideration in respect of the number of shares of Informatica Class A Common Stock covered by such Informatica In-the-Money Option, less a number of shares having a value equal to the total exercise price applicable to such option, without interest and less applicable tax withholdings.

At the Effective Time, each Informatica In-the-Money Option that is outstanding, unvested and unexercised immediately prior to the Effective Time and held by an Informatica employee will be assumed and automatically converted into an adjusted option (as defined above). The adjusted option will otherwise be subject to the same terms and conditions as were applicable to the corresponding Informatica In-the-Money Option prior to the Effective Time, including vesting terms.

Each Informatica option that is not an Informatica In-the-Money Option (i.e., that has a per share exercise price that is equal to or greater than the Class A and Class B-1 Merger Consideration) or that contains solely a $37.50 per share stock price performance vesting condition and is then outstanding and unexercised, whether or not vested, will be cancelled without payment.

Consideration for Informatica Restricted Stock Units in the Merger—Generally

At the Effective Time, each Informatica RSU award that is outstanding immediately prior to the Effective Time and held by a non-employee director of Informatica will be cancelled and converted into the right to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock subject to such Informatica RSU award.

At the Effective Time, each Informatica RSU award (other than any such award held by a non-employee director as described above) will be assumed and converted into an adjusted RSU award with respect to a number of shares of Salesforce common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica RSU award by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica RSU award prior to the Effective Time, including vesting terms.

At the Effective Time, each Informatica PSU award that is outstanding immediately prior to the Effective Time will be assumed and converted into an adjusted RSU award with respect to a number of shares of Salesforce common stock (rounded to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica PSU award (with such number of shares determined based on (x) the actual level of performance if the Effective Time occurs after the end of the applicable performance period and the determination of actual performance in the ordinary course and (y) the target level of performance if the Effective Time occurs prior to the end of the applicable performance period and the determination of actual performance in the ordinary course) by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica PSU award prior to the Effective Time, including vesting terms (but excluding any performance-based vesting conditions). Notwithstanding the foregoing, at the Effective Time each Informatica PSU award that contains a $35.00 per share stock price performance vesting condition will be forfeited in accordance with its existing terms.

Informatica Employee Stock Purchase Plan

Pursuant to the Merger Agreement, (i) with respect to any current ESPP offering period, no Informatica employee who is not a participant in the current ESPP offering period as of the date of the Merger Agreement may become a participant in the ESPP and no participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the Merger Agreement for the current ESPP offering period; (ii) subject to the consummation of the Merger, the ESPP shall terminate effective immediately prior to the Effective Time; (iii) if the current ESPP offering period is still in effect at the Effective Time, then the last day of such current ESPP offering period shall be accelerated to a date that is no later than three business days prior to the Closing Date of the Merger; and (iv) if any future offering period under the ESPP (other than the current ESPP offering period) is still in effect at the Effective Time, then such future offering period will be terminated prior to the Effective Time and any contributions made by participants to such future offering period will be returned to the participants without the payment of any interest.

Registration of Salesforce Common Stock

Pursuant to the Merger Agreement, at or as soon as reasonably practicable after the Effective Time, Salesforce will file a registration statement with the SEC on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of Salesforce common stock issuable with respect to the adjusted options and adjusted RSU awards. Salesforce will use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as any adjusted options and adjusted RSU awards remain outstanding.

Indemnification and Insurance

For six years from and after the Effective Time, Salesforce must, or must cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of Informatica or its subsidiaries, or any indemnification agreements in existence as of May 26, 2025 (the date of the Merger Agreement) that were provided to Salesforce prior to May 26, 2025, the Indemnified Parties (as defined below) against any costs and expenses (including advancing attorneys’ fees and expenses) in connection with any actual or threatened claims in respect of acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, in connection with such person serving as an executive officer, director or other fiduciary of Informatica, any of its subsidiaries or any other person if such service was at the request or for the benefit of Informatica or any of its subsidiaries.

In addition, for a period of six years following the Effective Time, Salesforce is required to maintain in effect the provisions in the organizational documents of Informatica and any indemnification agreements in existence as of May 26, 2025 (the date of the Merger Agreement) that were provided to Salesforce prior to May 26, 2025 (except to the extent such agreement provides for an earlier termination), in each case, regarding elimination of liability, indemnification of executive officers and directors and advancement of expenses that are in existence as of May 26, 2025 (the date of the Merger Agreement).

At or prior to the Effective Time, Informatica is required to purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” insurance policy for a period of six years after the Effective Time with respect to matters arising at or prior to the Effective Time, with a one-time cost not in excess of 300% of the last aggregate annual premium paid by Informatica for its directors’ and officers’ liability insurance and fiduciary liability insurance prior to May 26, 2025 (the date of the Merger Agreement), and if the cost of such “tail” insurance policy would otherwise exceed such amount, Informatica may purchase as much coverage as reasonably practicable for such amount.

For additional information, see the section entitled “The Merger Agreement—Directors’ and Officers’ Indemnification and Insurance.”

Delisting and Deregistration of Informatica Common Stock

If the Merger is completed, our Class A Common Stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our Class A Common Stock.

Accounting Treatment of the Merger

Informatica and Salesforce prepare their respective financial statements in accordance with GAAP. The accounting guidance for business combinations requires the use of the acquisition method of accounting for the Merger, which requires the determination of the acquirer, the purchase price, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Salesforce will be treated as the acquirer for accounting purposes.

Treatment of Indebtedness

For a description of Salesforce’s and Informatica’s existing indebtedness, see Salesforce’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed on May 29, 2025, and Informatica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 8, 2025, each of which is incorporated by reference into this information statement.

Pursuant to the Merger Agreement, Informatica is required to deliver all notices and take all other actions required to facilitate at or prior to the Effective Time the termination of all commitments outstanding under the Company Credit Agreement (as defined in the section entitled “The Merger Agreement— Treatment of Indebtedness”), the repayment in full of all obligations outstanding thereunder, the release of all liens securing such obligations, and the release of all guarantees in connection therewith.

The Merger Agreement requires Informatica to deliver to Salesforce at certain dates prior to the Closing Date customary draft and executed payoff letters and related guarantee and lien release documentation from the agent on behalf of the lenders under the Company Credit Agreement.

For more details on the treatment of Informatica’s existing indebtedness under the Merger Agreement, see the section entitled “The Merger Agreement— Treatment of Indebtedness.” The terms and timing of any offers to purchase and/or any other convertible note consent solicitations (as described in the section entitled “The Merger Agreement—Treatment of Indebtedness”) discussed in this information statement have not been determined as of May 26, 2025 (the date of the Merger Agreement).

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any debt securities of Salesforce or Informatica. It does not constitute a prospectus or prospectus equivalent document for any such securities. No offering of any debt securities of Salesforce shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Financing of the Merger

Salesforce anticipates that the funds needed to complete the transactions contemplated by the Merger Agreement will be derived from a combination of available cash on hand and third party debt financing.

On June 20, 2025, Salesforce obtained $6 billion of commitments with respect to delayed draw, unsecured term loan facilities to finance a portion of funds needed to complete the transactions contemplated by the Merger Agreement. $4 billion of those commitments are pursuant to a term loan facility maturing 364 days after the borrowing of the term loans thereunder. $2 billion of those commitments are pursuant to a term loan facility maturing three years after the borrowing of the term loans thereunder. The funding of such term loans is subject to the satisfaction of customary conditions set forth in the credit agreements pursuant to which such commitments were made.

Salesforce’s obligation to complete the Merger is not conditioned upon the receipt of any financing.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement entered into by Informatica, Salesforce and Merger Sub, a copy of which is attached hereto as Annex A and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger. The description of the Merger Agreement in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement. The legal rights and obligations of the parties are governed by the specific language of the Merger Agreement and not this summary.

The Merger Agreement has been included with this information statement to apprise you of its terms. It is not intended to provide any other factual information about the Company, Salesforce or Merger Sub or their respective businesses. The Merger Agreement contains representations and warranties that the parties thereto made to and solely for the benefit of each other. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by the Company, Salesforce and Merger Sub in connection with negotiating the terms of the Merger Agreement. Information concerning the subject matter of such representations and warranties may change after the dates specified in the Merger Agreement, which subsequent information may or may not be disclosed by Informatica. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between Informatica, on the one hand, and Salesforce and Merger Sub, on the other hand, or establishing the circumstances in which a party is not obligated to complete the Merger if the representations and warranties of the other party prove to be inaccurate due to a change in circumstance or otherwise, rather than to establish matters as facts. Moreover, the representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as disclosures or characterizations of the actual state of facts or circumstances regarding Informatica, Salesforce or Merger Sub.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Salesforce, will merge with and into Informatica. Following the Merger, the separate existence of Merger Sub will cease and Informatica will continue as the Surviving Corporation and as a wholly owned subsidiary of Salesforce.

Completion and Effectiveness of the Merger

Under the Merger Agreement, the Closing of the Merger will take place virtually by exchange of documents and signatures at 4:00 a.m., Pacific Time, on the fifth business day after the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by Salesforce and Informatica. For more information on the conditions to the Merger, please see the section entitled “—Conditions to the Merger.” We refer to the date on which the completion of the Merger occurs as the “Closing Date.”

On the Closing Date, the parties will cause a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in a form reasonably satisfactory to Salesforce and Informatica (the “Certificate of Merger”), to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made under the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, if otherwise agreed to by Informatica and

Salesforce, at such later time as may be specified in the Certificate of Merger. At the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of Informatica and Merger Sub will vest in Informatica as the Surviving Corporation, and all of the liabilities, obligations and duties of Informatica and Merger Sub will become liabilities, obligations and duties of Informatica as the Surviving Corporation. We refer to the time at which the Merger becomes effective as the “Effective Time.”

Merger Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

•

each share of Informatica Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive the Class A and Class B-1 Merger Consideration of $25.00 per share of Class A Common Stock in cash, without interest;

•

each share of Informatica Class B-1 Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive the Class A and Class B-1 Merger Consideration of $25.00 per share of Class B-1 Common Stock in cash, without interest;

•

each share of Informatica Class B-2 Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Class B-2 Merger Consideration of $0.0000100115 per share of Class B-2 Common Stock in cash, without interest;

•

each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any shares of Informatica Common Stock (a “Certificate”) or evidenced by way of book-entry in the register of company stockholders immediately prior to the Effective Time (a “Book-Entry Share”) will thereafter cease to have any rights with respect to such shares of Informatica Common Stock, except the right to receive the applicable Merger Consideration upon the surrender of such shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, in accordance with the terms of the Merger Agreement;

•

each share of Informatica Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by Informatica or is owned by Salesforce will be cancelled without any consideration delivered in exchange therefor and will cease to exist (the “Cancelled Shares”);

•

each share of Informatica Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect wholly owned subsidiary of Salesforce or of Informatica (the “Converted Shares”) will be converted into such number of shares of common stock of the Surviving Corporation (the “Surviving Corporation Stock”) equal to the product of (i) (x) the number of shares of Informatica Common Stock held by such subsidiary immediately prior to the Effective Time, divided by (y) the number of shares of Informatica Common Stock outstanding immediately prior to the Effective Time, and (ii) the total number of shares of Surviving Corporation Stock outstanding immediately after the consummation of the Merger; and

•

each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one validly issued, fully paid and nonassessable share of Surviving Corporation Stock.

From and after the Effective Time, all such shares of Informatica Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares), when so converted, will cease to be issued and outstanding and will automatically be cancelled and cease to exist. Each holder of a share of Informatica Common Stock that was outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, Cancelled Shares or Converted Shares) will cease to have any rights with respect thereto, except the right to receive the applicable

Merger Consideration to which such holder is entitled by virtue of the Merger and any dividends or other distributions payable to such holder with respect to such shares upon such surrender; provided, that as a condition precedent to payment of any Merger Consideration upon the surrender of shares of Class B-1 Common Stock, the surrendering holder must cause an equal number of shares of Class B-2 Common Stock to be simultaneously surrendered for the Class B-2 Merger Consideration.

Notwithstanding anything above or anything contrary in the Merger Agreement, shares of Informatica Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by Informatica stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until such stockholders shall have failed to perfect such right of appraisal, but, instead, the holders thereof will be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262. Notwithstanding the foregoing, if any such stockholder has failed to perfect or has effectively withdrawn or lost such right of appraisal, the shares of Informatica Common Stock held by such stockholder will not be deemed Dissenting Shares for purposes of the Merger Agreement and will be deemed to have been converted into the Merger Consideration at the Effective Time.

Exchange of Informatica Common Stock for the Merger Consideration

Salesforce will designate a bank or trust company reasonably acceptable to Informatica to act as the paying agent for the Merger to handle the exchange of Informatica Common Stock for the Merger Consideration (the “paying agent”). The paying agent will also act as the agent for the holders of Informatica Common Stock for the purpose of receiving and holding their Certificates and Book-Entry Shares, as applicable.

Book-Entry Shares

Any holder of Book-Entry Shares of Informatica Common Stock whose shares were converted into the right to receive the applicable Merger Consideration will not be required to deliver a certificate or letter of transmittal to the paying agent, or to surrender such Book-Entry Shares of Informatica Common Stock to the paying agent to receive the applicable Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares of Informatica Common Stock will automatically upon the Effective Time be entitled to receive, and Salesforce will direct the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the Effective Time (and in any event within five business days following the Effective Time), the applicable Merger Consideration for each share of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged will be cancelled.

No Interest

No interest will be paid or will accrue on any portion of the Merger Consideration payable in respect of any Book-Entry Share or certificated share of Informatica Common Stock.

Class B-1 Common Stock and Class B-2 Common Stock

Notwithstanding anything above or anything contrary in the Merger Agreement, as a condition precedent to payment of any Class A and Class B-1 Merger Consideration upon the surrender of any shares of Class B-1 Common Stock, the surrendering holder must cause an equal number of shares of Class B-2 Common Stock to be simultaneously surrendered for Class B-2 Merger Consideration. Any purported surrender of shares of Class B-1 Common Stock that is not accompanied by a simultaneous surrender of an equal number of shares of Class B-2 Common Stock will be void, and no payment of any Class A and Class B-1 Merger Consideration in respect of the Class B-1 Common Stock will occur. Any surrender of Class B-2 Common Stock that occurs pursuant to these procedures and the Merger Agreement will be deemed effective at the time that the corresponding surrender of Class B-1 Common Stock is deemed to be effective or to occur. There is no corresponding condition precedent to surrender any other class or series of shares as a condition to payment of Class A and Class B-1 Merger Consideration in respect of shares of Class A Common Stock.

Termination of Rights

At the Effective Time, the stock transfer books of Informatica will be closed immediately, and there will be no further registration of transfers of Informatica Common Stock on the records of Informatica. Informatica will issue a stop transfer order to its transfer agent solely with respect to shares of Informatica Common Stock of record five business days prior to the anticipated closing date or such shorter period as requested by Salesforce. Until surrendered, each Certificate and Book-Entry Share representing Class A Common Stock or Class B-1 Common Stock, as applicable, will be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated in the Merger Agreement. If, after the Effective Time, Certificates or Book-Entry Shares representing Class A Common Stock or Class B-1 Common Stock, as applicable, are presented to Salesforce for any reason, they will no longer be outstanding and will be automatically cancelled and exchanged as provided for in the Merger Agreement.

Treatment of Informatica Equity Awards

Consideration for Informatica Options in the Merger—Generally

At the Effective Time, (1) each Informatica In-the-Money Option that is held by an individual who is not an employee of Informatica and that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, and (2) each Informatica In-the-Money Option that is held by any individual who is an employee of Informatica that is outstanding, vested and unexercised immediately prior to the Effective Time will, in each case, be cancelled and such holders will be entitled to receive the Class A and Class B-1 Merger Consideration in respect of the number of shares of Class A Common Stock covered by such Informatica In-the-Money Option, less a number of shares having a value equal to the total exercise price applicable to such option, without interest and less applicable tax withholdings.

At the Effective Time, each Informatica In-the-Money Option that is outstanding, unvested and unexercised immediately prior to the Effective Time and held by an Informatica employee will be assumed and automatically converted into an adjusted option (as defined above). The adjusted option will otherwise be subject to the same terms and conditions as were applicable to the corresponding Informatica In-the-Money Option prior to the Effective Time, including vesting terms.

Each Informatica option that is not an Informatica In-the-Money Option (i.e., that has a per share exercise price that is equal to or greater than the Class A and Class B-1 Merger Consideration) or that contains solely a $37.50 per share stock price performance vesting condition and is then outstanding and unexercised, whether or not vested, will be cancelled without payment.

Consideration for Informatica Restricted Stock Units in the Merger—Generally

At the Effective Time, each Informatica RSU award that is outstanding immediately prior to the Effective Time held by a non-employee director of Informatica will be cancelled and converted into the right to receive the Class A and Class B-1 Merger Consideration in respect of each share of Class A Common Stock subject to such Informatica RSU award.

At the Effective Time, each Informatica RSU award (other than any such award held by a non-employee director as described above) will be assumed and converted into an adjusted RSU award with respect to a number of shares of Salesforce common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica RSU award by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica RSU award prior to the Effective Time, including vesting terms.

At the Effective Time, each Informatica PSU award that is outstanding immediately prior to the Effective Time will be assumed and converted into an adjusted RSU award with respect to a number of shares of Salesforce common stock (rounded to the nearest whole share) determined by multiplying the number of shares of Class A Common Stock subject to the Informatica PSU award (with such number of shares determined based on (x) the actual level of performance if the Effective Time occurs after the end of the applicable performance period and the determination of actual performance in the ordinary course and (y) the target level of performance if the Effective Time occurs prior to the end of the applicable performance period and the determination of actual performance in the ordinary course) by the conversion ratio. Each adjusted RSU award will be subject to the same terms and conditions as were applicable to the corresponding Informatica PSU award prior to the Effective Time, including vesting terms (but excluding any performance-based vesting conditions). Notwithstanding the foregoing, at the Effective Time each Informatica PSU award that contains a $35.00 per share stock price performance vesting condition will be forfeited in accordance with its existing terms.

Informatica Employee Stock Purchase Plan

Pursuant to the Merger Agreement, (i) with respect to any current ESPP offering period, no Informatica employee who is not a participant in the current ESPP offering period as of the date of the Merger Agreement may become a participant in the ESPP and no participant may increase the percentage amount of such participant’s payroll deduction election from that in effect on the date of the Merger Agreement for the current ESPP offering period; (ii) subject to the consummation of the Merger, the ESPP shall terminate effective immediately prior to the Effective Time; (iii) if the current ESPP offering period is still in effect at the Effective Time, then the last day of such current ESPP offering period shall be accelerated to a date that is no later than three business days prior to the Closing Date of the Merger; and (iv) if any future offering period under the ESPP (other than the current ESPP offering period) is still in effect at the Effective Time, then such future offering period will be terminated prior to the Effective Time and any contributions made by participants to such future offering period will be returned to the participants without the payment of any interest.

Registration of Salesforce Common Stock

Pursuant to the Merger Agreement, at or as soon as reasonably practicable after the Effective Time, Salesforce will file a registration statement with the SEC on Form S-8, or any successor form, to the extent such form is available, relating to the shares of Salesforce common stock issuable with respect to the adjusted options and adjusted RSU awards. Salesforce will use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for as long as any adjusted options and adjusted RSU awards remain outstanding.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties. These include representations and warranties of Informatica with respect to:

a.	organization and qualification;

b.	subsidiaries;

c.	capitalization;

d.	corporate authority relative to the Merger Agreement;

e.	requisite stockholder approval;

f.	due execution, delivery and enforceability of the Merger Agreement;

g.	required consents and approvals, including governmental consents;

h.	no violations;

i.	SEC reports and filings;

j.	financial statements;

k.	internal controls and procedures;

l.	the absence of undisclosed liabilities;

m.	the absence of certain changes or events;

n.	compliance with laws and permits;

o.	employee benefit plans;

p.	labor matters;

q.	tax matters;

r.	litigation and orders;

s.	intellectual property;

t.	privacy and data protection;

u.	real and personal property;

v.	material contracts;

w.	environmental matters;

x.	customers, suppliers, resellers and government entities;

y.	insurance;

z.	information supplied for SEC filings;

aa. opinion of financial advisor;

bb. state takeover statutes and anti-takeover laws;

cc.	related party transactions; and

dd. finders and brokers.

The Merger Agreement also contains customary representations and warranties of Salesforce and Merger Sub, including with respect to:

a.	organization and qualification;

b.	corporate authority relative to the Merger Agreement;

c.	due execution, delivery and enforceability of the Merger Agreement;

d.	required consents and approvals, including governmental consents;

e.	no violations;

f.	litigation and orders;

g.	information supplied for SEC filings;

h.	sufficient funds to pay the Merger Consideration;

i.	finders and brokers; and

j.	not being an “interested stockholder” of Informatica as defined in Section 203 of the DGCL.

Certain representations and warranties contained in the Merger Agreement are qualified by “material adverse effect,” as described below. The representations and warranties contained in the Merger Agreement will expire at the Effective Time. The representations, warranties and covenants made by Informatica in the Merger Agreement are qualified by information contained in Informatica’s confidential disclosure letter delivered to Salesforce in connection with the execution of the Merger Agreement and by filings that Informatica has made with the SEC since September 30, 2023 and publicly available before May 26, 2025 (the date of the Merger Agreement). The representations, warranties and covenants made by Salesforce and Merger Sub in the Merger Agreement are qualified by information contained in Salesforce’s confidential disclosure letter delivered to Informatica in connection with the execution of the Merger Agreement and by filings that Salesforce has made with the SEC since September 30, 2023 and publicly available before May 26, 2025 (the date of the Merger Agreement). The representations, warranties and covenants of each party in the Merger Agreement were made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure letters made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to holders of Informatica Common Stock. Accordingly, the representations and warranties may not describe the actual state of affairs as of May 26, 2025 (the date of the Merger Agreement), or at any other time, and holders of Informatica Common Stock should not rely on them as statements of fact. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Holders of Informatica Common Stock are not third-party beneficiaries of these representations, warranties and covenants under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Informatica or any of its affiliates or of Salesforce or any of its affiliates.

Material Adverse Effect

A “material adverse effect” with respect to Informatica means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or operations of Informatica and the Informatica subsidiaries, taken as a whole, except that no such change, effect, development, circumstance, condition, state of facts, event or occurrence to the extent resulting or arising from any of the following will be deemed to constitute a material adverse effect or will be taken into account when determining whether a material adverse effect exists or has occurred:

(a)	any changes in United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions;

(b)	any changes in conditions in the data management technology industry;

(c)	any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world;

(d)	any changes after May 26, 2025 (the date of the Merger Agreement) in GAAP or the authoritative interpretation thereof;

(e)	any changes after May 26, 2025 (the date of the Merger Agreement) in applicable law or the authoritative interpretation thereof;

(f)

any failure by Informatica to meet any internal or published projections, estimates or expectations of Informatica revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Informatica to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account);

(g)

any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or pandemics or similar force majeure events, including any material worsening of such conditions threatened or existing as of May 26, 2025 (the date of the Merger Agreement);

(h)

the execution and delivery of the Merger Agreement, the identity of Salesforce or any of its subsidiaries, the pendency or consummation of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the effect thereof on Informatica’s relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the initiation or settlement of any litigation arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement commenced by or involving (i) any governmental entity in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or (ii) any current or former stockholder of Informatica (on their own or on behalf of Informatica), to the extent relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, the identity of Salesforce or any of its subsidiaries, the pendency or consummation of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or the public announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement, as applicable (except that this clause (h) will not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of the Merger Agreement, the pendency or consummation of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, or to address the consequences of litigation); and

(i)

any action or failure to take any action which action or failure to act is requested in writing by Salesforce or otherwise expressly required by the Merger Agreement (other than pursuant to Informatica’s covenant to use reasonable best efforts to conduct its business in all material respects in the ordinary course of business until the earlier of the Effective Time or the date (if any) the Merger Agreement is terminated).

Notwithstanding the definition above, with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such change, effect, development, circumstance, condition, state of facts, event or occurrence has had a disproportionate adverse effect on Informatica or any subsidiary of Informatica relative to other companies operating in the data management technology industry, then only the incremental disproportionate adverse effect of such change, effect, development, circumstance, condition, state of facts, event or occurrence will be taken into account for the purpose of determining whether a material adverse effect exists or has occurred.

A “material adverse effect” with respect to Salesforce means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Salesforce or Merger Sub to consummate the transactions contemplated by the Merger Agreement, including the Merger, prior to the Outside Date or otherwise materially impairs or materially delays the ability of Salesforce or Merger Sub to consummate the transactions contemplated by the Merger Agreement, including the Merger, prior to the Outside Date.

Conduct of Business Before Completion of the Merger

Restrictions on Informatica’s Operations

The Merger Agreement provides for certain restrictions on Informatica’s and its subsidiaries’ activities until the earlier of the Effective Time or the date (if any) the Merger Agreement is terminated. In general, except as specifically permitted, set forth in Informatica’s confidential disclosure letter, required by the Merger Agreement, required by applicable law or consented to in writing by Salesforce, subject to specified exceptions set forth in the Merger Agreement, Informatica and each of its subsidiaries is required to use reasonable best efforts to

(i) conduct its business in all material respects in the ordinary course of business consistent with past practice, (ii) preserve intact its and their present business organizations, goodwill and ongoing business, (iii) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause or due to resignation) and (iv) preserve its and their relationships with customers, suppliers, vendors, resellers, licensors, licensees, governmental entities, employees and other persons with whom it and they have material business relations. In addition, except as specifically permitted or required by the Merger Agreement, as required by applicable law or as consented to in writing by Salesforce (which, in certain specified cases, may not be unreasonably withheld, conditioned or delayed), subject to specified exceptions set forth in the Merger Agreement, Informatica must not and must cause each of its subsidiaries not to, directly or indirectly:

•	amend, modify, waive, rescind, change or otherwise restate Informatica’s or any of its subsidiaries’ certificate of incorporation, bylaws or organizational documents;

•

authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of Informatica or any of its subsidiaries) (other than dividends or distributions made by any wholly owned subsidiary of Informatica to Informatica or any wholly owned subsidiary of Informatica), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to, any of its capital stock or other equity interests or securities;

•

split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, or issue or authorize the issuance of any of its capital stock or other equity interests or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests, except for (a) the acceptance of shares of Class A Common Stock as payment of the exercise price of Informatica options or for withholding taxes in respect of Informatica equity awards, in each case, in accordance with past practice and the terms of such Informatica equity awards, or (b) any such transaction by a wholly owned Informatica subsidiary which remains a wholly owned Informatica subsidiary after consummation of such transaction;

•

issue, deliver, grant, sell, pledge, modify, transfer, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, modification, transfer, disposition or encumbrance of, directly or indirectly, any shares in the capital stock, voting securities or other equity interest in Informatica or any of its subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units;

•

take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Informatica equity award under any existing Informatica equity plan (except pursuant to the express terms of any Informatica equity award), other than (a) issuances of Class A Common Stock in respect of any exercise of Informatica options outstanding on May 26, 2025 (the date of the Merger Agreement) or the vesting and settlement of Informatica equity awards outstanding on May 26, 2025 (the date of the Merger Agreement), in all cases in accordance with their respective terms as of May 26, 2025 (the date of the Merger Agreement), (b) issuance of shares of Class A Common Stock pursuant to the exercise of Informatica options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Informatica equity awards in order to satisfy tax withholding obligations, (c) issuances of Class A Common Stock in respect of any options outstanding under the ESPP in respect of any current ESPP offering periods or granted under any future ESPP offering periods, (d) pledges of capital stock, voting securities, or other equity interests of the Informatica subsidiaries (or any aforementioned items related thereto) pursuant to the Company Credit Agreement, and the loan and security documents related thereto, which pledges are terminated and released at or prior to the Effective Time or (e) transactions solely between Informatica and its wholly owned subsidiaries or solely between wholly owned Informatica subsidiaries;

•

except as required by any Informatica benefit plan in existence as of May 26, 2025 (the date of the Merger Agreement), (a) increase the compensation, bonus, incentive compensation, severance, termination pay or other benefits payable or to become payable to any Informatica directors, officers, employees or individual independent contractors, (b) pay, grant or award, or commit to pay, grant or award, any bonuses, retention or incentive compensation, including any Informatica equity awards, to any of Informatica’s directors, officers, employees or individual independent contractors, (c) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Informatica benefit plan (or any arrangement that would be an Informatica company benefit plan if in effect on May 26, 2025 (the date of the Merger Agreement)), except for (x) any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause (v) and do not materially increase the cost to Informatica of maintaining such Informatica benefit plan or the benefits provided thereunder and (y) entry into at-will offer letters that do not provide for severance or change-in-control (or term of similar import) entitlements, (d) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Informatica benefit plan; (e) make any contributions or payments to any rabbi trust or other similar funding vehicle with respect to any Informatica benefit plan, (f) change any actuarial or other assumptions used to calculate funding obligations with respect to any Informatica benefit plan or change the manner in which such contributions are determined, except as required by GAAP, (g) loan or advance money or other property to any directors, officers, or employees or individual independent contractors (other than advances for reimbursable employee expenses in the ordinary course of business and in accordance with Informatica’s expense reimbursement policies and loans made under an Informatica benefit plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code), (h) terminate the employment of any Informatica employee at the level of vice president or above, other than for cause, (i) promote any employee to the level of vice president or above or hire any new Informatica employee or engage any individual independent contractor at or above the level of vice president or with annual base salary or wages exceeding $350,000, except for new hires of non-officer employees below the level of vice president that do not materially deviate from Informatica’s hiring plan as previously provided to Salesforce (other than replacement hires or replacement promotions), (j) enter into a contract or relationship with a professional employer organization; or (k) form or otherwise establish any employing entity in any country that does not currently have an employing entity;

•

acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (a) transactions solely between Informatica and its wholly owned subsidiaries or solely between wholly owned Informatica subsidiaries, (b) acquisitions of assets in the ordinary course of business consistent with past practice or (c) transactions involving an amount up to $10,000,000 of cash consideration in the aggregate that would not reasonably be expected to materially delay, impede or prevent the consummation of the transactions contemplated by the Merger Agreement on or before the Outside Date;

•

merge or consolidate Informatica or any Informatica subsidiary with any person or liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of Informatica and/or Informatica subsidiaries), or adopt any plan or resolution providing for any of the foregoing;

•

make any loans, advances or capital contributions to, or investments in, any other person, except for (a) loans solely among Informatica and its wholly owned subsidiaries or solely among Informatica’s wholly owned subsidiaries, (b) advances for reimbursable employee expenses, in the ordinary course of business consistent with past practice, pursuant to any advancement obligations under Informatica’s governing documents or indemnification agreements with directors or officers of Informatica or its subsidiaries in existence on May 26, 2025 (the date of the Merger Agreement), or (c) capital contributions to or investments in wholly owned Informatica subsidiaries;

•

sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens as set forth in the Merger Agreement), any of its material properties, rights or assets (including shares of Informatica or its subsidiaries) or enter into any contract requiring any of the foregoing, except (a) dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (b) non-exclusive licenses of Informatica’s intellectual property or products entered into in the ordinary course of business consistent with past practice with customers or resellers of Informatica or its subsidiaries in connection with Informatica product, and (c) pursuant to transactions solely among Informatica and its wholly owned subsidiaries or solely among its wholly owned subsidiaries;

•

terminate or materially amend or modify any written policies or procedures with respect to (a) the use or distribution by Informatica or any of its subsidiaries of any open source software or (b) the use by or for Informatica or any of its subsidiaries of AI Systems (as defined in the Merger Agreement), except to comply with applicable law;

•

(a) enter into certain specified types of contracts (as set forth in the Merger Agreement), (b) (1) materially (x) modify, (y) amend, (z) extend or terminate any Material Contract (as defined in the Merger Agreement) (other than renewals and non-renewals occurring in the ordinary course of business consistent with past practice), (2) waive, release or assign any material (x) rights or (y) claims thereunder, in the case of this clause (2), other than in the ordinary course of business consistent with past practice or (c) materially adversely modify or amend or terminate, or waive or release or assign any material rights under any Material Government Bid (as defined in the Merger Agreement);

•

except in accordance with Informatica’s capital budget provided to Salesforce on May 26, 2025, make any capital expenditure, enter into agreements or arrangements providing for any capital expenditure or otherwise commit to do so;

•

commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any threatened or pending claim, litigation, investigation or proceeding (for the avoidance of doubt, including with respect to matters in which Informatica or any of its subsidiaries is a plaintiff, or in which any of their officers or directors in their capacities are such parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by governmental entities and that (a) is for an amount not to exceed, for any such compromise or settlement individually, $1,000,000, or in the aggregate, $3,000,000, (b) does not impose any injunctive relief on Informatica and its subsidiaries and does not involve the admission of wrongdoing by Informatica, any of its subsidiaries or any of their respective officers or directors or otherwise establish a materially adverse precedent for similar settlements by Salesforce or any of its subsidiaries (including, following the Effective Time, Informatica and its subsidiaries) and (c) does not provide for the license of any intellectual property or the termination, modification or amendment of any license of intellectual property;

•

change Informatica’s fiscal year or make any change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or Regulation S-X of the Exchange Act;

•	amend or modify in any material respect any privacy statement of Informatica or any of its subsidiaries;

•

(a) make, change or revoke any material tax election, other than in the ordinary course of business, (b) adopt or change any annual tax accounting period or material method of tax accounting, (c) amend any material tax return, (d) except as required by law, file any material tax return that is inconsistent in any material respect with a previously filed material tax return of the same type for a prior taxable period (taking into account any amendments prior to May 26, 2025 (the date of the Merger Agreement)), (e) settle or compromise any material tax audit, claim or other proceeding relating to taxes for an amount in excess of any amount accrued or reserved therefor in Informatica’s SEC documents, (f) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), or any material advance pricing arrangements or agreements with a tax authority under any U.S. federal, state, local or non-U.S. law, (g) surrender any right to claim a material refund of taxes, (h) request a private letter ruling from the Internal Revenue Service (“IRS”) or a comparable ruling from any other tax authority, in each case, with respect to any material amount of taxes, or (i) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than in connection with automatic extensions of time to file tax returns);

•

redeem, repurchase, repay, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), in each case, except for (a) the incurrence and repayment of any indebtedness solely among Informatica and its wholly owned subsidiaries or solely among its wholly owned subsidiaries, in each case, in the ordinary course of business, (b) the incurrence of indebtedness in the form of revolving loans (including swingline loans) and letters of credit under the Company Credit Agreement made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $35,000,000 (and the repayment of such revolving loans) and (c) scheduled repayments, mandatory repayments and prepayments, and payments at maturity of indebtedness for borrowed money, in each case as required pursuant to the terms of such indebtedness for borrowed money as in effect on May 26, 2025 (the date of the Merger Agreement);

•	enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed by Informatica under Item 404 of Regulation S-K of the SEC;

•

fail to use commercially reasonable efforts to maintain Informatica’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of Informatica and its subsidiaries;

•

(a) (i) acquire any real property or (ii) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) that if in existence as of May 26, 2025 (the date of the Merger Agreement) would constitute a material contract, (b) materially modify or amend or exercise any right to renew any Informatica lease that is a material contract (other than entering into an amendment or extension agreement to extend the term of an Informatica lease in accordance with its terms), or waive any material term or condition thereof or grant any material consents thereunder, or (c) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by Informatica, or any interest therein or part thereof, other than certain permitted liens (as set forth in the Merger Agreement), in the cases of each of clauses (b) and (c), other than in the ordinary course of business consistent with past practice;

•	convene any special meeting (or any adjournment or postponement thereof) of the holders of Informatica Common Stock;

•

other than in the ordinary course of business consistent with past practice, abandon, withdraw, suspend, abrogate, terminate or modify, amend or waive in any material respect any right under any material Informatica permit;

•	adopt or otherwise implement any stockholder rights plan, “poison pill” or other comparable agreement;

•

forgive any material loans or advances to any officers, employees, directors or other individual service providers of Informatica or any of its subsidiaries, or any of their respective affiliates, or change their respective existing borrowing or lending arrangements for or on behalf of any of such persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with (a) relocation activities to any employees of Informatica or its subsidiaries or (b) expense or indemnification reimbursement pursuant to any advancement obligations under the Informatica governing documents or indemnification agreements with directors or officers of Informatica or its subsidiaries in existence on May 26, 2025 (the date of the Merger Agreement); or

•	agree, commit or authorize, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

No Solicitation of Other Offers by Informatica

Under the terms of the Merger Agreement, subject to certain exceptions described below, Informatica has agreed that, from May 26, 2025 until the earlier of the Effective Time or the date (if any) on which the Merger Agreement is terminated, Informatica will not, and will cause its subsidiaries and its and their respective officers, directors and employees not to, and Informatica will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

(a)

solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an acquisition proposal (as defined below);

(b)	participate in any negotiations regarding, or furnish to any person any information relating to Informatica or any of its subsidiaries in connection with, an actual or potential acquisition proposal;

(c)	adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any acquisition proposal;

(d)

withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Salesforce, the Informatica Board Recommendation, or resolve or agree to take any such action;

(e)

if an acquisition proposal has been publicly disclosed, fail to publicly recommend against any such acquisition proposal and reaffirm the Informatica Board Recommendation within 10 business days after the public disclosure of such acquisition proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Salesforce, such rejection of such acquisition proposal);

(f)

include any adverse amendment, withdrawal, alteration, modification or qualification of the Informatica Board Recommendation in any legally required disclosure to the Informatica stockholders with regard to an acquisition proposal;

(g)

approve, or authorize, or cause or permit Informatica or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any acquisition proposal (other than certain confidentiality agreements, as set forth in the Merger Agreement);

(h)

call or convene a meeting of Informatica stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the transactions contemplated by the Merger Agreement; or

(i)	resolve or agree to do any of the foregoing.

We refer to each action set forth in clauses (c), (d), (e), (f), (g), (h) and (i) (to the extent clause (i) is related to the foregoing clauses (c), (d) (e), (f), (g) or (h)) above as a “change of recommendation.”

In addition, under the Merger Agreement, Informatica has agreed that:

•

it will and will cause its subsidiaries, and its and their respective officers, directors and employees to, and Informatica will use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, immediately cease any and all solicitations, encouragements, discussions or negotiations with any persons, or provision of any information to any persons, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•

it will promptly, and in any event within two business days following May 26, 2025 (the date of the Merger Agreement), request in writing that each person that had previously executed a confidentiality agreement with Informatica in connection with its consideration of an acquisition proposal or a potential acquisition proposal promptly destroy or return to Informatica all nonpublic information furnished by Informatica or any of its representatives to such person or any of its representatives in accordance with the terms of such confidentiality agreement; and

•	it will terminate access to any physical or electronic data rooms relating to an acquisition of Informatica by such person and its representatives.

Under the Merger Agreement, Informatica must enforce, and not waive, terminate or modify without Salesforce’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Informatica Board determines in good faith after consultation with Informatica’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to violate the directors’ fiduciary duties under applicable law, Informatica may, with prior written notice to Salesforce, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of the Merger Agreement) to make, on a confidential basis to the Informatica Board, an acquisition proposal, conditioned upon such person agreeing to disclosure of such acquisition proposal to Salesforce, in each case as contemplated by the Merger Agreement.

Notwithstanding the prohibitions described above, if Informatica receives, prior to 4:00 p.m., Pacific Time, on the calendar day after May 26, 2025 (the date of the Merger Agreement) a bona fide written acquisition proposal that did not result from a breach of Informatica’s non-solicitation obligations under the Merger Agreement, then Informatica, its subsidiaries and its representatives are permitted to contact the person or any of its representatives who has made such acquisition proposal to clarify (and not to negotiate) the material terms and conditions of such acquisition proposal so that Informatica may inform itself about such acquisition proposal. For the avoidance of doubt, breaches of the prohibitions described above by any Informatica subsidiary, director, officer or employee of Informatica or other representative of Informatica are considered breaches by Informatica itself.

Further, Informatica, its subsidiaries and its representatives are permitted to furnish nonpublic information to such person and engage in discussions or negotiations with such person with respect to the acquisition proposal, as long as:

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the Informatica Board determines in good faith, after consulting with Informatica’s outside legal counsel and financial advisor, that such proposal constitutes, or would reasonably be expected to result in, a superior proposal;

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the Informatica Board determines in good faith, after consulting with Informatica’s outside legal counsel, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable law;

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prior to providing any such nonpublic information, the person making the acquisition proposal enters into a confidentiality agreement that contains terms that are no less favorable in the aggregate to Informatica than those contained in the confidentiality agreement between Salesforce and Informatica (provided that the confidentiality agreement is not required to include a standstill provision) and that does not in any way restrict Informatica or its representatives from complying with its disclosure obligations under the Merger Agreement; and

•

Informatica also provides Salesforce, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Salesforce.

Under the Merger Agreement, Informatica will notify Salesforce promptly (and in any event within 24 hours) of Informatica’s or any of Informatica’s controlled affiliates’ or its or their respective representatives’ receipt of any acquisition proposal, any proposals or inquiries that would reasonably be expected to lead to an acquisition proposal, or any inquiry or request for nonpublic information relating to Informatica or any of its subsidiaries by any person who has made or would reasonably be expected to make any acquisition proposal. The notice must include the identity of the person making the acquisition proposal, inquiry or request, and the material terms and conditions of any such proposal or offer, or the nature of the information requested pursuant to any such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers (including any proposed agreements received by Informatica or its representatives relating to such acquisition proposal) or, if such acquisition proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the foregoing, Informatica must keep Salesforce reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any acquisition proposal or potential acquisition proposal, and as to the nature of any information requested of Informatica with respect thereto, and must promptly (and in any event within 24 hours) provide to Salesforce copies of all proposals, offers and proposed agreements relating to an acquisition proposal received by Informatica or its representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Without limiting the foregoing, Informatica also must promptly provide (and in any event within 24 hours) Salesforce with any material nonpublic information concerning Informatica provided to any other person in connection with any acquisition proposal that was not previously provided to Salesforce. Without limiting the foregoing, Informatica will promptly (and in any event within 24 hours after such determination) inform Salesforce in writing if Informatica determines to begin providing information or to engage in discussions or negotiations concerning an acquisition proposal to the extent otherwise permitted by the Merger Agreement.

An “acquisition proposal” for purposes of the Merger Agreement means any offer, proposal or indication of interest from any person or entity, other than a proposal or offer by Salesforce or a subsidiary of Salesforce, at any time relating to any transaction or series of related transactions involving:

•	any acquisition or purchase by any person, directly or indirectly, of more than 15% of any class of outstanding Informatica voting or equity securities (whether by voting power or number of shares);

•

any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 15% of any class of outstanding Informatica voting or equity securities (whether by voting power or number of shares);

•

any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction, in each case involving Informatica and any other person or group, pursuant to which the Informatica stockholders immediately prior to such transaction hold less than 85% of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or

•	any sale, lease, exchange, transfer or other disposition to any person or group of more than 15% of the consolidated assets of Informatica and its subsidiaries (measured by fair market value).

A “superior proposal” for purposes of the Merger Agreement means a bona fide, written “acquisition proposal” (as defined above) by a third party, which the Informatica Board determines in good faith, after consultation with Informatica’s outside legal counsel and financial advisor, to be more favorable to Informatica stockholders from a financial point of view than the Merger, taking into account all relevant factors, including all terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and the Merger Agreement, as well as any changes to the terms of the Merger Agreement proposed by Salesforce in response to any acquisition proposal as permitted by the Merger Agreement. When determining whether an offer constitutes a superior proposal, references in the definition of the term “acquisition proposal” to “15%” or “85%” will be replaced with references to “80%” and “20%,” respectively.

Stockholder Written Consent

Informatica agreed to (i) submit the Written Consents to the Lead Investors and (ii) use its reasonable best efforts to obtain the Written Consents, duly executed by the Lead Investors as promptly as practicable and deliver the executed Written Consents to Salesforce. The Written Consents were delivered to Informatica and to Salesforce on May 26, 2025, promptly following the execution and delivery of the Merger Agreement.

Change of Recommendation; Match Rights

At any time prior to 4:00 p.m., Pacific Time, on the calendar day after May 26, 2025 (the date of the Merger Agreement), the Informatica Board may make a change of recommendation and cause Informatica to terminate the Merger Agreement in order to enter into a definitive agreement providing for an acquisition proposal received May 26, 2025 (the date of the Merger Agreement), provided such acquisition proposal did not result from a breach of Informatica’s non-solicitation obligations and such acquisition proposal is not withdrawn (subject to payment by Informatica to Salesforce of the termination fee described under the section entitled “—Termination Fee” and “—Expenses”), which the Informatica Board has determined in good faith, after consultation with Informatica’s outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal, but only if the Informatica Board has determined in good faith, after consultation with Informatica’s outside legal counsel and financial advisor, that the failure to take such action would violate the directors’ fiduciary duties under applicable law.

Prior to making a change of recommendation as permitted by the Merger Agreement and as described above, Informatica must provide Salesforce with four business days’ prior written notice advising Salesforce that the Informatica Board intends to make a change of recommendation. The notice must specify the material terms and conditions of the acquisition proposal (including a copy of any proposed definitive agreement) for any change of recommendation due to a superior proposal. In such a case, Informatica must cause its representatives (including its executive officers) to negotiate in good faith (to the extent Salesforce desires to negotiate) any proposal by Salesforce to amend the terms and conditions of the Merger Agreement in a manner that would eliminate the need for the Informatica Board to make such change of recommendation, and the Informatica Board must make the required determination regarding its fiduciary duties again at the end of such four business day negotiation period (after taking into account in good faith the amendments to the Merger Agreement proposed by Salesforce, if any). With respect to any change of recommendation, if there is any material amendment, revision or change to the terms of the then-existing superior proposal (including any revision to the amount, form or mix of consideration proposed to be received by Informatica stockholders as a result of such superior proposal), Informatica must notify Salesforce of each such amendment, revision or change and the applicable four-day business period will be extended until at least three business days after the time that Salesforce receives notification of such revision.

Nothing in the Merger Agreement prohibits Informatica or the Informatica Board from (a) disclosing to Informatica stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (b) making any “stop, look and listen” communication to Informatica stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (c) making any legally required disclosure to Informatica stockholders with regard to an acquisition proposal, in each case so long as any such disclosure (x) includes a reaffirmation, and does not include any adverse amendment, withdrawal, alteration, modification or qualification, of the Informatica Board Recommendation and (y) does not include any statement that constitutes, and does not otherwise constitute, a change of recommendation under the Merger Agreement.

Access

From May 26, 2025 (the date of the Merger Agreement) until the earlier of the Effective Time or the date (if any) on which the Merger Agreement is terminated, to the extent permitted by applicable law, Informatica will give, and will cause each of its subsidiaries to give, Salesforce and its representatives reasonable access during normal business hours and upon reasonable advance notice to Informatica’s and its subsidiaries’ offices, properties, contracts, personnel, books and records (so long as such access does not unreasonably interfere with Informatica’s business). During such period, Informatica will, and will cause each of its subsidiaries to, furnish as promptly as practicable to Salesforce all information concerning Informatica’s business, properties, offices, contracts and personnel as Salesforce reasonably requests, solely for purposes of consummating the transactions contemplated by the Merger Agreement and for reasonable transition and integration planning. However, Informatica is not required to provide access to or to disclose information:

•

that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with, or contractual obligations to, a third party entered into prior to May 26, 2025 (the date of the Merger Agreement) or after May 26, 2025 in the ordinary course of business consistent with past practice; provided, that upon Salesforce’s request, Informatica may use commercially reasonable efforts to obtain the consent of such third party to make such access or disclosure, or to make appropriate substitute arrangements for disclosure that do not violate such restrictions;

•

the disclosure of which, in the reasonable good-faith judgment of Informatica, would violate applicable law; provided, that Informatica will use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such law; or

•

the disclosure of which, in the reasonable good-faith judgment of Informatica, would cause the loss of any attorney-client, attorney work product or other legal privilege; provided, that Informatica shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize attorney-client, attorney work product or other legal privilege.

Notwithstanding the foregoing, Informatica may, as it deems advisable and necessary, reasonably designate any competitively sensitive information provided to the Salesforce and Salesforce’s representatives as “outside counsel only,” and any such materials designated as “outside counsel only” and the information contained therein shall be given only to outside counsel of Salesforce and will not be disclosed by such outside counsel to employees, officers or directors of Salesforce and its affiliates unless advance, express permission is given by Informatica.

Treatment of Indebtedness

The Merger Agreement requires Informatica and its subsidiaries to deliver all notices and take all other actions required to facilitate at or prior to the Effective Time the termination of all commitments outstanding under the Revolving Credit and Guaranty Agreement, dated as of October 29, 2021, among Informatica, the lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1, dated as of June 13, 2023, as further amended by Amendment No. 2, dated as of June 11, 2024 (as amended, the “Company Credit Agreement”), the repayment in full of all obligations outstanding thereunder, the release of all liens securing such obligations, and the release of all guarantees in connection therewith. Such termination, repayment and releases we refer to as the “credit facility termination.” The Merger Agreement also requires that Informatica deliver to Salesforce at certain dates prior to the Closing Date customary draft and executed payoff letters and related guarantee and lien release documentation from the agent on behalf of the lenders under such credit agreement.

The Merger Agreement does not require Informatica or any Informatica subsidiaries to cause the credit facility termination to be effective unless and until the Effective Time has occurred and Salesforce has provided or caused to be provided to Informatica or to Informatica subsidiaries funds (or Salesforce has directed

Informatica or any Informatica subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under the Company Credit Agreement. At Salesforce’s request, Informatica will, and will cause the Informatica subsidiaries to, use reasonable best efforts to make its and their cash available to be used on the Closing Date to fund any payments designated by Salesforce to be made on or after such date.

HSR and Other Regulatory Approvals

Under the Merger Agreement, Salesforce and Informatica are each required to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the Merger Agreement as soon as practicable, including:

•

preparing and filing or otherwise providing, in consultation with the other party and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental entity and/or any third party in order to consummate the transactions contemplated by the Merger Agreement; and

•

taking all actions and steps as may be necessary, subject to the limitations in the Merger Agreement, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals, including defending through litigation on the merits any claim asserted in court by any governmental entity to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing from occurring prior to the Outside Date.

Further, Salesforce and Informatica each agree to:

•

make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by the Merger Agreement as promptly as practicable, and in any event within 20 business days after May 26, 2025 (the date of the Merger Agreement), unless a later date is mutually agreed between the parties, and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act, and take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable; and

•

make all other necessary or advisable filings as promptly as reasonably practicable, and supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any other applicable regulatory laws.

In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other regulatory laws of the jurisdictions contemplated by the Merger Agreement, (1) Salesforce, Merger Sub and their respective subsidiaries will (and will direct Informatica and its subsidiaries to) and (2) Informatica and its subsidiaries will, solely to the extent directed by Salesforce, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of Informatica or any Informatica subsidiary, (B) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of Informatica or any Informatica subsidiary in any manner, or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of Informatica or any Informatica subsidiary. Notwithstanding anything in the Merger Agreement to the contrary, Salesforce, Informatica and their respective subsidiaries will not be required, either pursuant to the Merger Agreement or otherwise, to offer, negotiate, commit to, effect or otherwise take any action that would reasonably be expected to, individually or in the aggregate, (x) impact Salesforce, Informatica or their respective subsidiaries in an adverse manner or amount that is material relative to the value of Informatica and its subsidiaries, taken as a whole or (y) have any impact on any asset, business (or portions thereof), product lines or product of Salesforce or any Salesforce subsidiary (excluding any asset, business (or portions thereof), product lines or product of Informatica and its subsidiaries) or (z) with respect to the actions in clauses (B) and (C) above, materially reduce the reasonably anticipated benefits to Salesforce and its subsidiaries, taken as a whole (including anticipated synergies) of the transactions contemplated by the Merger Agreement (each of clauses (x), (y) and (z) referred to as a “Burdensome Condition”). However, if requested by Salesforce, Informatica and its subsidiaries will become subject to, consent to or offer or agree to, and otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on Informatica or its subsidiaries in the event the Merger is completed. In no event will Salesforce, Informatica or their respective subsidiaries be required to propose, negotiate, commit to or effect any action with respect to, any such requirement, condition, limitation, understanding, agreement or order unless such action is conditioned upon the consummation of the Merger.

Under the Merger Agreement, in connection with and without limiting the efforts referenced above to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the transactions contemplated under the Merger Agreement under the HSR Act or any other regulatory laws to the extent not prohibited by applicable law, Salesforce and Informatica each also agree to:

•

cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other party;

•

furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of necessary filings or submissions of information to any governmental entity;

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promptly inform the other party of any communication with the DOJ, the FTC or any other governmental entity, by promptly providing copies to the other party of any such written communications (or, in the case of oral communications, advise the other party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the Merger Agreement; and

•

permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other applicable governmental entity, or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the DOJ, the FTC or other applicable governmental entity or other person, give the other party the opportunity to attend and participate in any in-person meetings, substantive telephone calls or conferences with the DOJ, the FTC or any other governmental entity or other person.

Notwithstanding anything in the Merger Agreement to the contrary, but without limiting Salesforce’s and Merger Sub’s obligations set forth in the Merger Agreement, Salesforce will, on behalf of the parties, control and direct all communications and strategy in dealing with any governmental entity under the HSR Act or other regulatory laws; provided, that Salesforce will consider in good faith the views and comments of Informatica and its outside counsel with respect to such communications and strategies.

Salesforce has also agreed during the pendency of the Merger, not to, directly or indirectly, acquire or publicly announce an intention to acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or a material portion of the assets of any entity that would reasonably be expected to prevent (or that would reasonably be expected to materially increase the risk of preventing) any waiting period applicable to the Merger under the HSR Act from expiring or terminating prior to the Outside Date or Salesforce from obtaining, prior to the Outside Date, any of the approvals, consents, waivers or clearances applicable to the Merger under the regulatory laws of any jurisdictions required as a condition to closing.

Employee Matters

Under the Merger Agreement, Salesforce will assume, honor and fulfill all of Informatica’s benefit plans in accordance with their terms as in effect immediately prior to the date of the Merger Agreement or as subsequently amended or terminated as permitted pursuant to the terms of such Informatica benefit plans and the Merger Agreement.

For a period of 12 months following the Effective Time, Salesforce has agreed to provide, with respect to each employee of Informatica who continues to be employed by Salesforce or its subsidiaries (the “Continuing Employees”), (a) on target earnings, consisting of base pay or wage rate, as applicable, and target incentive cash compensation opportunities, that are no less favorable in the aggregate than those in effect for such Continuing Employee immediately prior to the Closing, (b) employee benefits (including retirement, health and welfare benefits, but excluding cash bonuses (which are covered in clause (a) above) and equity incentive opportunities) that are, in the aggregate, in Salesforce’s reasonable discretion, either (i) no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing or (ii) no less favorable than those in effect for similarly situated employees of Salesforce and its subsidiaries and (c) severance entitlements that are no less favorable than those in effect for similarly situated employees of Salesforce and its subsidiaries, except as agreed otherwise.

Salesforce also has agreed under the Merger Agreement to recognize and credit years of service with Informatica or its subsidiaries for all purposes under all employee benefit plans maintained by Salesforce and its subsidiaries for the benefit of Continuing Employees, except to the extent that any such recognition would result in a duplication of benefits, and to waive certain participation restrictions for Continuing Employees who become eligible to participate in Salesforce welfare plans. Informatica will terminate its 401(k) plan(s) as of the day immediately preceding the Effective Time if Salesforce provides timely written notice requesting such termination in accordance with the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance

Under the Merger Agreement, for six years from and after the Effective Time, Salesforce must, or must cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable law and the organizational documents of Informatica or its subsidiaries, or any indemnification agreements in existence as of May 26, 2025 (the date of the Merger Agreement) that were provided to Salesforce prior to May 26, 2025, each current and former director and executive officer of Informatica and its subsidiaries (the “Indemnified Parties”) against any costs and expenses (including advancing attorneys’ fees and expenses) in connection with any actual or threatened claims in respect of acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement, or the transactions contemplated by the Merger Agreement, including the Merger), in connection with such person serving as an executive officer, director or other fiduciary of Informatica, any of its subsidiaries or any other person if such service was at the request or for the benefit of Informatica or any of its subsidiaries.

In addition, for a period of six years following the Effective Time, Salesforce is required to maintain in effect the provisions in the organizational documents of Informatica and any indemnification agreements in existence as of May 26, 2025 (the date of the Merger Agreement) that were provided to Salesforce prior to May 26, 2025 (except to the extent such agreement provides for an earlier termination), in each case, regarding elimination of liability, indemnification of executive officers and directors and advancement of expenses that are in existence as of May 26, 2025 (the date of the Merger Agreement).

At or prior to the Effective Time, Informatica is required to purchase a directors’ and officers’ liability insurance and fiduciary liability insurance “tail” insurance policy (on terms and conditions providing material terms substantially equivalent Informatica’s and its subsidiaries’ current directors’ and officers’ liability insurance and fiduciary liability insurance) for a period of six years after the Effective Time with respect to matters arising at or prior to the Effective Time, with a one-time cost not in excess of 300% of the last aggregate annual premium paid by Informatica for its directors’ and officers’ liability insurance and fiduciary liability insurance prior to May 26, 2025 (the date of the Merger Agreement), and if the cost of such “tail” insurance policy would otherwise exceed such amount, Informatica may purchase as much coverage as reasonably practicable for such amount.

Other Covenants and Agreements

The Merger Agreement contains additional covenants and agreements relating to, among other matters:

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consultation and consent rights regarding any press releases or other public statements with respect to the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement;

•	certain additional employee and employee benefit matters;

•	certain reporting requirements under Section 16(a) of the Exchange Act;

•	the delisting of Informatica Common Stock;

•	the treatment of Informatica indebtedness;

•	eliminating any applicability of state takeover laws;

•	notice, cooperation and coordination relating to transaction-related litigation, if any; and

•	resignations of Informatica directors.

Conditions to the Merger

The obligations of Salesforce and Informatica to effect the Merger will be subject to the satisfaction of each of the following conditions, any and all of which may be waived in whole or in part by Salesforce, Merger Sub and Informatica, as the case may be, to the extent permitted by applicable law:

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Informatica Stockholder Approval: The approval of the Merger and the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock entitled to vote thereon voting together as a single class;

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Information Statement: The passing of at least 20 calendar days since Informatica mailed to the Informatica stockholders the information statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act);

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Government Consents: (i) The expiration, termination or waiver of any waiting period (or extensions thereof), and any commitments not to close before a certain date under a timing agreement entered into with governmental entities, applicable to the consummation of the Merger under the HSR Act and (ii) the approval, expiration, termination or receipt of, as applicable, all applicable filings, registrations, waiting periods (or extensions thereof), approvals and clearances under certain specified antitrust and foreign investment laws without the imposition, individually or in the aggregate, of a Burdensome Condition (as defined in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals”); and

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No Legal Prohibition: No governmental entity of competent jurisdiction has (i) enacted, issued or promulgated any law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order, injunction, decree or ruling (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time, which, in each case, has the effect of restraining, enjoining, making illegal, otherwise prohibiting the consummation of the Merger or imposing a Burdensome Condition (as defined in the section entitled “The Merger Agreement—HSR and Other Regulatory Approvals”), unless agreed to in writing by Salesforce.

The obligations of Salesforce and Merger Sub to consummate the Merger will be further subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Salesforce or Merger Sub, as the case may be, to the extent permitted by applicable law:

•

Accuracy of Representations and Warranties: The representations and warranties of Informatica in the Merger Agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of May 26, 2025 (the date of the Merger Agreement), and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Informatica (with such term as described under the section entitled “—Material Adverse Effect”), except that (1) certain representations and warranties related to its qualification, organization and subsidiaries, its authority to enter into the Merger Agreement, the opinion of Informatica’s financial advisor, anti-takeover laws and finders’ and brokers’ fees must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; (2) certain representations and warranties related to its capitalization must be true and correct in all respects, except for any de minimis inaccuracies; and (3) Informatica’s representation and warranty that no material adverse effect on Informatica (with such term as described under the section entitled “—Material Adverse Effect”) has occurred since January 1, 2025, must be true and correct in all respects, in each case, as of May 26, 2025 (the date of the Merger Agreement), and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•

Compliance with Covenants: Performance or compliance in all material respects by Informatica of the obligations, covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

•

No Material Adverse Effect: There not having occurred, individually or in the aggregate, any material adverse effect (with such term as described under the section entitled “—Material Adverse Effect”) with respect to Informatica since May 26, 2025, and that is continuing as of immediately prior to the Closing; and

•

Officer’s Certificate: The receipt by Salesforce of a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of Informatica, certifying that the conditions set forth in the three bullet points immediately above have been satisfied.

The obligations of Informatica to consummate the Merger will be further subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Informatica to the extent permitted by applicable law:

•

Accuracy of Representations and Warranties: The representations and warranties of Salesforce and Merger Sub in the Merger Agreement (without giving effect to any qualification as to materiality or material adverse effect) being true and correct as of May 26, 2025 (the date of the Merger Agreement)

and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or material adverse effect) have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Salesforce (with such term as described under the section entitled “—Material Adverse Effect”), except that (1) certain representations and warranties related to its qualification and organization, their respective authority to enter into the Merger Agreement, and finders and brokers fees must be true and correct in all material respects, if not qualified by materiality or material adverse effect, and in all respects, if qualified by materiality or material adverse effect; and (2) Salesforce’s representation and warranty that no material adverse effect on Salesforce (with such term as defined in the Merger Agreement and described under “—Material Adverse Effect”) must be true and correct in all respects, in each case, as of May 26, 2025 (the date of the Merger Agreement), and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that by their terms speak specifically as of another date, in which case as of such date);

•

Compliance with Covenants: Performance or compliance in all material respects by Salesforce and Merger Sub of the obligations, covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

•

Officer’s Certificate: The receipt by Informatica of a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of Salesforce certifying that the conditions set forth in the two bullet points immediately above have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, at any time before the Closing:

•	by mutual written consent of Salesforce and Informatica; or

•	by either Salesforce or Informatica, if:

•

any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement or any law that permanently makes consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited is in effect; or

•

the Closing has not occurred by, on or before the Outside Date, except that (a) if on the Outside Date all of the conditions to closing, other than certain conditions related to the approval or expiration under the HSR Act and certain specified antitrust and foreign investment laws, the absence of any injunction or other legal prohibition (in respect of any regulatory law or approval) on the consummation of the Merger and those conditions that by their nature are to be satisfied at closing (provided they are be capable of being satisfied), have been satisfied or waived, then the Outside Date will automatically be extended one time until August 26, 2026 and (b) if on August 26, 2026 all of the conditions to closing, other than certain conditions related to the approval or expiration, under the HSR Act and certain specified antitrust and foreign investment laws, the absence of any injunction or other legal prohibition (in respect of any regulatory law or approval) on the consummation of the Merger and those conditions that by their nature are to be satisfied at closing (provided they are capable of being satisfied), have been satisfied or waived, then the Outside Date will automatically be extended one additional time to November 26, 2026. Notwithstanding the foregoing, Salesforce and Informatica may mutually agree in writing to amend the Outside Date to such other date as is agreed; provided, further, that neither party can terminate at the Outside Date if such party’s action or failure to fulfill any obligation under the

Merger Agreement has been a proximate cause of the failure of the Merger to close by the Outside Date, and such action or failure to act constitutes a material breach of the Merger Agreement.

Termination by Informatica

The Merger Agreement may be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, at any time before the Closing by Informatica if:

•

prior to 4:00 p.m., Pacific Time, on May 27, 2025, the Informatica Board effects a change of recommendation and Informatica substantially concurrently enters into a definitive agreement providing for a superior proposal, as long as (1) Informatica has complied in all material respects with its obligations to provide notice and negotiate with Salesforce regarding amendments to the Merger Agreement, as described under the sections entitled “—No Solicitation of Other Offers by Informatica” and “—Change of Recommendation; Match Rights” and (2) substantially concurrently with or prior to (and as a condition to) such termination, Informatica pays to Salesforce the $253 million Termination Fee described below. No change of recommendation was made by the Informatica Board during the period of time where such a change of recommendation could be made in accordance with the Merger Agreement; or

•

there has been a breach by Salesforce and/or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions to the consummation of the Merger are incapable of being satisfied by prior to May 26, 2026 or, if capable of being satisfied, are not satisfied by the earlier of (x) 30 days after Informatica has provided notice of such breach to Salesforce and/or Merger Sub and (y) the business day prior to the Outside Date (as extended in accordance with the Merger Agreement); provided, however, that Informatica may not terminate the Merger Agreement in this way if Informatica is in breach of its representations, warranties or covenants and such breach would cause a failure of a condition to close.

(we refer to the events described in this paragraph as a “Salesforce breach termination event”).

Termination by Salesforce

The Merger Agreement may be terminated, and the Merger and other transactions contemplated by the Merger Agreement may be abandoned, by Salesforce if:

•

prior to 4:00 p.m., Pacific Time, on May 27, 2025, the Informatica Board has effected a change of recommendation or Informatica has willfully and materially breached its obligations described under the sections entitled “The Merger Agreement —No Solicitation of Other Offers by Informatica” or “The Merger Agreement —Change of Recommendation; Match Rights”; or

•

at any time before the Closing, there has been a breach by Informatica of its representations, warranties or covenants contained in the Merger Agreement such that certain conditions to the consummation of the Merger are incapable of being satisfied prior to May 26, 2026 or, if capable of being satisfied, are not satisfied by the earlier of (x) 30 days after Salesforce or Merger Sub has provided notice of such breach to Informatica and (y) the business day prior to the Outside Date (as extended in accordance with the Merger Agreement); provided, however, that Salesforce or Merger Sub may not terminate the Merger Agreement in this way if Salesforce is in breach of its representations, warranties or covenants and such breach would cause a failure of a condition to close; or

•

the Written Consents, executed by the Lead Investors and 13381986 Canada Inc., have not been delivered to Salesforce and Informatica by 4:00 p.m., Pacific Time, on May 27, 2025. The Written Consents were delivered to Salesforce and Informatica on May 26, 2025.

(we refer to the events described in this paragraph as an “Informatica breach termination event”).

Termination Fee

The Merger Agreement provides that Salesforce will pay Informatica the Regulatory Termination Fee of $363 million in cash if:

(1)

(a) Salesforce or Informatica terminates the Merger Agreement as a result of the Closing having not occurred on or before the Outside Date or (b) Salesforce terminates the Merger Agreement if any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement or if any law that permanently makes consummation of the transactions contemplated by the Merger Agreement illegal or otherwise prohibited is in effect, in each case solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such law relates to, the HSR Act or any applicable regulatory law; and

(2)

on the date of the termination of the Merger Agreement as described in clause (1), all of the conditions to Closing have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, provided that such conditions are capable of being satisfied if the Closing were to take place on such date), other than (a) the condition related to the expiration, termination or waiver of the waiting period applicable to the Merger under the HSR Act and receipt of all other approvals and clearances under specified antitrust and foreign investment laws or (b) (x) the condition relating to the absence of any governmental entity of competent jurisdiction having issued a final, non-appealable order, injunction, decree or ruling permanently restraining, enjoining or otherwise prohibiting, or enacting, issuing or promulgating any law that is in effect as of immediately prior to the Effective Time, in each case which prohibits the consummation of the transactions contemplated by the Merger Agreement, solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such law relates to, the HSR Act or any applicable regulatory law, (y) Informatica has irrevocably waived such condition and irrevocably confirmed in writing to Salesforce that it is ready, willing and able to consummate the Closing and (z) Salesforce fails to effect the Closing within five business days following delivery of such confirmation.

In no event will Salesforce be obligated to pay the Regulatory Termination Fee on more than one occasion.

In the event that the Regulatory Termination Fee is received by Informatica, none of Salesforce, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, except for fraud (in each case, solely as it relates to (x) the representations and warranties expressly made under the Merger Agreement, (y) certificates delivered pursuant to the Merger Agreement, or (z) filings submitted to governmental entities pursuant to the Merger Agreement (or documents submitted to such governmental entities in connection with such filings)) or willful breach (as defined in —Effect of Termination) occurring prior to the termination of the Merger Agreement.

The Merger Agreement provides that Informatica will pay Salesforce a termination fee of $253 million in cash if:

(1)

Salesforce terminates the Merger Agreement as a result of breach, failure to perform or violation of the Merger Agreement by Informatica that (except for a breach of Informatica’s non-solicitation obligations) first occurred following the making of an acquisition proposal of the type described in clause (2) immediately below;

(2)

after the date of the Merger Agreement and prior to the date of the termination as described in clause (1) above (or prior to 4:00 p.m., Pacific Time, on May 27, 2025 in the case of a termination as a result of the Written Consents having not been delivered), a bona fide acquisition proposal has been publicly disclosed or otherwise made known to the Informatica Board or Informatica management and in each case is not withdrawn (publicly, if publicly disclosed) at least three business days prior to the date of such termination; and

(3)	within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into.

In addition, the Merger Agreement requires Informatica to pay Salesforce the Termination Fee if any of the following occurs:

(1)

Prior to 4:00 p.m., Pacific Time, on May 27, 2025, Salesforce terminates the Merger Agreement because the Informatica Board has effected a change of recommendation or Informatica has materially breached its obligations described under the section entitled “—No Solicitation of Other Offers by Informatica” or “—Change of Recommendation; Match Rights.”

(2)

Salesforce terminates the Merger Agreement because the Written Consents, executed by the Lead Investors and 13381986 Canada Inc., have not been delivered to Salesforce and Informatica by 4:00 p.m., Pacific Time, on May 27, 2025; or

(3)	Prior to 4:00 p.m., Pacific Time, on May 27, 2025, Informatica terminates the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal.

In no event will Informatica be obligated to pay the Termination Fee on more than one occasion.

In the event that the Termination Fee is received by Salesforce, none of Informatica, any of its subsidiaries, any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, except for fraud (in each case, solely as it relates to (x) the representations and warranties expressly made under the Merger Agreement, (y) certificates delivered pursuant to the Merger Agreement, or (z) filings submitted to governmental entities pursuant to the Merger Agreement (or documents submitted to such governmental entities in connection with such filings)) or willful breach (as defined in “—Effect of Termination”) occurring prior to the termination of the Merger Agreement.

Effect of Termination

In the event of termination of the Merger Agreement in accordance with its terms, the Merger Agreement will become null and void (except that provisions relating to the effect of termination, payment of the Termination Fee and certain other miscellaneous provisions, together with the confidentiality agreement between Informatica and Salesforce, will survive any such termination), and there will be no liability on the part of any of the parties; provided that no party will be relieved of liability for any fraud or willful breach of the Merger Agreement prior to such termination. For purposes of the Merger Agreement, “willful breach” means an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of the Merger Agreement, and “fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

Expenses

Except as otherwise expressly provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring the cost or expense, except that Salesforce will pay all filing fees under the HSR Act and any other applicable regulatory laws relating to such transactions.

Amendments, Enforcements and Remedies, Extensions and Waivers

Amendments

Subject to applicable law and except as otherwise provided in the Merger Agreement may be amended by written agreement of each of the parties at any time.

Enforcements and Remedies

Under the Merger Agreement, the parties have agreed that each party will be entitled to:

•	an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Merger Agreement;

•	a decree or order of specific performance specifically enforcing the terms and provisions of the Merger Agreement; and

•	any further equitable relief, in each case, in addition to any other remedy to which a party is entitled at law or in equity.

Extensions and Waivers

Under the Merger Agreement, at any time prior to the Effective Time, any party may (to the extent legally allowed and except as otherwise provided in the Merger Agreement):

•	extend the time for the performance of any of the obligations or other acts of the other parties, as applicable;

•	waive any inaccuracies in the representations and warranties of the other parties; and

•	waive compliance by the other parties with any of the agreements or conditions for the respective benefit of such party.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of certain material U.S. federal income tax consequences of the Merger generally applicable to holders of Class A Common Stock who exchange their shares of Class A Common Stock for cash paid to the applicable holder at the Closing pursuant to the Merger. The summary is based on the Code, applicable regulations issued thereunder by the United States Department of the Treasury (“Treasury Regulations”), judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The following discussion applies only to holders whose shares of Class A Common Stock are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Class A Common Stock that are subject to special circumstances or tax rules, such as banks, insurance companies and other financial institutions, U.S. expatriates and former citizens or long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations or governmental organizations, dealers or brokers in securities or currencies, mutual funds, real estate investment trusts, regulated investment companies, financial institutions, cooperatives, traders in securities that elect to mark to market, tax-qualified retirement plans, qualified foreign pension funds and entities all of the interests of which are held by qualified foreign pension funds, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, holders who hold Class A Common Stock through pass-through entities for U.S. federal income tax purposes (and such pass-through entities, including “S corporations”) or as part of a straddle or conversion transaction, holders deemed to sell Class A Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, holders who acquired Class A Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons that actually or constructively own or have owned at least five percent of Informatica Common Stock (by vote or value), and persons owning shares of Informatica Common Stock other than Class A Common Stock. This summary does not address any Medicare tax or alternative minimum tax considerations or any aspect of state, local or non-United States taxation, and does not address any U.S. federal taxation other than income taxation.

For purposes of this information statement, a “U.S. Holder” means a beneficial owner of Class A Common Stock to which this discussion applies that is:

•	An individual who is a citizen or resident of the United States,

•

a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-U.S. Holder” refers to any beneficial owner of shares of Class A Common Stock, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If any entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Class A Common Stock, the U.S. federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships owning Class A Common Stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them.

The U.S. federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Class A Common Stock should consult such holder’s tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and non-U.S. tax laws.

U.S. Holders. The receipt of the Merger consideration by a U.S. Holder in exchange for shares of Class A Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a U.S. Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the U.S. Holder receives (determined before the deduction of any applicable withholding taxes) and (y) the U.S. Holder’s adjusted tax basis in the surrendered shares of Class A Common Stock. Gain or loss will be calculated separately for each block of Class A Common Stock exchanged in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if the Class A Common Stock has been held for more than one year as of the Effective Time. Short-term capital gains is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders. Subject to the discussion below regarding backup withholding, a Non-U.S. Holder that receives cash for shares of Class A Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable) or (iii) Informatica is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Informatica Common Stock and, if shares of Informatica Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of Informatica Common Stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

If you are a Non-U.S. Holder who is an individual and have been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses, provided that you have timely filed U.S. federal income tax returns with respect to such losses.

If you are a Non-U.S. Holder and your gain is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as U.S. Holders. Non-U.S. Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

FATCA. Sections 1471 through 1474 of the Code (such Sections commonly referred to as Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on certain types of payments to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities unless certain due diligence, reporting, withholding and certification obligation requirements are satisfied. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of shares of Class A Common Stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Information Reporting and Backup Withholding. Cash consideration received by a U.S. Holder or a Non-U.S. Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an IRS Form W-9, certifying that such U.S. Holder is a “United States person” for U.S. federal income tax purposes, that the taxpayer identification number provided is correct and that such U.S. Holder is not subject to backup withholding. A Non-U.S. Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8.

Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

APPRAISAL RIGHTS

Under the DGCL, record holders and beneficial owners of shares of Class A Common Stock that have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Lead Investors) have the right to demand appraisal of, and receive payment in cash for the “fair value” of, their shares of Class A Common Stock, as determined by the Court, together with interest, if any, on the amount determined to be the fair value, in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement, if they strictly comply with the procedures set forth in Section 262 of the DGCL. This right is known as an appraisal right. Stockholders electing to exercise appraisal rights must comply precisely with the requirements of Section 262 in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to demand and perfect appraisal rights under Section 262. Each holder of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock has executed and delivered a Written Consent consenting to the adoption of the Merger Agreement or has otherwise waived appraisal rights in connection with the Merger and, as such, holders of Class B-1 Common Stock and Class B-2 Common Stock will not be entitled to exercise appraisal rights in connection with the Merger.

The following is a summary of the procedures required to be followed by stockholders and beneficial owners of shares of Class A Common Stock that wish to exercise their appraisal rights under Section 262 of the DGCL, the full text of which is attached to this information statement as Annex C. All references in Section 262 of the DGCL and in this summary to (i) a “stockholder” are to the record holder of shares of Class A Common Stock immediately prior to effective date of the Merger, (ii) a “beneficial owner” are to a person who is a beneficial owner of shares of Class A Common Stock held either in voting trust or by a nominee on behalf of such person and (iii) a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, A COPY OF WHICH IS INCLUDED AS ANNEX C TO THIS INFORMATION STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO DEMAND APPRAISAL, STOCKHOLDERS AND BENEFICIAL OWNERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL.

THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO DEMAND APPRAISAL UNDER SECTION 262.

Under Section 262, any stockholder or beneficial owner who holds shares of Class A Common Stock on the date of making a demand for appraisal rights, who continuously holds of record or beneficially owns, as applicable, such shares through the effective date of the Merger, who has strictly complied with the provisions of Section 262 of the DGCL to perfect such stockholder’s or beneficial owner’s appraisal rights, and who did not submit to Informatica a written consent adopting the Merger Agreement will be entitled to have his, her or its shares of Class A Common Stock appraised by the Court and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be “fair value,” unless such stockholder or beneficial owner validly withdraws or otherwise loses such holder’s rights to appraisal.

Under Section 262, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either the constituent corporation before the effective date of the Merger or the Surviving Corporation, within 10 days after the effective date of the Merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and must include in such notice a copy of

Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This information statement constitutes notice to stockholders and beneficial owners of Class A Common Stock concerning the availability of appraisal rights under Section 262, and the applicable statutory provisions are attached to this information statement as Annex C. Any person who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the summary herein and the copy of Section 262 attached hereto as Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

A person who desires to exercise their appraisal rights must demand in writing an appraisal of such person’s shares of Class A Common Stock no later than 20 days after the date of Informatica giving this information statement, which 20th day is August 3, 2025. The demand must reasonably inform us of the identity of the stockholder or beneficial owner of Class A Common Stock, as applicable, holding the shares for which appraisal is demanded, the intention of the person to demand appraisal of his, her or its shares and, in the case of a demand made by a beneficial owner, reasonably identify the stockholder of such shares and must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of the shares and a statement that such documentary evidence is a true and correct copy of what it purports to be and must provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by Section 262(f) of the DGCL. A stockholder’s and beneficial owner’s failure to make a written demand for appraisal on or before the expiration of such 20-day period will result in the loss of that holder’s appraisal rights. All demands for appraisal pursuant to Section 262 must be mailed or delivered to Informatica Inc., Attention: Corporate Secretary, 2100 Seaport Boulevard, Redwood City, California 94063.

If you are a stockholder or beneficial owner of Class A Common Stock and wish to exercise the right to seek an appraisal of your shares of Class A Common Stock, in addition to the foregoing, you must satisfy each of the following conditions:

•	You must not consent to, or vote in favor of, the Merger Agreement;

•

You must continuously hold (in the case of a stockholder demanding appraisal) or beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Class A Common Stock from the date of making the demand through the effective date of the Merger. You will lose your appraisal rights if you are a stockholder of record and transfer the shares, of if you are a beneficial own and cease to beneficially own such shares, before the effective date of the Merger;

•

Any stockholder or beneficial owner of Class A Common Stock who has complied with the requirements of Section 262 or Informatica must file a petition in the Court requesting a determination of the fair value of the shares within 120 days after the effective date of the Merger. The Company is under no obligation to file any petition and has no present intention of doing so; and

•	You must otherwise comply with the applicable procedures and requirements set forth in Section 262.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Merger Consideration, but you will have no appraisal rights with respect to your shares of Class A Common Stock.

If the shares of Class A Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by the fiduciary in such capacity. If the shares of Class A Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner or owners. In addition, a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Class A Common Stock. A demand for appraisal in respect of shares of Class A Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Class A Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s continuous ownership of the stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). A beneficial owner exercising appraisal rights must own the shares of Class A Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Class A Common Stock as a nominee for several beneficial owners, may demand appraisal rights with respect to the shares of Class A Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of Class A Common Stock held for other beneficial owners. In such case, the written demand should set forth the number of shares of Class A Common Stock as to which appraisal is sought. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Class A Common Stock which are held in the name of such record owner.

A beneficial owner of shares of Class A Common Stock held in “street name” who desires to seek an appraisal of shares of Class A Common Stock beneficially owned should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262, a demand for appraisal must reasonably inform Informatica of the identity of the holder(s) of record (which may be a nominee as described above) and of such holder’s intention to seek appraisal of such shares.

Within 10 days after the effective date of the Merger, Informatica must provide notice that the Merger has become effective to all persons who have complied with Section 262 and who have not voted in favor of or consented to the Merger that the Merger has become effective; provided, however, that if such notice is sent more than 20 days after the sending of this information statement, such notice need only be sent to each person who is entitled to appraisal rights and who has perfected such person’s demand for appraisal in accordance with Section 262.

Within 120 days after the effective date of the Merger, any person who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement listing the aggregate number of shares in respect of which no written consent in favor of the adoption of the Merger Agreement was submitted and with respect to which demands for appraisal have been received and not withdrawn and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must mail any such written statement to the stockholder within 10 days after the stockholder’s written request is received by the Surviving Corporation or within 10 days after the expiration of the period for the delivery of demand for appraisal under Section 262, whichever is later. A beneficial owner of shares of such stock may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation such written statement.

Within 120 days after the effective date of the Merger, but not thereafter, either the Surviving Corporation or any person who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Court demanding a determination of the “fair value” of the shares of Class A Common Stock. The Surviving Corporation has no obligation, and Informatica has no present intention, to file such a petition. Accordingly, it is the obligation of the persons seeking appraisal of their shares of Class A Common Stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Class A Common Stock within the time prescribed in Section 262. A beneficial owner of shares of such stock may, in such person’s own name, file such petition with the Court.

Upon the timely filing of a petition for appraisal in accordance with Section 262, a copy thereof must be served upon the Surviving Corporation. Within 20 days after service, the Surviving Corporation must file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders and beneficial owners shown on the list. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the Surviving Corporation.

At the hearing on such petition, the Court will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the persons who have demanded an appraisal of their shares of Class A Common Stock and whose shares of Class A Common Stock are represented by certificates to submit the certificates representing their shares of Class A Common Stock to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings, and the Court may dismiss the proceedings as to any person that fails to comply with such requirement. Accordingly, stockholders and beneficial owners of shares of Class A Common Stock who are considering seeking an appraisal of their shares of Class A Common Stock under Section 262 of the DGCL are cautioned to retain their certificates representing their shares of Class A Common Stock pending resolution of the appraisal proceedings. In addition, if immediately before the Merger the Class A Common Stock is listed on a national securities exchange (as it is presently expected to be), the Court will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Class A Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Class A Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Class A Common Stock exceeds $1 million.

After the Court determines the persons entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such appraisal proceeding, the Court will determine the “fair value” of such shares of Class A Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.”

In determining the “fair value” of shares, the Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding and that “[f]air price obviously requires consideration of all relevant factors involving the company.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the Court, in its discretion, determines otherwise for good cause shown, interest from the effective date of the Merger through the date on which the judgment is paid will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of judgment in the proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time.

The Court will direct the payment by the Surviving Corporation of the fair value of the shares of Class A Common Stock entitled to appraisal, together with interest, if any, on the amount determined to be the fair value. Payment shall be made to each stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the Surviving Corporation of the certificates representing such stock.

Persons considering seeking appraisal of their shares should note that the “fair value” of their shares determined under Section 262 could be more than, the same as or less than the consideration they would have received pursuant to the Merger Agreement if they had not sought appraisal of their shares and that opinions of investment banking firms as to the fairness of the consideration, from a financial point of view, payable in a sale transaction, such as the merger, are not opinions as to, and do not otherwise address, the “fair value” of the shares to be determined by the Court under Section 262. Moreover, Informatica does not anticipate offering more than the Class A and Class B-1 Merger Consideration to any person exercising appraisal rights in respect of his, her or its shares of Class A Common Stock and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Class A Common Stock is less than the Class A and Class B-1 Merger Consideration. The costs of the appraisal proceeding may be determined by the Court and assessed against the parties as the Court deems equitable under the circumstances. However, costs do not include attorney and expert witness fees. Upon application of a stockholder person seeking appraisal, the Court may order that all or a portion of the expenses incurred by any person in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of an assessment, each party must bear his, her or its own expenses.

Any person who duly demanded appraisal in compliance with Section 262 will not, after the effective date of the Merger, be entitled to vote for any purpose the shares subject to appraisal or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders at a date prior to the effective date of the Merger.

If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Class A Common Stock in accordance with subsection (e) of Section 262, either within 60 days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the effective date of the Merger. If you fail to perfect your appraisal rights, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of Class A Common Stock will be converted into the right to receive the Class A and B-1 Merger Consideration as of the Effective Time on the terms provided in the Merger Agreement, without interest thereon.

Failure by any person to comply fully with the procedures described above and set forth in Section 262 (a copy of which is included as Annex C to this information statement) may result in loss of the person’s appraisal rights. If you properly demand appraisal of your shares of Class A Common Stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares of Class A Common Stock will be converted into the right to receive the Class A and Class B-1 Merger Consideration if the Merger is completed.

If you are considering whether to demand appraisal of the “fair value” of your shares of Class A Common Stock, you are urged to consult your own legal counsel.

To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT/DIRECTORS OF INFORMATICA

The following table sets forth certain information with respect to the beneficial ownership of Informatica Common Stock as of June 30, 2025, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than five percent of Informatica Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 260,594,348 shares of our Class A Common Stock, 44,049,523 shares of our Class B-1 Common Stock, and 44,049,523 shares of our Class B-2 Common Stock outstanding as of June 30, 2025. In accordance with SEC rules, we have deemed shares of our Class A Common Stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of June 30, 2025, to be outstanding and to be beneficially owned by the person holding the stock options, warrants or RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Informatica Inc., 2100 Seaport Boulevard, Redwood City, CA, 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Amount and nature of beneficial ownership
	Class A shares	%	Class B-1 shares	%	Class B-2 shares	%	% of Total Voting Power(2)	% of Total Director Election and Removal Power
Greater than 5% Stockholders:
CPP Investments(3)	64,379,838	24.7%	44,049,523	100.0%	—	—%	35.6%	21.1%
Entities affiliated with Permira Funds(4)	82,238,811	31.6%	—	—%	—	—%	27.0%	27.0%
13381986 Canada Inc.(5)	—	—%	—	—%	44,049,523	100.0%	—%	14.5%
Bank of America Corp(6)	17,014,587	6.5%	—	—%	—	—%	5.6%	5.6%
Executive Officers and Directors:
Amit Walia(7)	3,627,452	1.4%	—	—%	—	—%	1.2%	1.2%
Jitesh Ghai(8)	1,657	(1)	—	—%	—	—%	(1)	(1)
Michael McLaughlin(9)	306,524	(1)	—	—%	—	—%	(1)	(1)
John Schweitzer(10)	419,577	(1)	—	—%	—	—%	(1)	(1)
Ansa Sekharan(11)	571,725	(1)	—	—%	—	—%	(1)	(1)

	Amount and nature of beneficial ownership
	Class A shares	%	Class B-1 shares	%	Class B-2 shares	%	% of Total Voting Power(2)	% of Total Director Election and Removal Power
Bruce Chizen(12)	1,545,982	(1)	—	—%	—	—%	(1)	(1)
Janice Chaffin(13)	99,441	(1)	—	—%	—	—%	(1)	(1)
Gerald Held(14)	417,518	(1)	—	—%	—	—%	(1)	(1)
Ryan Lanpher	—	—%	—	—%	—	—%	—%	—%
Austin Locke	—	—%	—	—%	—	—%	—%	—%
Alex Vander Linde	—	—%	—	—%	—	—%	—%	—%
Jill Ward(15)	88,903	(1)	—	—%	—	—%	(1)	(1)
Cesare Ruggiero	—	—%	—	—%	—	—%	—%	—%
Mitesh Dhruv	—	—%	—	—%	—	—%	—%	—%
All current executive officers and directors as a group (13 persons)(16)	7,077,122	2.7%	—	—%	—	—%	2.3%	2.3%

(1)	Represents holdings of less than 1% of any class of our common stock.
(2)	Does not include the right to vote on the election or removal of our directors.
(3)

Investment and voting power with regard to shares held by CPP Investments rests with Canada Pension Plan Investment Board. John Graham is the President and Chief Executive Officer of Canada Pension Plan Investment Board and, in such capacity, may be deemed to have voting and dispositive power with respect to the shares of Class A Common Stock and Class B-1 Common Stock beneficially owned by Canada Pension Plan Investment Board. Mr. Graham disclaims beneficial ownership over any such shares. The address of Canada Pension Plan Investment Board is One Queen Street East, Suite 2500, P.O. Box 101, Toronto, Ontario, M5C 2W5, Canada.

(4)

Includes (i) 59,980,164 shares of Class A Common Stock held by EvomLux S.a` r.l. and (ii) 22,258,647 shares of Class A Common Stock held by Ithaca L.P. Permira V L.P.2 is the controlling shareholder of EvomLux S.a` r.l. Permira V L.P.2 acts through its general partner, Permira V GP L.P., which acts through its general partner, Permira V GP Limited. Permira V GP Limited’s board of directors consists of Alistair Boyle, Nigel Carey, Wikus Van Schalkwyk and Simon Holden. Permira V GP Limited has indirect voting and investment power over the shares held by EvomLux S.a` r.l. Each of Alistair Boyle, Nigel Carey, Wikus Van Schalkwyk and Simon Holden are directors of Permira V GP Limited, and as such, may participate in decisions regarding Permira V GP Limited’s exercise of voting and investment power in respect of the shares of our Class A Common Stock held of record by EvomLux S.a` r.l., but each disclaims beneficial ownership of such shares. Ithaca L.P. acts through its general partner, Ithaca G.P. Limited, and the directors of Ithaca G.P. Limited are Ryan Lanpher, Nigel Carey and Geerish Bissessur. Each of Ryan Lanpher, Nigel Carey and Geerish Bissessur are directors of Ithaca G.P. Limited, and as such, may participate in decisions regarding Ithaca G.P. Limited’s exercise of voting and investment power in respect of the shares of our Class A Common Stock held of record by Ithaca L.P., but each disclaims beneficial ownership of such shares. Messrs. Lanpher and Vander Linde are affiliated with the Permira Funds but disclaim ownership of the securities reported by the Permira Funds. The address of each the foregoing persons is c/o Permira Advisers LLC, 3000 Sand Hill Road, Building 1, Suite 170, Menlo Park, California 94025.

(5)

Represents shares of our Class B-2 Common Stock directly held by 13381986 Canada Inc., a wholly owned subsidiary of Stephen Donovan, who is unaffiliated with CPP Investments. 13381986 Canada Inc. has agreed not to vote or transfer any shares of Class B-2 Common Stock held by it except as directed by CPP Investments, and accordingly, CPP Investments may be deemed to beneficially own such shares held by 13381986 Canada Inc. for purposes of Section 13(d) of the Exchange Act. See footnote (3) for information regarding CPP Investments.

(6)

As reported in the Schedule 13G of Bank of America Corp (“BofA”) reflecting beneficial ownership as of March 31, 2025, which was filed on May 15, 2025 with the Securities and Exchange Commission. BofA has shared voting power with respect to 16,985,359 shares of Class A Common Stock and shared dispositive power with respect to 16,921,955 shares of Class A Common Stock.
(7)

Includes (i) 1,218,133 shares of Class A Common Stock held of record by Mr. Walia and (ii) 2,409,319 shares of Class A Common Stock underlying stock options, PSUs, and RSUs held by Mr. Walia that have vested or will vest within 60 days of the Beneficial Ownership Date.

(8)

Includes 1,657 shares of Class A Common Stock held of record by Mr. Ghai. Mr. Ghai transitioned out of his role as CPO on April 18, 2024, and was no longer an executive officer as of that date. Mr. Ghai ceased his employment with the Company in May 2024.

(9)

Includes (i) 260,480 shares of Class A Common Stock held of record by Mr. McLaughlin and (ii) 46,044 shares of Class A Common Stock underlying stock options and RSUs held by Mr. McLaughlin that have vested or will vest within 60 days of the Beneficial Ownership Date.

(10)

Includes (i) 65,057 shares of Class A Common Stock held of record by Mr. Schweitzer and (ii) 354,520 shares of Class A Common Stock underlying stock options and RSUs held by Mr. Schweitzer that have vested or will vest within 60 days of the Beneficial Ownership Date.

(11)

Includes (i) 77,783 shares of Class A Common Stock held of record by Mr. Sekharan and (ii) 493,942 shares of Class A Common Stock underlying stock options and RSUs held by Mr. Sekharan that have vested or will vest within 60 days of the Beneficial Ownership Date.

(12)

Includes (i) 300,000 shares of Class A Common Stock held of record by Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009, of which Mr. Chizen is a trustee, (ii) 614,583 shares of Class A Common Stock held of record by The Gail Chizen 2009 Irrevocable Trust, dated January 24, 2009, of which Mr. Chizen is a trustee, (iii) 54,790 shares of Class A Common Stock held of record by Mr. Chizen, and (iv) 576,609 shares of Class A Common Stock underlying stock options held by Mr. Chizen that have vested or will vest within 60 days of the Beneficial Ownership Date.

(13)

Includes (i) 56,888 shares of Class A Common Stock held of record by Ms. Chaffin and (ii) 42,553 shares of Class A Common Stock underlying stock options held by Ms. Chaffin that have vested or will vest within 60 days of the Beneficial Ownership Date.

(14)

Includes (i) 188,903 shares of Class A Common Stock held of record by Mr. Held and (ii) 228,615 shares of Class A Common Stock underlying stock options held by Mr. Held that have vested or will vest within 60 days of the Beneficial Ownership Date.

(15)

Includes (i) 38,903 shares of Class A Common Stock held of record by Ms. Ward, and (ii) 50,000 shares of Class A Common Stock underlying stock options held by Ms. Ward that have vested or will vest within 60 days of the Beneficial Ownership Date.

(16)

Includes 4,201,602 shares of Class A Common Stock underlying stock options, PSUs, and RSUs that have vested or will vest within 60 days of the Beneficial Ownership Date held by our current executive officers and directors as a group.

HOUSEHOLDING OF PROXY MATERIALS

Informatica has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Informatica may deliver a single copy of this information statement and any other applicable disclosure documents to multiple stockholders who share the same address, unless Informatica has received contrary instructions from one or more of such stockholders. This procedure reduces Informatica’s printing costs, mailing costs, and fees. Upon written or oral request, Informatica will deliver promptly a separate and additional copy of this information statement to any stockholder at a shared address to which Informatica delivered a single copy of any of these materials. To request receipt of a separate and additional copy, or, if a single stockholder is receiving multiple copies and would like to request that Informatica only send a single copy of this information statement, such stockholder may contact us at:

Informatica Inc.

Attention: Corporate Secretary

2100 Seaport Boulevard

Redwood City, California 94063

(650) 385-5000

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

WHERE YOU CAN FIND MORE INFORMATION

Informatica files annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

You can obtain a copy of this information statement, at prescribed rates, from the SEC at the address listed above. The information statement and the documents referred to below are also available free of charge on our corporate website, www.informatica.com. We have not incorporated by reference into this information statement the information on our website, and you should not consider it to be a part of this information statement.

The SEC allows Informatica to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or by more recent information incorporated by reference into this document. The documents that are incorporated by reference contain important information about the Company, and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Informatica:

•	Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the SEC on February 25, 2025);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (filed with the SEC on May 8, 2025);

•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on June 18, 2025 (filed with the SEC on April 28, 2025); and

•	Current Reports on Form 8-K filed (not furnished) with the SEC on February 13, 2025 (Item 5.02 only), March 11, 2025, May 28, 2025 and June 20, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Informatica Inc.

2100 Seaport Boulevard

Redwood City, California 94063

Attn: Investor Relations

(650) 385-5000

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

SALESFORCE, INC.,

PHOENIX I MERGER SUB, INC.,

and

INFORMATICA INC.

dated as of

May 26, 2025

Annex A	Certain Definitions
Annex B	Form of Class B-2 Stockholder Written Consent
Annex C	Form of Principal Stockholders Written Consent

-ii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 26, 2025, is by and among Salesforce, Inc., a Delaware corporation (“Parent”), Phoenix I Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Informatica Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex A or as otherwise defined elsewhere in this Agreement, unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively, as the “Parties.”

RECITALS

WHEREAS, it is proposed that Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, following the execution and delivery of this Agreement, and as a condition and material inducement to Parent to enter into this Agreement, the Company has agreed to use reasonable best efforts to obtain a written consent from certain stockholders of the Company pursuant to which, among other things, such holders will approve and adopt this Agreement in accordance with the DGCL as more particularly set forth herein;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) unanimously (i) determined that the terms of this Agreement and the transactions contemplated hereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”), (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained herein and (iv) resolved to recommend that the Company Stockholders approve and adopt this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”);

WHEREAS, the board of directors of each of Parent and Merger Sub and the sole stockholder of Merger Sub have approved this Agreement and determined that this Agreement and the Transactions, including the Merger, are (a) advisable and in the best interests of, Parent and its stockholders and (b) advisable, fair to, and in the best interest of, Merger Sub and its sole stockholder; and

WHEREAS, Parent and Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will become a wholly owned Subsidiary of Parent and will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2. Effect of the Merger. At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 1.3. The Closing. The closing of the Merger (the “Closing”) shall take place by means of a virtual closing through electronic exchange of documents and signatures at 4:00 a.m., Pacific Time, on the fifth (5th) Business Day after the satisfaction or, to the extent permitted by applicable Law, waiver of the last of the conditions set forth in Article VII to be satisfied or waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing takes place is referred to as the “Closing Date.”

Section 1.4. Effective Time. Subject to the provisions of this Agreement, on the Closing Date, a certificate of merger satisfying the applicable requirements of the DGCL, in form and substance reasonably satisfactory to Parent and the Company (the “Certificate of Merger”), shall be duly executed by the Company and filed with the Secretary of State of the State of Delaware, and the Parties shall make any other filings, recordings or publications required to be made under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or, if otherwise agreed to by the Company and Parent, at such later time as may be specified in the Certificate of Merger (the effective time of the Merger being referred to as the “Effective Time”).

Section 1.5. Governing Documents. Subject to Section 6.4, at the Effective Time, (a) the Company Charter shall be amended and restated to read in its entirety in the form of the certificate of incorporation of Merger Sub as of immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Informatica Inc.” and any provision in the certificate of incorporation of Merger Sub naming its incorporator shall be omitted, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms thereof and applicable Law, and (b) the Company Bylaws shall be amended and restated so as to read in their entirety in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the references to Merger Sub’s name shall be replaced by references to “Informatica Inc.”, and, as so amended and restated, shall be the bylaws of the Surviving Corporation. The form of each of the amended and restated certificate of incorporation and the amended and restated bylaws is “facts ascertainable” as that term is used in Section 251(b) of the DGCL.

Section 1.6. Officers and Directors. Unless otherwise determined by Parent prior to the Effective Time, the Parties will use their respective best efforts to cause the officers of Merger Sub immediately prior to the Effective Time to be the initial officers of the Surviving Corporation from and after the Effective Time and the directors of Merger Sub immediately prior to the Effective Time to be the initial directors of the Surviving Corporation from and after the Effective Time.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1. Treatment of Capital Stock.

(a) The Merger. At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(i) (A) Each share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting

Shares, Cancelled Shares or Converted Shares) shall be converted into the right to receive $25.00 per share of Class A Common Stock in cash, without interest (the “Class A/B-1 Per Share Merger Consideration”), (B) each share of Class B-1 common stock, par value $0.01 per share, of the Company (“Class B-1 Common Stock,”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) shall be converted into the right to receive the Class A/B-1 Per Share Merger Consideration, and (C) each share of Class B-2 common stock, par value $0.00001 per share, of the Company (“Class B-2 Common Stock,” and, together with Class A Common Stock and Class B-1 Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.0000100115 (the “Class B-2 Per Share Merger Consideration”). From and after the Effective Time, all shares of Company Common Stock (other than any Dissenting Shares, Cancelled Shares or Converted Shares) shall cease to be issued and outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a valid certificate or certificates which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) or evidenced by way of book-entry in the register of Company Stockholders immediately prior to the Effective Time (each, a “Book-Entry Share”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Per Share Merger Consideration upon the surrender of such shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, in accordance with Section 2.2; provided, that as a condition precedent to payment of any Per Share Merger Consideration upon the surrender of such shares of Class B-1 Common Stock pursuant to Section 2.2, the surrendering holder must cause an equal number of shares of Class B-2 Common Stock to be simultaneously surrendered for the Class B-2 Per Share Merger Consideration in accordance with Section 2.2(b). For the purposes of this Agreement, the “Per Share Merger Consideration” shall mean (1) in the case of Class A Common Stock and Class B-1 Common Stock, the Class A/B-1 Per Share Merger Consideration and (2) in the case of Class B-2 Common Stock, the Class B-2 Per Share Merger Consideration.

(ii) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or is owned by Parent shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (collectively, the “Cancelled Shares”). At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by any direct or indirect wholly owned Subsidiary of Parent or of the Company (the “Converted Shares”) shall be converted into such number of shares of common stock of the Surviving Corporation (“Surviving Corporation Stock”) equal to the product of (i) (x) the number of shares of Company Common Stock held by such Subsidiary immediately prior to the Effective Time, divided by (y) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, and (ii) the total number of shares of Surviving Corporation Stock outstanding immediately after the consummation of the Merger.

(iii) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and nonassessable common share, par value $0.01 per share, of the Surviving Corporation.

(b) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by Company Stockholders that have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, unless and until such stockholders shall have failed to perfect any available right of appraisal under applicable Law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, the shares of Company Common Stock held by such stockholder shall not be deemed Dissenting Shares for purposes of this Agreement and shall thereupon be deemed to have been converted into the Per Share Merger Consideration at the Effective Time in accordance with Section 2.1(a). The Company shall give Parent (A) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by the Company and (B) the opportunity and right to participate in all negotiations and proceedings with respect to demands made pursuant to Section 262 of the DGCL (it being understood that, subject to good-faith consultation with Parent, the Company will have the right to direct and control any such negotiations and proceedings). The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

(c) Adjustment to Per Share Merger Consideration. The Per Share Merger Consideration shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, outstanding after the date hereof and prior to the Effective Time. Nothing in this Section 2.1(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2. Payment for Securities; Surrender of Certificates.

(a) Payment Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the paying agent in connection with the Merger (the “Paying Agent”). The Paying Agent shall also act as the agent for the Company Stockholders for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At or immediately after the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in immediately available funds in an amount sufficient to pay the aggregate Per Share Merger Consideration in accordance with Section 2.1(a)(i) (the “Payment Fund”), for the sole benefit of the holders of Class A Common Stock and Class B-1 Common Stock. In the event the Payment Fund shall be insufficient to pay the aggregate Per Share Merger Consideration in accordance with Section 2.1, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the shortfall that is required to make such payment. Parent shall direct the Paying Agent to make delivery of the applicable Per Share Merger Consideration out of the Payment Fund in accordance with this Agreement. The Payment Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Payment Fund shall be invested by the Paying Agent as reasonably directed by Parent; provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent. The Company shall direct its transfer agent to deliver a final record holders list to the Paying Agent at least three (3) Business Days prior to the Closing.

(b) Procedures for Surrender.

(i) Company Common Stock Certificates. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate and whose shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, were converted pursuant to Section 2.1 into the right to receive the applicable Per Share Merger Consideration (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) in exchange for payment of the Per Share Merger Consideration into which such shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, have been converted pursuant to Section 2.1. Upon surrender of a Certificate (or an affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Per Share Merger Consideration pursuant to the provisions of this Article II, and the Certificate (or affidavit of loss in lieu thereof and, if required by Parent, an indemnity bond) so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof and, if required by Parent, an indemnity bond) upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (y) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the applicable Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not required to be paid.

(ii) Book-Entry Shares. Any holder of any Book-Entry Shares and whose shares of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, were converted pursuant to Section 2.1 into the right to receive the applicable Per Share Merger Consideration shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the applicable Per Share Merger Consideration. In lieu thereof, each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall direct the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time (and in any event within five (5) Business Days following the Effective Time) the applicable Per Share Merger Consideration pursuant to the provisions of this Article II, for each share of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock, as applicable, formerly represented by such Book-Entry Share, and the Book-Entry Share so exchanged shall be forthwith cancelled. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered.

(iii) No Interest. No interest shall be paid or accrue on any portion of the Per Share Merger Consideration payable upon surrender of any Certificate (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or in respect of any Book-Entry Share.

(iv) Class B-1 Common Stock and Class B-2 Common Stock. Notwithstanding anything to the contrary herein, as a condition precedent to payment of any Class A/B-1 Per Share Merger Consideration upon the surrender of such shares of Class B-1 Common Stock pursuant to Section 2.2, the surrendering holder must cause an equal number of shares of Class B-2 Common Stock to be simultaneously surrendered for Class B-2 Per Share Merger Consideration. Any purported surrender of shares of Class B-1 Common Stock that is not accompanied by a simultaneous surrender of an equal number of shares of Class B-2 Common Stock shall be void ab initio, and no payment of any Class A/B-1 Per Share Merger Consideration in respect of the Class B-1 Common Stock shall occur. Any surrender of Class B-2 Common Stock that occurs pursuant to Section 2.2 shall be deemed effective at the time that the corresponding surrender of Class B-1 Common Stock is deemed to be effective or to occur pursuant to Section 2.2. For the avoidance of doubt, so long as the Class B-1 Common Stock and Class B-2 Common Stock are Book-Entry Shares (and not certificated), then such Class B-1 Common Stock and Class B-2 Common Stock shall be deemed automatically surrendered at the Effective Time.

(c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock on the records of the Company. The Company shall issue a stop transfer order to its transfer agent solely with respect to shares of Company Common Stock of record five (5) Business Days prior to the anticipated Closing Date or such shorter period as requested by Parent. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share representing Class A Common Stock or Class B-1 Common Stock, as applicable, shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by this Article II. If, after the Effective Time, Certificates or Book-Entry Shares representing Class A Common Stock or Class B-1 Common Stock, as applicable, are presented to Parent for any reason, they shall no longer be outstanding and shall be automatically cancelled and exchanged as provided in this Agreement.

(d) Termination of Payment Fund; No Liability. At any time following the first (1st) anniversary of the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Payment Fund that have not been disbursed, or for which disbursement is pending subject only to the Paying Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration, payable upon due surrender of their Certificates (or affidavit of loss in lieu thereof in accordance with Section 2.2(e)) or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Per Share Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, an indemnity bond, the applicable Per Share Merger Consideration payable in respect thereof pursuant to Section 2.1.

Section 2.3. Treatment of Company Equity Awards and the Company ESPP.

(a) At the Effective Time, (i) each In-the-Money Company Option that is outstanding, unvested and unexercised immediately prior to the Effective Time and is held by any individual who is not an employee of the Company immediately prior to the Effective Time and (ii) each In-the-Money Company Option that is outstanding, vested and unexercised immediately prior to the Effective Time shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such In-the-Money Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Class A/B-1 Per Share Merger Consideration in respect of each Net Share covered by such Company Option, without interest and less applicable Tax withholdings.

(b) At the Effective Time, each In-the-Money Company Option that is outstanding, unvested and unexercised immediately prior to the Effective Time (other than an In-the-Money Company Option covered by Section 2.3(a)) shall, without any action on the part of Parent, the Company or the holder thereof, cease to represent a right to acquire shares of Class A Common Stock and shall be assumed and converted automatically into an option to purchase the number of shares of Parent Common Stock (each, an “Adjusted Option”) equal to the product obtained by multiplying (x) the number of shares of Class A Common Stock subject to the In-the-Money Company Option immediately prior to the Effective Time, by (y) the Conversion Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted Option shall have an exercise price per share of Parent Common Stock equal to (i) the per share exercise price for shares of Class A Common Stock subject to the corresponding In-the-Money Company Option immediately prior to the Effective Time divided by (ii) the Conversion Ratio, rounded up to the nearest whole cent. Each Adjusted Option shall otherwise be subject to the same terms and conditions applicable to the corresponding In-the-Money Company Option under the applicable Company Equity Plan and the agreement evidencing the grant thereunder, including vesting terms. For clarity, each Company Option that contains solely a $37.50 per share stock price performance vesting condition will be forfeited at the Effective Time in accordance with its existing terms to the extent such vesting condition is not met at or prior to the Effective Time.

(c) At the Effective Time, each Company Option that is not an In-the-Money Company Option and that is then outstanding and unexercised, whether or not vested, shall be cancelled with no consideration payable in respect thereof.

(d) At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and that is held by a non-employee member of the Company Board of Directors shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company RSU becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Class A/B-1 Per Share Merger Consideration in respect of each share of Class A Common Stock subject to such Company RSU immediately prior to the Effective Time, without interest and less applicable Tax withholdings.

(e) At the Effective Time, each Company RSU (other than any Company RSU covered by Section 2.3(d)) that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Parent Common Stock (each, an “Adjusted RSU”) equal to the product obtained by multiplying (i) the total number of shares of Class A Common Stock subject to the Company RSU immediately prior to the Effective Time by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Company RSU under the applicable Company Equity Plan and the agreement evidencing the grant thereunder, including vesting terms.

(f) At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be assumed and converted automatically into an Adjusted RSU equal to the product obtained by multiplying (i) the total number of shares of Class A Common Stock subject to the Company PSU immediately prior to the Effective Time (with such number of shares determined based on (x) the actual level of performance if the Effective Time occurs after the end of the applicable performance period and the determination of actual performance in the ordinary course and (y) the target level of performance if the Effective Time occurs prior to the end of the applicable performance period and the determination of actual performance in the ordinary course) by (ii) the Conversion Ratio, with any fractional shares rounded to the nearest whole share. Each Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding Company PSU under the applicable Company Equity Plan and the agreement evidencing the grant thereunder, including vesting terms (but excluding any performance-based vesting conditions). For clarity, each Company PSU that contains a $35.00 per share stock price performance vesting condition will be forfeited at the Effective Time in accordance with its existing terms to the extent such vesting condition is not met at or prior to the Effective Time.

(g) Notwithstanding anything to the contrary contained in this Section 2.3, if Parent determines that, for holders of Company Equity Awards employed outside of the United States, the treatment of Company Equity Awards prescribed by this Section 2.3 would reasonably be expected to cause a significant administrative burden to Parent, Parent may require that such awards be converted into cash-based awards that otherwise have the same terms and conditions as the corresponding Company Equity Awards held by such individuals or that such awards be cashed out at the Closing based on the value of the Class A/B-1 Per Share Merger Consideration.

(h) As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to any offering periods in effect as of the date hereof (the “Current ESPP Offering Periods”), no employee who is not a participant in a Current ESPP Offering Period as of the date hereof may become a participant in the Current ESPP Offering Period, and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such Current ESPP Offering Periods; (ii) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time; (iii) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period shall be accelerated to a date that is no later than three (3) Business Days prior to the Closing Date; and (iv) if any future offering period under the Company ESPP (other than the Current ESPP Offering Period) is still in effect at the Effective Time, then such future offering period shall be terminated prior to the Effective Time and any contributions made by participants to such future offering period shall be returned to the participants without the payment of any interest thereon.

(i) Prior to the Effective Time, the Company shall pass such resolutions and take such other actions as are necessary so as to cause the treatment of the Company Equity Awards and the Company ESPP as contemplated by this Section 2.3.

(j) Parent shall, or shall cause the Surviving Corporation to, pay to the holders of the Company Equity Awards the cash payments due pursuant to Section 2.3(a), Section 2.3(d) and Section 2.3(e) as promptly as practicable following the Closing Date (but in no event later than ten (10) Business Days after the Closing Date); provided, however, that to the extent that any Company RSU or Company PSU constitutes nonqualified deferred compensation subject to Section 409A of the Code, such cash payment shall be paid at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(k) Parent shall file with the SEC, at or as soon as reasonably practicable after the Effective Time, a registration statement on Form S-8 (or any successor form), to the extent such form is available, relating to the shares of Parent Common Stock issuable with respect to the Adjusted Options and Adjusted RSUs. Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or statements for so long as Adjusted Options and Adjusted RSUs remain outstanding.

Section 2.4. Withholding. Each of the Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent (without duplication) shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts as are required to be withheld or deducted with respect to such payment under the Code, or any other applicable state, local or non-U.S. Tax Law. To the extent that amounts are so deducted or withheld and remitted to the applicable Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III

REPRESENTATIONS AND

WARRANTIES OF THE COMPANY

Except as disclosed in (x) any Company SEC Documents filed or furnished by the Company with or to the SEC since September 30, 2023, and publicly available prior to the date of this Agreement (including any exhibits and other information incorporated by reference therein, but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article III for which it is reasonably apparent on its face that such information is relevant to such other section), the Company represents and warrants to Parent and Merger Sub as set forth below.

Section 3.1. Qualification, Organization, Subsidiaries, etc.

(a) The Company is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Except as would not be material to the Company and the Company Subsidiaries, taken as a whole, each Company Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company and the Company Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, (1) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (2) has not had and would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date. The Company has filed with the SEC, prior to the date hereof, a true, correct and complete copy of the Company Governing Documents as amended to the date hereof. The Company Governing Documents are in full force and effect and the Company is not in violation of the Company Governing Documents. The Company has made available to Parent prior to the date hereof true, correct and complete copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of and each of the Company’s “significant subsidiaries” within the meaning of Rule 1-02 of Regulation S-X of the SEC, each as currently in effect.

(b) All the issued and outstanding shares of capital stock of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are wholly owned, directly or indirectly, by the Company free and clear of all Liens, other than Liens arising under any applicable securities Law or Permitted Liens. Section 3.1(b)(i) of the Company Disclosure Letter sets forth an accurate and complete list of each Company Subsidiary and each Person in which the Company or any Company Subsidiary owns an equity or other economic interest, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary or such other Person, (ii) the type and percentage of interests held, directly or indirectly, by the Company in each Company Subsidiary or in each such other Person, (iii) the names and the type of and percentage of interests held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary and (iv) the classification for U.S. federal income Tax purposes of each Company Subsidiary. At the Closing, the Company shall take the actions set forth on Section 3.1(b)(ii) of the Company Disclosure Letter.

Section 3.2. Capitalization.

(a) The authorized capital stock of the Company consists of 2,000,000,000 shares of Class A Common Stock; 200,000,000 shares of Class B-1 Common Stock; 200,000,000 shares of Class B-2 Common Stock; and 200,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of May 23, 2025 (the “Company Capitalization Date”), (i) (A) 259,396,750 shares of Class A Common Stock were issued and outstanding, 44,049,523 shares of Class B-1 Common Stock were issued and outstanding (all of which are owned beneficially and of record by Canada Pension Plan Investment Board), and 44,049,523 shares of Class B-2 Common Stock were issued and outstanding (all of which are owned beneficially by Canada Pension Plan Investment Board and of record by 13381986 Canada Inc.), (B) no shares of Class A Common Stock were held in the Company’s treasury, (C) no shares of Class A Common Stock were held by the Company Subsidiaries, (D) Company Options covering 11,742,416 shares of Class A Common Stock were outstanding (of which Company Options covering 804,524 shares of Class A Common Stock remain subject to service and performance-based vesting conditions and Company Options covering 580,818 shares of Class A Common Stock remain subject to service-based vesting conditions), with a weighted average exercise price per share of $17.74, (E) Company RSUs covering 17,151,469 shares of Class A Common Stock were outstanding, and (F) Company

PSUs covering 2,520,882 shares of Class A Common Stock (based on achievement of the applicable performance metrics at the target level of performance) or 4,419,843 shares of Class A Common Stock (based on achievement of the applicable performance metrics at the maximum level of performance) were outstanding; (ii) 90,882,962 shares of Class A Common Stock were reserved for issuance pursuant to the Company Equity Plans; (iii) 17,081,352 shares of Class A Common Stock were reserved for issuance pursuant to the Company ESPP; and (iv) no shares of Company Preferred Stock were issued or outstanding. All the outstanding shares of Company Common Stock have been, and all shares of Company Common Stock reserved for issuance as described above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and not subject to or issued in violation of any purchase option, call option, right of first refusal, or any similar right pursuant to any provision of applicable Law or any Contract to which the Company or any Company Subsidiary is a party or otherwise bound. None of the issued and outstanding shares of Company Common Stock have been issued in violation of any applicable securities Laws. The Company has sufficient authorized and unissued shares of Class A Common Stock to effect the conversion of all outstanding shares of Class B-1 Common Stock into shares of Class A Common Stock. There are no accrued and unpaid dividends on the Class B-2 Common Stock in excess of 15,000 Canadian dollars (CAD $15,000) in the aggregate in each fiscal year of the Company.

(b) The Company has made available to Parent a true, correct and complete list, as of the Company Capitalization Date, of (i) each Company Equity Award, (ii) the name and country of residence of the Company Equity Award holder, (iii) the number of shares of Company Common Stock underlying each Company Equity Award, (iv) the date on which the Company Equity Award was granted, (v) the Company Equity Plan under which the Company Equity Award was granted, (vi) the vesting commencement date and vesting schedule with respect to the Company Equity Award, excluding any right of acceleration of such vesting schedule, (vii) the performance metrics applicable to each Company Equity Award, if applicable, (viii) the exercise price of each Company Option, and (ix) the expiration date of each Company Option. The exercise price of each Company Option was at least equal to the fair market value (determined in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)) of the Class A Common Stock on the date such Company Option was granted. All stock subject to the Company Options constitutes “service recipient stock” (as defined under Treasury Regulation 1.409A-1(b)(5)(iii)) with respect to the grantor thereof.

(c) Except as set forth in Section 3.2(a) and Section 3.2(b), and other than the shares of Class A Common Stock that have become outstanding after the Company Capitalization Date that were reserved for issuance as set forth in Section 3.2(a)(ii) and issued in accordance with the terms of the applicable Company Equity Plan and Company Equity Award, in each case as of the date hereof: (i) the Company does not have any shares of capital stock or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments or any other Contract to which the Company or any Company Subsidiary is a party or is otherwise bound obligating the Company or any Company Subsidiary to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of the Company or any Company Subsidiary or securities convertible into, exchangeable for or exercisable for, or valued by reference to, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary that is not wholly owned or in any other Person. There are no outstanding obligations of the Company or any Company Subsidiary: (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company or any Company Subsidiary.

(d) Neither the Company nor any Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for cash and/or securities having the right to vote) shares of the Company’s stock with the Company Stockholders on any matter.

(e) Other than the Principal Stockholders Agreement, there are no voting trusts or other agreements, commitments or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock or other equity interests of the Company or any Company Subsidiary. A true, correct and complete copy of the Principal Stockholders Agreement in effect as of the date hereof have been made available to Parent prior to the date hereof. To the Company’s Knowledge, none of the parties to the Principal Stockholders Agreement is in any breach of or any default under the terms thereof and the Principal Stockholders Agreement is a valid, binding and enforceable obligation on each party thereto and is in full force and effect, subject to the Enforceability Limitations.

(f) The Company or a Company Subsidiary owns less than fifty percent (50%) of the interest in the issued and outstanding capital stock and other equity interests of the entities set forth on Section 3.2(f) of the Company Disclosure Letter (such entities, the “Minority Investment Entities”). Section 3.1(b) of the Company Disclosure Letter sets forth a list of all Minority Investment Entities. The Company has made available to Parent on or prior to the date hereof true, correct and complete copies of the certificates of incorporation and bylaws, or equivalent organizational or governing documents, of the Minority Investment Entities, each as currently in effect.

Section 3.3. Corporate Authority.

(a) The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of the Company’s obligations under this Agreement, and the consummation of the Transactions have been duly and validly authorized by the Company Board of Directors and no other corporate proceedings (pursuant to the Company Governing Documents or otherwise) on the part of the Company are necessary to authorize the performance of the Company’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except (i) the receipt of the Company Stockholder Approval, (ii) approval under the Principal Stockholders Agreement by each Lead Investor (as defined in the Principal Stockholders Agreement) for a Change of Control (as defined in the Principal Stockholders Agreement) (the “Lead Investor Consent”) and, (iii) with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(b) Except for the Lead Investor Consent, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock and Class B-1 Common Stock entitled to vote thereon voting together as a single class (the “Company Stockholder Approval”) to approve the Merger and adopt this Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement and to consummate the Transactions, including the Merger. The delivery by the Principal Stockholders of the written consent substantially in the form attached hereto as Annex C (the “Principal Stockholders Written Consent”) to approve and adopt this Agreement and the Merger in accordance with Section 228 and Section 251(c) of the DGCL will satisfy the Company Stockholder Approval.

(c) The Principal Stockholders Written Consent together with the Lead Investor Consent, when delivered pursuant to Section 5.3, will constitute the valid and binding approval of each Lead Investor (as defined in the Principal Stockholders Agreement) for a Change of Control (as defined in the Principal Stockholders Agreement) and for this Agreement and the Transactions, including the Merger, and will constitute the requisite approval for this Agreement and the Transactions, including the Merger, under the Principal Stockholders Agreement.

(d) On or prior to the date hereof, the Company Board of Directors has unanimously (i) determined that the terms of the Transactions, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (ii) determined that it is fair to and in the best interests of the Company and the Company Stockholders, and declared it advisable, to enter into this Agreement, (iii) approved the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other Transactions, in each case, upon the terms and subject to the conditions contained herein and (iv) unanimously resolved to recommend that the Company Stockholders approve the Merger and the Transactions and adopt this Agreement. None of the foregoing actions by the Company Board of Directors has been amended, rescinded or modified in any way (unless a Change of Recommendation has been effected after the date hereof in accordance with the terms of Section 5.2).

(e) This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (i) and (ii), collectively, the “Enforceability Limitations”).

Section 3.4. Governmental Consents; No Violation.

(a) Other than (i) compliance with the DGCL, (ii) compliance with the Securities Act, (iii) compliance with the Exchange Act, including the filing and mailing of the Information Statement with the SEC and any amendments or supplements thereto, (iv) compliance with applicable state securities, takeover and “blue sky” laws, (v) compliance with the applicable requirements of the HSR Act and obtaining any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws set forth on Section 3.4(a) of the Company Disclosure Letter, (vi) compliance with any applicable requirements of the NYSE and (vii) any facility security clearance of the Company or any Company Subsidiary, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the execution, delivery and performance by the Company of this Agreement and consummation by the Company of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, (1) a Company Material Adverse Effect or (2) a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date.

(b) The execution and delivery by the Company of this Agreement do not, and, subject to the receipt of the Company Stockholder Approval and except as described in Section 3.4(a), the consummation of the Transactions and performance and compliance with the provisions hereof will not (i) require consent or other action by any person under or conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon the Company or any Company Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation or imposition of any Lien upon any of the properties, rights or assets of the Company or any Company Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the Company Governing Documents or the organizational or governing documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or any of their respective properties, rights or assets, other than in the case of clause (i) and clause (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, (1) a Company Material Adverse Effect or (2) a material adverse effect on the ability of the Company to consummate the Transactions, including the Merger, prior to the Outside Date.

Section 3.5. SEC Reports and Financial Statements.

(a) Since October 19, 2021, the Company has timely filed or furnished all registration statements, forms, statements, schedules, exhibits, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “Company SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the Company SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the NYSE, and none of the Company SEC Documents contained (or, with respect to the Company SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to the Company SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since January 1, 2024, neither the Company nor any Company Subsidiary has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein). No Company Subsidiary is required to file any forms, reports or other documents with, or furnish any other material to, the SEC. As of the date of this Agreement, (i) to the Company’s Knowledge, no Company SEC Document is the subject of ongoing SEC review, and (ii) to the Company’s Knowledge, no such review is threatened with respect to any Company SEC Document.

(b) The consolidated financial statements (in each case, including all related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents when filed or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect at the time of such filing, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes) in conformity with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of the unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustment described therein permitted by the rules and regulations of the SEC and to the absence of notes, none of which would be reasonably expected to be, as of the date hereof, material individually or in the aggregate).

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(d) Neither the Company nor any Company Subsidiary is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract, including any Contract relating to any transaction or relationship between or among the Company or any Company Subsidiary, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the SEC), in any such case, where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

Section 3.6. Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and which includes policies and procedures that: (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and (b) are designed to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure the reliability of the Company’s financial reporting, including that all material information required to be disclosed by the Company and the Company Subsidiaries in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and that such material information is disclosed to the Company’s auditors and the audit committee of the Company Board of Directors. Since January 1, 2021, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which disclosure (if any) and significant facts learned during the preparation of such disclosure have been made available to Parent prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (iii) any written claim or allegation regarding clause (i) or (ii). Since January 1, 2021, neither the Company nor any Company Subsidiary has received any material, unresolved complaint, allegation, assertion or claim, whether written or, to the Company’s Knowledge, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, and no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has, to the Company’s Knowledge, reported in writing credible evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or their respective officers, directors, employees or agents to the Company Board of Directors or any committee thereof or to the Chief Legal Officer, Chief Executive Officer or Chief Financial Officer of the Company.

Section 3.7. No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities of any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise, except (a) as and to the extent specifically disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of December 31, 2024, included in the Company SEC Documents filed or furnished prior to the date hereof, (b) for liabilities incurred or which have been discharged or paid in full, in each case, in the ordinary course of business consistent with past practice since December 31, 2024 (other than any liability for any material breaches of Contracts), (c) as expressly required or expressly contemplated by this Agreement and (d) for liabilities which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8. Absence of Certain Changes or Events.

(a) From January 1, 2025, there has not occurred any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) From January 1, 2025 through the date hereof, (i) except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the Transactions, the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any Company Subsidiary has taken any action that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under, Section 5.1(b) (other than any actions specified by clauses (i), (iv), (v), (vii), (x), (xi), (xii), (xv), (xx) or (xxv) (to the extent clause (xxv) relates to the foregoing clauses)).

Section 3.9. Compliance with Law; Permits.

(a) The Company and each Company Subsidiary, and, to the Company’s Knowledge, their respective directors and officers are and have been since January 1, 2022 in compliance with, and not in default under or in violation of, any Laws (including Environmental Laws and employee benefits and labor Laws) applicable to the Company or such Company Subsidiary or any of their respective properties or assets, except where such non-compliance, default or violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and the Company Subsidiaries are and have been since January 1, 2022 in possession of all franchises, grants, authorizations, business licenses, permits, easements, variances, exceptions, consents, certificates, approvals, registrations, clearances and orders of any Governmental Entity or pursuant to any applicable Law necessary for the Company and the Company Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Company Permits are in full force and effect, no default (with or without notice, lapse of time or both) has occurred under any such Company Permit and none of the Company or any Company Subsidiary has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary, or any of their respective directors, officers, or employees, or, to the Company’s Knowledge, agents or any other third party (including the Company’s or the Company Subsidiaries’ respective Representatives) acting on behalf of the Company or any Company Subsidiary, has, during the past five (5) years, directly or indirectly (i) taken any action in violation of any applicable Anti-Corruption Law or anti-money laundering laws, (ii) offered, authorized, provided or given (or made attempts at doing any of the foregoing) any payment or thing of value to any Person, including a “foreign official” (as defined by the FCPA), for the purpose of influencing any act or decision of such Person to unlawfully obtain or retain business or other advantage or (iii) taken any other action that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any Representative of another Person in the course of their business dealings with the Company or any Company Subsidiary, in order to unlawfully induce such Person to act against the interest of his or her employer or principal.

(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary or, to the Company’s Knowledge, any of their respective officers, directors, employees, agents or persons acting on it or any Company Subsidiary’s behalf, is or has in the last five (5) years been subject to any actual, pending, or, to the Company’s Knowledge, threatened civil, criminal, or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, Proceedings, demand letters, settlements or enforcement actions, or made any voluntary disclosures to any Governmental Entity, involving the Company or any Company Subsidiary in any way relating to applicable Anti-Corruption Laws. The Company and each Company Subsidiary has established and maintains a compliance program and reasonable internal controls and procedures appropriate to ensure compliance with the requirements of applicable Anti-Corruption Laws.

(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, at all times within the last five (5) years, the Company and the Company Subsidiaries and their respective officers, directors, employees, and, to the Company’s Knowledge, agents and persons acting on it or any Company Subsidiary’s behalf, have conducted their businesses in accordance with United States economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and all other applicable Import Restrictions and Export and Sanctions Controls. At all times within the last five (5) years, the Company and the Company Subsidiaries have maintained all records required to be maintained in the Company’s and the Company Subsidiaries’ possession as required under the Import Restrictions and Export and Sanctions Controls.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, at all times within the last five (5) years, none of the Company or any Company Subsidiary or any of their respective officers, directors, employees, or, to the Company’s Knowledge, any agent or person acting on it or any Company Subsidiary’s behalf, has sold, exported, re-exported, transferred, diverted, or otherwise disposed of any products, Software, or technology (including products derived from or based on such technology) to any destination, entity, or Person prohibited or restricted by the Laws of the United States or other Import Restrictions or Export and Sanctions Controls, without obtaining prior authorization or satisfying notification or other documentary requirements from the competent Governmental Entities as required by those Laws. The Company and the Company Subsidiaries are in compliance with and, at all times within the last five (5) years, have complied in all material respects with, all terms and conditions of any license issued or approved by the Directorate of Defense Trade Controls, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), or OFAC that is or has been in force. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, at all times within the last five (5) years, except pursuant to valid licenses, license exceptions or exemptions, the Company and the Company Subsidiaries have not released or disclosed controlled technical data or technology to any foreign national whether in the United States or abroad.

(g) None of the Company or any Company Subsidiary, nor any director, officer, employee, or, to the Company’s Knowledge, agent or affiliate of the Company or any Company Subsidiary: (x) is, or is 50% or more controlled or owned by, or as applicable controlled by any means, jointly or solely by, one or more Persons or entities targeted by or subject to sanctions administered by OFAC, BIS, the European Union, any of the Member States of the European Union or the United Kingdom, or is included on any sanctioned party list administered by OFAC, BIS, or the U.S. Department of State (including the List of Specially Designated Nationals and Blocked Persons or Foreign Sanctions Evaders, Denied Persons List, Entity List, or Unverified List, or the Department of State Debarred Parties List, or the United Nations Security Council Consolidated List) or by the European Union, any of the Member States of the European Union, or the United Kingdom (including, without limitation, the Consolidated List of Persons, Groups, and Entities Subject to EU Financial Sanctions, and the UK’s Consolidated Sanctions List) (collectively, the “Restricted Parties”) or (y) has, at any time within the last five (5) years, conducted any business with or engaged in any transaction or arrangement with or involving, directly or indirectly, any Restricted Parties or territories subject to U.S. comprehensive economic or trade sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic), in violation of applicable Import Restrictions or Export and Sanctions Controls. None of the Company or any Company Subsidiary is subject to any pending or, to the Company’s Knowledge, threatened action by any U.S. Governmental Entity or other Governmental Entity that would restrict its ability to engage in export transactions, bar it from exporting or otherwise limit its exporting activities or sales. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, none of the Company or any Company Subsidiary has, within the last five (5) years, received any written notice of deficiencies in connection with any Import Restrictions or Export and Sanctions Controls from OFAC or any other Governmental Entity or made any voluntary disclosures to OFAC or any other Governmental Entity of facts that could result in any action being taken or any penalty being imposed by a Governmental Entity against the Company or any Company Subsidiary. The Company and each Company Subsidiary has, and has had at all times within the last five (5) years, in place policies and procedures designed to promote and ensure compliance with all applicable Import Restrictions and Export and Sanctions Controls.

(h) The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the NYSE.

Section 3.10. Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each material Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA), each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), in each case whether or not subject to ERISA, and each other benefit or compensation plan, policy, program, agreement or arrangement, including but not limited to each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, collective bargaining, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current employees, directors or consultants (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary or any of their ERISA Affiliates or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any such arrangement maintained solely by a Governmental Entity or any Multiemployer Plan. With respect to each material Company Benefit Plan, the Company has delivered or made available to Parent true, correct and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) all plan documents, summary plan descriptions, summaries of material modifications, and amendments related to such plans and any related trust agreement, (ii) the most recent Form 5500 Annual Report, (iii) the most recent audited financial statement and actuarial valuation, (iv) all material, non-routine filings and correspondence with any Governmental Entity during the past three (3) years and (v) all material related agreements, insurance contracts and other agreements which implement each such Company Benefit Plan. The Company has delivered or made available to Parent true, correct and complete copies of each Company Equity Plan and the forms of award agreements evidencing the Company Equity Awards, and with respect to the foregoing forms, other than differences with respect to the number of shares of Class A Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no award agreement evidencing any Company Equity Award contains material terms that are not consistent with, or in addition to, such forms.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company Benefit Plans has been operated and administered in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Company’s Knowledge, no condition exists that is likely to cause the Company, the Company Subsidiaries or any of their ERISA Affiliates to incur any such liability. All material contributions or other material amounts payable by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending, or to the Company’s Knowledge, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would result in a material liability.

(c) Within the last six (6) years, no Company Benefit Plan has been an employee benefit plan subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. None of the Company, the Company Subsidiaries or any of their respective ERISA Affiliates has incurred or is reasonably expected to incur any Controlled Group Liability that has not been satisfied in full, except, with respect to clause (iv) of the definition of Controlled Group Liability only, as would not result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole. None of the Company, any of the Company Subsidiaries or any of their respective ERISA Affiliates has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Company Benefit Plan that reasonably would be expected to subject the Company, the Company Subsidiaries or the Surviving Corporation to any Tax or penalty, except as would not be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(d) Neither the Company, the Company Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the preceding six (6) years, contributed to, been obligated to contribute to or had any liability (including any contingent liability) with respect to any Multiemployer Plan, a “multiple employer plan” or a “multiple employer welfare arrangement” (as such terms are defined in ERISA).

(e) No Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable U.S. state Law, for which the covered individual pays the full premium cost of coverage.

(f) (i) Each of the Company Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification and (ii) to the Company’s Knowledge, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan. Each such favorable determination letter has been provided or made available to Parent.

(g) Each Company Benefit Plan has been maintained and operated in documentary and operational compliance in all material respects with Section 409A of the Code or an available exemption therefrom.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will, except as required by the terms of this Agreement, (i) result in any payment (including severance and unemployment compensation, forgiveness of Indebtedness or otherwise) becoming due to any current or former director, officer, employee or other individual service provider of the Company or any Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or otherwise, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require a contribution or funding by the Company or any Company Subsidiary to a Company Benefit Plan or the transfer or setting aside of assets to fund any benefits under a Company Benefit Plan, (v) result in any breach or violation of, or default under or limit the right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan following the Effective Time or (vi) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(i) No Person is entitled to any gross-up, make-whole, or other additional payment from the Company or any Company Subsidiary with respect to any Tax or interest or penalty related thereto, including in accordance with Sections 4999 or 409A of the Code.

(j) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States (i) has been operated in conformance and compliance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.

Section 3.11. Labor Matters.

(a) Neither the Company nor any Company Subsidiary is a party to, bound by (or otherwise subject to) or in the process of negotiating any collective bargaining agreement or other Contract with a labor union, works council, employee representative group or labor organization, and to the Company’s Knowledge, no demand has been made or petition filed or Proceedings initiated by an employee or group of employees of the Company or any Company Subsidiary with any labor relations board or other Governmental Entity seeking recognition of any labor organization. Neither the Company nor any Company Subsidiary is (or has during the past two (2) years been) subject to a material labor dispute, strike or work stoppage. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or, to the Company’s Knowledge, threatened involving employees of the Company or any Company Subsidiary.

(b) The Company and each Company Subsidiary are and have been since January 1, 2022 in compliance with all applicable Law respecting labor and employment matters, including immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health, plant closings, mass layoffs, worker classification, sexual harassment, discrimination, exempt and non-exempt status, compensation and benefits, wages and hours (including overtime and minimum wage requirements), disability rights, equal employment opportunity and the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has taken any action since January 1, 2022, that would (i) constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act, or any similar state, local or foreign Law or (ii) otherwise trigger any material liability or obligations under the WARN Act or any similar state, local or foreign Law.

(c) There is not, and since January 1, 2022 through the date hereof, there has not been, any (i) proceeding pending or, to the Company’s Knowledge, threatened by or before any Governmental Entity with respect to the Company or any Company Subsidiary concerning employment-related matters or (ii) proceeding pending or, to the Company’s Knowledge, threatened against or affecting the Company or any Company Subsidiary brought by any current or former applicant, employee or independent contractor of the Company or any Company Subsidiary, except as would not be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(d) To the Company’s Knowledge, in the last five (5) years, (i) no allegations of sexual harassment, sexual misconduct, sexual assault, sexual discrimination or other material harassment or discrimination allegations have been made against any member of the Company Board of Directors (in their capacity as such) or employee at the level of Vice President or above, and (ii) neither the Company nor any of the Company Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment, sexual misconduct, sexual assault, sexual discrimination or other material harassment or discrimination allegations involving any member of the Company Board of Directors (in their capacity as such) or employee at the level of Vice President or above.

Section 3.12. Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and the Company Subsidiaries have timely filed (taking into account any valid extension of time within which to file) all Tax Returns that are required to be filed by or with respect to any of them and all such Tax Returns are true, correct and complete;

(b) The Company and the Company Subsidiaries have timely paid in full to the appropriate Governmental Entity all Taxes required to be paid by any of them, except for Taxes for which the financial statements of the Company and the Company Subsidiaries reflect adequate reserves, in accordance with GAAP;

(c) The Company and the Company Subsidiaries have (i) timely paid, deducted, withheld and collected all amounts required to be paid, deducted, withheld or collected by any of them with respect to any payment owing to, or received from, their employees, creditors, independent contractors, customers and other third parties (and have timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity) and (ii) have otherwise complied in all respects with all applicable Laws relating to the payment, withholding, collection and remittance of Taxes (including information reporting requirements);

(d) There is no (i) claim, litigation, audit, examination, investigation or other proceeding pending or, to the Knowledge of the Company, threatened in writing with respect to any Taxes or Tax Returns of the Company or any Company Subsidiary, or (ii) deficiency for Taxes that has been assessed by any Governmental Entity against the Company or any Company Subsidiary and that has not been fully satisfied by payment;

(e) Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than in connection with automatic extensions of time to file Tax Returns), which waiver or extension is still in effect;

(f) Within the last two (2) years, neither the Company nor any Company Subsidiary has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355(a) of the Code;

(g) None of the Company or any Company Subsidiary (i) is a party to or bound by, or has any obligation under, any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (other than any ordinary course commercial agreement not primarily related to Taxes, and other than any agreement or arrangement solely among the Company and the Company Subsidiaries) or (ii) has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) or as transferee or successor, by contract or otherwise by operation of Law;

(h) There are no Liens in respect of or on account of Taxes upon any property or assets of the Company or any Company Subsidiary, other than Permitted Liens;

(i) Within the last six (6) years, no claim has been made in writing from any Tax authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns of a particular type that the Company or any Company Subsidiary is or may be subject to Tax by, or required to file Tax Returns with respect to Taxes in, such jurisdiction, in each case, with respect to such particular type of Tax;

(j) Neither the Company nor any Company Subsidiary is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any similar or analogous provision of state, local or non-U.S. Law) or other similar ruling or written agreement with a Tax authority;

(k) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law); and

(l) Except as contemplated by this Agreement, neither the Company nor any Company Subsidiary has undergone an “ownership change” within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder.

Section 3.13. Litigation; Orders. As of the date hereof, there are no Proceedings pending or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary or any of their respective properties, rights or assets, at law or in equity, by or before, and there are no orders, judgments, injunctions, awards or decrees of or settlement agreements with, any Governmental Entity, that are or would reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. As of the date hereof, neither the Company nor any Company Subsidiary has any material Proceedings pending against any other Person.

Section 3.14. Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date hereof of all: (i) patents and patent applications, (ii) registered trademarks, service marks, trade dress, logos, slogans, brand names, trade names and corporate names and applications therefor, (iii) domain name and social media handle registrations, (iv) copyright registrations and applications for copyright registration, and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by the Company or any Company Subsidiary with any state, government or other public authority, in each case, that are owned by, filed in the name of, applied for by, or subject to a valid obligation of assignment to, the Company or any Company Subsidiary, whether wholly or jointly owned (the “Company Registered Intellectual Property”).

(b) The Company solely owns, each material item of Company Intellectual Property free and clear of all Liens, other than Permitted Liens. Each material item of Company Registered Intellectual Property is subsisting and has not expired, been cancelled, or been abandoned, and to the Company’s Knowledge, each material item of Company Intellectual Property (other than applications for registrations) is valid and enforceable. As of the date hereof, no Proceeding (other than office actions in connection with the prosecution of applications) is pending or, to the Company’s Knowledge, threatened by or before any Governmental Entity, that challenges the legality, validity, enforceability, registration, use or ownership of any Company Intellectual Property. Neither the Company nor any Company Subsidiary receives an exclusive license under any third party Intellectual Property that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

(c) Neither the Company nor any Company Subsidiary has granted or transferred (or is obligated to grant or transfer) to any Person or has permitted (or is obligated to permit) any Person to retain any ownership interest, including any joint ownership interest, or any exclusive rights, in any Intellectual Property that is Company Intellectual Property and is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole.

(d) The Company and the Company Subsidiaries (i) own, license, sublicense or otherwise possess legally enforceable and sufficient rights to use all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted, all of which rights shall survive the consummation of the Transactions (including the Merger) on substantially the same terms, without termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit with respect thereto, and (ii) may exercise, transfer, or license all Company Intellectual Property and other such rights without material restriction or material payment to any Person, except in each case for clauses (i) and (ii), (1) as a result of the terms of a Contract to which Parent, but neither the Company nor a Company Subsidiary, is a party, and (2) as would not be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(e) As of the date hereof, no Proceedings are pending or, to the Company’s Knowledge, are threatened against the Company or any Company Subsidiary, alleging that the Company or any Company Subsidiary is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person. Except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the conduct of the business of the Company and the Company Subsidiaries, including the commercialization and exploitation of the Company Products in connection with such business, as currently conducted or as conducted since January 1, 2022, has not infringed, violated, constituted, or misappropriated any Intellectual Property rights of any Person, or constituted unfair competition or unfair trade practices, (ii) to the Company’s Knowledge, no Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property, and (iii) since January 1, 2022, neither the Company nor any Company Subsidiary has instituted or threatened to institute any Proceeding against any Person alleging that such Person is infringing, misappropriating, diluting, using in an unauthorized manner or otherwise violating any Company Intellectual Property.

(f) Except as would not reasonably be expected to, either individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole: (i) in each case in which the Company or any Company Subsidiary has engaged or hired an employee, consultant or contractor (whether current or former) for the purpose of developing or creating any Intellectual Property, or who has otherwise developed or created Intellectual Property material to the business of the Company and the Company Subsidiaries within the scope of their employment or engagement therefor, the Company or such Company Subsidiary has obtained, either by operation of Law or by valid assignment or transfer, exclusive ownership of all such Intellectual Property, and, to the Company’s Knowledge, no such employee, consultant or contractor retains or claims to retain any ownership or other rights in or with respect to such Intellectual Property; (ii) the Company and each Company Subsidiary have taken commercially reasonable actions to maintain and protect all Company Intellectual Property that derives independent economic value, actual or potential, from not being known to other Persons, and all such Intellectual Property has been maintained in confidence in accordance with procedures that are customarily used in the industry to protect rights of like importance; and (iii) to the Company’s Knowledge, since January 1, 2022, there has been no unauthorized disclosure of Company Intellectual Property, or unauthorized disclosure by the Company or any Company Subsidiary of any third party Intellectual Property. Without limiting the generality of the foregoing, the Company and the Company Subsidiaries have, and enforce, a policy requiring each employee, consultant and contractor that has access to any such Intellectual Property to execute a confidentiality agreement that obligates such Person to maintain the confidentiality thereof, except where the failure to enforce such policy has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(g) Neither the Company nor any Company Subsidiary has used, modified, distributed, or made available any Software or other technology under an Open Source License in a manner that would require any material Company Intellectual Property to be (i) disclosed, distributed, or made available in Source Code form, (ii) licensed for the purposes of preparing derivative works, (iii) licensed under terms that allow Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled, or (iv) redistributed at no charge. The Company and the Company Subsidiaries are and have been in compliance in all material respects with all Open Source Licenses to which they are subject.

(h) Section 3.14(h) of the Company Disclosure Letter contains a true, correct and complete list of, and the Company has made available to Parent prior to the date hereof true, correct and complete copies of, all Contracts in effect (or with respect to Contracts no longer in effect, to the extent of any surviving terms) pursuant to which the Company or any Company Subsidiary (i) grants any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to any Person under or to any patent rights or other material Company Intellectual Property, except Ordinary Course Licenses, (ii) other than Open Source Licenses, is granted a license or immunity (other than Ordinary Course Licenses) or a covenant not to assert, or release, or agreement not to enforce or prosecute to or under any Intellectual Property, or (iii) develops, acquires, or contracts with any other Person to develop or acquire Intellectual Property, including under any joint development relationship (but excluding employment, consulting, services or invention assignment agreements entered into in the ordinary course of business with employees, contractors or consultants of the Company or any Company Subsidiaries, in each case, where the applicable employee, contractor or consultant has validly assigned all rights in such Intellectual Property to the Company or the Company Subsidiaries), in each case of clauses (i) through (iii), that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (the foregoing in clause (i) through clause (iii), together with the Ordinary Course Licenses and Open Source Licenses, the “IP Contracts”).

(i) The Company has made available to Parent prior to the date hereof true, correct and complete list of all material Company Products.

(j) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in or give a third party a valid right to cause or declare (i) a material breach, violation, modification, cancellation, termination, or suspension of any IP Contract that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole, (ii) the release of any Source Code that is Company Intellectual Property or other material proprietary or confidential Intellectual Property of the Company or any Company Subsidiary, (iii) the grant of (or requirement to grant) any license, covenant not to assert, release, agreement not to enforce or prosecute, or other immunity to or under any Company Intellectual Property that is material to the conduct of the business of the Company and the Company Subsidiaries, taken as a whole (or (except as a result of the terms of a Contract to which Parent, but neither the Company nor a Company Subsidiary, is a party) any Intellectual Property of Parent) to any Person, or (iv) the Company, any Company Subsidiary or (except as a result of the terms of a Contract to which Parent, but neither the Company nor a Company Subsidiary, is a party) Parent being subject to any non-compete or other material restriction on the operation or scope of their respective business. All IP Contracts shall remain in full force and effect following the Closing in accordance with their terms, and, as of immediately after the Closing, the Company and the Company Subsidiaries will be entitled to exercise all of their respective rights under all IP Contracts to the same extent as prior to the Closing, in each case, except has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(k) As of the date hereof, no Proceeding by any Person is pending against the Company or any Company Subsidiary, nor has any of them received any written claim or notice since January 1, 2022, with respect to any material warranty or material indemnity claim relating to any Company Products or with respect to the material breach of any material agreement (including any IP Contract) under which such Company Products have been made available, in each case, which remains unresolved.

(l) To the Company’s Knowledge, no Company System, and no Software included in any Company Product, contains any undisclosed disabling codes or instructions, “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults, security vulnerabilities (as such terms are commonly understood in the software industry) or other Software routines or hardware components that (i) enable or assist any Person to acquire or access without authorization or disable or erase any Software, Company Products or Protected Information or information, or (ii) otherwise significantly adversely affect the functionality of the Company Systems or Company Products, except as has not been and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(m) The Company and each Company Subsidiary maintains or adheres to policies and procedures that are compliant with Laws applicable to the development, training, fine-tuning, validation, testing, improvement, use and deployment of AI Systems at and by the Company or Company Subsidiaries, and complies with such

Laws, policies, and procedures. The Company and each of the Company Subsidiaries had legally enforceable and sufficient rights to use or process the Training Data in the manner used or processed by or for it to train, fine-tune, validate, test or improve an AI System, and the Company and Company Subsidiaries have complied with Contract terms applicable to such use or processing except as would not be, either individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is the subject of any complaint, claim, audit, investigation, proceeding, or litigation (or a request for information or testimony from regulators or legislators) regarding any AI System or Training Data.

Section 3.15. Privacy and Data Protection.

(a) Since January 1, 2022, the Company’s and each Company Subsidiary’s receipt, collection, monitoring, maintenance, hosting, creation, transmission, use, analysis, disclosure, storage, retention, disposal, security and other processing, as the case may be, of Protected Information, and, to the Company’s Knowledge, any such activities performed or handled by authorized third parties on the Company’s or a Company Subsidiary’s behalf, have complied in all material respects with, and neither the execution and delivery of this Agreement nor the consummation of the Transactions will result in the Company, any Company Subsidiary, or the Surviving Corporation being in material breach or material violation of (i) any provisions of Contracts governing Protected Information to which the Company or any Company Subsidiary is bound, (ii) applicable Information Privacy and Security Laws, (iii) PCI DSS, to the extent applicable to the Company or any Company Subsidiary, (iv) any Privacy Statements, or (v) any consents or authorizations that apply to the Protected Information that have been obtained by the Company or a Company Subsidiary. To the extent required by HIPAA, the Company and each Company Subsidiary have executed Business Associate Agreements (as such agreements are defined in HIPAA) with any Covered Entity or Business Associate (as defined in HIPAA), in compliance with HIPAA. The Company and each Company Subsidiary have all rights, authority, consents and authorizations necessary under applicable Information Privacy and Security Laws to receive, retain, access, use and disclose the Protected Information in their possession or under their control in connection with the operation of their business. Since January 1, 2022, the Company and each Company Subsidiary have posted, where required by Information Privacy and Security Laws, as applicable, privacy policies governing their use of Protected Information on their websites made available by the Company and each Company Subsidiary, and the Company and each Company Subsidiary have complied in all material respects with such current and former published privacy policies.

(b) There has been no material (i) security breach of or unauthorized access to, or malicious or unauthorized disruption to, any Company Products, or any Company System that transmits or maintains proprietary or confidential information, including Protected Information, or (ii) incident involving the loss, damage or unauthorized access, acquisition, modification, use or disclosure of any proprietary or confidential information, including Protected Information owned, used, hosted, maintained or controlled by or, to the Company’s Knowledge, on behalf of, the Company or the Company Subsidiaries, including any such unauthorized access, acquisition, modification, use or disclosure of Protected Information that would constitute a breach for which notification by the Company or any Company Subsidiary to individuals, Persons or Governmental Entities is required, or was made, under any applicable Information Privacy and Security Laws or Contracts to which the Company or a Company Subsidiary is a party. To the Company’s Knowledge, none of the Company’s or any Company Subsidiary’s vendors, suppliers and subcontractors have (A) suffered any material security breach that resulted in any unauthorized access to, modification of, use of, disclosure of or loss of or damage to any proprietary or confidential information, including Protected Information hosted or maintained on behalf of the Company or the Company Subsidiaries, (B) materially breached any Contracts with the Company or any Company Subsidiary relating to proprietary or confidential information, including Protected Information or (C) violated any applicable Information Privacy and Security Laws in relation to the processing of Protected Information on behalf of the Company or any Company Subsidiary, in each case in any material respect.

(c) Since January 1, 2022, the Company and each Company Subsidiary have implemented and maintained in a commercially reasonable manner a written information security program, covering the Company and each Company Subsidiary and their respective material Company Systems, designed to (i) identify and address internal and external risks to the security, integrity or privacy of any proprietary or confidential information in their possession, including Protected Information, (ii) implement, monitor and maintain administrative, technical and physical safeguards to control these risks, and (iii) maintain notification procedures in compliance with applicable Information Privacy and Security Laws and customer Contracts in the case of any breach of security, integrity or privacy compromising Material Customer proprietary or confidential information or Protected Information. In each of the past three (3) fiscal years, the Company and each of the Company Subsidiaries have performed a security risk assessment covering the Company and each Company Subsidiary, and remediated all critical, high risk or material threats and deficiencies identified in such risk assessments.

(d) Since January 1, 2022 through the date hereof, no Person has (i) provided a written audit request to the Company or a Company Subsidiary, (ii) made any written claim against the Company or any Company Subsidiary, or (iii) to the Company’s Knowledge, commenced any Proceeding, in each case, with respect to (A) any alleged violation of applicable Information Privacy and Security Laws by the Company, any Company Subsidiary or (with respect to services provided to or on behalf of the Company) any third party with whom the Company or any Company Subsidiary has entered into a Contract in connection with the collection, maintenance, storage, retention, use, processing, disclosure, transfer or disposal of Protected Information or (B) any of the Company’s or a Company Subsidiary’s privacy or data security practices related to proprietary or confidential information, including Protected Information, including any unlawful or accidental loss, damage or unauthorized access, acquisition, retention, use, disclosure, modification or other misuse of such information maintained by or on behalf of the Company or the Company Subsidiaries. No Person has provided a complaint (written or otherwise) to the Company or a Company Subsidiary, nor, to the Company’s Knowledge, to any third party, regarding the improper disclosure of Protected Health Information (as defined in HIPAA) by the Company or a Company Subsidiary.

(e) The Company and the Company Subsidiaries have in place disaster recovery plans, procedures and facilities that satisfy applicable Law in all material respects and the Company’s and the Company Subsidiaries’ obligations under Contracts with all customers, vendors, suppliers and subcontractors of the Company and the Company Subsidiaries, and the Company and the Company Subsidiaries are in compliance therewith in all material respects.

Section 3.16. Real and Personal Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true, complete and correct list of all real property owned in fee simple by the Company or any Company Subsidiary (the “Owned Real Property”) as of the date of this Agreement and the name of the fee owner with respect thereto. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) either the Company or a Company Subsidiary has good and marketable title to the Owned Real Property, free and clear of all Liens other than any Permitted Liens, and (ii) there are no outstanding options or rights of first offer or refusal to purchase the Owned Real Property or any portion thereof in favor of any Person.

(b) Section 3.16(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all material real property leased, subleased, licensed or similarly occupied by the Company or any Company Subsidiary as of the date of this Agreement (the “Leased Real Property”) and the leases, subleases, licenses and occupancy agreements, together with all assignments thereof and amendments, supplements and modifications with respect thereto (each, a “Company Lease”). To the extent in its possession, the Company has made available to Parent true, correct and complete copies of the Company Leases. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, with respect to each Leased Real Property and the accompanying Company

Lease, the Company or the applicable Company Subsidiary that is party thereto has good and valid leasehold interests in such Leased Real Property, free and clear of all Liens, other than Permitted Liens.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has leased, subleased, licensed or otherwise granted any Person a material right to use or occupy the Owned Real Property or Leased Real Property, or any portion thereof.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company’s Knowledge, there is no existing material condemnation or other proceeding in eminent domain, or any proceeding pending or threatened in writing, affecting any portion of the Owned Real Property or Leased Real Property.

(e) The Company and the Company Subsidiaries have good and valid title to all of its tangible assets sufficient for the conduct of its business as presently conducted, except for defects in title, easements, restrictive covenants and similar encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, all such assets are free and clear of all Liens, except for Permitted Liens.

Section 3.17. Material Contracts.

(a) Except for this Agreement, Section 3.17(a) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of each Contract described below in this Section 3.17(a) under which the Company or any Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which the Company or any Company Subsidiary is a party or to which any of their respective properties or assets is subject, in each case as of the date hereof other than Company Benefit Plans listed on Section 3.10(a) of the Company Disclosure Letter (all Contracts of the type described in this Section 3.17(a), whether or not set forth on Section 3.17(a) of the Company Disclosure Letter, being referred to herein as the “Material Contract”):

(i) each Contract that limits in any material respect the freedom of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to compete or engage in any line of business or geographic region or with any Person or sell, supply or distribute any product or service or that otherwise has the effect of restricting the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of products and services, in each case, in any geographic area;

(ii) each Contract that limits the freedom of the Company, any Company Subsidiary or any of their respective affiliates to negotiate or, except for provisions requiring notice or consent to assignment by the counterparty thereto, consummate any of the Transactions;

(iii) any material partnership, joint venture, strategic alliance, limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries), development, co-development or similar material Contract;

(iv) each acquisition or divestiture Contract that contains representations, covenants, indemnities or other obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any Company Subsidiary of future payments in excess of $10,000,000;

(v) each Contract that gives any Person the right to acquire any assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase Company Products) after the date hereof with consideration of more than $10,000,000;

(vi) each Contract set forth, or required to be set forth, in Section 3.14(h) of the Company Disclosure Letter;

(vii) any Contract to put Source Code for any Company Product in escrow with a third Person, and any other Contract to provide Source Code for any Company Product to any third Person other than an employee, contractor, agent or representative of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice;

(viii) any order, settlement agreement or similar Contract involving any resolution or settlement of any actual or threatened Proceeding (A) with any Governmental Entity, (B) restricting in any material respect the operations or conduct of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time), (C) imposing any material non-monetary obligations or requirements, or (D) involving any admissions of criminal liability;

(ix) each Contract not otherwise described in any other subsection of this Section 3.17(a) pursuant to which the Company or any Company Subsidiary is obligated to pay, or entitled to receive, payments in excess of $5,000,000 in the twelve (12)-month period following the date hereof;

(x) any Contract that obligates the Company or any Company Subsidiary to make any capital investment or capital expenditure outside the ordinary course of business consistent with past practice and in excess of $1,000,000;

(xi) each Contract that is a Material Customer Agreement, a Material Supplier Agreement or a Material Reseller Agreement;

(xii) each Contract that grants any right of first refusal or right of first offer or that limits the ability of the Company, any Company Subsidiary or any of their respective affiliates (including Parent and its affiliates after the Effective Time) to own, operate, sell, transfer, pledge or otherwise dispose of any businesses or material assets;

(xiii) each Contract that contains any exclusivity rights or “most favored nations” provisions or minimum use, supply or display requirements that are binding on the Company or its affiliates (including Parent and its affiliates after the Effective Time);

(xiv) each Company Government Contract entered into in calendar year 2024 for which: (1) the period of performance has not expired or terminated, or final payment has not yet been received; and (2) the Company received revenues with respect to such order in excess of $1,000,000 in calendar year 2024;

(xv) each Company Lease with rent payments (assuming projected renewals as provided by Company to Parent) over the remaining life of such Company Lease in excess of $2,000,000;

(xvi) each Contract relating to outstanding Indebtedness (or commitments in respect thereof) of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in an individual amount in excess of $1,000,000, other than indebtedness solely between the Company and any wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, or relating to any Liens on the material assets of the Company or any Company Subsidiary (other than Permitted Liens);

(xvii) each Contract involving other derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements) for which the aggregate exposure of (or aggregate value to) the Company and the Company Subsidiaries under any such Contract is reasonably expected to be in excess of $500,000 for such Contract or with a notional value in excess of $500,000 for such Contract;

(xviii) each Contract between the Company or any Company Subsidiary, on the one hand, and any officer, director or affiliate (other than a wholly owned Company Subsidiary) of the Company or any Company Subsidiary, any beneficial owner, directly or indirectly, of more than five percent (5%) of the number or voting power of the shares of Company Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any Company Subsidiary has an obligation to indemnify such officer, director, affiliate, beneficial owner, associate or immediate family member; and

(xix) any Contract not otherwise described in any other subsection of this Section 3.17(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company.

(b) True, correct and complete copies of each Material Contract (and any material amendments, supplements, modifications or supplements thereto) in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof. None of the Company or any Company Subsidiary is in breach of or default under the terms of any Material Contract, including any terms related to the use of Material Customer data, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, as of the date hereof, no other party to any Material Contract is in breach of or default under the terms of any Material Contract, where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiary which is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Limitations.

(c) True, correct and complete copies of each Company Government Bid that, if accepted, would be a Material Contract of the type specified in Section 3.17(a)(xiv) (a “Material Government Bid”) have been made available to Parent prior to the date hereof. As of the date hereof, no Material Government Bid is the subject of bid protest or award protest proceedings.

(d) The Company and the Company Subsidiaries have not delivered or granted, agreed to deliver or grant, or entered into any Company Government Contract that requires the delivery or granting to any Governmental Entity of (i) any Source Code for the Company Products; (ii) unlimited or government purpose rights (as defined in FAR Section 52.227-14, DFARS Section 252.227-7013 or 252.227-7014 or similar clauses) in the material Company Intellectual Property or Company Products or any portion thereof in which the Company could have legally asserted more restrictive rights under applicable regulations or contract clauses; or (iii) ownership of any portion of material Company Intellectual Property or Company Products. The Company and Company Subsidiaries have taken all reasonable steps required under any Company Government Contract and applicable Law to assert, protect and support its rights in material Company Intellectual Property and Company Products, so that no more than the minimum rights or licenses required under applicable Laws and the terms of such Company Government Contracts will have been provided to the applicable Governmental Entity or counterparty to such Company Government Contract.

(e) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) each Company Government Contract for which (A) the period of performance has not expired or terminated or (B) final payment has not yet been received as of the date hereof (in each case of clauses (A) or (B), a “Current Company Government Contract”) is in full force and effect, subject to the Enforceability Limitations; (ii) neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Current Company Government Contract; and (iii) the Company and the Company Subsidiaries are in compliance, and have been in compliance since January 1, 2022, in all material respects with the terms and conditions of each Company Government Contract and Company Government Bid, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, (A) all material facts set forth or acknowledged by any representations, certifications or statements made or submitted by or on behalf of the Company or any Company Subsidiary in connection with any Company Government Contract or Company Government Bid were true, accurate and complete as of the date of submission, and (B) neither any Governmental Entity nor any prime contractor or subcontractor has notified the Company or any Company Subsidiary that the Company or any Company Subsidiary has, or is alleged to have, breached or violated in any material respect any Law, representation, certification, disclosure, clause, provision or requirement pertaining to any Company Government Contract or Company Government Bid. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, no costs incurred by the Company or any Company Subsidiary pertaining to any Company Government Contract have been proposed for disallowance or deemed disallowed by a Governmental Entity, no material payment due to the Company or any Company Subsidiary pertaining to any Company Government Contract has been withheld or set off, nor has any claim been made to withhold or set off any such payment, and to the Company’s Knowledge, there is no basis for a price adjustment, refund or demand for payment under any such Company Government Contract.

(f) Since January 1, 2022, none of the Company Government Contracts or Company Government Bid were awarded or submitted pursuant to a procurement that was restricted to contractors having small business status, small disadvantaged business status, or other preferential status and no current, active Company Government Contracts are subject to any such preferential status. Since January 1, 2022, each representation and/or certification made by the Company that it was a small business concern and/or was qualified for other preferential status in each of its Company Government Contracts and Company Government Bid was current and accurate as of its effective date.

(g) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2022, (i) none of the Company, any Company Subsidiary or any of their respective Principals (as defined in Federal Acquisition Regulation 52.209-5) has been debarred, suspended or excluded, or to the Company’s Knowledge, proposed for debarment, suspension or exclusion, from participation in or the award of Contracts or subcontracts for or with any Governmental Entity or doing business with any Governmental Entity, (ii) none of the Company or any Company Subsidiary has received any written notice of termination for default or convenience, cure notice, or show cause notice, (iii) none of the Company or any Company Subsidiary, to the Company’s Knowledge, is the subject of a finding of non-compliance, nonresponsibility or ineligibility for government contracting (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements), (iv) none of the Company or any Company Subsidiary is for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (v) neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, employees or Principals (as defined in Federal Acquisition Regulation 52.209-5), nor to the Company’s Knowledge, any consultants or agents of the Company or any Company Subsidiary, is or has been under administrative, civil or criminal investigation, indictment or information by any Governmental Entity with respect to the award or performance of any Company Government Contract, the subject of any actual or, to the Company’s Knowledge, threatened in writing, “whistleblower” or “qui tam” lawsuit, or audit (other than a routine contract audit) or investigation of the Company or any Company Subsidiary with respect to any Company Government Contract, including any alleged material irregularity, misstatement or omission arising thereunder or relating thereto, and to the Company’s Knowledge, there is no basis for any such investigation, indictment, lawsuit or audit and (vi) neither the Company nor any Company Subsidiary has made any disclosure (A) to any Governmental Entity with respect to any alleged material irregularity, misstatement, omission, fraud or price mischarging, or other violation of Law, arising under or relating to a Company Government Contract or (B) under the Federal Acquisition Regulation mandatory disclosure or payment provisions to any Governmental Entity and, to the Company’s Knowledge, there are no facts that would require mandatory disclosure thereunder.

(h) Security Clearances. Section 3.17(h) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) all facility security clearances of the Company or any Company Subsidiary as of the date of this Agreement, and (ii) all security clearances held by current employees (“Cleared Employee(s)”) and non-employee service providers of the Company or any Company Subsidiary to the extent held or required in connection with the conduct of the business of the Company or any Company Subsidiary as of the date of this Agreement. The Company and any Company Subsidiary hold all the security clearances required to perform any Company Government Contract as of the date of this Agreement. The Company and any Company Subsidiary and, to the Company’s Knowledge, each Cleared Employee or non-employee service provider who holds such security clearances is in compliance with all applicable security obligations as of the date of this Agreement, including all applicable National Security Laws, and have in place proper procedures, practices and records to access classified information up to the level of its current clearances and to maintain the security clearances necessary to perform the Company Government Contracts.

Section 3.18. Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries have complied in all material respects with all Environmental Laws since January 1, 2022, and neither the Company nor any Company Subsidiary is in violation of any Environmental Law, (b) none of the properties owned or occupied by the Company or any Company Subsidiary is contaminated with any Hazardous Substance and (c) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law to operate their business in the ordinary course and the Company and the Company Subsidiaries are in compliance with such permits, licenses and other authorizations, (d) neither the Company nor any Company Subsidiary is subject to obligation or liability for any Hazardous Substance disposal or contamination on any third-party property, (e) as of the date hereof, no Proceeding is pending, or to the Company’s Knowledge, threatened, and no notice, demand, letter, claim or request for information has been received by the Company or any Company Subsidiary, concerning or relating to the operations of the Company or any Company Subsidiary that seeks to impose, or that is reasonably likely to result in the imposition of, any liability arising under any Environmental Law upon the Company or any Company Subsidiary, and (f) neither the Company nor any Company Subsidiary is subject to any order or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to any obligations or liabilities under any Environmental Law. To the extent in its possession, the Company has made available to Parent copies of all material environmental reports relating to the Owned Real Property.

Section 3.19. Customers; Suppliers; Resellers; Government Entities.

(a) Section 3.19(a) of the Company Disclosure Letter sets forth a list of (1) the top twenty-five (25) cloud customers of the Company and the Company Subsidiaries and (2) the top ten (10) on premise customers of the Company and the Company Subsidiaries, in each case, based on revenue received by the Company or any Company Subsidiary during the last twelve (12) months ended December 31, 2024 (each, a “Material Customer” and each such Contract with a Material Customer, a “Material Customer Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Customer that such Material Customer shall not continue as a customer of the Company or that such Material Customer intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth a list of the suppliers and vendors of the Company and the Company Subsidiaries with which the Company and the Company Subsidiaries have spent at least $3,500,000 during the last twelve (12) months ended December 31, 2024 (each, a “Material Supplier” and each Contract pursuant to which the Company or a Company Subsidiary paid those amounts to the applicable Material Supplier, a “Material Supplier Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Supplier that such supplier shall not continue as a supplier to the Company or that such supplier intends to terminate or materially and adversely modify existing Contracts with the Company or the Company Subsidiaries.

(c) Section 3.19(c) of the Company Disclosure Letter sets forth a list of each of the top ten (10) technology partner, reseller independent software vendor and distributor of Company Products pursuant to which the Company and the Company Subsidiary has had billings during the last twelve (12) months ended December 31, 2024 (each, a “Material Reseller” and each Contract with each Material Reseller, a “Material Reseller Agreement”). As of the date hereof, neither the Company nor any Company Subsidiary has received any written notice from any Material Reseller that such Material Reseller shall not continue as a technology vendor, partner, reseller, OEM, independent software vendor and distributor of Company Products, as applicable, to the Company or that such Material Reseller intends to terminate or adversely modify existing Contracts with the Company or the Company Subsidiaries.

(d) Section 3.19(d) of the Company Disclosure Letter sets forth a list (and the associated revenues for the last twelve (12) months ended December 31, 2024) of the top twenty-five (25) Company Government Contracts with Governmental Entities (or any prime contractor or subcontractor of any Governmental Entity of any jurisdiction in its capacity as such) as customers of the Company and its Subsidiaries during the last twelve (12) months ended December 31, 2024, as determined by revenue during such twelve (12)-month period.

Section 3.20. Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all current insurance policies and insurance Contracts of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary for companies of similar size in the same or similar lines of business and neither the Company nor any Company Subsidiary is in breach or default under any material insurance policy, and (b) all premiums due thereunder have been paid. Neither the Company nor any Company Subsidiary has received notice of cancellation or termination with respect to any current third-party insurance policies or insurance Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.21. Information Supplied. The information relating to the Company and the Company Subsidiaries to the extent supplied by or on behalf of the Company and the Company Subsidiaries to be contained in, or incorporated by reference in the Information Statement to be sent to the Company Stockholders in connection with the Merger and the Transactions will not, at the date the Information Statement is first mailed to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Information Statement will comply in all material respects with the requirements of the DGCL, the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 3.21, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Information Statement, which information or statements were not supplied by or on behalf of the Company.

Section 3.22. Opinion of Financial Advisor. The Company Board of Directors has received the opinion of Goldman Sachs & Co. LLC to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Class A/B-1 Per Share Merger Consideration to be paid to the holders of shares of Class A Common Stock and Class B-1 Common

Stock (other than Parent or any affiliate of Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of the aforementioned opinion letter to Parent solely for informational purposes.

Section 3.23. State Takeover Statutes; Anti-Takeover Laws. Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties set forth in Section 4.8, the Company Board of Directors has taken all action necessary to render inapplicable to this Agreement and the Transactions Section 203 of the DGCL and any similar provisions in the Company Governing Documents or any other Takeover Statute. The Company has no rights plan, “poison-pill” or other comparable agreement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

Section 3.24. Related Party Transactions. Except as set forth in the Company SEC Documents, there are no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed.

Section 3.25. Finders and Brokers. Other than Goldman Sachs & Co. LLC, neither the Company nor any Company Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger; provided that any amounts due to Goldman Sachs & Co. LLC upon or as a result of the consummation of the Merger shall be paid immediately prior to the Closing. A true and complete copy of the engagement letter with Goldman Sachs & Co. LLC has been made available to Parent prior to the date hereof.

Section 3.26. No Other Representations. Except for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(c), the Company acknowledges that none of Parent or Merger Sub or any of their respective Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or Merger Sub or any of their respective Subsidiaries or with respect to any other information provided or made available to the Company or its Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article IV and the certificate delivered pursuant to Section 7.3(c). Without limiting the generality of the foregoing, the Company acknowledges that, except as may be expressly provided in Article IV and the certificate delivered pursuant to Section 7.3(c), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to the Company, any of its Representatives or any other Person. Notwithstanding the foregoing, nothing in this Agreement shall limit the ability of the Company to bring a claim or cause of action against any Person in the case of Fraud by such Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Except as disclosed in (x) any registration statements, forms, statements, schedules, exhibits, documents and reports filed or furnished by Parent with or to the SEC since September 30, 2023 and publicly available prior to the date of this Agreement (but excluding any predictive, cautionary or forward looking disclosures contained under the captions “risk factors,” “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature) or (y) the applicable section of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify (or, as applicable, a disclosure for purposes of) the representation and warranty set forth in this Agreement to which it corresponds in number and, whether or not an explicit reference or cross-reference is made, each other representation and warranty set forth in this Article IV for which it is reasonably apparent on its face that such information is relevant to such other section), Parent and Merger Sub represent and warrant to the Company as set forth below.

Section 4.1. Qualification, Organization, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, and Merger Sub is a direct, wholly owned Subsidiary of Parent. Except as would not be material to Parent and Parent Subsidiaries, taken as a whole, each Parent Subsidiary is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and the Parent Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent, Merger Sub and the other Parent Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, where relevant, in good standing, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2. Corporate Authority.

(a) Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement, the performance of Parent’s and Merger Sub’s obligations under this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the performance of Parent’s or Merger Sub’s obligations under this Agreement or the consummation of, and to consummate, the Transactions, except, with respect to the Merger, for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(b) No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Merger or the other Transactions. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve the Merger and adopt this Agreement.

(c) This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, is enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

Section 4.3. Governmental Consents; No Violation.

(a) Other than in connection with or in compliance with (i) the DGCL, (ii) the Securities Act, (iii) the Exchange Act, including the filing and mailing of the Information Statement with the SEC and any amendments or supplements thereto (iv) applicable state securities, takeover and “blue sky” laws, (v) the HSR Act and any other requisite clearances or approvals under any other applicable requirements of other Regulatory Laws set forth on Section 3.4(a) of the Company Disclosure Letter, (vi) any applicable requirements of the NYSE, and

(vii) any facility security clearance of the Company or any Company Subsidiary, no authorization, permit, notification to, consent or approval of, or filing with, any Governmental Entity is necessary or required, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, permits, notifications, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution and delivery by Parent and Merger Sub of this Agreement do not, and, except as described in Section 4.3(a), the performance and the consummation of the Transactions and compliance with the provisions hereof will not, (i) conflict with or result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation, first offer, first refusal or acceleration of any obligation or to the loss of a benefit under any Contract binding upon Parent or any Parent Subsidiary or to which any of them are a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiary, other than Permitted Liens, (ii) conflict with or result in any violation of any provision of the certificate of incorporation and bylaws of Parent as amended to the date hereof or the organizational or governing documents of Merger Sub or (iii) conflict with or violate any Laws applicable to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4. Litigation; Orders. As of the date hereof, there are no Proceedings pending or, to Parent’s Knowledge, threatened against Parent or any Parent Subsidiary or any of their respective properties, rights or assets by or before, and there are no orders, judgments or decrees of or settlement agreements with, any Governmental Entity, that are or would reasonably be expected to, individually or in the aggregate, cause a Parent Material Adverse Effect.

Section 4.5. Information Supplied. The information relating to Parent and the Parent Subsidiaries to the extent supplied by or on behalf of Parent and the Parent Subsidiaries to be contained in, or incorporated by reference in, the Information Statement will not, at the date the Information Statement is first mailed to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Information Statement, which information or statements were not supplied by or on behalf of Parent or Merger Sub.

Section 4.6. Sufficient Funds. Assuming the accuracy of the Company’s representations and warranties set forth in Section 3.2(a), Section 3.2(b), Section 3.2(c) and Section 3.2(d), Parent will have at the Closing access to all of the funds that are necessary for it to pay the aggregate Per Share Merger Consideration and consummate the Transactions, and to perform its obligations under this Agreement.

Section 4.7. Finders and Brokers. Other than J.P. Morgan Securities LLC, neither Parent nor any Parent Subsidiary has employed or engaged any investment banker, broker or finder in connection with the Transactions who is entitled to any fee or any commission in connection with this Agreement or upon or as a result of the consummation of the Merger.

Section 4.8. Stock Ownership. Parent is not, nor at any time for the past three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 4.9. No Other Representations. Except for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d), each of Parent and Merger Sub acknowledges that none of the Company, any of its Representatives or any other Person makes, and each of Parent and Merger Sub acknowledges that it has not relied upon or otherwise been induced by, any express or implied representation or warranty with respect to the Company or any Company Subsidiary or with respect to any other information provided or made available to Parent, Merger Sub or their respective Representatives in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions or the accuracy or completeness of any of the foregoing, except, in each case for the representations and warranties contained in Article III and the certificate delivered pursuant to Section 7.2(d). Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, except as may be expressly provided in Article III and the certificate delivered pursuant to Section 7.2(d), no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to Parent, Merger Sub, any of their respective Representatives or any other Person. Notwithstanding the foregoing, nothing in this Agreement shall limit the ability of Parent or Merger Sub to bring a claim or cause of action against any Person in the case of Fraud by such Person.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

PENDING THE MERGER

Section 5.1. Conduct of Business by the Company Pending the Closing. The Company agrees that between the date hereof and the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except as set forth in Section 5.1 of the Company Disclosure Letter, as specifically permitted or required by this Agreement, as required by applicable Law or as consented to in writing by Parent (with respect to actions otherwise prohibited by clauses (i) (with respect to the organizational documents of any Company Subsidiary only), (ix), (x), (xi), (xii), (xiii), (xv), (xvi), (xvii), (xx) and (xxii) (or (xxv) with respect to any of the foregoing) of Section 5.1(b) only, such consent not to be unreasonably withheld, conditioned or delayed), the Company (a) shall, and shall cause each Company Subsidiary to, use reasonable best efforts to (i) conduct its business in all material respects in the ordinary course of business consistent with past practice, (ii) preserve intact its and their present business organizations, goodwill and ongoing businesses, (iii) keep available the services of its and their present officers and other key employees (other than where termination of such services is for cause or due to resignation) and (iv) preserve its and their relationships with customers, suppliers, vendors, resellers, licensors, licensees, Governmental Entities, employees and other Persons with whom it and they have material business relations (it being agreed by the Parties that with respect to the matters specifically addressed by any provision of Section 5.1(b), such specific provisions shall govern over the more general provisions of this Section 5.1(a)); and (b) shall not, and shall cause each Company Subsidiary not to, directly or indirectly:

(i) amend, modify, waive, rescind, change or otherwise restate the Company’s or any Company Subsidiary’s certificate of incorporation, bylaws or organizational documents;

(ii) authorize, declare, set aside, make or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock or other equity interests (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary) (other than dividends or distributions made by any wholly owned Company Subsidiary to the Company or any wholly owned Company Subsidiary), or enter into any agreement and arrangement with respect to voting or registration, or file any registration statement with the SEC with respect to, any of its capital stock or other equity interests or securities;

(iii) split, combine, subdivide, reduce or reclassify any of its capital stock or other equity interests, or redeem, purchase or otherwise acquire any of its capital stock or other equity interests, or issue or authorize the issuance of any of its capital stock or other equity interests or any other securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity interests, except for (A) the acceptance of shares of Class A Common Stock as payment of the exercise price of Company Options or for withholding Taxes in respect of Company Equity Awards, in each case in accordance with past practice and the terms of such Company Equity Awards, or (B) any such transaction by a wholly owned Company Subsidiary which remains a wholly owned Company Subsidiary after consummation of such transaction;

(iv) issue, deliver, grant, sell, pledge, modify, transfer, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, modification, transfer, disposition or encumbrance of, directly or indirectly, any shares in the capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable or vested any otherwise unexercisable or unvested Company Equity Award under any existing Company Equity Plan (except pursuant to the express terms of any Company Equity Award), other than (A) issuances of Class A Common Stock in respect of any exercise of Company Options outstanding on the date hereof or the vesting and settlement of Company Equity Awards outstanding on the date hereof, in all cases in accordance with their respective terms as of the date hereof, (B) issuance of shares of Class A Common Stock pursuant to the exercise of Company Options if necessary to effectuate an optionee direction upon exercise or pursuant to the settlement of Company Equity Awards in order to satisfy Tax withholding obligations, (C) issuances of Class A Common Stock in respect of any options outstanding under the Company ESPP in respect of any Current ESPP Offering Periods or granted under any future Company ESPP offering periods, (D) pledges of capital stock, voting securities or other equity interests of the Company Subsidiaries (or any of the aforementioned items related thereto) pursuant to the Company Credit Agreement and the loan and security documents related thereto, which pledges are terminated and released at or prior to the Effective Time or (E) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries;

(v) except as required by any Company Benefit Plan in existence as of the date hereof, (A) increase the compensation, bonus, incentive compensation, severance, termination pay or other benefits payable or to become payable to any of its directors, officers, employees or individual independent contractors, (B) pay, grant or award, or commit to pay, grant or award, any bonuses, retention or incentive compensation, including any Company Equity Awards, to any of its directors, officers, employees or individual independent contractors, (C) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement), except for (x) any amendments to health and welfare plans in the ordinary course of business consistent with past practice that do not contravene the other covenants set forth in this clause (v) and do not materially increase the cost to the Company of maintaining such Company Benefit Plan or the benefits provided thereunder and (y) entry into at-will offer letters that do not provide for severance or change-in-control (or term of similar import) entitlements, (D) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, (E) make any contributions or payments to any rabbi trust or other similar funding vehicle with respect to any Company Benefit Plan, (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which such contributions are determined, except as may be required by GAAP, (G) loan or advance money or other property to any directors, officers, employees or individual independent contractors (other than advances for reimbursable employee expenses in the ordinary course of business and in accordance with the Company’s expense reimbursement policies and loans made under a Company Benefit Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code), (H) terminate the employment of any employee at the level of Vice President or above, other than for cause, (I) (x) promote any employee to the level of Vice President or above or (y) hire any new employees or engage any individual independent contractor at or above the level of Vice President or with annual base salary or wages exceeding $350,000, except for new hires of non-officer employees below the level of Vice President that do not materially deviate from the Company’s hiring plan as previously provided to Parent (other than replacement hires or replacement promotions), (J) enter into a Contract or relationship with a professional employer organization, or (K) form or otherwise establish any employing entity in any country that does not currently have an employing entity;

(vi) acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or authorize or announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or assets of any Person or any business or division thereof, or otherwise engage in any mergers, consolidations or business combinations, except for (A) transactions solely between the Company and a wholly owned Company Subsidiary or solely between wholly owned Company Subsidiaries, (B) acquisitions of assets in the ordinary course of business consistent with past practice, or (C) transactions involving an amount up to $10,000,000 of cash consideration in the aggregate that would not reasonably be expected to materially delay, impede or prevent the consummation of the Transactions on or before the Outside Date;

(vii) merge or consolidate the Company or any Company Subsidiary with any Person or liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization (including any restructuring, recapitalization or reorganization between or among any of the Company and/or the Company Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;

(viii) make any loans, advances or capital contributions to, or investments in, any other Person, except for (A) loans solely among the Company and its wholly owned Company Subsidiaries or solely among the Company’s wholly owned Company Subsidiaries, (B) advances for reimbursable employee expenses in the ordinary course of business consistent with past practice pursuant to any advancement obligations under the Company Governing Documents or indemnification agreements with directors or officers of the Company or its Subsidiaries in existence on the date of this Agreement set forth on Section 6.4(a) of the Company Disclosure Letter, or (C) capital contributions to or investments in wholly owned Company Subsidiaries;

(ix) sell, lease, license, assign, abandon, permit to lapse, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties, rights or assets (including shares in the capital of the Company or the Company Subsidiaries), or enter into any Contract requiring any of the foregoing, except (A) dispositions of obsolete or worthless equipment, in the ordinary course of business consistent with past practice, (B) non-exclusive licenses of Company Intellectual Property or Company Products entered into in the ordinary course of business consistent with past practice with customers or resellers of the Company or the Company Subsidiaries in connection with Company Product and (C) pursuant to transactions solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries;

(x) terminate or materially amend or modify any written policies or procedures with respect to (A) the use or distribution by the Company or any Company Subsidiary of any open source Software or (B) the use by or for the Company or any Company Subsidiary of AI Systems, except to comply with applicable Law;

(xi) (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract of the types referred to in clause (i), (ii), (iii), (v), (viii), (xii), (xiii), (xvi) or (xviii) of Section 3.17, (B) (1) materially (x) modify, (y) amend, (z) extend or terminate any Material Contract (other than renewals and non-renewals occurring in the ordinary course of business consistent with past practice), (2) waive, release or assign any material (x) rights or (y) claims thereunder, in the case of this clause (2) other than in the ordinary course of business consistent with past practice or (C) materially adversely modify or amend or terminate, or waive or release or assign any material rights under any Material Government Bid;

(xii) except in accordance with the Company’s capital budget set forth on Section 5.1(b)(xii) of the Company Disclosure Letter, make any capital expenditure or expenditures, enter into agreements or arrangements providing for capital expenditure or expenditures or otherwise commit to do so;

(xiii) commence (other than any collection action in the ordinary course of business consistent with past practice), waive, release, assign, compromise or settle any threatened or pending claim, litigation, investigation or Proceeding (for the avoidance of doubt, including with respect to matters in which the Company or any Company Subsidiary is a plaintiff, or in which any of their officers or directors in their capacities as such are parties), other than the compromise or settlement of any claim, litigation or proceeding that is not brought by Governmental Entities and that: (A) is for an amount not to exceed, for any such compromise or settlement individually, $1,000,000, or in the aggregate, $3,000,000, (B) does not impose any injunctive relief on the Company and the Company Subsidiaries and does not involve the admission of wrongdoing by the Company, any Company Subsidiary or any of their respective officers or directors or otherwise establish a materially adverse precedent for similar settlements by Parent or any Parent Subsidiaries (including, following the Effective Time, the Company and the Company Subsidiaries) and (C) does not provide for the license of any Intellectual Property or the termination, modification or amendment of any license of Intellectual Property;

(xiv) change the Company’s fiscal year or make any change in financial accounting policies, practices, principles or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or Regulation S-X of the Exchange Act;

(xv) amend or modify in any material respect any Privacy Statement of the Company or any Company Subsidiary;

(xvi) (A) make, change or revoke any material Tax election, other than in the ordinary course of business, (B) adopt or change any annual Tax accounting period or material method of Tax accounting, (C) amend any material Tax Return, (D) except as required by Law, file any material Tax Return that is inconsistent in any material respect with a previously filed material Tax Return of the same type for a prior taxable period (taking into account any amendments prior to the date hereof), (E) settle or compromise any material Tax audit, claim or other proceeding relating to Taxes for an amount in excess of any amount accrued or reserved therefor in the Company SEC Documents, (F) enter into any material “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) or any material advance pricing arrangements or agreements with a Tax authority under any U.S. federal, state, local or non-U.S. Law, (G) surrender any right to claim a material refund of Taxes, (H) request a private letter ruling from the IRS or a comparable ruling from any other Tax authority, in each case, with respect to any material amount of Taxes, or (I) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than in connection with automatic extensions of time to file Tax Returns);

(xvii) redeem, repurchase, repay, prepay, defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness or any derivative financial instruments or arrangements (including swaps, caps, floors, futures, forward contracts and option agreements), or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), in each case except for (A) the incurrence and repayment of any Indebtedness solely among the Company and its wholly owned Company Subsidiaries or solely among wholly owned Company Subsidiaries, in each case in the ordinary course of business, (B) the incurrence of Indebtedness in the form of revolving loans (including swingline loans) and letters of credit under the Company Credit Agreement made in the ordinary course of business in an aggregate principal amount at any time outstanding not to exceed $35,000,000 (and the repayment of such revolving loans) and (C) scheduled repayments, mandatory repayments and prepayments, and payments at maturity of Indebtedness for borrowed money, in each case as required pursuant to the terms of such Indebtedness for borrowed money as in effect on the date of this Agreement;

(xviii) enter into any transactions or Contracts with any affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

(xix) fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries;

(xx) (A) (i) acquire any real property or (ii) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) that if in existence as of the date hereof would constitute a Material Contract, (B) materially modify or amend or exercise any right to renew any Company Lease that is a Material Contract (other than entering into an amendment or extension agreement to extend the term of a Company Lease in accordance with its terms), or waive any material term or condition thereof or grant any material consents thereunder, or (C) grant or otherwise knowingly create or consent to the creation of any material easement, covenant, restriction, assessment or charge affecting any real property leased by the Company, or any interest therein or part thereof, other than Permitted Liens, in the case of each of clauses (B) and (C), other than in the ordinary course of business consistent with past practice;

(xxi) convene any special meeting (or any adjournment or postponement thereof) of the Company Stockholders;

(xxii) other than in the ordinary course of business consistent with past practice, abandon, withdraw, suspend, abrogate, terminate or modify, amend or waive in any material respect any right under any material Company Permit;

(xxiii) adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement;

(xxiv) forgive any material loans or advances to any officers, employees, directors or other individual service providers of the Company or any Company Subsidiary, or any of their respective affiliates, or change their respective existing borrowing or lending arrangements for or on behalf of any of such Persons in accordance with an employee benefit plan or otherwise, except in the ordinary course of business in connection with (A) relocation activities to any employees of the Company or any Company Subsidiary or (B) expense or indemnification reimbursement pursuant to any advancement obligations under the Company Governing Documents or indemnification agreements with directors or officers of the Company or its Subsidiaries in existence on the date of this Agreement set forth on Section 6.4(a) of the Company Disclosure Letter; or

(xxv) agree, commit or authorize, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

Any covenant of the Company to cause the Company Subsidiaries to take or refrain from taking any actions under this Section 5.1 shall, with respect to each Minority Investment Entity, be deemed to be a covenant of the Company to use reasonable best efforts, in each case, solely to the extent consistent with applicable fiduciary and legal duties, to cause such Minority Investment Entity, as applicable, to take or refrain from taking such action, which efforts shall be limited to the exercise of management, voting, consent or similar rights available to the Company or any Company Subsidiary under any existing organizational document or other Contract with respect to such Minority Investment Entity, as applicable.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2. No Solicitation by the Company.

(a) Except as expressly permitted by this Section 5.2, from and after the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, the Company agrees that it shall not, and shall cause the Company Subsidiaries, and its and their respective officers, directors and employees not to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ other Representatives to not, directly or indirectly: (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) participate in any negotiations regarding, or furnish to any person any information relating to the Company or any Company Subsidiary in connection with an actual or potential Acquisition Proposal; (iii) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal; (iv) withdraw, change, amend, modify or qualify, or otherwise propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, or resolve or agree to take any such action; (v) if an Acquisition Proposal has been publicly disclosed, fail to publicly recommend against any such Acquisition Proposal and reaffirm the Company Board Recommendation (provided, that the Company shall not be required to reaffirm more than once per Acquisition Proposal unless the terms of such Acquisition Proposal change in any material respects and such change is publicly announced or disclosed) within ten (10) Business Days after the public disclosure of such Acquisition Proposal (or subsequently withdraw, change, amend, modify or qualify, in a manner adverse to Parent, such rejection of such Acquisition Proposal); (vi) include any adverse amendment, withdrawal, alteration, modification or qualification of the Company Board Recommendation in any legally required disclosure to the Company Stockholders with regard to an Acquisition Proposal; (vii) approve, or authorize, or cause or permit the Company or any Company Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or similar agreement or document with respect to, or any other agreement or commitment providing for, any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.2) (a “Company Acquisition Agreement”); (viii) call or convene a meeting of the Company Stockholders to consider a proposal that would reasonably be expected to materially impair, prevent or delay the consummation of the Transactions or (ix) resolve or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v), (vi), (vii), (viii) and/or (ix) (to the extent related to the foregoing clauses (iii), (iv), (v), (vi), (vii) or (viii)), a “Change of Recommendation”). The Company shall, and shall cause the Company Subsidiaries and its and their respective officers, directors and employees to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ other Representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any persons (or provision of any information to any persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Promptly after the date hereof (and in any event within two (2) Business Days following the date hereof), the Company shall (A) request in writing that each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal or potential Acquisition Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by the Company or any of its Representatives to such person or any of its Representatives in accordance with the terms of such confidentiality agreement and (B) terminate access to any physical or electronic data rooms relating to an acquisition of the Company or any portion thereof by such person and its Representatives. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement; provided that, if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to violate the directors’ fiduciary duties under applicable Law, the Company may, with prior written notice to Parent, waive such standstill solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of this Section 5.2) to make, on a confidential basis to the Company Board of Directors, an Acquisition Proposal, conditioned upon such person agreeing to disclosure of such Acquisition Proposal to Parent, in each case as contemplated by this Section 5.2. For purposes of this Section 5.2, the term “person”

means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiary or any of their Representatives. Notwithstanding the limitations set forth in this Section 5.2(a), if the Company receives, prior to 4:00 p.m., Pacific Time, on the calendar day after the date of this Agreement (the “Window Shop End Date”) a bona fide written Acquisition Proposal that did not result from a breach of this Section 5.2, the Company and the Company Subsidiaries and the Company’s Representatives may contact the Person or any of its Representatives who has made such Acquisition Proposal to clarify (and not to negotiate) the material terms and conditions of such Acquisition Proposal so that the Company may inform itself about such Acquisition Proposal. For the avoidance of doubt, any violation of the restrictions set forth in this Section 5.2 by (x) a Company Subsidiary, (y) a director, officer or employee of the Company or any Company Subsidiary or (z) any other Representatives acting at the direction of the Company or any Company Subsidiary shall be a breach of this Section 5.2 by the Company. In addition, Parent acknowledges and agrees that any determination made by the Company Board of Directors prior to the Window Shop End Date pursuant to this Section 5.2 with respect to whether the taking of any action (or failure to take any action) would be reasonably likely to violate the directors’ fiduciary duties under applicable Law shall be deemed to be made, solely for such purposes, on the basis that the Principal Stockholders Written Consent shall not have then been delivered or become effective.

(b) Notwithstanding the limitations set forth in Section 5.2(a), if the Company receives, prior to the Window Shop End Date, a bona fide, written Acquisition Proposal that did not result from a breach of this Section 5.2, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors (i) constitutes a Superior Proposal or (ii) would reasonably be expected to result in a Superior Proposal and, in each case, that the failure to take such action would be reasonably likely to violate the directors’ fiduciary duties under applicable Law, then in either event the Company may take the following actions: (x) furnish nonpublic information with respect to the Company to the person making such Acquisition Proposal and its Representatives, if, and only if, prior to so furnishing such information, the Company receives from such person an executed Acceptable Confidentiality Agreement and the Company also provides Parent, prior to or substantially concurrently with the time such information is provided or made available to such person, any nonpublic information furnished to such other person that was not previously furnished to Parent, and (y) engage in discussions or negotiations with such person with respect to such Acquisition Proposal.

(c) The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of the Company’s or any of its controlled affiliates’ or its or their respective Representatives’ receipt of any Acquisition Proposal, any proposals or inquiries that would reasonably be expected to lead to an Acquisition Proposal, or any inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any person who has made or would reasonably be expected to make any Acquisition Proposal. Such notice shall indicate the identity of the person making the Acquisition Proposal, inquiry or request, and the material terms and conditions of any such proposal or offer or the nature of the information requested pursuant to such inquiry or request, including unredacted copies of all written requests, proposals, correspondence or offers, including proposed agreements received by the Company or its Representatives relating to such Acquisition Proposal or, if such Acquisition Proposal is not in writing, a reasonably detailed written description of the material terms and conditions thereof. Without limiting the Company’s other obligations under this Section 5.2, the Company shall keep Parent reasonably informed on a prompt and timely basis of the status and material terms (including any amendments or proposed amendments to such material terms) of any such Acquisition Proposal or potential Acquisition Proposal and keep Parent reasonably informed on a prompt and timely basis as to the nature of any information requested of the Company with respect thereto and promptly (and in any event within twenty-four (24) hours) provide to Parent copies of all proposals, offers and proposed agreements relating to an Acquisition Proposal received by the Company or its Representatives or, if such information or communication is not in writing, a reasonably detailed written description of the material contents thereof. Without limiting the Company’s other obligations under this Section 5.2, the Company shall promptly provide (and in any event within twenty-four (24) hours) to Parent any material nonpublic information concerning the Company provided to any other person in connection with any Acquisition Proposal that was not previously provided to Parent.

Without limiting the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours after such determination) inform Parent in writing if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(b). Unless this Agreement has been validly terminated pursuant to Section 8.1, the Company shall not take any action to exempt any person other than Parent or Merger Sub from the restrictions on “business combinations” contained in any applicable Takeover Statute or in the Company Governing Documents, or otherwise cause such restrictions not to apply. The Company agrees that after the date hereof it will not, directly or indirectly, enter into any agreement with any person which directly or indirectly prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.2.

(d) Notwithstanding anything in this Section 5.2 to the contrary, but subject to Section 5.2(e), at any time prior to the Window Shop End Date, the Company Board of Directors may make a Change of Recommendation, and cause the Company to terminate this Agreement pursuant to and in accordance with Section 8.1(h) in order to enter into a definitive agreement providing for an Acquisition Proposal received after the date of this Agreement (which, for the avoidance of doubt, did not result from a breach of this Section 5.2 and such Acquisition Proposal is not withdrawn) if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors that such Acquisition Proposal constitutes a Superior Proposal, but only if the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would violate the directors’ fiduciary duties under applicable Law; provided that notwithstanding anything to the contrary herein, neither the Company nor any Company Subsidiary shall enter into any Company Acquisition Agreement unless this Agreement has been validly terminated in accordance with Section 8.1.

(e) Prior to the Company taking any action permitted under Section 5.2(d), the Company shall provide Parent with four (4) Business Days’ prior written notice advising Parent that the Company Board of Directors intends to take such action and specifying the material terms and conditions of the Acquisition Proposal, including a copy of any proposed definitive documentation, and during such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day), the Company shall cause its Representatives (including its executive officers) to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal and at the end of such four (4) Business Day period (which period shall expire at 11:59 p.m., Pacific Time, on the fourth (4th) Business Day) the Company Board of Directors again makes the determination under Section 5.2(d) (after in good faith taking into account the amendments proposed by Parent). With respect to this Section 5.2(e), if there are any material amendments, revisions or changes to the terms of any such Superior Proposal (including any revision to the amount, form or mix of consideration the Company Stockholders would receive as a result of the Superior Proposal), the Company shall notify Parent of each such amendment, revision or change in compliance with Section 5.2(c) and the applicable four (4) Business Day period shall be extended until at least three (3) Business Days after the time that Parent receives notification from the Company of each such revision, and the Company Board of Directors shall not take any such action permitted under Section 5.2(d) prior to the end of any such period (which period shall expire at 11:59 p.m., Pacific Time, on the applicable day) as so extended in accordance with the terms of this Section 5.2(e).

(f) Nothing in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, (ii) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or (iii) making any legally required disclosure to the Company Stockholders with regard to an Acquisition Proposal, which actions, in the case of clauses (i)–(iii), shall not constitute or be deemed to constitute a Change of Recommendation so long as any such disclosure (x) includes a reaffirmation, and does not include any adverse amendment, withdrawal, alteration, modification or qualification, of the Company Board Recommendation and (y) does not include any statement that constitutes, and does not otherwise constitute, a Change of Recommendation. For the avoidance of doubt, (1) this

Section 5.2(f) shall not permit the Company Board of Directors to make (or otherwise modify the definition of) a Change of Recommendation except to the extent expressly permitted by Section 5.2(d) and Section 5.2(e) and (2) a factually accurate statement by the Company or the Company Board of Directors (or a committee thereof) that describes the receipt of an Acquisition Proposal, that no position has been taken by the Company or the Company Board of Directors (or a committee thereof) as to the advisability or desirability of such Acquisition Proposal and the operation of this Agreement with respect thereto, shall not constitute a Change of Recommendation.

Section 5.3. Written Consents; Preparation of Information Statement.

(a) In accordance with applicable Laws, including Section 228 of the DGCL, and the Company Governing Documents, immediately after the execution of this Agreement and in lieu of calling a meeting of the Company Stockholders, the Company shall use its reasonable best efforts to obtain as promptly as practicable the Written Consents. Immediately upon receipt of the Written Consents, the Company will provide Parent with a copy of such Written Consents. In connection with the Written Consents, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Company Governing Documents.

(b) As promptly as practicable (but in any event not later than twenty (20) Business Days) following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC an information statement of the type contemplated by Rule 14c–2 under the Exchange Act related to the Merger and this Agreement (such information statement, including any amendment or supplement thereto, the “Information Statement”) containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Principal Stockholders Written Consent, the Merger and the Transactions, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto (and to review and comment on any comments of the SEC or its staff on the Information Statement or any amendment or supplement thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall notify Parent promptly upon the receipt of any material comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for material amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement, to the extent permitted by applicable Law.

(c) The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable after (and in any event not later than three (3) Business Days) the earliest to occur of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the ten (10) day period after filing the preliminary Information Statement with the SEC, in the event the Company has not received notice from the SEC of its intent to review the Information Statement prior to such expiration time.

(d) Each of the Company and Parent shall provide to the other all information concerning such Party as may be reasonably requested by the other Party in connection with the preparation, filing and distribution of the Information Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the

Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the Company Stockholders in an amendment or supplement mutually acceptable to Parent and the Company. The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is first mailed to the Company Stockholders or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the SEC or at the time it is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1. Access; Confidentiality; Notice of Certain Events.

(a) From the date hereof until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each Company Subsidiary to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and upon reasonable advance notice to the Company’s and the Company Subsidiaries’ offices, properties, Contracts, personnel, books and records (so long as any such access does not unreasonably interfere with the Company’s business), and during such period, the Company shall, and shall cause each Company Subsidiary to, furnish as promptly as practicable to Parent all information (financial or otherwise) concerning its business, properties, offices, Contracts and personnel as Parent may reasonably request (solely for purposes of consummating the Transactions and for reasonable transition and integration planning). Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or Parent’s Representatives with access to or to disclose information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with (or a Contract’s confidentiality obligations to) a third party entered into prior to the date hereof or after the date hereof in the ordinary course of business consistent with past practice (provided, however, that, at Parent’s written request, the Company shall use its commercially reasonable efforts (x) to obtain the required consent of such third party to such access or disclosure or (y) to make appropriate substitute arrangements to permit reasonable access or disclosure not in violation of such consent requirement), (ii) the disclosure of which, in the reasonable good-faith judgment of the Company, would violate applicable Law (provided, however, that the Company shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of such Law) or (iii) the disclosure of which, in the reasonable good-faith judgment of the Company, would cause the loss of any attorney-client, attorney work product or other legal privilege (provided, however, that the Company shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that such access or disclosure would not jeopardize attorney-client, attorney work product or other legal privilege). Notwithstanding the foregoing, the Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive information provided to the Parent and Parent’s Representatives as “outside counsel only,” and any such materials designated as “outside counsel only” and the information contained therein shall be given only to outside counsel of Parent and will not be disclosed by such outside counsel to employees, officers or directors of Parent and its affiliates unless advance, express permission is given by the Company.

(b) Each of the Company and Parent will hold, and will cause their respective Representatives and affiliates to hold, any nonpublic information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement; provided that notwithstanding anything to the contrary herein or in the Confidentiality Agreement, such information and any other nonpublic information obtained by Parent, Merger Sub or their respective Representatives from or on behalf of the Company may be disclosed (i) to prospective lenders, underwriters, initial purchasers, dealer managers, agents and other actual and potential financing sources during syndication and marketing of any financing of Parent, Merger Sub or their respective Subsidiaries, subject (in the case of non-public information) to customary confidentiality undertakings (including customary “click-through” confidentiality undertakings) and (ii) on a confidential basis to rating agencies.

(c) The Company shall give prompt notice to Parent and Parent shall give prompt written notice to the Company (subject to Section 6.2(b)) (i) of any notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Transactions, including the Merger, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger and (ii) of any legal proceeding commenced or, to such Party’s Knowledge, threatened against such Party or any of its Subsidiaries, affiliates, directors or officers or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, affiliates, directors or officers, in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date hereof or otherwise limit or affect the remedies available hereunder; provided, further, that either Party’s obligations, actions or inactions pursuant to this Section 6.1(c), in each case in and of themselves, shall be deemed excluded for purposes of determining whether the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, has been satisfied.

Section 6.2. Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Transactions, including the Merger, as soon as practicable after the date hereof, including (i) preparing and filing or otherwise providing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity and/or any third party in order to consummate the Transactions, including the Merger, and (ii) taking all actions and steps as may be necessary, subject to the limitations in this Section 6.2, to obtain (and cooperating with each other in obtaining) all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals, including defending through litigation on the merits any claim asserted in court by any Governmental Entity to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing from occurring prior to the Outside Date. In furtherance and not in limitation of the foregoing, each Party agrees to (x) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within twenty (20) Business Days after the execution of this Agreement (unless a later date is mutually agreed between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable and (y) make all other necessary or advisable filings as promptly as reasonably practicable after the date hereof, and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested under any Regulatory Laws. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other Regulatory Laws of the jurisdictions contemplated by Section 7.1(c) of the Company Disclosure Letter, (1) Parent, Merger Sub and their respective Subsidiaries will (and will direct the Company and its Subsidiaries to) and (2) the Company and its Subsidiaries will, solely to the extent directed by Parent, offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company or any Company Subsidiary, (B) conduct, restrict, operate, invest or otherwise change the assets, the business or portion of the business of the Company or any Company Subsidiary in any manner, or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company or any Company Subsidiary. Notwithstanding anything in this Agreement to the contrary, Parent, the Company and their respective Subsidiaries will not be required, either pursuant to this Section 6.2(a) or otherwise, to offer, negotiate, commit to, effect or otherwise take any action that would reasonably be expected to, individually or in the aggregate, (x) impact Parent, the Company or their respective Subsidiaries in an adverse manner or amount that is material relative to the value of the Company and the Company Subsidiaries, taken as a whole or (y) have any impact on any asset, business (or portions thereof), product lines or product of Parent or any Parent Subsidiary (excluding any asset, business (or portions thereof), product lines or product of the Company and its Subsidiaries) or (z) with respect to the actions in clauses (B) and (C) of the prior sentence, materially reduce the reasonably anticipated benefits to Parent and its Subsidiaries, taken as a whole (including anticipated synergies) of the transactions contemplated by this Agreement (each of clauses (x), (y) and (z), a “Burdensome Condition”); provided that if requested by Parent, the Company and its Subsidiaries will become subject to, consent to or offer or agree to, and otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company or its Subsidiaries in the event the Closing occurs; provided, further, that in no event shall Parent, the Company or their respective Subsidiaries be required to propose, negotiate, commit to or effect any action with respect to, any such requirement, condition, limitation, understanding, agreement or order unless such action is conditioned upon the consummation of the Merger.

(b) Each of Parent and the Company shall, in connection with and without limiting the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations for the Transactions under the HSR Act or any other Regulatory Law(s), to the extent not prohibited by applicable Law, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and reasonably considering in good faith comments of the other Party and furnish the other Party with such necessary information and reasonable assistance as the other Party may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity, (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity, by promptly providing copies to the other Party of any such written communications (or, in the case of oral communications, advise the other Party of such communications), and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DOJ, the FTC or other applicable Governmental Entity or other Person, give the other Party the opportunity to attend and participate in any in-person meetings, substantive telephone calls or conferences with the DOJ, the FTC or other Governmental Entity or other Person; provided, however, that materials required to be provided pursuant to the foregoing clauses (i)–(iii) may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their respective Subsidiaries, (B) as necessary to comply with contractual arrangements and (C) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that each of Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.2(b) as “Antitrust Counsel Only Material,” which such material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent on the one hand or the Company on the other) or its legal counsel. Notwithstanding anything in this Agreement to the contrary, but without limiting Parent’s and Merger Sub’s obligations set forth in this Section 6.2, Parent shall, on behalf of the Parties, control and direct all communications and strategy in dealing with any Governmental Entity under the HSR Act or other Regulatory Laws; provided that Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such communications and strategies.

(c) Without limiting the generality of Section 6.2(a) and Section 6.2(b), Parent and Merger Sub shall not, and Parent shall cause each of its Subsidiaries not to, directly or indirectly, acquire (including by merger, consolidation or acquisition of stock or assets or any other means) or publicly announce an intention to so acquire, or enter into any agreements providing for any acquisitions of, any equity interests in or a material portion of the assets of any Person (or any business or division thereof) that would reasonably be expected to prevent (or that would reasonably be expected to materially increase the risk of preventing) (A) any waiting period (or extensions thereof) applicable to the Transactions under the HSR Act from expiring or terminating prior to the Outside Date or (B) Parent or Merger Sub from obtaining, prior to the Outside Date, any of the required pre-closing approvals, consents, waivers or clearances applicable to the Transactions under any Regulatory Laws of the jurisdictions contemplated by Section 7.1(c) of the Company Disclosure Letter.

(d) In connection with and without limiting the foregoing, in the event that Parent requests the Company to do so, the Company shall give any notices to third parties required under Contracts, and the Company shall use, and cause each of the Company Subsidiaries to use, its reasonable best efforts to obtain any third party consents to any Contracts that are necessary, proper or advisable to consummate the Transactions, including the Merger. Notwithstanding anything to the contrary herein, none of Parent, the Company or any of their respective Subsidiaries shall be required to pay any consent or other similar fee, payment or consideration, make any other concession or provide any additional security (including a guaranty), to obtain such third party consents (which for the avoidance of doubt does not apply to any consents under Regulatory Laws governed by the remainder of this Section 6.2) (except, in the case of the Company, if requested by Parent and either (i) reimbursed or indemnified by Parent or (ii) subject to the occurrence of the Closing).

Section 6.3. Publicity. From and after the date hereof until the earlier of the Closing or the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, neither the Company nor Parent, nor any of their respective Subsidiaries, shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement without the prior written consent of the other Party, unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of such press release or other public announcement or disclosure with respect to the Merger, the other Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement or disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that (i) the Parties shall not be required by this Section 6.3 to provide any such review or opportunity to comment to, or obtain the consent of, the other Party relating to any dispute between the Parties relating to this Agreement; (ii) each Party may make statements that are consistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 6.3 or make statements regarding the actual or expected financial impact (including earnings guidance) of the Transactions on such Party; and (iii) the obligations set forth in this Section 6.3 shall not apply to any communication regarding an Acquisition Proposal in accordance with Section 5.2(f) or a Change of Recommendation in accordance with Section 5.2(a).

Section 6.4. D&O Insurance and Indemnification.

(a) For six (6) years from and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless all past and present directors and officers of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses prior to the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law and the Company Governing Documents; provided that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction determines in a final, non-appealable judgment that such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Indemnified Party serving as an officer, director or other fiduciary of the Company or any Company Subsidiary or of any other Person if such service was at the request or for the benefit of the Company or any Company Subsidiary, to the fullest extent permitted by applicable Law and the Company Governing Documents or the organizational documents of the applicable Company Subsidiary (as applicable) or any indemnification agreements with such Indemnified Party in existence on the date of this Agreement and provided to Parent prior to the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in the Company’s or the Company Subsidiaries’ respective certificate of incorporation or bylaws (or comparable organizational documents) or in any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement as set forth on Section 6.4(a) of the Company Disclosure Letter and provided to Parent prior to the date of this Agreement shall survive the Transactions, including the Merger, and shall continue in full force and effect in accordance with the terms thereof; provided that, for the avoidance of doubt, such indemnification agreements shall survive the Closing only with respect to acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) and shall not apply to any acts or omissions occurring after the Effective Time. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person intends in good faith to seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b) For six (6) years after the Effective Time, Parent shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) subject to Section 6.4(a), any indemnification agreement of the Company or a Company Subsidiary with any Indemnified Party in existence on the date of this Agreement and provided to Parent prior to the date of this Agreement, except to the extent that such agreement provides for an earlier termination, in each case, regarding elimination of liability, indemnification of officers and directors and advancement of expenses that are in existence on the date hereof, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions).

(c) At or prior to the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and the Company Subsidiaries with respect to matters arising at or prior to the Effective Time; provided, however, that the Company shall not commit or spend on such “tail” policy, in the aggregate, more than three hundred percent (300%) of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to purchase only as much coverage as reasonably practicable for the Base Amount. The Company and Parent shall in good faith cooperate with each other prior to the Closing with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options.

(d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The Parties acknowledge and agree that the Indemnified Parties shall be third party beneficiaries of this Section 6.4, each of whom may enforce the provisions thereof.

Section 6.5. Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions. No Change of Recommendation shall change, or be deemed to change, or permit the Company or the Company Board of Directors to change, in any manner or respect, the approval of the Company Board of Directors for purposes of causing any Takeover Statute to be inapplicable to the Merger or any of the other Transactions.

Section 6.6. Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement. For the avoidance of doubt, any violation of the obligations of Merger Sub under this Agreement shall also be deemed to be a breach of this Agreement by Parent.

Section 6.7. Employee Matters.

(a) Parent shall assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date hereof or as subsequently amended or terminated as permitted pursuant to the terms of such Company Benefit Plans and this Agreement. Effective as of the Effective Time and for a period of twelve (12) months thereafter, Parent shall provide to each employee of the Company and Company Subsidiary who continues to be employed by Parent or any Subsidiary thereof (the “Continuing Employees”), (i) on target earnings, consisting of base pay or wage rate, as applicable, and target incentive cash compensation opportunities, that are no less favorable in the aggregate than those in effect for such Continuing Employee immediately prior to the Closing, (ii) employee benefits (including retirement, health and welfare benefits, but excluding cash bonuses (which are covered in clause (i) above) and equity incentive opportunities) that are, in the aggregate, in Parent’s reasonable discretion, either (A) no less favorable to such Continuing Employee than those in effect for such Continuing Employee immediately prior to the Closing or (B) no less favorable than those in effect for similarly situated employees of Parent and its Subsidiaries and (iii) severance entitlements that are no less favorable than those in effect for similarly situated employees of Parent and its Subsidiaries, except as otherwise provided in Section 6.7(a) of the Company Disclosure Letter.

(b) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Continuing Employees after the Effective Time (the “New Plans”), each Continuing Employee shall, subject to applicable law and applicable tax qualification requirements, be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits, for purposes of any pension plan or for purposes of any benefit plan that is a frozen plan or provides grandfathered benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time (other than any administrative delays in connection with any transition to Parent’s tax qualified defined contribution plan), in any and all New Plans to the extent coverage under such New Plan is of the same type as the Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii)(A) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Parent or its applicable Subsidiary shall cause all preexisting condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) Parent and its applicable Subsidiary shall use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) If, at least ten (10) Business Days prior to the Effective Time, Parent provides written notice to the Company directing the Company to terminate its 401(k) plan(s), the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the day on which the Effective Time occurs (the “401(k) Termination Date”). In the event that Parent requests that such 401(k) plan(s) be terminated, the Company shall provide Parent with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors at least two (2) Business Days prior to the day on which the Effective Time occurs; provided that, prior to amending or terminating the Company’s 401(k) plan, the Company shall provide Parent with the form and substance of any applicable resolutions or amendments for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed). If the Company 401(k) plan is terminated pursuant to this Section 6.7(c), then as soon as practicable following the 401(k) Termination Date, Parent shall permit all Continuing Employees who were eligible to participate in the Company 401(k) plan immediately prior to the 401(k) Termination Date to participate in Parent’s 401(k) plan and shall permit each such Continuing Employee to elect to transfer his or her account balance when distributed from the terminated Company 401(k) plan, including any outstanding participant loans, to Parent’s 401(k) plan, except to the extent accepting such transfers would adversely affect the tax-qualified status of Parent’s 401(k) plan.

(d) Following the date hereof, the Parties shall, and shall cause their respective affiliates to, cooperate and use good faith efforts in all matters reasonably necessary for employee, compensation and benefits integration planning, including exchanging information and data relating to employees, organizational structure, compensation and employee benefits, and distributing communications to the employees of the Company and the Company Subsidiaries. Prior to the Closing, Parent shall be provided the opportunity and a reasonable period of time to review and comment on any broad-based or otherwise material employee notices or communication materials (including website postings) regarding the transactions contemplated by this Agreement from the Company or the Company Subsidiaries to the employees of the Company or the Company Subsidiaries, including broad-based or otherwise material notices or communication materials with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement or employment after the Closing prepared by the Company or the Company Subsidiaries prior to their distribution, such communications shall be in a form mutually and reasonably agreed in good faith by Parent, and the Company and the Company Subsidiaries shall reflect any reasonable comments promptly received from Parent. If Parent does not provide the Company with comments within two (2) Business Days of receipt of such draft communications, the Company may proceed with disseminating the communications.

(e) The Company shall use commercially reasonable efforts to terminate all Contracts, arrangements or relationships between the Company or any Company Subsidiary, on the one hand, and any professional employer organization, on the other hand, effective as of the Closing Date.

(f) Nothing in this Agreement shall confer upon any employee (including any Continuing Employee), officer, director or other individual service provider any right to continue in the employ or service of Parent or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any employee, officer, director or other individual service provider at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or employee benefit plan of Parent or Merger Sub, (ii) create any third party rights in any Continuing Employee or other current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof) or (iii) alter or limit the right of Parent, the Company, the Surviving Corporation or any of their Subsidiaries or affiliates to amend, modify or terminate any Company Benefit Plan, Old Plan, New Plan or any other compensation or benefit plan, program, policy, agreement or arrangement on or after the Effective Time.

Section 6.8. Rule 16b-3. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) and acquisitions of Parent equity securities pursuant to the Transactions by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9. Stockholder Litigation. The Company shall provide Parent prompt notice (and in any event within forty-eight (48) hours) of any litigation brought by any stockholder of the Company or purported stockholder of the Company against the Company, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger or any of the other Transactions or this Agreement, and shall keep Parent informed on a prompt and timely basis with respect to the status thereof. The Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation and reasonably cooperate with Parent in conducting the defense or settlement of such litigation, and no such settlement shall be agreed without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed, except that Parent may, in its sole discretion, withhold such consent to any settlement which does not include a full release of Parent and its affiliates (including the Surviving Corporation and its Subsidiaries) or which imposes an injunction or other equitable relief on the Company, Parent or any of their affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section  6.9 shall control.

Section 6.10. Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Class A Common Stock from the NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.

Section 6.11. Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations in a form reasonably acceptable to Parent executed by each director of the Company in office as of immediately prior to the Effective Time and effective upon the Effective Time.

Section 6.12. Treatment of Company Indebtedness. The Company shall (and shall cause the Company Subsidiaries to) deliver all notices and take all other actions required to facilitate at or prior to the Effective Time the termination of all commitments outstanding under the Company Credit Agreement, the repayment in full of all obligations outstanding thereunder, the release of all Liens securing such obligations, and the release of all guarantees in connection therewith (such termination, repayment and releases, the “Credit Facility Termination”). In furtherance and not in limitation of the foregoing, the Company shall, and shall cause the Company Subsidiaries to, (A) use reasonable best efforts to deliver to Parent at least five (5) Business Days prior to the Closing Date, a draft payoff letter and draft related release documentation and (B) deliver to Parent at least one (1) Business Day prior to the Closing Date, an executed payoff letter and executed related release documentation (which release documentation, for the avoidance of doubt, shall not be required to be effective until the Payoff Time (as defined below)), in each case, with respect to the Company Credit Agreement (the “Payoff Letter”) in form and substance customary for transactions of this type, from the agent on behalf of the Persons to whom such Indebtedness is owed, which Payoff Letter together with any related release documentation shall, among other things, include the payoff amount and provide that all guarantees and Liens granted in connection therewith relating to the assets, rights and properties of the Company and the Company Subsidiaries securing such Indebtedness and any other obligations secured thereby, shall, upon the payment of the amount set forth in the Payoff Letter (the “Payoff Time”), be released and terminated. Notwithstanding anything herein to the contrary, in no event shall this Section 6.12 require the Company or any of the Company Subsidiaries to cause the Credit Facility Termination to be effective unless and until the Effective Time has occurred and Parent has provided or caused to be provided to the Company or the Company Subsidiaries funds (or Parent has directed the Company or any of the Company Subsidiaries to use funds on their balance sheet) to pay in full the then-outstanding principal amount of and accrued and unpaid interest and fees under the Company Credit Agreement. At Parent’s request, the Company will, and will cause the Company Subsidiaries to, use reasonable best efforts to make its and their available cash available to be used on the Closing Date to fund any payments designated by Parent to be made on or after such date.

Section 6.13. FIRPTA. At or prior to Closing, the Company shall deliver to Parent (with a copy to the Paying Agent) (A) a duly executed certificate in accordance with Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that the Company was not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and (B) a notice to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2), together with written authorization for Parent to deliver such notice to the IRS on behalf of the Company after the Closing.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Information Statement. At least twenty (20) calendar days shall have elapsed since the Company mailed to the Company Stockholders the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(c) Government Consents. (i) The waiting period (or extensions thereof), and any commitments not to close before a certain date under a timing agreement entered into with Governmental Entities, applicable to the consummation of the Merger under the HSR Act relating to the Transactions shall have expired, been terminated or otherwise waived and (ii) all applicable filings, registrations, waiting periods (or extensions thereof) and approvals and clearances under each other applicable Regulatory Law of the jurisdictions contemplated by Section 7.1(c) of the Company Disclosure Letter shall have been made, expired, terminated or obtained, as the case may be, and remain in effect, without the imposition, individually or in the aggregate, of a Burdensome Condition.

(d) No Legal Prohibition. No Governmental Entity of competent jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect as of immediately prior to the Effective Time or (ii) issued or granted any order, injunction, decree or ruling (whether temporary, preliminary or permanent) that is in effect as of immediately prior to the Effective Time, in each case, which has the effect of (x) restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Merger or (y) imposing a Burdensome Condition, unless agreed to in writing by Parent.

Section 7.2. Conditions to Obligations of Parent. The obligations of Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent and Merger Sub, as the case may be, to the extent permitted by applicable Law:

(a) Representations and Warranties. (A) The representations and warranties of the Company set forth in Section 3.1(a) (other than the last sentence thereof) (Qualification, Organization, Subsidiaries, etc.), the first sentence of Section 3.1(b) (Qualification, Organization, Subsidiaries, etc.), Section 3.3 (Corporate Authority), Section 3.22 (Opinion of Financial Advisor), Section 3.23 (State Takeover Statutes; Anti-Takeover Laws) and Section 3.25 (Finders and Brokers) (x) that are qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (y) that are not qualified by materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (B) the representations and warranties of the Company set forth in Section 3.2(a) (Capitalization), Section 3.2(c) (Capitalization), Section 3.2(d) (Capitalization) and Section 3.2(e) (Capitalization) shall be true and correct other than for de minimis inaccuracies as of the date hereof and shall be true and correct other than for de minimis inaccuracies as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); (C) the representations and warranties of the Company set forth in Section 3.8(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing; and (D) the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (D), where any failures of any such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under the Agreement at or prior to the Closing.

(c) No Company Material Adverse Effect. A Company Material Adverse Effect shall not have, individually or in the aggregate, occurred on or after the date of the Agreement and be continuing as of immediately prior to the Closing.

(d) Company Officer’s Certificate. Parent shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of the Company certifying that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) has been satisfied.

Section 7.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

(a) Representations and Warranties. (A) The representations and warranties of Parent and Merger Sub set forth in Section 4.1 (Qualification, Organization, etc.), Section 4.2 (Corporate Authority) and Section 4.7 (Finders and Brokers) (x) that are qualified by materiality or Parent Material Adverse Effect shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (y) that are not qualified by materiality or Parent Material Adverse Effect shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date); and (B) the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) as of the date hereof and as of the Closing as if made on and as of the Closing (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except, with respect to this clause (B), where the failure of any such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Each of Parent and Merger Sub shall have performed or complied in all material respects with the obligations, covenants and agreements required to be performed or complied with by it under the Agreement at or prior to the Closing.

(c) Parent Officer’s Certificate. The Company shall have received a certificate, dated as of the Closing Date, signed by the chief executive officer, chief financial officer or another executive officer of Parent certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) has been satisfied.

ARTICLE VIII

TERMINATION

Section 8.1. Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time before the Closing, as follows (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by the Company, in the event that (i) Parent and/or Merger Sub shall have breached, failed to perform or violated their respective covenants or agreements under this Agreement or (ii) any of the representations and warranties of Parent or Merger Sub set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in

Section 7.3(a) or Section 7.3(b) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by Parent or Merger Sub, as applicable, before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(b) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c);

(c) by Parent, in the event that (i) the Company shall have breached, failed to perform or violated its covenants or agreements under this Agreement or (ii) any of the representations and warranties of the Company set forth in this Agreement shall have become inaccurate, in either case of clause (i) or (ii) in a manner that would give rise to the failure of a condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) and such breach, failure to perform, violation or inaccuracy is not capable of being cured by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the Company before the earlier of (x) the Business Day immediately prior to the Outside Date and (y) the thirtieth (30th) calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b);

(d) by either Parent or the Company if the Closing has not occurred on or before May 26, 2026 (as such date may be extended or amended pursuant to this Section 8.1(d), the “Outside Date”); provided that (i) if, on the Outside Date, all of the conditions to Closing, other than the conditions set forth in Section 7.1(c) and Section 7.1(d) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Regulatory Law) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically be extended one (1) time for all purposes hereunder for an additional three (3) months, which date shall thereafter be deemed to be the Outside Date and (ii) on the Outside Date as so extended pursuant to clause (i) of this Section 8.1(d), all of the conditions to Closing, other than the conditions set forth in Section 7.1(c) and Section 7.1(d) (to the extent any such injunction or order is in respect of, or any such Law is, the HSR Act or any other Regulatory Law) and those conditions that by their nature are to be satisfied at Closing (but provided that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), shall have been satisfied or waived, then the Outside Date shall automatically be extended one (1) additional time for all purposes hereunder for an additional three (3) months, which date shall thereafter be deemed to be the Outside Date; provided, further, notwithstanding the foregoing provisions of this Section 8.1(d), Parent and the Company may mutually agree in writing to amend the Outside Date to any other date as agreed; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of the failure of the Transactions to be consummated by the Outside Date and such action or failure to act constitutes a material breach of this Agreement;

(e) by Parent, prior to the Window Shop End Date, if (i) the Company Board of Directors shall have effected a Change of Recommendation (whether or not in compliance with this Agreement), or (ii) the Company has willfully and materially breached Section 5.2;

(f) by either the Company or Parent if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable order, injunction, decree or ruling in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions or any Law that permanently makes consummation of the Transactions illegal or otherwise prohibited shall be in effect;

(g) by Parent, if the Written Consents, duly executed by the Principal Stockholders and the Class B-2 Stockholder, as applicable, shall not have been delivered to Parent and the Company by 4:00 p.m., Pacific Time, on May 27, 2025; or

(h) prior to the Window Shop End Date, by the Company in order to effect a Change of Recommendation and substantially concurrently enter into a definitive agreement providing for a Superior Proposal; provided that (i) the Company has complied in all material respects with the terms of Section 5.2, and (ii) substantially concurrently with or prior to (and as a condition to) the termination of this Agreement, the Company pays to Parent the Termination Fee.

Section 8.2. Effect of Termination.

(a) In the event of the valid termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.12 shall survive such termination; provided that nothing herein shall relieve any Party from liability for Fraud or willful breach of this Agreement prior to such termination. For purposes of this Agreement, (i) “willful breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement and (ii) “Fraud” shall mean common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

(b) Termination Fees.

(i) If (x) this Agreement is terminated (I) by Parent or the Company pursuant to Section 8.1(d) or (II) by Parent pursuant to Section 8.1(f) (with respect Section 8.1(f), solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such Law relates to, the HSR Act or any other applicable Regulatory Law), and (y) on the date of such termination all of the conditions to the Closing set forth in Article VII are satisfied or duly waived (other than those conditions that by their nature are to be satisfied at Closing, each of which is capable of being satisfied at the Closing if the Closing were to take place on such date), other than the conditions set forth in Section 7.1(c) or Section 7.1(d) (with respect to Section 7.1(d), solely to the extent that any such injunction, order, decree or ruling is in respect of, or any such Law relates to, (I) the HSR Act or any applicable Regulatory Law, (II) the Company has irrevocably waived in writing the conditions set forth in Section 7.1(d) with respect to such injunction, order, decree, ruling or Law and irrevocably confirmed in writing to Parent that it is ready, willing and able to consummate the Closing and (III) Parent fails to effect the Closing within five (5) Business Days following delivery of such confirmation), then Parent shall pay a fee of $363,000,000 in cash (the “Regulatory Termination Fee”) within two (2) Business Days after such termination. In the event any amount is payable to the Company pursuant to this clause (i), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. For the avoidance of doubt, in no event shall Parent be obligated to pay the Regulatory Termination Fee on more than one occasion.

(ii) If (A) Parent terminates this Agreement pursuant to Section 8.1(c) or Section 8.1(g) as a result of a breach, failure to perform or violation described in such Section that (except with respect to a breach of Section 5.2(a)) first occurred following the making of an Acquisition Proposal of the type referenced in the following clause (B), (B) after the date hereof and prior to the date of such termination (or prior to the Window Shop End Date in the case of termination pursuant to Section 8.1(g)), a bona fide Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made known to the Company Board of Directors or the Company’s management, and in each case, is not withdrawn (publicly, if publicly disclosed) at least three (3) Business Days prior to the date of such termination and (C) within twelve (12) months of such termination, an Acquisition Proposal is consummated or a definitive agreement with respect to an Acquisition Proposal is entered into, then on or prior to the date that is the earlier of (x) the date any such Acquisition

Proposal is consummated and (y) the date of entry in any such definitive agreement, the Company shall pay to Parent a fee of $253,000,000 in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Annex A, except that all references to “fifteen percent (15%)” and “eighty five percent (85%)” therein shall be deemed to be references to “fifty percent (50%).”

(iii) If Parent terminates this Agreement pursuant to Section 8.1(e) or Section 8.1(g), within two (2) Business Days after such termination, the Company shall pay to Parent the Termination Fee.

(iv) If the Company terminates this Agreement pursuant to Section 8.1(h), substantially concurrently with or prior to (and as a condition to) such termination, the Company shall pay to Parent the Termination Fee.

(v) In the event any amount is payable by the Company pursuant to the preceding clauses (ii), (iii) or (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(c) Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that, without these agreements, the Parties hereto would not enter into this Agreement. Each Party further acknowledges that each of the Termination Fee and the Regulatory Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as applicable, in the circumstances in which the Termination Fee or the Regulatory Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. In addition, if the Company or Parent, as applicable, fails to pay in a timely manner any amount due pursuant to Section 8.2(b), then (i) the Company or Parent, as applicable, shall reimburse the other Party for all reasonable out-of-pocket costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims, actions or proceedings commenced and (ii) the Company or Parent, as applicable, shall pay to the other Party interest on the amounts payable pursuant to Section 8.2(b) from and including the date payment of such amounts were due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary in this Agreement, (1) except for the right to seek monetary damages for Fraud (in each case, solely as it relates to (x) the representations and warranties expressly made in Article III, (y) certificates delivered pursuant hereto, or (z) filings submitted to Governmental Entities pursuant hereto (or documents submitted to such Governmental Entities in connection with such filings)) or willful breach occurring prior to the valid termination of this Agreement, and without limiting Parent’s or Merger Sub’s, right to specific performance in accordance with Section 9.12, (A) the Termination Fee (and any other amounts expressly required by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to Parent and Merger Sub in connection with this Agreement and the Transactions in any circumstance in which the Termination Fee becomes due and payable and is paid by the Company in accordance with this Agreement, and (B) upon Parent’s receipt of the full Termination Fee (and any other amounts required by this Section 8.2(c)) pursuant to this Section 8.2 in circumstances in which the Termination Fee is payable, none of the Company, any Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for Fraud (in each case, solely as it relates to (x) the representations and warranties expressly made in Article III, (y) certificates delivered pursuant hereto, or (z) filings submitted to Governmental Entities pursuant hereto (or documents submitted to such Governmental Entities in connection with such filings)) or willful breach (each as defined in Section 8.2(a)), and (2) except for the right to seek monetary damages for Fraud (in each case, solely as it relates to (x) the representations and warranties expressly made in Article IV, (y) certificates delivered pursuant hereto, or (z) filings submitted to Governmental Entities pursuant hereto (or documents submitted to such Governmental Entities in connection with such filings)) or willful breach occurring prior to the valid termination of this Agreement, and without limiting the Company’s right to specific performance in accordance with Section 9.12, (A) the Regulatory Termination Fee (and any other amounts expressly required by this Section 8.2, if any) shall be the sole and exclusive monetary remedy available to the Company in connection with this Agreement and the Transactions in any circumstance in which the Regulatory Termination Fee becomes due and payable and is paid by Parent in accordance with this Agreement and (B) upon the Company’s receipt of the full Regulatory Termination Fee (and any other amounts required by this Section 8.2(c)) pursuant to this Section 8.2 in circumstances in which the Regulatory Termination Fee is payable, none of Parent, any Parent Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for Fraud (in each case, solely as it relates to (x) the representations and warranties expressly made in Article IV, (y) certificates delivered pursuant hereto, or (z) filings submitted to Governmental Entities pursuant hereto (or documents submitted to such Governmental Entities in connection with such filings)) or willful breach (each as defined in Section 8.2(a)). For the avoidance of doubt, Parent or the Company, as applicable, may seek specific performance to cause the other Party to consummate the Transactions in accordance with Section 9.12 and the payment of the Termination Fee or Regulatory Termination Fee, as applicable, pursuant to this Section 8.2(c), but in no event shall Parent or the Company, as applicable, be entitled to both (i) specific performance to cause the Company to consummate the Transactions in accordance with Section 9.12 and (ii) the payment of the Termination Fee or Regulatory Termination Fee, as applicable, pursuant to this Section 8.2(c).

ARTICLE IX

MISCELLANEOUS

Section 9.1. Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of each of the Parties.

(b) At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable, (ii) waive any inaccuracies in the representations and warranties made by the other Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for their respective benefit contained herein. Any agreement on the part of Parent, Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. No failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 9.2. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.3. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such costs and expenses; provided, however, that Parent shall pay all filing fees under the HSR Act and any other applicable Regulatory Laws relating to the Transactions.

Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m., Pacific Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Merger Sub, to:

Salesforce, Inc.

415 Mission Street, 3rd Fl

San Francisco, California 94105

Email:    [***]

Attention:   Chief Legal Officer

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Email:  ajnussbaum@wlrk.com

 mlu@wlrk.com

Attention:  Andrew J. Nussbaum

   Meng Lu

if to the Company, to:

Informatica Inc.

2100 Seaport Boulevard

Redwood City, California 94063

Email: [***]

Attention: Rashmi Garde

with copies to:

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, D.C. 20004-1304

Email:  brian.mangino@lw.com

  amber.banks@lw.com

  max.schleusener@lw.com

Attention:  Brian Mangino

  Amber Banks

  Max Schleusener

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Email: dcogen@fenwick.com

 dmichaels@fenwick.com

Attention: Douglas N. Cogen

David K. Michaels

Section 9.5. Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange

Act. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The phrase “made available,” when used in reference to anything made available to Parent or its Representatives shall be deemed to mean uploaded to and/or made available to Parent and its Representatives no less than one (1) day prior to the date hereof in the online data room hosted on behalf of the Company under the name “Project Yountville” (which, for the avoidance of doubt, includes the materials provided in any folder of such data room, including the “clean room” and other folders to which a limited subset of Parent employees and Parent’s Representatives have access). The table of contents and headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires. A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. If any period expires on a day that is not a Business Day or event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day. Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken no later than 5:00 P.M. U.S. Pacific Time on the last day of such time period, which shall be calculated starting with the day immediately following the date of the event. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.6. Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 9.7. Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) The Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.

(c) Nothing in this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) or in the Confidentiality Agreement, express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder or thereunder, except (i) as provided in Section 6.4, (ii) if the Effective Time occurs, the right of the Company Stockholders under Section 2.1(a) and holders of Company Equity Awards under Section 2.3 to receive the Per Share Merger Consideration (if applicable) pursuant to the terms thereof and (iii) that the right of the Company, on behalf of the Company Stockholders and holders of Company Equity Awards (each of which are third party beneficiaries of this Agreement to the extent required for this provision to be enforceable), to pursue specific performance as set forth in Section 9.12 or, if specific performance is not sought or granted as a remedy, damages in accordance with this Agreement (which may include the benefit of the bargain lost by the Company Stockholders and holders of Company Equity Awards) in the event of a breach hereof by Parent or Merger Sub of this Agreement, it being agreed that in no event shall any such holder be entitled to enforce any of their rights, or any of Parent’s or Merger Sub’s obligations, under this Agreement in the event of any such breach, but rather the Company shall have the sole and exclusive right to do so as agent for such holders.

Section 9.8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.

Section 9.9. Governing Law; Jurisdiction.

(a) This Agreement and any disputes relating to or arising out of this Agreement and the transactions contemplated hereby (whether based in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the rights and obligations hereunder or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.9(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.10. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11. Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.12. Enforcement; Remedies.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 9.9, this being in addition to any other remedy to which such Party is entitled under the terms of this Agreement at law or in equity.

(c) The Parties’ rights in this Section 9.12 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.12 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.12, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SALESFORCE, INC.

By:	/s/ John Somorjai
Name: John Somorjai
Title: Chief Corporate Development and Investments Officer

PHOENIX I MERGER SUB, INC.

By:	/s/ John Somorjai
Name: John Somorjai
Title: Vice President

INFORMATICA INC.

By:	/s/ Amit Walia
Name: Amit Walia
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A

Certain Definitions

For the purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement entered into after the date hereof that contains terms that (i) are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain a “standstill” or similar provision) and (ii) do not in any way restrict the Company or its Representatives from complying with its disclosure obligations under this Agreement.

“Acquisition Proposal” means any offer, proposal or indication of interest from a Person (other than a proposal or offer by Parent or any Parent Subsidiary) at any time relating to any transaction or series of related transactions (other than the Transactions) involving: (a) any acquisition or purchase by any person, directly or indirectly, of more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares), or any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person beneficially owning more than fifteen percent (15%) of any class of outstanding voting or equity securities of the Company (whether by voting power or number of shares); (b) any merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company and a person pursuant to which the Company Stockholders immediately preceding such transaction hold less than eighty five percent (85%) of the equity interests in the surviving, resulting or ultimate parent entity of such transaction (whether by voting power or number of shares); or (c) any sale, lease, exchange, transfer or other disposition to a person of more than fifteen percent (15%) of the consolidated assets of the Company and the Company Subsidiaries (measured by the fair market value thereof).

“AI System” means any system or Software that consists of, incorporates, or uses artificial intelligence (including as implemented through any neural network, large language model, machine learning, natural language processing or supervised, semi-supervised, unsupervised or reinforcement learning algorithms or other technologies now existing or that may exist in the future).

“Anti-Corruption Law” means any Law related to combating bribery and corruption, including legislation implementing the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions or the U.N. Convention Against Corruption including, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the U.K. Bribery Act 2010.

“Business Days” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the Laws of the State of California or the State of New York or is a day on which banking institutions located in such states are authorized or required by applicable Law or other governmental action to close.

“Class B-2 Stockholder” means 13381986 Canada Inc.

“Class B-2 Stockholder Written Consent” means the written consent substantially in the form attached hereto as Annex B.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the Amended and Restated Bylaws of the Company as in effect on the date hereof.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof.

“Company Credit Agreement” means that certain Revolving Credit and Guaranty Agreement, dated as of October 29, 2021, among the Company, the lenders and other parties from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1, dated as of June 13, 2023, as further amended by Amendment No. 2, dated as of June 11, 2024, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not in contravention hereof.

“Company Equity Awards” means the Company Options, the Company RSUs and the Company PSUs.

“Company Equity Plans” means (i) the Company’s 2021 Equity Incentive Plan and (ii) the Company’s Third Amended and Restated Incentive Plan (as amended and restated, effective September 30, 2021).

“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

“Company Governing Documents” means the Company Bylaws and the Company Charter.

“Company Government Bid” means any submitted response to sell products or services made by the Company or any Company Subsidiary to any request for proposal (RFP) from a Governmental Entity or any prime contractor of a Governmental Entity in its capacity as a prime contractor that is pending as of the date of this Agreement.

“Company Government Contract” means any Contract (including a prime contract, teaming agreement, grant, cooperative agreement, basic ordering agreement, blanket purchase agreement, other transaction agreement, purchase order, task order, delivery order, or other contractual agreement of any kind, including all amendments, modifications, and options thereunder) between the Company or any Company Subsidiary on the one hand and (i) any Governmental Entity; (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor, or any higher-tier subcontractor to a prime contractor of a Governmental Entity in its capacity as a higher-tier subcontractor; or (iii) any subcontractor with respect to any Contract described in clauses (i) or (ii), on the other hand. Unless otherwise indicated, a task, purchase, change or delivery order under a Company Government Contract will not constitute a separate Company Government Contract for purposes of this definition, but will be considered part of the Company Government Contract under which it was issued.

“Company Intellectual Property” means all Intellectual Property owned by (or claimed to be owned by), or filed in the name of, the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, financial condition, or operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred: (a) any changes in United States, regional, global or international economic conditions, including any changes affecting financial, credit, foreign exchange or capital market conditions; (b) any changes in conditions in the data management technology industry; (c) any changes in political, geopolitical, regulatory or legislative conditions in the United States or any other country or region of the world; (d) any changes after the date hereof in GAAP or the authoritative interpretation thereof; (e) any changes after the date hereof in applicable Law or the authoritative interpretation thereof; (f) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from this definition of a “Company Material Adverse Effect” may be taken into account); (g) any acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, natural disasters, epidemics or pandemics or similar force majeure events, including any material worsening of such conditions threatened or existing as of the date hereof; (h) the execution and delivery of this Agreement, the identity of Parent or any Parent Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, including the effect thereof on the relationships with current or prospective customers, suppliers, distributors, partners, financing sources, employees or sales representatives, or the public announcement of this Agreement or the Transactions, including the initiation or settlement of any litigation arising out of or relating to this Agreement or the Transactions commenced by or involving (i) any Governmental Entity in connection with this Agreement or the Transactions or (ii) any current or former stockholder of the Company (on their own or on behalf of the Company), to the extent relating to this Agreement or the Transactions, the identity of Parent or any Parent Subsidiary, the pendency or consummation of this Agreement, the Merger and the other Transactions, or the public announcement of this Agreement and the Transactions, as applicable (provided that this clause (h) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address, as applicable, the consequences resulting from the execution and delivery of this Agreement, the pendency or consummation of this Agreement, the Merger and the other Transactions or to address the consequences of litigation); and (iii) any action or failure to take any action which action or failure to act is requested in writing by Parent or otherwise expressly required by this Agreement (other than pursuant to Section 5.1(a)); provided that with respect to the exceptions set forth in clauses (a), (b), (c), (d), (e) and (g), if such Effect has had a disproportionate adverse effect on the Company or any Company Subsidiary relative to other companies operating in the data management technology industry, then only the incremental disproportionate adverse effect of such Effect shall be taken into account for the purpose of determining whether a Company Material Adverse Effect exists or has occurred.

“Company Option” means each option to purchase Class A Common Stock granted under any Company Equity Plan that is outstanding and unexercised immediately prior to the Effective Time.

“Company Products” means any and all products and services, including Software as a service (SaaS) and any professional or consulting services, that are or have been in the three (3) years prior to the date of this Agreement marketed, offered, sold, licensed, made available or distributed by the Company or any Company Subsidiary.

“Company PSU” means each restricted stock unit award relating to shares of Class A Common Stock granted under any Company Equity Plan that is outstanding immediately prior to the Effective Time and subject to performance-based and service-based vesting requirements.

“Company RSU” means each restricted stock unit award relating to shares of Class A Common Stock granted under any Company Equity Plan that is outstanding immediately prior to the Effective Time and subject solely to service-based vesting requirements.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Systems” means the computer systems and other information technology, including any Software, servers, networks, workstations, hubs, circuits, switches, cloud storage and computing platforms and mobile devices, in each case, that are used or held for use, by the Company or any of its Subsidiaries for use in the conduct of its business.

“Confidentiality Agreement” means the Confidentiality Agreement, dated October 10, 2023, between Parent and the Company, as amended by that certain amendment between Parent and the Company, dated January 4, 2024, as may be further amended.

“Contract” means any legally binding written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, permit, concession, franchise, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other commitment or undertaking of any nature.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code; and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, plans directly sponsored by the Company and the Company Subsidiaries.

“Conversion Ratio” means the quotient (rounded to the 4th decimal place) obtained by dividing (i) the Class A/B-1 Per Share Merger Consideration by (ii) the Parent Trading Price.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Law” means any and all applicable Law which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export and Sanctions Controls” means all applicable export and reexport control and economic sanctions Laws and regulations, maintained by (i) the U.S. Department of Commerce (including the Export Administration Regulations), trade and economic sanctions maintained by OFAC and the United Nations, International Traffic in Arms Regulations maintained by the U.S. Department of State, and any applicable anti-boycott compliance regulations, except to the extent inconsistent with U.S. Law, or (ii) any Governmental Entity in the European Union and its Member States and in the United Kingdom.

“GDPR” means Regulation (EU) 2016/679 (General Data Protection Regulation) of the European Parliament and of the Council on the protection of natural persons with regard to the processing of personal data and on the free movement of such data as currently in effect and as may be amended from time to time.

“Governmental Entity” means (a) any supranational, national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (b) any public international governmental organization or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices and self-regulatory organizations).

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Import Restrictions” means all applicable U.S. and foreign import Laws, except to the extent inconsistent with U.S. Law, including Title 19 Chapter 1 of the Code of Federal Regulations.

“Indebtedness” means, with respect to any Person, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all Indebtedness of others secured by any Lien on owned or acquired property of such Person, whether or not the Indebtedness secured thereby has been assumed; (d) all guarantees (or any other arrangement having the economic effect of a guarantee) by such Person of Indebtedness of others; (e) all finance and capital lease obligations and all synthetic lease obligations of such Person; (f) all obligations, contingent or otherwise, of such Person as an account party in respect of financial guaranties, bankers’ acceptances, letters of credit, letters of guaranty, surety bonds and other similar instruments, in each case, to the extent drawn; (g) all securitization transactions; (h) all obligations representing the deferred and unpaid purchase price of property (other than trade payables, accounts payable and other current liabilities that are not overdue incurred in the ordinary course of business consistent with past practice); and (i) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination).

“Information Privacy and Security Laws” means (i) any Law, rule, regulation or directive and all binding guidance issued by any Governmental Entity thereunder applicable to the Company or to any Company Subsidiary and (ii) to the extent the Company has agreed to comply with the same, any binding applicable self-regulatory guidelines, in each case, relating to: (a) the privacy, protection, or security of Protected Information, including as relevant to the collection, storage, retention, processing, transfer, disclosure, sharing, disposal and destruction of Protected Information or (b) requirements for websites and mobile applications, online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing, or email marketing. Without limiting the foregoing, “Information Privacy and Security Laws” includes, to the extent applicable to Company and Company Subsidiary, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Reporting Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009 (together, “HIPAA”), the Gramm-Leach-Bliley Act, state privacy and data security laws, state social security number protection laws, state data breach notification laws, state consumer protection laws, the GDPR (and any European Union member states’ laws and regulations implementing the GDPR), the Canadian Personal Information Protection and Electronic Documents Act, India’s Information Technology Act, Japan’s Act on the Protection of Personal Information, Hong Kong’s Personal Data (Privacy) Ordinance, and Australia’s Privacy Amendment (Private Sector) Act 2000, as amended by the Privacy Amendment (Enhancing Privacy Protection) Act 2012, the Saudi Arabia Personal Data Protection Law, and other applicable data protection laws of the jurisdictions in which the Company or the Company Subsidiaries operate or which are applicable to their respective businesses.

“Intellectual Property” means all technology and intellectual property or other proprietary rights, whether statutory, common law or otherwise, in any jurisdiction throughout the world, including all: (a) inventions, discoveries, improvements, patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names, Internet domain names and corporate names (whether or not registered), social media handles and other identifiers and indicia of origin, and all applications and registrations in connection therewith; (c) all works of authorship and copyrights (whether or not published), and all applications and registrations in connection therewith, including audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, mask works, and sound recordings; (d) Software and intellectual property rights in Software; (e) mask works and industrial designs, and all applications and registrations in connection therewith; (f) trade secrets and other intellectual property rights in confidential and proprietary information (including inventions, ideas, research and development information, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, schematics, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations, including any and all data and collections of data); (g) renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, reexaminations, divisions or reissues of any of the foregoing; and (h) rights of attribution and integrity and other moral rights of an author.

“In-the-Money Company Option” means each Company Option with a per share exercise price that is less than the amount of the Class A/B-1 Per Share Merger Consideration.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” will be deemed to be, as the case may be, the actual knowledge of (a) the individuals set forth on Section 1.1(a) of the Parent Disclosure Letter with respect to Parent or Merger Sub or (b) the individuals set forth on Section 1.1(a) of the Company Disclosure Letter with respect to the Company, in each case after reasonable inquiry of those employees of such Party and its Subsidiaries who would reasonably be expected to have actual knowledge of the matter in question.

“Law” means any law (including common law), statute, requirement, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity.

“Lien” means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, conditional or installment sale agreement, encumbrance, covenant, charge, claim, option, right of first refusal, easement, right of way, encroachment, occupancy right, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of Law.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA or any plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control within the meaning of Section 4063 of ERISA.

“National Security Laws” means the National Industrial Security Program Operating Manual (“NISPOM”), 32 C.F.R. Part 117, and any supplements, amendments, or revised editions thereof and all other Laws pertaining to performance of classified Company Government Contracts.

“Net Share” means, with respect to a Company Option, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Class A/B-1 Per Share Merger Consideration over the per share exercise price of such Company Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, by (b) the Class A/B-1 Per Share Merger Consideration.

“NYSE” means the New York Stock Exchange.

“Open Source License” means any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses or the Free Software Foundation and listed at https://www.gnu.org/licenses/license-list.en.html, and any similar license for “free,” “publicly available” or “open source” software, including the Affero General Public License, Server Side Public License (SSPL), GNU General Public License, the Lesser

GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License or any other license that otherwise requires, as a condition of use, modification, distribution, or making available of the Software or other technology licensed thereunder, that other Software or other technology incorporated into, derived from, distributed, or made available with, such Software or other technology (a) be, in the case of Software, disclosed or distributed in Source Code form, (b) be licensed for purposes of preparing derivative works, (c) be licensed under terms that allow Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled, or (d) be redistributed at no or de minimis charge.

“Ordinary Course License” means standard non-exclusive licenses contained in: (a) customer subscription, terms of use or terms of service, license or other service or similar agreements, in each case, with respect to Company Products; (b) confidentiality and invention assignment agreements entered into in the ordinary course of business consistent with past practice; (c) end-user license agreements granted to the Company or Company Subsidiaries for their use of Software or information technology services on standard terms that are generally commercially available; or (d) agreements based on a form used by the Company or Company Subsidiary that has been made available to Parent (other than stand-alone licenses, covenants not to assert, releases, agreements not to enforce or prosecute, or other immunities or similar rights with respect to patents or trademarks), including each form of (i) distributor, reseller, or sales representatives agreement, (ii) agreement with employees and independent contractors, and (iii) vendor, professional services, outsourced development, consulting, support or maintenance agreement, in each case of the foregoing clauses (a) through (d), that are granted in the ordinary course of business consistent with past practice.

“Parent Common Stock” means shares of common stock, par value $0.001 per share, of Parent.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date or otherwise materially impairs or materially delays the ability of Parent or Merger Sub to consummate the Transactions, including the Merger, prior to the Outside Date.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Parent Trading Price” means the volume weighted average closing sale price of one (1) share of Parent Common Stock as reported on NYSE for the twenty (20) consecutive trading days ending on the trading day immediately preceding the Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Permitted Liens” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP prior to the date of this Agreement; (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising by operation of Law in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith by appropriate proceedings; (iii) is specifically disclosed on the most recent consolidated balance sheet of the Company or the notes thereto included in the Company SEC Documents as of the date hereof as securing indebtedness or liabilities reflected in the most recent consolidated balance sheet of the Company or the notes thereto included in the Company SEC Documents as of the date hereof; (iv) which is a statutory, contractual or common law Lien to secure landlords, lessors or renters under leases or rental agreements; (v) which encumbers or is imposed on the underlying fee interest in real property subject to a real property lease; (vi) that arises as a result of a non-exclusive license or other non-exclusive grant of rights under Intellectual Property in the ordinary course of business consistent with past practice; (vii) that arises from pledges or deposits to secure obligations pursuant to workers’ compensation Laws, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, in each case in the ordinary course of business consistent with past practice; (viii) for a matter (1) of record, defect, imperfection, irregularity in title, charge, encumbrance, easement, covenant, condition, restriction, easement, right of way, zoning, building, entitlement or other similar restriction or other Lien, (2) that would be shown by a current, accurate survey or a physical inspection of real property, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any Company Subsidiary; (ix) is a pledge or deposit to secure performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature that, in each case, is not material and is incurred in the ordinary course of business; (x) arising under the Company Credit Agreement and the other loan documents related thereto to the extent released on or prior to the Closing Date and (xi) that has arisen in the ordinary course of business consistent with past practice and does not secure Indebtedness or adversely affect the value, ownership, use or operation of the property subject thereto.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Personal Data” means any and all information that can reasonably be linked to an individual natural person or household, including information that identifies or could be used to identify, alone or in combination with other information, an individual natural person or household, including name, physical address, telephone number, email address, financial account number, passwords or PINs, device identifier or unique identification number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations and marital or other status (to the extent any of these data elements can reasonably be associated with an individual natural person or household or is linked to any such data element that can reasonably be associated with an individual natural person or household). Personal Data also includes any information not listed above if such information is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law and is regulated by such Law.

“Principal Stockholders” means EvomLux S.à r.l., Ithaca L.P and Canada Pension Plan Investment Board.

“Principal Stockholders Agreement” means that certain Amended & Restated Stockholders Agreement by and among by and among the Company, EvomLux S.à r.l., a société à responsabilité limitée organized and existing under the laws of Grand-Duchy of Luxembourg, Canada Pension Plan Investment Board, organized and existing under the laws of Canada, and Ithaca L.P., a Guernsey limited partnership.

“Privacy Statements” means, collectively, all of the Company’s and the Company Subsidiaries’ (a) internal privacy policies and notices, and (b) publicly posted privacy policies and notices (including if posted on the Company’s or the Company Subsidiaries’ products and services), in each case regarding the collection, use, disclosure, transfer, storage, maintenance, retention, deletion, disposal, modification or processing of Protected Information.

“Proceedings” means all legal, civil, criminal, administrative, regulatory, arbitral, mediatory, enforcement, civil penalty, alternative dispute resolution, examination, debarment, seizure or other actions, suits, charges, complaints, subpoenas, prosecutions, assessments, claims, hearings, arbitrations, litigations, mediations, audits, inquiries, investigations, examinations or other similar proceedings, in each case, by or before any Governmental Entity.

“Protected Information” means (a) Personal Data, (b) any information that is governed, regulated or protected by one or more Information Privacy and Security Laws, and (c) any information that is covered by the PCI DSS.

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate (a) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States (collectively, “Antitrust Laws”) or (b) investments by entities that are deemed a foreign entity for purposes of any applicable law or regulation.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers and other agents, advisors and representatives of such Person and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software, firmware, and middleware, including all software implementations of algorithms, application programming interfaces (APIs), software development kits (SDKs), connectors, models and methodologies, whether in Source Code, object code or other form; (b) data, databases and other compilations or collections of data or information, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and (d) all user documentation, including user manuals and training materials, relating to any of the foregoing.

“Source Code” means Software code, in form other than object code or machine readable form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company, partnership or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner or managing member of such partnership.

“Superior Proposal” means a bona fide, written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) and eighty-five percent (85%) being deemed to be replaced with references to eighty percent (80%) and twenty percent (20%), respectively) that was made by a third party, which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisors to be more favorable to the Company Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal or offer (including the transaction consideration, conditionality, timing, certainty of financing and/or regulatory approvals and likelihood of consummation) and this Agreement (and, if applicable, any changes to the terms of this Agreement proposed by Parent pursuant to Section 5.2)).

“Takeover Statute” means any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes of any kind imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, occupation, environmental, customs duty, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax and any additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, claim for refund, estimated Tax filing, information return or similar filing filed or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendments or supplements thereof.

“Training Data” means any data or databases processed or otherwise used to train, fine-tune, validate, test or improve an AI System.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Written Consents” means, together, the Class B-2 Stockholder Written Consent and the Principal Stockholders Written Consent.

Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

401(k) Termination Date	Section 6.7(c)
Adjusted Option	Section 2.3(b)
Adjusted RSU	Section 2.3(e)
Agreement	Preamble
Base Amount	Section 6.4(c)
BIS	Section 3.9(f)
Book-Entry Share	Section 2.1(a)(i)
Burdensome Condition	Section 6.2(a)
Cancelled Shares	Section 2.1(a)(ii)
Certificate	Section 2.1(a)(i)
Certificate of Merger	Section 1.4
Change of Recommendation	Section 5.2(a)
Class A Common Stock	Section 2.1(a)(i)
Class A/B-1 Per Share Merger Consideration	Section 2.1(a)(i)
Class B-1 Common Stock	Section 2.1(a)(i)
Class B-2 Common Stock	Section 2.1(a)(i)
Class B-2 Per Share Merger Consideration	Section 2.1(a)(i)
Cleared Employee(s)	Section 3.17(h)
Closing	Section 1.3
Closing Date	Section 1.3
Company	Preamble
Company Acquisition Agreement	Section 5.2(a)
Company Benefit Plan	Section 3.10(a)
Company Board of Directors	Recitals
Company Board Recommendation	Recitals
Company Capitalization Date	Section 3.2(a)
Company Common Stock	Section 2.1(a)(i)
Company Disclosure Letter	Article III
Company Lease	Section 3.16(b)
Company Permits	Section 3.9(b)

Company Preferred Stock	Section 3.2(a)
Company Registered Intellectual Property	Section 3.14(a)
Company SEC Documents	Section 3.5(a)
Company Stockholder Approval	Section 3.3(b)
Company Stockholders	Recitals
Continuing Employees	Section 6.7(a)
Converted Shares	Section 2.1(a)(ii)
Credit Facility Termination	Section 6.12
Current Company Government Contract	Section 3.17(e)
Current ESPP Offering Periods	Section 2.3(h)
DGCL	Recitals
Dissenting Shares	Section 2.1(b)
DOJ	Section 6.2(b)
Effective Time	Section 1.4
Enforceability Limitations	Section 3.3(e)
FCPA	Definition of Anti-Corruption Law
Fraud	Section 8.2(a)
FTC	Section 6.2(b)
GAAP	Section 3.5(b)
HIPAA	Definition of Information Privacy and Security Laws
Indemnified Parties	Section 6.4(a)
Information Statement	Section 5.3(b)
IP Contracts	Section 3.14(h)
Lead Investor Consent	Section 3.3(a)
Leased Real Property	Section 3.16(b)
Material Contract	Section 3.17(a)
Material Customer	Section 3.19(a)
Material Customer Agreement	Section 3.19(a)
Material Government Bid	Section 3.17(c)
Material Reseller	Section 3.19(c)
Material Reseller Agreement	Section 3.19(c)
Material Supplier	Section 3.19(b)
Material Supplier Agreement	Section 3.19(b)
Merger	Recitals
Merger Sub	Preamble
Minority Investment Entities	Section 3.2(f)
New Plans	Section 6.7(b)
NISPOM	Definition of National Security Laws
OFAC	Section 3.9(e)
Old Plans	Section 6.7(b)
Outside Date	Section 8.1(d)
Owned Real Property	Section 3.16(a)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parties	Preamble
Party	Preamble
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(a)
Payoff Letter	Section 6.12
Payoff Time	Section 6.12
Per Share Merger Consideration	Section 2.1(a)(i)
person	Section 5.2(a)

Principal Stockholders Written Consent	Section 3.3(b)
Regulatory Termination Fee	Section 8.2(b)(i)
Restricted Parties	Section 3.9(g)
Sarbanes-Oxley Act	Section 3.5(a)
Surviving Corporation	Section 1.1
Surviving Corporation Stock	Section 2.1(a)(ii)
Termination Fee	Section 8.1(b)(ii)
Transactions	Recitals
WARN Act	Section 3.11(b)
willful breach	Section 8.2(a)
Window Shop End Date	Section 5.2(a)

Annex B

INFORMATICA INC.

Written Consent of Stockholders in Lieu of a Meeting

Pursuant to Section 228 of the General Corporation Law of the State of Delaware

May 26, 2025

The undersigned stockholders listed on Schedule A (each, a “Voting Stockholder” and together, the “Voting Stockholders”) of Informatica Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and as authorized by Article II, Section 2.10 of the Amended and Restated Bylaws of the Company, dated June 4, 2021 (as may be amended, modified or restated from time to time, the “Bylaws”), hereby irrevocably consent in writing to the following actions and the adoptions of the following resolutions in lieu of a meeting of stockholders:

WHEREAS, the Company has entered into an Agreement and Plan of Merger (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of May 26, 2025, by and among Salesforce, Inc., a Delaware corporation (“Parent”), Phoenix I Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, a copy of which has been provided to the undersigned Company Stockholders and is attached hereto as Exhibit A (capitalized terms used but not otherwise defined in this written consent have the meanings set forth in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company Board of Directors has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to, and are in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable to enter into the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement, and (iv) resolved to recommend that the Company Stockholders approve and adopt the Merger Agreement and the Transactions, including the Merger;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Class B-1 Common Stock, par value $0.01 per share, of the Company (the “Class B-1 Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive $25.00 per share in cash, without interest;

WHEREAS, pursuant to Section 251 of the DGCL, the Merger Agreement must be adopted by the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock entitled to vote thereon, voting together as a single class;

WHEREAS, as of May 23, 2025, the Voting Stockholders collectively hold 146,618,649 shares of Class A Common Stock and 44,049,523 shares of Class B-1 Common Stock, representing approximately 63.19% of the outstanding shares and voting power of Class A Common Stock and Class B-1 Common Stock;

WHEREAS, each Voting Stockholder desires to approve, in all respects, the adoption of the Merger Agreement and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement and provide their consent with respect to all of the shares of capital stock of the Company held by such Voting Stockholder and entitled to consent thereon in favor of the adoption of the Merger Agreement and approval of the Merger and the other Transactions;

WHEREAS, the undersigned hereby acknowledge that, notwithstanding the delivery of this written consent, the Company Board of Directors may effect a Change of Recommendation and terminate the Merger Agreement in the manner provided in the Merger Agreement; and

WHEREAS, the undersigned hereby acknowledge that the Merger Agreement provides that, notwithstanding anything contained therein to the contrary, the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time (as defined therein), whether before or after delivery of this written consent, in the manner provided therein.

NOW, THEREFORE, BE IT:

RESOLVED, that each Voting Stockholder, in such person’s capacity as a Company Stockholder, hereby approves, in all respects, the Merger Agreement and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement, provides consent with respect to all of the shares of capital stock of the Company held by such Voting Stockholder and entitled to vote thereon in favor of the adoption of the Merger Agreement and approval of the Merger and the other Transactions;

FURTHER RESOLVED, that each of the undersigned Voting Stockholders hereby acknowledges that he, she or it has received and reviewed in full the Merger Agreement;

FURTHER RESOLVED, that each Voting Stockholder hereby acknowledges that this written consent given by such Voting Stockholder is irrevocable and represents the irrevocable consent contemplated by the Merger Agreement with respect to the undersigned;

FURTHER RESOLVED, that each Voting Stockholder, with respect only to himself, herself or itself, and any shares of Class A Common Stock or Class B-1 Common Stock held by him, her or it in such capacity, hereby unconditionally waives (and to the extent not able to be waived, does hereby agree not to exercise or assert) any and all (i) rights under Section 262 of the DGCL attached hereto as Exhibit B and under other applicable law or regulation granting such Voting Stockholder the right to have such Voting Stockholder’s shares of Class A Common Stock or Class B-1 Common Stock appraised in connection with the Merger or (ii) rights to otherwise dissent from the Merger and the other Transactions;

FURTHER RESOLVED, that, by approving the Merger and adopting the Merger Agreement, each Voting Stockholder is not entitled to appraisal rights with respect to its shares of Class A Common Stock or Class B-1 Common Stock in connection with the Merger under Section 262 of the DGCL or under other applicable law or regulation granting such Voting Stockholder the right to have such Voting Stockholder’s shares of capital stock appraised in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under Section 262 of the DGCL or under other applicable law or regulation granting such Voting Stockholder the right to have such Voting Stockholder’s shares of capital stock appraised in connection with the Merger;

FURTHER RESOLVED, that the actions taken by this written consent are irrevocable and shall have the same force and effect as if taken at a meeting of the holders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon duly called and constituted pursuant to the Bylaws and the DGCL; and

FURTHER RESOLVED, this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

This written consent shall be effective as of the later of (x) immediately after the execution and delivery of the Merger Agreement by the parties thereto and (y) the execution and delivery of this written consent, shall be filed with the minutes of the meetings of the stockholders of the Company and shall be treated for all purposes as action taken at a meeting.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this written consent as of the date first set forth above.

EvomLux S.à r.l.

By:	/s/ Cédric Pedoni
Name: Cédric Pedoni
Title: Manager

Ithaca L.P.

By:	/s/ Geerish Bissessur
Name: Geerish Bissessur
Title: Director

Canada Pension Plan Investment Board

By:	/s/ Sam Blaichman
Name: Sam Blaichman
Title: Authorized Signatory

By:	/s/ David Lubek
Name: David Lubek
Title: Authorized Signatory

[Signature Page to Written Consent of Stockholders in Lieu of a Meeting]

SCHEDULE A

Stockholder	Shares of Class A Common Stock	Shares of Class B-1 Common Stock
EvomLux S.à r.l.	59,980,164	0
Ithaca L.P.	22,258,647	0
Canada Pension Plan Investment Board	64,379,838	44,049,523

EXHIBIT A

Merger Agreement

(See attached)

EXHIBIT B

Section 262 of the DGCL

(See attached)

INFORMATICA INC.

Written Consent of Stockholders in Lieu of a Meeting

Pursuant to Section 228 of the General Corporation Law of the State of Delaware

May 26, 2025

The undersigned stockholder listed on Schedule A hereto (the “Class B-2 Stockholder”) of Informatica Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and as authorized by Article II, Section 2.10 of the Amended and Restated Bylaws of the Company, dated June 4, 2021 (as may be amended, modified or restated from time to time, the “Bylaws”), hereby irrevocably consent in writing to the following actions and the adoptions of the following resolutions in lieu of a meeting of stockholders:

WHEREAS, the Company has entered into an Agreement and Plan of Merger (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of May 26, 2025, by and among Salesforce, Inc., a Delaware corporation (“Parent”), Phoenix I Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, a copy of which has been provided to the undersigned Company Stockholders and the Class B-2 Stockholder and is attached hereto as Exhibit A (capitalized terms used but not otherwise defined in this written consent have the meanings set forth in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Company Board of Directors has unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to, and are in the best interests of, the Company and the Company Stockholders, (ii) determined that it is in the best interests of the Company and the Company Stockholders and declared it advisable to enter into the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions contained in the Merger Agreement, and (iv) resolved to recommend that the Company Stockholders approve and adopt the Merger Agreement and the Transactions, including the Merger;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each share of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Class B-1 Common Stock, par value $0.01 per share, of the Company (the “Class B-1 Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, Cancelled Shares or Converted Shares) will be converted into the right to receive $25.00 per share in cash, without interest;

WHEREAS, pursuant to Section 251 of the DGCL, the Merger Agreement must be adopted by the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock entitled to vote thereon, voting together as a single class;

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, each share of Class B-2 Common Stock, par value $0.00001 per share, of the Company (the “Class B-2 Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $0.0000100115 (the “Class B-2 Treatment”);

WHEREAS, the Class B-2 Stockholder, the sole holder of the shares of Class B-2 Common Stock, desires to approve, in all respects, the Class B-2 Treatment, and in connection therewith, waive all rights to appraisal as described herein;

WHEREAS, for the avoidance of doubt, pursuant to Article IV, Section 2 of the Amended and Restated Certificate of Incorporation of the Company, dated October 29, 2021 (the “Certificate of Incorporation”), no vote or approval of the Class B-2 Stockholder is required for the adoption of the Merger Agreement and the consummation of the Merger and the other Transactions;

WHEREAS, the undersigned hereby acknowledge that, notwithstanding the delivery of this written consent, the Company Board of Directors may effect a Change of Recommendation and terminate the Merger Agreement in the manner provided in the Merger Agreement; and

WHEREAS, the undersigned hereby acknowledge that the Merger Agreement provides that, notwithstanding anything contained therein to the contrary, the Merger Agreement may be terminated and abandoned at any time prior to the Effective Time (as defined therein), whether before or after delivery of this written consent, in the manner provided therein.

NOW, THEREFORE, BE IT:

RESOLVED, that the Class B-2 Stockholder, in such person’s capacity as a Company Stockholder, hereby approves, in all respects, the Class B-2 Treatment;

FURTHER RESOLVED, that the Class B-2 Stockholder hereby acknowledges that he, she or it has received the Merger Agreement;

FURTHER RESOLVED, that the Class B-2 Stockholder, with respect only to himself, herself or itself, and any shares of Class B-2 Common Stock held by him, her or it in such capacity, hereby unconditionally waives (and to the extent not able to be waived, does hereby agree not to exercise or assert) any and all (i) rights under Section 262 of the DGCL attached hereto as Exhibit B and under other applicable law or regulation granting such Class B-2 Stockholder the right to have such Class B-2 Stockholder’s shares of Class B-2 Common Stock appraised in connection with the Merger or (ii) rights to otherwise dissent from the Merger and the other Transactions (it being understood, for the avoidance of doubt, that if the Effective Time occurs on or after January 1, 2026, the foregoing waiver shall not apply to the right of the Class B-2 Stockholder to receive 15,000 Canadian dollars (CAD $15,000) of dividends to which such Class B-2 Stockholder may be entitled in each fiscal year occurring on or after January 1, 2026 on the terms and subject to the conditions set forth in the Certificate of Incorporation);

FURTHER RESOLVED, that, by approving the Class B-2 Treatment, the Class B-2 Stockholder acknowledges and agrees that the Class B-2 Stockholder shall not be entitled to appraisal rights with respect to its shares of Class B-2 Common Stock in connection with the Class B-2 Treatment or the Merger under Section 262 of the DGCL and thereby waives any rights to receive payment of the fair value of its capital stock under Section 262 of the DGCL (it being understood, for the avoidance of doubt, that if the Effective Time occurs on or after January 1, 2026, the foregoing waiver shall not apply to the right of the Class B-2 Stockholder to receive 15,000 Canadian dollars (CAD $15,000) of dividends to which such Class B-2 Stockholder may be entitled in each fiscal year occurring on or after January 1, 2026 on the terms and subject to the conditions set forth in the Certificate of Incorporation);

FURTHER RESOLVED, that the actions taken by this written consent are irrevocable and shall have the same force and effect as if taken at a meeting of the holders of the issued and outstanding shares of capital stock of the Company entitled to vote thereon duly called and constituted pursuant to the Bylaws and the DGCL; and

FURTHER RESOLVED, this written consent may be executed in two or more counterparts, each of which when so executed shall be an original, and all such counterparts shall together constitute one and the same instrument, and signatures to this written consent transmitted by facsimile or PDF copy shall be deemed original signatures for all purposes, and such execution and transmission shall be considered valid, binding and effective for all purposes.

This written consent shall be effective as of the later of (x) immediately after the execution and delivery of the Merger Agreement by the parties thereto and (y) the execution and delivery of this written consent, shall be filed with the minutes of the meetings of the stockholders of the Company and shall be treated for all purposes as action taken at a meeting.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this written consent as of the date first set forth above.

13381986 Canada Inc.

By:	/s/ Stephen Donovan
Name: Stephen Donovan
Title: President

[Signature Page to Written Consent of Stockholder in Lieu of a Meeting]

SCHEDULE A

Stockholder	Shares of Class B-2 Common Stock
13381986 Canada Inc.	44,049,523

EXHIBIT A

Merger Agreement

(See attached)

EXHIBIT B

Section 262 of the DGCL

(See attached)

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections

(a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex D

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

May 26, 2025

Board of Directors

Informatica Inc.

2100 Seaport Blvd

Redwood City, CA 94063

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Salesforce, Inc. (“Salesforce”) and its affiliates) of the outstanding shares of Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and the outstanding shares of Class B-1 common stock, par value $0.01 per share (the “Class B-1 Common Stock”, and together with the Class A Common Stock, the “Shares”), of Informatica Inc. (the “Company”) of the $25.00 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of May 26, 2025 (the “Agreement”), by and among Salesforce, Phoenix I Merger Sub, Inc., a wholly owned subsidiary of Salesforce and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Salesforce, any of their respective affiliates and third parties, including Permira Advisers LLC (“Permira”), Canada Pension Plan Investment Board (“CPPIB”) and investment funds or other entities affiliated with Permira and CPPIB, each, a significant shareholder of the Company, and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as a participant in the Company’s revolving credit facility. We have also provided certain financial advisory and/or underwriting services to Permira and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Alter Domus Sarl, a portfolio company of Permira, with respect to its sale in October 2024; as financial advisor to Permira with respect to the acquisition of Squarespace in October 2024; as financial advisor to Flix SE, an affiliate of Permira, with respect to the its sale of a minority stake in October 2024; as financial advisor to Permira Advisers LLP, an affiliate of Permira, with respect to the acquisition of Adevinta in May 2024; as

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Board of Directors

Informatica Inc.

May 26, 2025

bookrunner with respect to the follow-on offering of Permira Advisers LLP, an affiliate of Permira, in April 2025; as bookrunner with respect to the follow-on offering of Permira Advisers (Spain), an affiliate of Permira, in March 2025; and as bookrunner with respect to the follow-on offering of Golden Goose SpA, a portfolio company of Permira, in May 2025. We have also provided certain financial advisory and/or underwriting services to CPPIB and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Nord Anglia Education, a portfolio company of CPPIB, with respect to its sale in March 2025; as financial advisor to Ziply Fiber, a portfolio company of CPPIB, with respect to the acquisition of Consolidated Communications in December 2024; as financial advisor to Aareal Bank AG, a portfolio company of CPPIB, with respect to the sale of its stake in Aareon AG in October 2024; as financial advisor to Wilton Re Holdings Limited, a portfolio company of CPPIB, with respect to its sale in October 2023; as bookrunner with respect to the follow-on offering of Sportradar AG, a portfolio company of CPPIB, in April 2025; as bookrunner with respect to the follow-on offering of Waystar, Inc., a portfolio company of CPPIB, in February 2025; and as bookrunner with respect to a bank loan for Ascend Learning, a portfolio company of CPPIB, in January 2025. We may have also provided certain financial advisory and/or underwriting services to the Government of Canada, and/or its agencies and instrumentalities, and their respective affiliates from time to time for which Goldman Sachs Investment Banking may receive compensation. We may also in the future provide financial advisory and/or underwriting services to the Company, Salesforce, Permira, CPPIB, the Government of Canada, and/or its agencies and instrumentalities, and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also are currently co-invested with Permira and CPPIB and their respective affiliates and invested in equity interests of affiliates of Permira and may in the future co-invest with, and invest in equity interests of, Permira and CPPIB.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three fiscal years ended December 31, 2024; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated October 1, 2021 related to an initial public offering of the Class A Common Stock; certain interim reports to stockholders; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of Class A Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the analytics and infrastructure software industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse

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Board of Directors

Informatica Inc.

May 26, 2025

effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Salesforce and its affiliates) of Shares, as of the date hereof, of the $25.00 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of Class B-2 common stock or any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $25.00 in cash per Share to be paid to the holders (other than Salesforce and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of the Class A Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Salesforce or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Salesforce or the ability of the Company or Salesforce to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. We are expressing no opinion with respect to the allocation of the aggregate consideration payable pursuant to the Agreement, including among the holders of the various classes of shares of common stock of the Company pursuant to the Agreement. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $25.00 in cash per Share to be paid to the holders (other than Salesforce and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares, taken in the aggregate.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

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